Filed Pursuant to Rule 424(b)(5)
                                                 Registration File No. 333-08328

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                               DATED JUNE 9, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 9, 2003)

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                       GERMAN AMERICAN CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS
                         ------------------------------

     The COMM 2003-LNB1 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2003-LNB1 Mortgage Trust. The trust's assets will primarily be 92 fixed-rate mortgage loans secured by first liens on 99 commercial and multifamily properties. The COMM 2003-LNB1 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG or any of its affiliates or Deutsche Mortgage & Asset Receiving Corporation or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         ------------------------------

     Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------
                                                   INITIAL                                  S&P/MOODY'S
                             INITIAL            PASS-THROUGH         ASSUMED FINAL          ANTICIPATED
                      CERTIFICATE BALANCE(1)         RATE          DISTRIBUTION DATE(2)       RATINGS
-------------------------------------------------------------------------------------------------------
  Class A-1 .........     $162,434,000                  %            October 10, 2012         AAA/Aaa
-------------------------------------------------------------------------------------------------------
  Class A-2 .........     $347,583,000                                 June 10, 2013          AAA/Aaa
-------------------------------------------------------------------------------------------------------
  Class B ...........      $28,553,000                 (3)             June 10, 2013          AA/Aa2
-------------------------------------------------------------------------------------------------------
  Class C ...........      $12,691,000                 (3)             June 10, 2013          AA-/Aa3
-------------------------------------------------------------------------------------------------------
  Class D ...........      $19,036,000                 (3)             July 10, 2013           A/A2
-------------------------------------------------------------------------------------------------------
  Class E ...........      $10,575,000                 (3)           October 10, 2013          A-/A3
-------------------------------------------------------------------------------------------------------

--------------
(FOOTNOTES ON PAGE S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS.

     Deutsche Bank Securities Inc. and ABN AMRO Incorporated are acting as co-lead managers and underwriters of the offering and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-managers of the offering. Deutsche Bank Securities Inc. is sole bookrunner of all the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are required to purchase the offered certificates (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately ___% of the initial aggregate certificate balance of the offered certificates, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the offered certificates to purchasers on or about June __, 2003.

DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED
Sole Book Running Manager and Co-Lead Manager                    Co-Lead Manager

BANC OF AMERICA SECURITIES LLC          JPMORGAN             MERRILL LYNCH & CO.
Co-Manager                             Co-Manager                     Co-Manager

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE __, 2003

COMM 2003-LNB1
Commercial Mortgage Pass-Through Certificates


[GRAPHIC OMITTED]











GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

[GRAPHIC OMITTED]
75 ROCKEFELLER PLAZA, New York, NY

[GRAPHIC OMITTED]
GSA -- CLARKSBURG, Clarksburg, WV

[GRAPHIC OMITTED]
GATEWAY CENTER BJ'S, Brooklyn, NY

[GRAPHIC OMITTED]
SIERRA VISTA MALL, Clovis, CA

[GRAPHIC OMITTED]
THE RESERVE AT SUGARLOAF, Duluth,GA

[GRAPHIC OMITTED]
PLAZA ALMERIA, Huntington Beach, CA

[GRAPHIC OMITTED]
CHANDLER FASHION CENTER, Chandler, AZ

WESTFIELD SHOPPINGTOWN PORTFOLIO

[GRAPHIC OMITTED]
WESTFIELD SHOPPINGTOWN MAINPLACE, Santa Ana, CA

[GRAPHIC OMITTED]
WESTFIELD SHOPPINGTOWN GALLERIA AT ROSEVILLE, Roseville, CA

[GRAPHIC OMITTED]
DESERT CROSSING T.J. MAXX, Palm Desert, CA

[GRAPHIC OMITTED]
REDLAND CENTER, Rockville, MD

[GRAPHIC OMITTED]
EMPIRIAN LUXURY TOWERS, Philadelphia, PA

[GRAPHIC OMITTED]
UNIVERSITY VILLAGE APARTMENTS,
Central, SC

[GRAPHIC OMITTED]
PALLADIUM AT BIRMINGHAM, Birmingham, MI

[GRAPHIC OMITTED]
1669 COLLINS AVENUE, MIAMI BEACH LAND, Miami Beach, FL

[GRAPHIC OMITTED]
COPLEY CORPORATE CENTER, San Diego, CA

The footnotes to the table on the cover page are as follows:

-------------
(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined in this prospectus supplement) for each class of offered certificates is the Distribution Date in June 2038. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

(3) The rate shown is the initial pass-through rate. The pass-through rates on the Class B, Class C, Class D and Class E Certificates will equal one of
     (i) a fixed rate, (ii) a rate equal to the lesser of the related initial Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement), (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                        -------------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "INDEX OF PRINCIPAL TERMS" beginning on page S-180 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "INDEX OF PRINCIPAL TERMS" beginning on page 108 in the prospectus.

                        -------------------------------

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.

                        -------------------------------

     UNTIL THE DATE THAT IS NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the offered certificates and the underlying mortgage loans.

                                THE CERTIFICATES

                            INITIAL
                          CERTIFICATE    APPROXIMATE               DESCRIPTION   ASSUMED    INITIAL           WEIGHTED
             ANTICIPATED   BALANCE OR     PERCENT OF   APPROXIMATE   OF PASS-     FINAL      PASS-            AVERAGE
              RATINGS       NOTIONAL        TOTAL        CREDIT     THROUGH   DISTRIBUTION  THROUGH              LIFE     PRINCIPAL
 CLASS     (S&P/MOODY'S)   BALANCE(1)    CERTIFICATES    SUPPORT      RATE        DATE       RATE   CUSIP NO. (YRS.)(2)   WINDOW(2)
------------------------------------------------------------------------------------------------------------------------------------
  OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
Class A-1(8)   AAA/Aaa    $162,434,000      19.20%       18.125%(3)            10/10/2012    ___%     ______     5.70     7/03-10/12
------------------------------------------------------------------------------------------------------------------------------------
Class A-2(8)   AAA/Aaa    $347,583,000      41.08        18.125%(3)             6/10/2013    ___%     ______     9.71     10/12-6/13
------------------------------------------------------------------------------------------------------------------------------------
   Class B     AA/Aa2      $28,553,000       3.37        14.750%       (4)      6/10/2013    ___%     ______     9.96      6/13-6/13
------------------------------------------------------------------------------------------------------------------------------------
   Class C     AA-/Aa3     $12,691,000       1.50        13.250%       (4)      6/10/2013    ___%     ______     9.96      6/13-6/13
------------------------------------------------------------------------------------------------------------------------------------
   Class D      A/A2       $19,036,000       2.25        11.000%       (4)      7/10/2013    ___%     ______     10.01     6/13-7/13
------------------------------------------------------------------------------------------------------------------------------------
   Class E      A-/A3      $10,575,000       1.25         9.750%       (4)     10/10/2013    ___%     ______     10.10    7/13-10/13
------------------------------------------------------------------------------------------------------------------------------------
  PRIVATE CERTIFICATES(6)
------------------------------------------------------------------------------------------------------------------------------------
  Class X-1    AAA/Aaa    $846,037,513(7)      NA            NA     Variable    2/10/2024    ___%     ______      NA          NA
                                                                    Interest
                                                                     Only(7)
------------------------------------------------------------------------------------------------------------------------------------
  Class X-2    AAA/Aaa    $817,601,000(7)      NA            NA     Variable    6/10/2010    ___%     ______      NA          NA
                                                                    Interest
                                                                     Only(7)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A(8)  AAA/Aaa    $182,676,000      21.59%       18.125%(3)             6/10/2013    ___%     ______     8.70      7/03-6/13
------------------------------------------------------------------------------------------------------------------------------------
   Class F    BBB+/Baa1    $10,576,000       1.25         8.500%       (4)      8/10/2014    ___%     ______     10.93    10/13-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class G    BBB/Baa2      $8,460,000       1.00         7.500%       (4)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class H    BBB-/Baa3    $12,691,000       1.50         6.000%       (4)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class J     BB+/Ba1     $16,921,000       2.00         4.000%       (5)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class K     BB/Ba2       $4,230,000       0.50         3.500%       (5)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class L     BB-/Ba3      $5,287,000       0.62         2.875%       (5)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class M      B+/B1       $4,231,000       0.50         2.375%       (5)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class N      B/B2        $4,230,000       0.50         1.875%       (5)      8/10/2014    ___%     ______     11.13     8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------
   Class O      B-/B3       $3,172,000       0.37         1.500%       (5)      1/10/2016    ___%     ______     11.54     8/14-1/16
------------------------------------------------------------------------------------------------------------------------------------
   Class P      NR/NR      $12,691,513       1.50         0.000%       (5)      2/10/2024    ___%     ______     16.58    1/16-2/24
------------------------------------------------------------------------------------------------------------------------------------

------------------
(1)  Approximate; subject to a variance of plus or minus 5%.

(2) The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates.

(3) Represents the approximate credit support for the Class A-1, Class A--2 and Class A-1A Certificates in the aggregate.

(4) The pass-through rates on the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement), (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

(5) The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will equal a fixed rate subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate.

(6)  Not offered hereby.

(7) The Class X-1 and Class X-2 Certificates will not have a certificate balance. Interest will accrue on such classes of certificates at the applicable pass-through rate, determined as described in this prospectus supplement, on their notional balances.

(8) For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 60 mortgage loans, representing approximately 78.41% of the initial outstanding pool balance. Loan group 2 will consist of 32 mortgage loans, representing approximately 21.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 92.16% of all the mortgage loans secured by multifamily properties and approximately 80.33% of all the mortgage loans secured by manufactured housing properties).

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1 and Class A-2 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1 and Class A-2 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-2 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2 and Class A-1A certificates, PRO RATA.

     The Class R and Class LR Certificates are not represented in this table.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                                THE MORTGAGE POOL

Initial Outstanding Pool Balance (1) ............................  $846,037,514
Number of Mortgage Loans ........................................            92
Number of Mortgaged Properties ..................................            99
Average Mortgage Loan Balance ...................................    $9,196,060
Weighted Average Mortgage Rate ..................................         5.629%
Weighted Average Remaining Term to Maturity (in months) .........           118
Weighted Average Debt Service Coverage Ratio ....................          1.64x
Weighted Average Loan-to-Value Ratio ............................         69.00%

-----------------
(1) Subject to a permitted variance of plus or minus 5%.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY ..............................    S-4
SUMMARY OF THE PROSPECTUS
   SUPPLEMENT ..................................    S-7
RISK FACTORS ...................................   S-24
   Risks Related to the Mortgage Loans .........   S-24
   Conflicts of Interest .......................   S-46
   Risks Related to the Offered
     Certificates ..............................   S-47
DESCRIPTION OF THE MORTGAGE
   POOL ........................................   S-51
   General .....................................   S-51
   Security for the Mortgage Loans .............   S-51
   The Mortgage Loan Sellers ...................   S-55
   Certain Underwriting Matters ................   S-55
   Underwriting Standards ......................   S-57
   GACC's Underwriting Standards ...............   S-57
   LaSalle's Underwriting Standards ............   S-59
   Description of the Ten Largest
     Mortgage Loans ............................   S-60
   Additional Loan Information .................   S-86
   Certain Terms and Conditions of the
     Mortgage Loans ............................  S-106
DESCRIPTION OF THE OFFERED
   CERTIFICATES ................................  S-110
   General .....................................  S-110
   Distributions ...............................  S-111
   Realized Losses .............................  S-121
   Prepayment Interest Shortfalls ..............  S-122
   Subordination ...............................  S-122
   Appraisal Reductions ........................  S-123
   Delivery, Form and Denomination .............  S-125
   Book-Entry Registration .....................  S-126
   Definitive Certificates .....................  S-127
YIELD AND MATURITY
   CONSIDERATIONS ..............................  S-129
   Yield Considerations ........................  S-129
   Weighted Average Life .......................  S-130
   Certain Price/Yield Tables ..................  S-134
THE POOLING AND SERVICING
   AGREEMENT ...................................  S-137
   General .....................................  S-137
   Assignment of the Mortgage Loans ............  S-137
   Representations and Warranties;
     Repurchases; Substitution .................  S-137
   Servicing of the Mortgage Loans;
     Collection of Payments ....................  S-140
   Advances ....................................  S-141
   Accounts ....................................  S-143
   Withdrawals from the Collection
     Account ...................................  S-144
   Enforcement of "Due-on-Sale" and
     "Due-on-Encumbrance" Clauses ..............  S-145
   Defeasance ..................................  S-146
   Inspections .................................  S-146
   Insurance Policies ..........................  S-147
   Evidence as to Compliance ...................  S-149
   Certain Matters Regarding the
     Depositor, the Servicer and the
     Special Servicer ..........................  S-150
   Events of Default ...........................  S-151
   Rights Upon Event of Default ................  S-152
   Amendment ...................................  S-153
   Voting Rights ...............................  S-154
   Realization Upon Defaulted Mortgage
     Loans .....................................  S-154
   Modifications ...............................  S-157
   Optional Termination ........................  S-158
   The Trustee and the Bond
     Administrator .............................  S-159
   Duties of the Trustee .......................  S-160
   The Servicer ................................  S-161
   Servicing Compensation and
     Payment of Expenses .......................  S-161
   Special Servicing ...........................  S-161
   Servicing of the Non-Serviced
     Mortgage Loans ............................  S-166
   Certain Rights of the Holder of
     the Westfield Shoppingtown
     Portfolio B Note ..........................  S-166
   Certain Rights of the Holder of the
     Chandler Fashion Center B Note ............  S-168
   Servicer and Special Servicer
   Permitted to Buy Certificates ...............  S-170
   Reports to Certificateholders; Available
     Information ...............................  S-170
   Other Information ...........................  S-172
   USE OF PROCEEDS .............................  S-173
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES .....  S-173
   ERISA CONSIDERATIONS ........................  S-175
   LEGAL INVESTMENT ............................  S-177
   METHOD OF DISTRIBUTION ......................  S-177
   LEGAL MATTERS ...............................  S-178
   RATINGS .....................................  S-178
   INDEX OF PRINCIPAL TERMS ....................  S-180

   ANNEX A-1 Certain Characteristics of the
     Mortgage Loans ............................  A-1-1
   ANNEX A-2 Certain Characteristics of the
     Multifamily and Manufactured Housing
     Community Mortgage Loans ..................  A-2-1
   ANNEX A-3 Amortization Schedule of the
     Westfield Shoppingtown Mortgage Loan ......  A-3-1
   ANNEX B Structural and Collateral Term
     Sheet .....................................    B-1
   ANNEX C Global Clearance, Settlement
     and Tax Documentation Producers ...........    C-1

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT INCLUDE ALL OF THE RELEVANT INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON, THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

Title of Certificates ..................... COMM 2003-LNB1 Commercial Mortgage
                                            Pass-Through Certificates.

                           RELEVANT PARTIES AND DATES

Depositor ................................. Deutsche Mortgage & Asset Receiving
                                            Corporation.

Servicer .................................. GMAC Commercial Mortgage
                                            Corporation, a California
                                            corporation, with respect to all of
                                            the mortgage loans (including the
                                            Chandler Fashion Center Loan, which
                                            will be serviced pursuant to a
                                            separate pooling and servicing
                                            agreement) other than the mortgage
                                            loan known as "Westfield
                                            Shoppingtown Portfolio" (the
                                            "Westfield Shoppingtown Portfolio
                                            Loan"), and GEMSA Loan Services,
                                            L.P., a Delaware limited
                                            partnership, with respect to the
                                            Westfield Shoppingtown Portfolio
                                            Loan. GMAC Commercial Mortgage
                                            Corporation's address is 200 Witmer
                                            Road, Horsham Pennsylvania 19044.
                                            GEMSA Loan Services, L.P.'s address
                                            is 1500 City West Boulevard, Suite
                                            200, Houston, Texas 77042, and its
                                            telephone number is (713) 458-7200.
                                            See "The Pooling and Servicing
                                            Agreement--The Servicer" in this
                                            prospectus supplement.

Special Servicer .......................... Lennar Partners, Inc., a Florida
                                            corporation, with respect to all of
                                            the mortgage loans other than the
                                            Westfield Shoppingtown Portfolio
                                            Loan and the mortgage loan known as
                                            "Chandler Fashion Center" (the
                                            "Chandler Fashion Center Loan";
                                            together with the Westfield
                                            Shoppingtown Portfolio Loan, each a
                                            "Non-Serviced Mortgage Loan"),
                                            KeyCorp Real Estate Capital Markets,
                                            Inc., an Ohio corporation, with
                                            respect to the Westfield
                                            Shoppingtown Portfolio Loan and GMAC
                                            Commercial Mortgage Corporation, a
                                            California corporation, with respect
                                            to the Chandler Fashion Center Loan.
                                            Lennar Partners, Inc.'s address is
                                            1601 Washington Avenue, Suite 800,
                                            Miami Beach, Florida 33139 and its
                                            telephone number is (305) 695-5500.
                                            KeyCorp Real Estate Capital Markets,
                                            Inc.'s address is 911 Main Street,
                                            Suite 1500, Kansas City, Missouri
                                            64106, and its telephone number is
                                            (816) 221-8800. GMAC Commercial
                                            Mortgage Corporation's address is
                                            200 Witmer Road, Horsham
                                            Pennsylvania 19044. See "The Pooling
                                            and Servicing Agreement--Special
                                            Servicing--The Special Servicer" in
                                            this prospectus supplement.

Trustee ................................... Wells Fargo Bank Minnesota, N.A., a
                                            national banking association. The
                                            trustee's address is (i) for
                                            certificate transfer purposes, Sixth
                                            Street and Marquette Avenue,
                                            Minneapolis, Minnesota 55479, and
                                            (ii) for all other purposes, 9062
                                            Old Annapolis Road, Columbia,
                                            Maryland 21045-1951, Attention:
                                            Corporate Trust Services (COMM
                                            2003-LNB1), and its telephone number
                                            is (410) 884-2000. See "The Pooling
                                            and Servicing Agreement--The Trustee
                                            and the Bond Administrator" in this
                                            prospectus supplement.

Bond Administrator ........................ LaSalle Bank National Association, a
                                            national banking association. See
                                            "The Pooling and Servicing
                                            Agreement--The Trustee and the Bond
                                            Administrator" in this prospectus
                                            supplement.

Mortgage Loan Sellers ..................... German American Capital Corporation,
                                            an affiliate of Deutsche Bank
                                            Securities Inc., an underwriter; and
                                            LaSalle Bank National Association,
                                            an affiliate of ABN AMRO
                                            Incorporated, an underwriter. See
                                            "Description of the Mortgage
                                            Pool--The Mortgage Loan Sellers" in
                                            this prospectus supplement.

                                            The mortgage loans were originated
                                            or purchased by the mortgage loan
                                            sellers as follows:

                                                            % OF           % OF          % OF
                                            NUMBER        INITIAL        INITIAL       INITIAL        CUT-OFF
                                              OF        OUTSTANDING        LOAN          LOAN           DATE
                                           MORTGAGE         POOL          GROUP 1       GROUP 2      PRINCIPAL
MORTGAGE LOAN SELLER                        LOANS         BALANCE        BALANCE       BALANCE        BALANCE
---------------------                      --------     -----------      --------      --------      ---------
German American Capital Corporation .......   30           67.73%         75.39%        39.88%      $572,995,298
LaSalle Bank National Association .........   62           32.27%         24.61%        60.12%      $273,042,215

Underwriters .............................. Deutsche Bank Securities Inc., ABN
                                            AMRO Incorporated and Banc of
                                            America Securities LLC, J.P. Morgan
                                            Securities Inc. and Merrill Lynch,
                                            Pierce, Fenner & Smith Incorporated.
                                            Deutsche Bank Securities Inc. and
                                            ABN AMRO Incorporated are required
                                            to purchase the offered certificates
                                            from the Depositor (in the amounts
                                            set forth in this prospectus
                                            supplement under "Method of
                                            Distribution"), subject to certain
                                            conditions. See "Method of
                                            Distribution" in this prospectus
                                            supplement.

Cut-off Date .............................. June 1, 2003 (except in the case of the mortgage loans known as "75
                                            Rockefeller Plaza," "Shaw's
                                            Merrimack," "Hampton Inn & Holiday
                                            Inn," "Fredericksburg Shopping
                                            Center" and "Commerce Square
                                            Center," the respective loan closing
                                            date in June 2003).

Closing Date .............................. On or about June __, 2003.

Distribution Date ......................... The 10th day of each month, or if such 10th day is not a business day,
                                            the business day immediately
                                            following such 10th day, commencing
                                            in July 2003.

Record Date ............................... With respect to any Distribution
                                            Date, the close of business on the
                                            last business day of the preceding
                                            month.

Determination Date ........................ The sixth day of the month in which the related Distribution Date
                                            occurs, or if such sixth day is not
                                            a business day, then the immediately
                                            preceding business day.

                                            Except:

                                            In the case of the Westfield
                                            Shoppingtown Portfolio Loan, the
                                            earlier of (i) the sixth day of the
                                            month in which the related
                                            Distribution Date occurs, or if such
                                            sixth day is not a business day,
                                            then the immediately preceding
                                            business day, and (ii) the fourth
                                            business day prior to the related
                                            Distribution Date; and

                                            In the case of the Chandler Fashion
                                            Center Loan, the first day of the
                                            month in which the related
                                            Distribution Date occurs, or if such
                                            first day is not a business day, the
                                            next succeeding business day.

Collection Period ......................... With respect to a Distribution Date, the period that begins immediately
                                            following the Determination Date in
                                            the calendar month preceding the
                                            month in which such Distribution
                                            Date occurs (or, in the case of the
                                            initial Distribution Date,
                                            immediately following the Cut-off
                                            Date) and ends on the Determination
                                            Date in the calendar month in which
                                            such Distribution Date occurs.

Interest Accrual Period ................... With respect to any Distribution
                                            Date, the calendar month immediately
                                            preceding the month in which such
                                            Distribution Date occurs.

                              OFFERED CERTIFICATES

General ................................... The Depositor is offering the following six classes of COMM
                                            2003-LNB1 Commercial Mortgage
                                            Pass-Through Certificates
                                            (collectively, the "Offered
                                            Certificates") as part of the trust:

                                            o Class A-1
                                            o Class A-2
                                            o Class B
                                            o Class C
                                            o Class D
                                            o Class E

                                            The trust created by the Depositor
                                            (the "Trust") will consist of a
                                            total of 21 classes, the following
                                            15 of which are not being offered
                                            through this prospectus supplement
                                            and the accompanying prospectus:
                                            Class A-1A, Class X-1, Class X-2,
                                            Class F, Class G, Class H, Class J,
                                            Class K, Class L, Class M, Class N,
                                            Class O, Class P, Class R and Class
                                            LR (collectively, the "Private
                                            Certificates").

                                            The Offered Certificates and the
                                            Private Certificates will represent
                                            beneficial ownership interests in
                                            the Trust created by the Depositor.
                                            The Trust's assets will primarily
                                            consist of 92 mortgage loans secured
                                            by first liens on 99 commercial and
                                            multifamily properties.

Certificate Balances ...................... Your certificates have the approximate aggregate initial
                                            certificate balance set forth below,
                                            subject to a permitted variance of
                                            plus or minus 5%.

                                            Class A-1 ............ $ 162,434,000
                                            Class A-2 ............ $ 347,583,000
                                            Class B .............. $  28,553,000
                                            Class C .............. $  12,691,000
                                            Class D .............. $  19,036,000
                                            Class E .............. $  10,575,000

                                            The Private Certificates (other than
                                            the Class R and Class LR
                                            Certificates) will have the initial
                                            aggregate certificate balances or
                                            notional balances, as applicable, as
                                            set forth under "Executive
                                            Summary--The Certificates" in this
                                            prospectus supplement.

                                            See "Description of the Offered
                                            Certificates--General" and
                                            "--Distributions" in this prospectus
                                            supplement.

Pass-Through Rates ........................ The certificates will accrue interest at an annual rate called a
                                            "Pass-Through Rate" which is set
                                            forth below.

                                            o   The Pass-Through Rate applicable
                                                to the Class A-1, Class A-2 and
                                                Class A-1A Certificates are
                                                fixed at ___%, ___% and ___%,
                                                respectively per annum.

                                            o   The Pass-Through Rates
                                                applicable to the Class B, Class
                                                C, Class D, Class E, Class F,
                                                Class G and Class H Certificates
                                                will equal one of (i) a fixed
                                                rate, (ii) a rate equal to the
                                                lesser of the initial
                                                Pass-Through Rate for such Class
                                                (as described in "Executive
                                                Summary--The Certificates" in
                                                this prospectus supplement) and
                                                the Weighted Average Net
                                                Mortgage Pass-Through Rate, each
                                                with the initial Pass-Through
                                                Rate described in "Executive
                                                Summary--The Certificates" in
                                                this prospectus supplement,
                                                (iii) a rate equal to the
                                                Weighted Average Net Mortgage
                                                Pass-Through Rate less a
                                                specified percentage or (iv) a
                                                rate equal to the Weighted
                                                Average Net Mortgage
                                                Pass-Through Rate.

                                            o   The Pass-Through Rates
                                                applicable to the Class J, Class
                                                K, Class L, Class M, Class N,
                                                Class O and Class P Certificates
                                                will, at all times, be equal to
                                                a fixed rate per annum subject
                                                to a cap of the Weighted Average
                                                Net Mortgage Pass-Through Rate.
                                                The Class R and Class LR
                                                Certificates will not have
                                                Pass-Through Rates. See
                                                "Description of the Offered
                                                Certificates--Distributions--
                                                Method, Timing and Amount" and
                                                "--Payment Priorities" in this
                                                prospectus supplement.

                                            o   The Pass-Through Rate applicable
                                                to the Class X-1 Certificates
                                                for the initial distribution
                                                date will equal approximately
                                                ___% per annum. The Pass-Through
                                                Rate applicable to the Class X-2
                                                Certificates for the initial
                                                distribution date will equal
                                                approximately ___% per annum.
                                                The Pass-Through Rate applicable
                                                to the Class X-1 and Class X-2
                                                Certificates for each
                                                Distribution Date subsequent to
                                                the initial distribution date
                                                generally will be equal in the
                                                aggregate to the difference
                                                between the Weighted Average Net
                                                Mortgage Pass-Through Rate and
                                                the Weighted Average
                                                Pass-Through Rate of the
                                                Principal Balance Certificates
                                                (based on their certificate
                                                balances).

Distributions ............................. On each distribution date, you will be entitled to receive interest and
                                            principal distributions from
                                            available funds in an amount equal
                                            to your certificate's interest and
                                            principal entitlement, subject to:

                                            (i)  payment of the respective
                                                 interest entitlement for any
                                                 class of certificates bearing
                                                 an earlier alphabetical
                                                 designation (except in respect
                                                 of the distribution of interest
                                                 among the Class X-1 and Class
                                                 X-2, Class A-1, Class A-2 and
                                                 Class A-1A Certificates, which
                                                 will have the same senior
                                                 priority), and

                                            (ii) if applicable, payment of the
                                                 respective principal
                                                 entitlement for such
                                                 distribution date to
                                                 outstanding classes of
                                                 certificates having an earlier
                                                 alphanumeric designation.

                                            For purposes of making distributions
                                            to the Class A-1, Class A-2 and
                                            Class A-1A certificates, the pool of
                                            mortgage loans will be deemed to
                                            consist of two distinct groups, loan
                                            group 1 and loan group 2. Loan group
                                            1 will consist of 60 mortgage loans,
                                            representing approximately 78.41% of
                                            the initial outstanding pool
                                            balance, and loan group 2 will
                                            consist of 32 mortgage loans,
                                            representing approximately 21.59% of
                                            the initial outstanding pool
                                            balance. Loan group 2 will include
                                            approximately 92.16% of all the
                                            mortgage loans secured by
                                            multifamily properties and
                                            approximately 80.33% of all the
                                            mortgage loans secured by
                                            manufactured housing properties.
                                            Annex A-1 to this prospectus
                                            supplement will set forth the loan
                                            group designation with respect to
                                            each mortgage loan.

                                            The Class A-1 and Class A-2
                                            Certificates will have priority to
                                            payments received in respect of
                                            mortgage loans included in loan
                                            group 1. The Class A-1A Certificates
                                            will have priority to payments
                                            received in respect of mortgage
                                            loans included in loan group 2.

                                            A description of the principal and
                                            interest entitlement of each class
                                            of Offered Certificates for each
                                            distribution date can be found in
                                            "Description of the Offered
                                            Certificates--Distributions--Method,
                                            Timing and Amount," "--Payment
                                            Priorities" and "--Distribution of
                                            Available Funds" in this prospectus
                                            supplement. The Class X-1 and Class
                                            X-2 Certificates will not be
                                            entitled to any distributions of
                                            principal.

Prepayment Premiums ....................... Prepayment premiums will be allocated as described in
                                            "Description of the Offered
                                            Certificates--Distributions--
                                            Prepayment Premiums" in this
                                            prospectus supplement.

Prepayment and Yield
  Considerations .......................... The yield to investors, in particular investors in subordinate
                                            classes, will be sensitive to the
                                            timing of prepayments, repurchases
                                            or purchases of mortgage loans, and
                                            the magnitude of losses on the
                                            mortgage loans due to liquidations.
                                            The yield to maturity on each class
                                            of the Offered Certificates will be
                                            sensitive to the rate and timing of
                                            principal payments (including both
                                            voluntary and involuntary
                                            prepayments, defaults and
                                            liquidations) on the mortgage loans
                                            and payments with respect to
                                            repurchases thereof that are applied
                                            in reduction of the certificate
                                            balance of such class. See "Risk
                                            Factors--Risks Related to the
                                            Offered Certificates--Risks Related
                                            to Prepayments and Repurchases" and
                                            "--Yield Considerations" and "Yield
                                            and Maturity Considerations" in this
                                            prospectus supplement and "Yield and
                                            Maturity Considerations" in the
                                            prospectus.

Subordination; Allocation of
  Losses and Certain
  Expenses ................................ The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. This subordination
                                            will be effected in two ways:
                                            entitlement to receive principal and
                                            interest on any distribution date is
                                            in descending order and loan losses
                                            are allocated in ascending order.
                                            (However, no principal payments or
                                            principal losses will be allocated
                                            to the Class X-1 and Class X-2
                                            Certificates, although loan losses
                                            will reduce the notional balances of
                                            the Class X-1 and Class X-2
                                            Certificates and, therefore, the
                                            amount of interest they accrue)

                                            -----------------------------------
                                             Class A-1, Class A-2, Class A-1A*
                                                Class X-1** and Class X-2**
                                            -----------------------------------

                                                       --------------
                                                          Class B
                                                       --------------

                                                       --------------
                                                          Class C
                                                       --------------

                                                       --------------
                                                          Class D
                                                       --------------

                                                       --------------
                                                          Class E
                                                       --------------

                                                       --------------
                                                          Class F
                                                       --------------

                                                       --------------
                                                          Class G
                                                       --------------

                                                       --------------
                                                          Class H
                                                       --------------

                                                       --------------
                                                          Class J
                                                       --------------

                                                       --------------
                                                          Class K
                                                       --------------

                                                       --------------
                                                          Class L
                                                       --------------

                                                       --------------
                                                          Class M
                                                       --------------

                                                       --------------
                                                          Class N
                                                       --------------

                                                       --------------
                                                          Class O
                                                       --------------

                                                       --------------
                                                          Class P
                                                       --------------

                                            -----------------

                                            *   The Class A-1A certificates are
                                                not offered hereby. The Class
                                                A-1A certificates have a
                                                priority entitlement to
                                                principal payments received in
                                                respect of mortgage loans
                                                included in loan group 2. The
                                                Class A-1 and Class A-2
                                                certificates have a priority
                                                entitlement to principal
                                                payments received in respect of
                                                mortgage loans included in loan
                                                group 1. See "Description of the
                                                Offered Certificates--
                                                Distributions--Method, Timing
                                                and Amount" in this prospectus
                                                supplement.

                                            **  The Class X-1 and Class X-2
                                                Certificates are not offered
                                                hereby and are not entitled to
                                                distributions of principal.

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE FOR THE BENEFIT OF
                                            THE HOLDERS OF THE OFFERED
                                            CERTIFICATES.

                                            Shortfalls in mortgage loan interest
                                            that are the result of the timing of
                                            prepayments and that are in excess
                                            of the sum of (x) the servicing fee
                                            payable to the Servicer and (y) the
                                            amount of mortgage loan interest
                                            that accrues and is collected with
                                            respect to any principal prepayment
                                            that is made after the date on which
                                            interest is due will be allocated
                                            to, and be deemed distributed to,
                                            each class of certificates, PRO
                                            RATA, based upon amounts
                                            distributable in respect of interest
                                            to each such class. See "Description
                                            of the Offered
                                            Certificates--Prepayment Interest
                                            Shortfalls" in this prospectus
                                            supplement.

Shortfalls in Available Funds ............. The following types of shortfalls in available funds will be allocated in
                                            the same manner as mortgage loan
                                            losses: (i) shortfalls resulting
                                            from additional servicing
                                            compensation (other than servicing
                                            fees) which the Servicer or Special
                                            Servicer is entitled to receive;
                                            (ii) shortfalls resulting from
                                            interest on advances made by the
                                            Servicer, the Special Servicer or
                                            the Trustee (to the extent not
                                            covered by default interest and late
                                            payment charges paid by the
                                            borrower); (iii) shortfalls
                                            resulting from unanticipated
                                            expenses of the Trust (including,
                                            but not limited to, expenses
                                            relating to environmental
                                            assessments, appraisals, any
                                            administrative or judicial
                                            proceeding, management of REO
                                            properties, maintenance of insurance
                                            policies, and permissible
                                            indemnification); and (iv)
                                            shortfalls resulting from a
                                            reduction of a mortgage loan's
                                            interest rate by a bankruptcy court
                                            or from other unanticipated or
                                            default-related expenses of the
                                            Trust.

                                THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General ................................ For a more complete description of the mortgage loans, see the
                                            following sections in this
                                            prospectus supplement:

                                            o   Description of the Mortgage
                                                Pool; and

                                            o   Annex A-1 (Certain
                                                Characteristics of the Mortgage
                                                Loans).

                                            All numerical information provided
                                            in this prospectus supplement with
                                            respect to the mortgage loans is
                                            approximate. All weighted average
                                            information regarding the mortgage
                                            loans reflects weighting of the
                                            mortgage loans by their respective
                                            principal balances as of the Cut-off
                                            Date.

                                             ALL MORTGAGE LOANS          LOAN GROUP 1           LOAN GROUP 2
                                            ----------------------      ----------------       -----------------
Number of Mortgage Loans ................                      92                     60                      32
Number of Mortgaged
  Properties ............................                      99                     64                      35
Aggregate Initial Principal
  Balance (plus or minus 5%) ............            $846,037,514           $663,361,297            $182,676,217
Range of Mortgage Loan
  Principal Balances ....................             $ 1,147,709            $ 1,147,709             $ 1,298,836
                                                               to                     to                      to
 ........................................             $65,000,000            $65,000,000             $38,063,492
Average Mortgage Loan
  Principal Balance .....................              $9,196,060            $11,056,022             $ 5,708,632
Range of Mortgage Rates .................               4.665% to              4.665% to               4.940% to
 ........................................                  7.250%                 7.250%                  6.100%
Weighted Average
  Mortgage Rate .........................                  5.629%                 5.653%                  5.541%
Range of Remaining
  Terms to Maturity .....................               55 months              55 months               59 months
 ........................................           to 248 months          to 248 months           to 124 months
Weighted Average Remaining
  Term to Maturity ......................              118 months             119 months              113 months
Range of Remaining
  Amortization Term .....................             0 months to            0 months to           293 months to
                                                       360 months             360 months              360 months
Weighted Average Remaining
  Amortization Term .....................              320 months             311 months              352 months
Weighted Average
  Loan-to-Value Ratio(1) ................                  69.00%                 66.54%                  77.20%
Weighted Average Debt
  Service Coverage Ratio(1) .............                   1.64x                  1.72x                   1.39x

------------------
(1) In the case of two mortgage loans with two or more companion loans that are not included in the Trust, DSCR and LTV have been calculated with respect to the mortgage loans included in the Trust and the mortgage loans that are pari passu in right of payment with the mortgage loans included in the Trust. Calculations of the Weighted Average Loan-to-Value Ratio and Weighted Average Debt Service Coverage Ratio do not include the 4 credit tenant lease loans and 2 land loans.

                                            The two mortgage loans identified in
                                            the table below are secured by one
                                            or more mortgaged properties that
                                            also secure two or more companion
                                            mortgage loans that are not included
                                            in the Trust.

                                                                 CUT-OFF         CUT-OFF
                                                              DATE PRINCIPAL  DATE PRINCIPAL   PERCENT OF
                                                                BALANCE OF      BALANCE OF      INITIAL
                                                 CUT-OFF        PARI PASSU     SUBORDINATE    OUTSTANDING    PERCENT OF
                                    NUMBER OF DATE PRINCIPAL COMPANION LOANS  COMPANION LOAN  POOL BALANCE  INITIAL LOAN
                                   MORTGAGED    BALANCE OF    (NOT INCLUDED   (NOT INCLUDED  REPRESENTED BY   GROUP 1
NAME OF MORTGAGE LOANS             PROPERTIES  MORTGAGE LOAN  IN THE TRUST)   IN THE TRUST)   MORTGAGE LOAN   BALANCE
-------------------------------------------------------------------------------------------------------------------------
Westfield Shoppingtown
  Portfolio .....................       2       $59,549,050    $113,770,648     $38,079,430       7.04%         8.98%
Chandler Fashion Center .........       1       $54,181,450    $ 56,392,938     $71,987,139       6.40%         8.17%

                                            The Westfield Shoppingtown Portfolio
                                            Loan is secured by two mortgaged
                                            properties that also secure three
                                            companion loans that are not
                                            included in the Trust. One of the
                                            companion loans and the senior
                                            portion of a second companion loan
                                            are PARI PASSU in right of payment
                                            with the Westfield Shoppingtown
                                            Portfolio Loan and have Cut-off Date
                                            Principal Balances of $96,270,965
                                            and $17,499,683, respectively. The
                                            junior portion of such second
                                            companion loan, which is subordinate
                                            in right of payment to the Westfield
                                            Shoppingtown Portfolio Loan, the
                                            other senior companion loan and the
                                            senior portion of the related
                                            companion loan, has a Cut-off Date
                                            principal balance of $2,350,000. The
                                            third companion loan is subordinate
                                            in right of payment to the Westfield
                                            Shoppingtown Portfolio Loan and the
                                            two other companion loans and has a
                                            Cut-off Date Principal Balance of
                                            $38,079,430. The Westfield
                                            Shoppingtown Portfolio Loan and the
                                            three companion loans will be
                                            serviced and administered by a
                                            separate servicer and special
                                            servicer pursuant to a separate
                                            pooling and servicing agreement. The
                                            holder of such subordinate companion
                                            loan will have the right to purchase
                                            the Westfield Mortgage Loan from the
                                            Trust under certain default
                                            circumstances. See "Description of
                                            the Mortgage Pool--Description of
                                            the Ten Largest Mortgage Loans--The
                                            Westfield Shoppingtown Portfolio
                                            Loan" in this prospectus supplement.

                                            The Chandler Fashion Center Loan is
                                            secured by a mortgaged property that
                                            also secures two companion loans
                                            that are not included in the Trust.
                                            One of the companion loans is pari
                                            passu in right of payment with the
                                            Chandler Fashion Center Loan and has
                                            a Cut-off Date Principal Balance of
                                            $56,392,938. The second companion
                                            loan is subordinate in right of
                                            payment to the Chandler Fashion
                                            Center Loan and the other companion
                                            loan and has a Cut-off Date
                                            Principal Balance of $71,987,139.
                                            The Chandler Fashion Center Loan and
                                            the two companion loans will be
                                            serviced and administered pursuant
                                            to a separate pooling and servicing
                                            agreement by GMAC Commercial
                                            Mortgage Corporation, as master
                                            servicer and as special servicer.
                                            The holder of such subordinate
                                            companion loan will have the right
                                            to purchase the Chandler Fashion
                                            Center Loan from the Trust under
                                            certain default circumstances. See
                                            "Description of the Mortgage
                                            Pool--Description of the Ten Largest
                                            Mortgage Loans--The Chandler Fashion
                                            Center Loan" in this prospectus
                                            supplement.

B. NON-RECOURSE ........................... Substantially all of the mortgage loans are non-recourse obligations.
                                            No mortgage loan will be insured or
                                            guaranteed by any governmental
                                            entity or private insurer, or by any
                                            other person.

C. FEE SIMPLE/LEASEHOLD ESTATE ............ Each mortgage loan is secured by a first mortgage lien on the
                                            borrower's fee simple estate (or in
                                            3 cases, which represent 10.84% of
                                            the initial outstanding pool
                                            balance, a leasehold estate in all
                                            or a portion of the property and a
                                            fee estate in the remainder of the
                                            property and, with regard to the
                                            second case, a leasehold estate in
                                            all of the property) in an
                                            income-producing real property.

D. PROPERTY PURPOSE ....................... The number of mortgaged properties, and the approximate percentage of
                                            the initial outstanding pool balance
                                            of the mortgage loans secured
                                            thereby, for each indicated purpose
                                            are:

                                                                      PERCENTAGE         PERCENTAGE        PERCENTAGE
                                   NUMBER OF   AGGREGATE PRINCIPAL    OF INITIAL         OF INITIAL        OF INITIAL
                                   MORTGAGED     BALANCE OF THE       OUTSTANDING       LOAN GROUP 1      LOAN GROUP 2
PROPERTY TYPE                     PROPERTIES     MORTGAGE LOANS     POOL BALANCE(1)        BALANCE           BALANCE
-------------------              ------------  -------------------  ---------------     -------------     -------------
Retail .........................       34          $353,191,571          41.75%            53.24%             0.00%
  ANCHORED .....................       29           328,096,657          38.78             49.46              0.00
  UNANCHORED ...................        1             1,396,503           0.17              0.21              0.00
  CTL ..........................        4            23,698,411           2.80              3.57              0.00
Multifamily ....................       38           200,406,908          23.69              2.67            100.00
  MULTIFAMILY ..................       32           183,337,755          21.67              2.17             92.49
  MANUFACTURED HOUSING .........        6            17,069,154           2.02              0.51              7.51
Office .........................       15           181,574,459          21.46             27.37              0.00
Industrial .....................        5            48,201,385           5.70              7.27              0.00
Land ...........................        2            29,130,854           3.44              4.39              0.00
Hotel ..........................        2            13,250,000           1.57              2.00              0.00
Mixed Use(2) ...................        2            14,815,706           1.75              2.23              0.00
Senior Housing .................        1             5,466,631           0.65              0.82              0.00
                                      ---         -------------         ------            ------            ------
Total ..........................       99          $846,037,514         100.00%           100.00%           100.00%
                                      ===         =============         ======            ======            ======

---------------
(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)  Includes office and retail spaces.

E. Property Location ...................... The number of mortgaged properties, and the approximate percentage of
                                            the initial outstanding pool balance
                                            of mortgage loans secured thereby,
                                            that are located in the five states
                                            with the highest concentrations of
                                            mortgaged properties are:

                                                                   ALL MORTGAGED PROPERTIES

                                                                                                             PERCENTAGE
                                                                                                                 OF
                                                                            NUMBER OF  AGGREGATE PRINCIPAL  OUTSTANDING
                                                                            MORTGAGED    BALANCE OF THE     INITIAL POOL
                                            STATE                          PROPERTIES    MORTGAGE LOANS       BALANCE(1)
                                            --------                      ------------ -------------------  -------------
                                            New York ....................        5         $154,224,547         18.23%
                                            California ..................        8          139,924,421         16.54
                                              SOUTHERN CALIFORNIA(2) ....        6           87,266,426         10.31
                                              NORTHERN CALIFORNIA(2) ....        2           52,657,995          6.22
                                            Arizona .....................        4           65,220,205          7.71
                                            Pennsylvania ................        4           61,388,568          7.26
                                            Georgia .....................       12           60,528,611          7.15
                                            Other(3) ....................       66          364,751,162         43.11
                                                                              ----         ------------        ------
                                            Total .......................       99         $846,037,514        100.00%
                                                                              ====         ============        ======

                                            -------------------
                                            (1) Because this table presents
                                            information relating to the
                                            mortgaged properties and not the
                                            mortgage loans, the information for
                                            mortgage loans secured by more than
                                            one mortgaged property is based on
                                            allocated loan amounts.

                                            (2) Northern California properties
                                            have a zip code greater than 93600.
                                            Southern California properties have
                                            a zip code less than 93600.

                                            (3) This reference consists of 26
                                            states.

                                                                         LOAN GROUP 1

                                                                                                             PERCENTAGE
                                                                                            AGGREGATE            OF
                                                                            NUMBER OF   PRINCIPAL BALANCE   INITIAL LOAN
                                                                            MORTGAGED        OF THE            GROUP 1
                                            STATE                          PROPERTIES     MORTGAGE LOAN        BALANCE
                                            --------                      ------------  -----------------   -------------
                                            New York ......................      5         $154,224,547         23.25%
                                            California ....................      8          139,924,421         21.09
                                              SOUTHERN CALIFORNIA(2) ......      6           87,266,426         13.16
                                              NORTHERN CALIFORNIA(2) ......      2           52,657,995          7.94
                                            Arizona .......................      1           54,181,450          8.17
                                            Michigan ......................      3           46,797,312          7.05
                                            Florida .......................      4           44,945,532          6.78
                                            Other(3) ......................     43          223,288,035         33.66
                                                                               ---         ------------        ------
                                            Total .........................     64         $663,361,297        100.00%
                                                                               ===         ============        ======

                                            -----------------------
                                            (1)  Because this table presents
                                                 information relating to the
                                                 mortgaged properties and not
                                                 the mortgage loans, the
                                                 information for mortgage loans
                                                 secured by more than one
                                                 mortgaged property is based on
                                                 allocated loan amounts.

                                            (2)  Northern California properties
                                                 have a zip code greater than
                                                 93600. Southern California
                                                 properties have a zip code less
                                                 than 93600.

                                            (3)  This reference consists of 21
                                                 states.

                                                                         LOAN GROUP 2

                                                                                                             PERCENTAGE
                                                                                            AGGREGATE            OF
                                                                            NUMBER OF   PRINCIPAL BALANCE   INITIAL LOAN
                                                                            MORTGAGED        OF THE            GROUP 2
                                            STATE                          PROPERTIES     MORTGAGE LOAN        BALANCE
                                            --------                      ------------  -----------------   -------------
                                            Georgia ......................       8         $ 51,227,200         28.04%
                                            Pennsylvania .................       1           38,063,492         20.84
                                            Illinois .....................       3           21,230,272         11.62
                                            Florida ......................       2           11,337,586          6.21
                                            Arizona ......................       3           11,038,755          6.04
                                            Other(2) .....................      18           49,778,913         27.25
                                                                               ---         ------------        ------
                                            Total ........................      35         $182,676,217        100.00%
                                                                               ===         ============        ======

                                            ------------------
                                            (1)  Because this table presents
                                                 information relating to the
                                                 mortgaged properties and not
                                                 the mortgage loans, the
                                                 information for mortgage loans
                                                 secured by more than one
                                                 mortgaged property is based on
                                                 allocated loan amounts.

                                            (2)  This reference consists of 10
                                                 states.

                                            See "Description of the Mortgage
                                            Pool--Additional Loan Information"
                                            in this prospectus supplement.

F. Other Mortgage Loan Features ........... As of the Cut-off Date, the mortgage loans had the following
                                            characteristics:

                                            o   No scheduled payment of
                                                principal and interest on any
                                                mortgage loan was thirty days or
                                                more past due, and no mortgage
                                                loan has been thirty days or
                                                more delinquent in the past
                                                year.

                                            o   Several groups of mortgage loans
                                                have related borrowers that are
                                                affiliated with one another
                                                through partial or complete
                                                direct or indirect common
                                                ownership, with the three
                                                largest of these groups
                                                representing 9.98%, 4.25% and
                                                3.04%, respectively, of the
                                                initial outstanding pool
                                                balance, approximately 12.72%,
                                                5.42% and 3.88% of the initial
                                                loan group 1 balance.

                                            o   All mortgage loans bear interest
                                                at fixed rates.

                                            o   No mortgage loan permits
                                                negative amortization or the
                                                deferral of accrued interest.

G. Balloon Loans .......................... The mortgage loans provide for one of the following:

                                            o   87 mortgage loans, representing
                                                89.52% of the initial
                                                outstanding pool balance (which
                                                include 55 mortgage loans in
                                                loan group 1 or 86.63% of such
                                                group and 32 mortgage loans in
                                                loan group 2 or 100.00% of such
                                                group), provide for regularly
                                                scheduled payments of interest
                                                and principal based on an
                                                amortization period longer than
                                                the term of the mortgage loan
                                                and therefore have an expected
                                                balloon balance at the maturity
                                                date.

                                            o   4 mortgage loans, representing
                                                2.80% of the initial outstanding
                                                pool balance (which include 4
                                                mortgage loans in loan group 1
                                                or 3.57% of such group), are
                                                fully amortizing.

                                            o   3 mortgage loans, representing
                                                6.39% of the initial outstanding
                                                pool balance (which include 2
                                                mortgage loans in loan group 1
                                                or 4.18% of such group and 1
                                                mortgage loan in loan group 2 or
                                                14.45% of such group), provide
                                                for payments of interest only
                                                for the first 8 to 36 months of
                                                their terms. This excludes 4
                                                mortgage loans that are closing
                                                in June 2003 and, as such, have
                                                an interest-only payment in July
                                                2003.

                                            o   1 mortgage loan, representing
                                                7.68% of the initial outstanding
                                                pool balance (and 9.80% of the
                                                initial loan group 1 balance),
                                                provides for payments of
                                                interest only for the entire 134
                                                months of its term.

H. Prepayment Provisions;
   Defeasance Loans ....................... As of the Cut-off Date, all of the
                                            mortgage loans provide for a
                                            lock-out period, followed by a
                                            period during which defeasance is
                                            permitted. See "Description of the
                                            Mortgage Pool--Certain Terms and
                                            Conditions of the Mortgage
                                            Loans--Prepayment Provisions" and
                                            "--Property Releases."

                                            The mortgage loans generally provide
                                            for a period prior to maturity
                                            (generally three to six months)
                                            during which prepayments may be made
                                            without penalty.

Advances of Principal and Interest

A. General ................................ Except with respect to the Westfield
                                            Shoppingtown Portfolio Loan, the
                                            Servicer is required to advance
                                            (each, a "P&I Advance") delinquent
                                            monthly mortgage loan payments if it
                                            determines that the advance will be
                                            recoverable. A P&I Advance will
                                            generally equal the delinquent
                                            portion of the monthly mortgage loan
                                            payment. The Servicer will not be
                                            required to advance interest in
                                            excess of a loan's regular interest
                                            rate (i.e., not including any
                                            default rate). The Servicer also is
                                            not required to advance prepayment
                                            or yield maintenance premiums, or
                                            balloon payments. If an advance is
                                            made, the Servicer will defer rather
                                            than advance servicing fees, but
                                            will advance the Trustee's and the
                                            Bond Administrator's fees. GEMSA
                                            Loan Services, L.P., as master
                                            servicer with respect to the
                                            Westfield Shoppingtown Portfolio
                                            Loan, will be required to advance
                                            delinquent monthly mortgage loan
                                            payments with respect to the
                                            Westfield Shoppingtown Portfolio
                                            Loan pursuant to the servicing
                                            agreement under which such mortgage
                                            loan is being serviced, on terms
                                            substantially similar but not
                                            identical to those set forth above.

                                            If a borrower fails to pay amounts
                                            due on the maturity date of the
                                            related mortgage loan, the Servicer
                                            will be required on and after such
                                            date and until final liquidation
                                            thereof, to advance only an amount
                                            equal to the interest (at the loan's
                                            regular interest rate, as described
                                            above) and principal portion of the
                                            constant mortgage
                                            loan payment due immediately prior
                                            to the maturity date, subject to a
                                            recoverability determination.

                                            If either the Servicer or GEMSA Loan
                                            Services, L.P. fails to make a
                                            required P&I Advance, the Trustee
                                            will be required to make the P&I
                                            Advance. The obligation of the
                                            Servicer and the Trustee to make a
                                            P&I Advance will also be subject to
                                            a determination of recoverability.
                                            The Trustee will be entitled to
                                            conclusively rely on the
                                            determination of recoverability made
                                            by the Servicer.

                                            P&I Advances are intended to
                                            maintain a regular flow of scheduled
                                            interest and principal payments to
                                            the certificateholders and are not
                                            intended to guarantee or insure
                                            against losses. Advances which
                                            cannot be reimbursed out of
                                            collections on, or in respect of,
                                            the related mortgage loans will be
                                            reimbursed directly from any other
                                            collections on the mortgage loans as
                                            provided in this prospectus
                                            supplement and this will cause
                                            losses to be borne by
                                            certificateholders in the priority
                                            specified in this prospectus
                                            supplement. The Servicer, the
                                            Special Servicer (in the case of
                                            Property Advances) and the Trustee,
                                            as the case may be, will be entitled
                                            to interest on any advances made,
                                            such interest accruing at the rate
                                            and payable under the circumstances
                                            described in this prospectus
                                            supplement. Interest accrued on
                                            outstanding advances may result in
                                            reductions in amounts otherwise
                                            available for payment on the
                                            certificates.

                                            See "The Pooling and Servicing
                                            Agreement--Advances" in this
                                            prospectus supplement.

B. Appraisal Reduction Event
   Advances ............................... Certain adverse events affecting a mortgage loan, called "Appraisal
                                            Reduction Events," will require the
                                            Special Servicer to obtain a new
                                            appraisal (or, with respect to
                                            mortgage loans having a principal
                                            balance under $2,000,000, at the
                                            Special Servicer's option, an
                                            estimate of value prepared by the
                                            Special Servicer or with the consent
                                            of the Directing Certificateholder,
                                            an appraisal) on the related
                                            mortgaged property. Based on the
                                            appraised value in such appraisal,
                                            it may be necessary to calculate an
                                            "Appraisal Reduction Amount." The
                                            amount required to be advanced in
                                            respect of a mortgage loan that has
                                            been subject to an Appraisal
                                            Reduction Event will be reduced so
                                            that the Servicer will not be
                                            required to advance interest on the
                                            Appraisal Reduction Amount (as
                                            described in this prospectus
                                            supplement). Due to the payment
                                            priorities described above, this
                                            will reduce the funds available to
                                            pay interest on the most subordinate
                                            class or classes of certificates
                                            then outstanding.

                                            See "Description of the Offered
                                            Certificates--Appraisal Reductions"
                                            in this prospectus supplement.

                            ADDITIONAL CONSIDERATIONS

Optional Termination ...................... On any distribution date on which the remaining aggregate principal
                                            balance of the mortgage loans is
                                            less than 1% of the initial
                                            outstanding pool balance as of the
                                            Cut-off Date, the holder of
                                            Certificates representing greater
                                            than 50% of the then Controlling
                                            Class (as defined in this prospectus
                                            supplement) may purchase, and if the
                                            holder of Certificates representing
                                            greater than 50% of the then
                                            Controlling Class does not exercise
                                            the option, the Servicer may
                                            purchase, and if the Servicer does
                                            not exercise the option, the Special
                                            Servicer may purchase, all of the
                                            mortgage loans (and all property
                                            acquired through exercise of
                                            remedies in respect of any mortgage
                                            loan). Exercise of this option will
                                            effect the termination of the Trust
                                            and retirement of the
                                            then-outstanding certificates. The
                                            Trust could also be terminated in
                                            connection with an exchange by a
                                            sole remaining Certificateholder of
                                            all the then outstanding
                                            certificates, including the interest
                                            only certificates (PROVIDED,
                                            HOWEVER, that the Class A through
                                            Class E certificates are no longer
                                            outstanding), for the mortgage loans
                                            remaining in the Trust.

                                            See "The Pooling and Servicing
                                            Agreement--Optional Termination" in
                                            this prospectus supplement and
                                            "Description of the
                                            Certificates--Termination" in the
                                            prospectus.

Certain Federal Income
Tax Consequences .......................... Elections will be made to treat the
                                            Trust (other than rights to specific
                                            payments on certain mortgage loans
                                            identified in the Pooling and
                                            Servicing Agreement) as two separate
                                            REMICs--the "Lower-Tier REMIC" and
                                            the "Upper-Tier REMIC")--for federal
                                            income tax purposes. In the opinion
                                            of counsel, the Trust will qualify
                                            for this treatment pursuant to its
                                            election.

                                            Federal income tax consequences of
                                            an investment in the Offered
                                            Certificates include:

                                            o   Each class of Offered
                                                Certificates will constitute a
                                                class of "regular interests" in
                                                the Upper-Tier REMIC.

                                            o   The regular interests will be
                                                treated as newly originated debt
                                                instruments for federal income
                                                tax purposes.

                                            o   Beneficial owners of the Offered
                                                Certificates will be required to
                                                report income on the Offered
                                                Certificates in accordance with
                                                the accrual method of
                                                accounting.

                                            o   One or more classes of Offered
                                                Certificates may be issued with
                                                original issue discount.

                                            See "Certain Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement and "Certain Federal
                                            Income Tax Consequences--Federal
                                            Income Tax Consequences for REMIC
                                            Certificates" in the prospectus.

ERISA Considerations ...................... A fiduciary of a Plan should review with its legal advisors whether the
                                            purchase or holding of Offered
                                            Certificates could give rise to a
                                            transaction that is prohibited or is
                                            not otherwise permitted under either
                                            ERISA or Section 4975 of the
                                            Internal Revenue Code of 1986, as
                                            amended (the "Code"), or whether
                                            there exists any statutory,
                                            regulatory or administrative
                                            exemption applicable thereto. The
                                            United States Department of Labor
                                            has granted to each of the
                                            underwriters an administrative
                                            exemption (Deutsche Bank Securities
                                            Inc., as Department Final
                                            Authorization Number 97-03E, as
                                            amended by Prohibited Transaction
                                            Exemption ("PTE") 2002-41 (the "DBS
                                            Exemption"), and ABN AMRO
                                            Incorporated, as Department Final
                                            Authorization Number 98-08E, as
                                            amended by PTE 2002-41 (the "ABN
                                            Exemption" and collectively with the
                                            DBS Exemption, the "Exemption")),
                                            which generally exempts from the
                                            application of certain of the
                                            prohibited transaction provisions of
                                            Section 406 of ERISA and the excise
                                            taxes imposed on such prohibited
                                            transactions by Sections 4975(a) and
                                            (b) of the Code, transactions
                                            relating to the purchase, sale and
                                            holding of pass-through certificates
                                            underwritten by the underwriters and
                                            the servicing and operation of the
                                            related asset pool, PROVIDED that
                                            certain conditions are satisfied.

                                            The Depositor expects that the
                                            Exemption will generally apply to
                                            the Offered Certificates, PROVIDED
                                            that certain conditions are
                                            satisfied. See "ERISA
                                            Considerations" in this prospectus
                                            supplement and "Certain ERISA
                                            Considerations" in the prospectus.

Ratings ................................... It is a condition to their issuance that the Offered Certificates
                                            receive from Standard & Poor's
                                            Ratings Services, a division of The
                                            McGraw-Hill Companies, and Moody's
                                            Investors Service, Inc., the credit
                                            ratings indicated below.

                                                               S&P       MOODY'S
                                                              -----      -------
                                            Class A-1 .......  AAA         Aaa
                                            Class A-2 .......  AAA         Aaa
                                            Class B .........  AA          Aa2
                                            Class C .........  AA-         Aa3
                                            Class D .........   A          A2
                                            Class E .........  A-          A3

                                            See "Ratings" in this prospectus
                                            supplement and in the prospectus for
                                            a discussion of the basis upon which
                                            ratings are given, the limitations
                                            of and restrictions on the ratings,
                                            and the conclusions that should not
                                            be drawn from a rating.

Legal Investment .......................... The appropriate characterization of the Offered Certificates under
                                            various legal investment
                                            restrictions, and thus the ability
                                            of investors subject to these
                                            restrictions to purchase the Offered
                                            Certificates, may be subject to
                                            significant interpretative
                                            uncertainties. None of the
                                            certificates will constitute
                                            "mortgage related securities" within
                                            the meaning of the Secondary
                                            Mortgage Market Enhancement Act of
                                            1984, as amended. Investors should
                                            consult their own legal advisors to
                                            determine whether and to what
                                            extent the Offered Certificates
                                            constitute legal investments for
                                            them. See "Legal Investment" in this
                                            prospectus supplement and in the
                                            prospectus.

Denominations; Clearance
and Settlement ............................ The Offered Certificates will be issuable in registered form, in
                                            minimum denominations of certificate
                                            balance of (i) $10,000 with respect
                                            to the Class A-1 and Class A-2
                                            Certificates and (ii) $25,000 with
                                            respect to the Class B, Class C,
                                            Class D and Class E Certificates.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

                                            You may hold your certificates
                                            through (i) The Depository Trust
                                            Company ("DTC") (in the United
                                            States) or (ii) Clearstream Banking,
                                            societe anonyme ("Clearstream") or
                                            The Euroclear System ("Euroclear")
                                            (in Europe). Transfers within DTC,
                                            Clearstream or Euroclear will be in
                                            accordance with the usual rules and
                                            operating procedures of the relevant
                                            system. See "Description of the
                                            Offered Certificates--Delivery, Form
                                            and Denomination," "--Book-Entry
                                            Registration" and "--Definitive
                                            Certificates" in this prospectus
                                            supplement and "Description of the
                                            Certificates--Book-Entry
                                            Registration and Definitive
                                            Certificates" in the prospectus.

                                  RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the mortgage loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

     Except with respect to the 5 mortgage loans that were originated after the Cut-off Date, all of the mortgage loans were originated within 20 months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long-standing payment history.

COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans because commercial mortgage loans are typically larger and are made to a single borrower.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income producing property as an important measure of the risk of default of such mortgage loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

     o    the age, design and construction quality of the mortgaged property;

     o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the mortgaged property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the mortgaged property's "operating leverage" (I.E., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of 23 mortgage loans, representing 24.48% of the initial outstanding pool balance, one or more of the related mortgaged properties are secured by liens on mortgaged properties that are 100% leased to a single tenant. For example, 8 of such mortgage loans, representing 3.26% of the initial outstanding pool balance (and 4.16% of the initial loan group 1 balance), are secured by mortgaged properties that are 100% leased to Walgreens, 3 of such mortgage loans, representing 0.84% of the initial outstanding pool balance (and 1.07% of the initial loan group 1 balance), are secured by mortgaged properties that are 100% leased to Eckerd, and 3 of such mortgage loans, representing 0.72% of the initial outstanding pool balance (and 0.92% of the initial loan group 1 balance), are secured by mortgaged properties that are 100% leased to CVS.

     With respect to 2 mortgage loans, representing 10.99% of the initial outstanding pool balance (and 14.02% of the initial loan group 1 balance), the primary lease term of the single tenant that occupies the mortgaged property expires before the scheduled maturity date of the related mortgage loan.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the underwriters considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

     For instance, certain of the retail properties have tenants that are theaters. In recent years, the theater industry has experienced a high level of new theater construction, increasing competition among theater operators. This has caused some theater operators to experience financial difficulties, resulting in downgrades in credit ratings and, in certain cases, has led to bankruptcy filings.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO LOAN CONCENTRATION

     Several of the mortgage loans have Cut-off Date balances that are substantially higher than the average Cut-off Date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans represent approximately 48.03% of the initial outstanding pool balance, approximately 51.53% of the initial loan group 1 balance and approximately 35.29% of the initial loan group 2 balance. Losses on any of these loans may have a particularly adverse effect on the Offered Certificates.

     These largest loans are described under "Description of the Mortgage Pool--Description of the Ten Largest Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 2.52% of the initial outstanding pool balance.

RISKS RELATED TO BORROWER CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 9.98%, 4.25% and 3.04%, respectively, of the initial outstanding pool balance. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

RISKS RELATING TO PROPERTY TYPE CONCENTRATION

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in loan group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, PRO RATA, with the Class A-1 and Class A-2 certificates. As to property types:

     o retail properties (excluding 4 CTL properties) represent 38.95% of the initial outstanding pool balance and approximately 49.67% of the initial loan group 1 balance;

     o CTL properties represent 2.80% of the initial outstanding pool balance and approximately 3.57% of the initial loan group 1 balance;

     o multifamily properties represent 21.67% of the initial outstanding pool balance, approximately 2.17% of the initial loan group 1 balance and approximately 92.49% of the initial loan group 2 balance;

     o manufactured housing properties represent 2.02% of the initial outstanding pool balance, approximately 0.51% of the initial loan group 1 balance and approximately 7.51% of the initial loan group 2 balance;

     o office properties represent 21.46% of the initial outstanding pool balance and approximately 27.37% of the initial loan group 1 balance;

     o industrial properties represent 5.70% of the initial outstanding pool balance and 7.27% of the initial group 1 balance;

     o land properties represent 3.44% of the initial outstanding pool balance and 4.39% of the initial group 1 balance;

     o mixed use properties represent 1.75% of the initial outstanding pool balance and 2.23% of the initial group 1 balance;

     o hotel properties represent 1.57% of the initial outstanding pool balance and 2.00% of the initial group 1 balance; and

     o senior housing properties represent 0.65% of the initial outstanding pool balance and 0.82% of the initial group 1 balance.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     As of the Cut-off Date, the mortgaged properties are located in 31 states. Mortgaged properties securing mortgage loans representing 18.23% of the initial outstanding pool balance and 23.25% of the initial loan group 1 balance are located in New York, mortgaged properties securing mortgage loans representing 16.54% of the initial outstanding pool balance and 21.09% of the initial loan group 1 balance are located in California and mortgaged properties securing mortgage loans representing 7.71% of the initial outstanding pool balance and 8.17% of the initial loan group 1 balance and 6.04% of the initial loan group 2 balance are located in Arizona. See the table entitled "Geographic Concentration of Mortgage Loans" under "Description of the Mortgage Pool" in this prospectus supplement. Except as set forth above, no state contains more than 7.27% of the mortgaged properties (based on the principal balance as of the Cut-off Date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o    changes in governmental rules and fiscal policies;

     o    acts of nature (which may result in uninsured losses); and

     o    other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     30 of the mortgaged properties, which represent security for 38.95% of the initial outstanding pool balance and 49.67% of the initial group 1 balance, are retail properties (excluding 4 CTL properties). Of these, 29 mortgaged properties, representing 38.78% of the initial outstanding pool balance and 49.46% of the initial group 1 balance, are considered anchored or shadow anchored properties, and 1 mortgaged property, representing 0.17% of the initial outstanding pool balance and 0.21% of the initial group 1 balance, are considered unanchored properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, or shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

     In addition, one of the mortgaged properties, which represents 0.27% of the initial outstanding pool balance and 0.34% of the initial group 1 balance, is secured by a mortgage on a parcel of land and an assignment of the lease of that land to a single tenant, which is in the process of constructing a retail store on the leasehold estate created by the lease.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketers. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

CREDIT TENANT LEASE PROPERTIES HAVE SPECIAL RISKS

     Credit tenant lease properties secure 4 of the mortgage loans, representing approximately 2.80% of the initial outstanding pool balance and 3.57% of the initial group 1 balance. The credit tenant lease loans are secured by mortgaged properties subject to credit lease obligations of certain tenants which are subject to certain offset and other rights for landlord defaults. Such properties are leased to either (i) Walgreens (whose published long-term unsecured debt is rated, as of June 6, 2003, "A+" by S&P and "Aa3" by Moody's) or (ii) Shaw's Supermarkets, Inc. (whose published long-term unsecured debt is rated, as of June 6, 2003, "A-" by S&P and "A3" by Moody's) or a subsidiary thereof whereby the lease obligations are guaranteed by J. Sainsbury plc. Such rating reflects the rating agency's assessment of the long-term unsecured obligations of such entity only, and do not imply an assessment of the likelihood that the credit tenant leases will not be terminated or such loans repaid.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     38 of the mortgaged properties (including 6 manufactured housing community properties), which represent security for 23.69% of the initial outstanding pool balance, 2.67% of the initial loan group 1 balance and 100.00% of the initial loan group 2 balance, are multifamily properties. Of these, 32 mortgaged properties, representing 21.67% of the initial outstanding pool balance, 2.17% of the initial loan group 1 balance and 92.49% of the initial loan group 2 balance, are conventional multifamily properties and 6 mortgaged properties, representing 2.02% of the initial outstanding pool balance, 0.51% of the initial loan group 1 balance and 7.51% of the initial loan group 2 balance, are manufactured housing community properties.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (E.G., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o    the presence of competing properties in the local market;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

     o    state and local regulations;

     o    government assistance/rent subsidy programs; and

     o    national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans may be secured now by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     6 of the mortgaged properties, which represent security for 2.02% of the initial outstanding pool balance, 0.51% of the initial loan group 1 balance and 7.51% of the initial loan group 2 balance, are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing communities;

     o    apartment buildings; and

     o    site built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     15 of the mortgaged properties, which represent security for 21.46% of the initial outstanding pool balance and 27.37% of the initial loan group 1 balance, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o    the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     5 of the mortgaged properties, which represent security for 5.70% of the initial outstanding pool balance and 7.27% of the initial loan group 1 balance, are industrial properties. Various factors may adversely affect the economic performance of an industrial property, including:

     o quality of the tenants, especially if the property is occupied by a single tenant;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o    whether the building design is conducive to industrial use;

     o    a property becoming functionally obsolete;

     o    the unavailability of labor sources;

     o changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    a change in the proximity of supply sources;

     o    the expense of converting a previously adapted space to general use;
          and

     o    environmental hazards.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     2 of the mortgaged properties, which represent security for 1.57% of the initial outstanding pool balance and 2.00% of the initial loan group 1 balance, are hotel properties. Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military action in Iraq) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cashflow.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay, which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATED TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Certain of the hotel properties are franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the Trustee may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

SENIOR HOUSING PROPERTIES HAVE SPECIAL RISKS

     One of the mortgaged properties, which represents security for 0.65% of the initial outstanding pool balance and 0.82% of the initial loan group 1 balance, is a senior housing/independent living facility.

     In addition to the special risks pertaining to multifamily properties, a senior housing/independent living facility may be adversely affected by the imposition of governmental regulation and supervision and by competing facilities owned by non-profit organizations or governmental agencies supported by endowments, charitable contributions, tax revenues and other sources.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     5 mortgage loans, representing 12.95% of the initial outstanding pool balance, 15.25% of the initial loan group 1 balance and 4.59% of the initial loan group 2 balance, are secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     The mortgage loan known as "Palladium at Birmingham," representing 4.61% of the initial outstanding pool balance and 5.88% of the initial loan group 1 balance, is secured by two buildings, one of which consists of the borrower's interest in four commercial condominium units (all of the commercial units) in a residential condominium building. The borrower controls 100% of the commercial condominium board. The borrower does not control the combined commercial and residential board; with respect to issues common to the commercial units and the residential units, the borrower has a 15.82% interest. The condominium association is required to give the lender notice of a default and an opportunity to cure. In addition, in connection with any action that would materially alter or change the rights of a lender, such action requires the approval of at least 67% of all first mortgagees of record (allocating one vote for each mortgage held).

     The mortgage loan known as "Redland Center," representing 3.31% of the initial outstanding pool balance and 4.22% of the initial loan group 1 balance, is secured by the borrower's interest in one unit (one building) of a three unit (building) office condominium. With respect to voting rights on the condominium board, the borrower has a 28.35% interest and is responsible for that percentage interest in common charges. Affiliates of the borrower own the other units in the condominium. The condominium association is required to give the lender notice of default and an opportunity to cure. In addition, consent of the lender is required in connection with any action that would materially amend the condominium documents; however, the failure to deliver a negative response within 30 days after receipt is deemed approval of such action.

     The mortgage loan known as "1669 Collins Avenue, Miami Beach Land," representing 3.18% of the initial outstanding pool balance and 4.05% of the initial loan group 1 balance, is secured by the borrower's interest (subject to the tenant's ground lease) in the hotel unit (consists of the land and the hotel portion of the building) of a three unit condominium. The borrower does not have any voting rights because any such rights have been leased to the tenant. However, the related condominium by-laws provide that no amendment may be adopted that would eliminate, modify or otherwise adversely affect the rights of a mortgagee without the prior consent of the mortgagee.

     The mortgage loan known as "Plaza Almeria," representing 0.87% of the initial outstanding pool balance and 1.10% of the initial loan group 1 balance, is secured by the borrowers interest in 100% of the retail and office condominium units (the ground and second floor of the building) in a mixed-use condominium with 42 residential condominium units on the top floors of the building (not collateral for the loan). The borrower is the owner of all of the commercial condominium units and is responsible for 32.6% of the condominium assessments. In connection with the assessments, the borrower deposited

$9,500 in a reserve to cover the estimated cost of six months of condominium assessments, and the loan documents obligate the borrower to replenish the reserve if funds are used and to deposit additional funds if the estimated amount is later determined by lender to be inadequate. In addition, the loan is recourse to the sponsor for any unpaid assessments by the borrower. The condominium board consists of 5 individuals, at least 1 and not more than 2 of which are appointed by the borrower. The board is required to give the lender notice of a default and an opportunity to cure. In addition, consent of the lender is required in connection with certain actions that could materially affect the lender's rights, including changes in the pro rata interest for any unit, actions to encumber, sell or transfer the common areas, use of hazard insurance proceeds or failure to maintain fire and extended coverage on the improvements. Following and during the continuation of an event of default under the loan documents, the lender will have the right to vote for the borrower.

     The mortgage loan know as "Regal Townhomes," representing 0.99% of the initial outstanding pool balance and 4.59% of the initial loan group 2 balance, is secured by the borrower's interest in 100.00% of the residential condominium units in a residential condominium complex. As such, the borrower has 100.00% of the control rights related to the condominium regime.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, in, or emanating from such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. Polychlorinated biphenyls ("PCBs") in hydraulic or electrical equipment may be regulated as hazardous or toxic substances. The Environmental Protection Agency has also identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with ACMs or other exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     With respect to the mortgage loan known as "Gateway Center BJ's," representing 5.37% of the initial outstanding pool balance and 6.84% of the initial loan group 1 balance, the underlying land, purchased by the developer (an affiliate of the borrower) from the State and the City of New York, was formerly used as a municipal landfill. In connection with rezoning the property for the development of a shopping center, an environmental impact statement ("EIS") of the site was completed, reviewed and approved by the applicable environmental agencies, which revealed residual contamination which was mitigated during construction of the shopping center in accordance with the approved EIS. In addition, a satisfactory Phase I environmental site assessment was received in connection with the origination of the Gateway Center BJ's Loan, which recommended no further action. One of the loan sponsors, The Related Companies, L.P., has provided standard environmental indemnities under such mortgage loan.

     With respect to the mortgage loan known as "Northeast Plaza," representing 0.46% of the initial outstanding pool balance and 0.58% of the initial loan group 1 balance, there currently exists soil and ground water contamination caused by the activities performed by a tenant, Kean's Dry Cleaning. A Voluntary Remedial Action Cooperative Agreement with the State of Louisiana has been signed with Kean's who has agreed to cover all costs of the cleanup and remediation and to provide environmental and liability insurance in the amount of $2,000,000. The borrower with respect to this loan has also provided environmental liability insurance in the amount of $1,000,000.

     With respect to the mortgage loan known as "Oakridge Shopping Center," representing 0.17% of the initial outstanding pool balance and 0.21% of the initial loan group 1 balance, a $75,000 holdback has been established to insure the related borrower obtains a "no further action" letter from the Wisconsin Department of Nature Resources confirming regulatory closure relating to the release of PCB containing oil at the mortgaged property within five (5) years from the date of the closing of the loan.

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties (with the exception of one mortgage loan representing 0.72% of the initial outstanding pool balance) have been subject to environmental site assessments or an update of a previously conducted assessment or an update of an assessment based upon information in an established database or studies within the 12 months preceding the Cut-off Date. In the case of 2 mortgaged properties, securing 0.94% of the initial outstanding pool balance and 4.34% of the initial loan group 2 balance, environmental insurance was obtained in addition to subjecting such mortgaged properties to an environmental site assessment. Each environmental insurance policy insures the Trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Site Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that no assessment, study or review revealed any environmental condition or circumstance that such mortgage loan seller believes will have a material adverse impact on the value of the related mortgaged property or the borrower's ability to pay its debt. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable ACMs, lead-based paint, radon gas, leaking underground storage tanks, PCB contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified, the borrowers agreed to establish and maintain operations and maintenance or abatement programs, environmental reserves, or indemnification agreements. For more information regarding environmental considerations, see "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the Trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     87 mortgage loans, representing 89.52% of the initial outstanding pool balance, 86.63% of the initial loan group 1 balance and 100.00% of the initial loan group 2 balance, are "Balloon Loans" which provide for payments of interest and principal and then have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid.

     Loans that require Balloon Payments or substantial principal payments involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a Balloon Loan on its maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the Pooling and Servicing Agreement enables the Special Servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement. The Servicer and the Special Servicer may extend the maturity date of a mortgage loan under limited circumstances. See "The Pooling and Servicing Agreement--Modifications" in this prospectus supplement. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a class of Offered Certificates, whether such delay is due to borrower default or to modification of the related mortgage loan by the Special Servicer, will likely extend the weighted average life of such class of Offered Certificates. See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.

RISKS RELATING TO BORROWERS' ORGANIZATION OR STRUCTURE

     Although the loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, in certain cases, the borrowers previously owned property other than the related mortgaged property and/or did not observe all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not observe the required covenants and conditions will not impact the borrower or the mortgaged property. In addition, most of the borrowers do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     With respect to 11 mortgage loans, representing 9.09% of the initial outstanding pool balance, 8.75% of the initial loan group 1 balance and 10.31% of the initial loan group 2 balance, two or more borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower exercises its right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In some cases, the related loan documents provide for full recourse to the related tenant-in-common borrower and the guarantor if a tenant-in-common files for bankruptcy. There can be no assurance that a bankruptcy proceeding will not delay enforcement of this mortgage loan.

RISKS RELATED TO ADDITIONAL DEBT

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. The Westfield Shoppingtown Portfolio Loan and the Chandler Fashion Center Loan (each a "Non-Serviced Mortgage Loan" and collectively, the "Non-Serviced Mortgage Loans") are secured by one or more mortgaged properties that also secure two or more related mortgage loans that are not included in the Trust (collectively, the "Companion Loans" and each, a "Companion Loan"). Certain information with respect to the Mortgage Loans that have Companion Loans is set forth in the table below.

                                                        CUT-OFF DATE      CUT-OFF DATE
                                                      PRINCIPAL BALANCE  PRINCIPAL BALANCE  PERCENT OF INITIAL
                                                        OF PARI PASSU     OF SUBORDINATE        OUTSTANDING     PERCENT OF INITIAL
                          NUMBER OF    CUT-OFF DATE    COMPANION LOAN(S)  COMPANION LOAN        POOL BALANCE       LOAN GROUP 1
                          MORTGAGED  PRINCIPAL BALANCE   (NOT INCLUDED     (NOT INCLUDED       REPRESENTED BY   BALANCE REPRESENTED
NAME OF MORTGAGE LOAN    PROPERTIES  OF MORTGAGE LOAN    IN THE TRUST)     IN THE TRUST)       MORTGAGE LOAN     BY MORTGAGE LOAN
-----------------------  ----------  ----------------- ----------------- ----------------- -------------------  -------------------
Westfield Shoppingtown
  Portfolio                   2          $59,549,050      $113,770,648      $38,079,430            7.04%              8.98%
Chandler Fashion Center       1          $54,181,450      $ 56,392,938      $71,987,139            6.40%              8.17%

     Substantially all of the mortgage loans permit the related borrower to incur limited unsecured indebtedness in the ordinary course of business.

     With respect to 1 of the mortgage loans representing 0.85% of the initial outstanding pool balance and 3.93% of the initial loan group 2 balance, the limited partner in the related borrower pledged its interest in the borrower as collateral for a $450,000 mezzanine loan.

     In addition, with respect to 6 of the mortgage loans, representing approximately 14.04% of the initial outstanding pool balance and 17.90% of the initial loan group 1 balance, the owners of the related borrowers are permitted, under certain circumstances, to pledge their ownership interests in such borrowers as security for mezzanine debt in the future. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other Financing" in this prospectus supplement.

     Although, except as provided above, the terms of the mortgage loans generally prohibit additional indebtedness of the borrowers, and indebtedness secured by ownership interests in the borrowers, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness.

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills of any present or future managers. Additionally, there can be no assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.

PROPERTY INSURANCE

     Subject to certain exceptions including where the loan documents permit the borrower to rely on self-insurance provided by a tenant, the loan documents for the mortgage loans generally require the related borrower to maintain, or cause to be maintained, comprehensive all-risk property and casualty insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which the insurance coverage is inadequate. In addition, 8, 6 and 12 of the mortgaged properties, representing 16.54%, 6.65% and 4.21% of the initial outstanding pool balance, 21.09%, 6.78% and 4.21% of the initial group 1 balance and 0.00%, 6.21% and 4.24% of the initial group 2 balance, are located in California, Florida and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states.

     We cannot assure you that borrowers will maintain the insurance required under the loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Certain mortgage loans are secured by improvements for which coverage for acts of terrorism has been waived.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure.

     The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     For example, with respect to the mortgaged properties which secure the Westfield Shoppingtown Portfolio, representing approximately 7.04% of the initial outstanding pool balance and 8.98% of the initial loan group 1 balance, the "all risk" insurance polices delivered to the mortgagee on the closing date contain terrorism insurance exclusions; however, the related borrowers delivered separate blanket policies of insurance to the mortgagee on the closing date covering such mortgaged properties which include terrorism insurance with a blanket limit of $400,000,000. Such policies expire on July 1, 2003. Westfield America, Inc. has guaranteed the recourse obligations of the borrowers under such mortgage loan (including loss arising from terrorist acts or similar acts of sabotage affecting the related mortgaged properties to the extent (a) the applicable "all risk" insurance policies do not insure such terrorist acts and
(b) the borrowers fail to maintain separate terrorism insurance in the amount of at least $26,000,000 for each of the related properties; PROVIDED, that the liability of Westfield America, Inc., with respect to any such loss, is limited with respect to each related mortgaged property to the difference between (x) $26,000,000 and (y) the amount of terrorism insurance maintained by the borrowers for such mortgaged property.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans that we intend to include in the Trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the Servicer or Special Servicer may not enforce such default or cause the borrower to obtain such insurance if the Special Servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the Directing Certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the Special Servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loan. The resulting estimates of value are the bases of the Cut-off Date Loan-to-Value Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Appendix A to this prospectus supplement for illustrative purposes only. See "Description of the Mortgage Pool" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the Trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In addition, if the Trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the Trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the Offered Certificates.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the Trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     3 mortgage loans, representing 10.84% of the initial outstanding pool balance and 13.82% of the initial loan group 1 balance, are secured by a mortgage on (i) the borrower's leasehold interest in the related mortgaged property, (ii) both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property or (iii) both the borrower's leasehold interest in the mortgaged property and the fee interest underlying such leasehold interest in the mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (I.E., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the Trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (E.G., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (E.G., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

RISKS RELATED TO ZONING LAWS

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then-current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

RISKS RELATED TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

     With respect to 1 of the mortgage loans, representing approximately 0.65% of the initial outstanding pool balance and 0.82% of the initial loan group 1 balance, the related borrower is subject to litigation which is only partially covered by insurance.

RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

                              CONFLICTS OF INTEREST

CONFLICTS BETWEEN VARIOUS CLASSES OF CERTIFICATEHOLDERS

     The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Controlling Class will be empowered to replace the Special Servicer. In addition, the Directing Certificateholder of the Controlling Class has certain rights to advise and direct the Special Servicer. The Controlling Class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust than would have been realized if earlier action had been taken. The Directing Certificateholder has no duty to act in the interests of any class other than the Controlling Class.

     The Special Servicer or an affiliate may acquire certain of the most subordinated certificates. Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

CONFLICTS BETWEEN TRUST AND EACH OF GERMAN AMERICAN CAPITAL CORPORATION AND LASALLE BANK NATIONAL ASSOCIATION

     Conflicts of interest may arise between the Trust and each of German American Capital Corporation and LaSalle Bank National Association, or their affiliates, that engage in the acquisition, development, operation, financing and disposition of real estate.

     Those conflicts may arise because each of German American Capital Corporation and LaSalle Bank National Association and their affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In addition, German American Capital Corporation and LaSalle Bank National Association or their affiliates may have financing or other arrangements with affiliates of the mortgagors, and may enter into additional arrangements in the future. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective mortgagors. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

CONFLICTS BETWEEN SELLERS OF MORTGAGE LOANS AND CLASSES OF CERTIFICATEHOLDERS

     German American Capital Corporation and LaSalle Bank National Association and their respective affiliates may acquire certain of the certificates. Under such circumstances, they may become the Directing Certificateholder, and as such have interests that may conflict with their interests as sellers of the mortgage loans.

CONFLICTS BETWEEN CERTIFICATEHOLDERS AND HOLDERS OF COMPANION LOANS

     The Westfield Shoppingtown Portfolio Loan and the Chandler Fashion Center Loan will be serviced and administered pursuant to the applicable Other PSA, each of which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. In addition, the legal and/or beneficial owners of the related Companion Loans, directly or through representatives, have certain rights under the applicable Other PSA and the related intercreditor agreement that affect the Non-Serviced Mortgage Loans, including with respect to the servicing thereof and the termination and replacement of the related special servicer. Those legal and/or beneficial owners may have interests that conflict with your interests.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance premium unless the prepayment is made within a specified number of days of the stated maturity date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o the Servicer's or Special Servicer's ability to enforce those charges or premiums;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage loan from the Trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to mortgage loans that are secured by one or more mortgaged properties that also secure a Companion Loan that is not included in the trust, yield maintenance charges will not be payable if the holder of a subordinate Companion Loan purchases the related mortgage loan due to certain default circumstances under such mortgage loan.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS AND DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS

     The yield on any Offered Certificate will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o    the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o    the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the Offered Certificates may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

RISKS RELATED TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the Offered Certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation and to such rights of the holders of the Class X-1 and Class X-2 Certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class A-2 and Class A-1A Certificates, PRO RATA.

     Each class of certificates (other than the Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and to be allocated losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the Trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

RISKS RELATED TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. We cannot assure you that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the

Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your Offered Certificates are the Class A-1 or Class A-2 Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Offered Certificates with an earlier alphabetical designation and the Class A-1A, Class X-1 and Class X-2 Certificates. See "Description of the Offered Certificates--Distributions" and "--Subordination" in this prospectus supplement.

RISK OF PASS-THROUGH RATE VARIABILITY CONSIDERATIONS

     The Pass-Through Rates on the Class B, Class C, Class D and Class E Certificates will equal one of (i) a fixed rate, (ii) a rate equal to the lesser of a specified fixed rate and the weighted average net mortgage pass-through rate, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage, or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.

RISK OF LIMITED ASSETS

     The Offered Certificates will represent interests solely in the assets of the Trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

     You generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The Pooling and Servicing Agreement gives the Servicer, the Bond Administrator, the Special Servicer or the REMIC Administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different than those that holders of any particular class of Offered Certificates would have made, and which may negatively affect those holders' interests.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

OTHER RISKS

     "Risk Factors" in the prospectus describes other risks and special considerations that may apply to your investment in certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     A trust (the "Trust") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") will consist primarily of a pool (the "Mortgage Pool") of 92 fixed-rate mortgage loans (each a "Mortgage Loan," and collectively, the "Mortgage Loans") secured by first liens on 99 multifamily and commercial properties (each a "Mortgaged Property," and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of June 1, 2003 or, in the case of the Mortgage Loans known as the "75 Rockefeller Plaza," "Shaw's Merrimack," "Hampton Inn and Holiday Inn," "Fredericksburg Shopping Center" and "Commerce Square Center," the Note Date (as applicable, the "Cut-off Date") of approximately $846,037,514 (the "Initial Outstanding Pool Balance"), subject to a variance of plus or minus 5%. The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Principal Balance") will range from $1,147,709 to $65,000,000 and the average Cut-off Date Principal Balance will be $9,196,060. The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 60 Mortgage Loans, representing 78.41% of the Initial Outstanding Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 32 Mortgage Loans (or 92.16% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 80.33% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing 21.59% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description. In addition, the Depositor will be required to deposit with the Trustee on the Closing Date an amount (the "Interest Deposit Amount") which will be sufficient to cover the interest shortfalls that would otherwise occur on the Certificates on the first Distribution Date as a result of certain mortgage loans being originated (and therefore beginning to accrue interest) on a date following the Cut-off Date. The Interest Deposit Amount will be distributed on the first Distribution Date.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                         SECURITY FOR THE MORTGAGE LOANS

                                                    % OF INITIAL
                                                  OUTSTANDING POOL     % OF INITIAL LOAN      % OF INITIAL LOAN
INTEREST OF BORROWER ENCUMBERED                      BALANCE(1)         GROUP 1 BALANCE        GROUP 2 BALANCE
--------------------------------                  ----------------     -----------------      -----------------
Fee Simple Estate ...............................      89.16%               86.18%               100.00%

Combined Fee/Leasehold Estate ...................      10.50%               13.40%                 0.00%

Leasehold .......................................       0.33%                0.43%                 0.00%
                                                      ------               ------                ------
TOTAL ...........................................     100.00%              100.00%               100.00%


---------------
(1) Based on the Allocated Loan Amount of the related Mortgaged Property.

                         DISTRIBUTION OF PROPERTY TYPES

                                                      PERCENTAGE   PERCENTAGE  PERCENTAGE             WEIGHTED            WEIGHTED
                                                     OF AGGREGATE  OF INITIAL  OF INITIAL             AVERAGE  REMAINING   AVERAGE
                            NUMBER OF  CUT-OFF DATE  CUT-OFF DATE     LOAN        LOAN      WEIGHTED  MORTGAGE  TERM TO    CUT-OFF
                            MORTGAGED    PRINCIPAL      PRINCIPAL    GROUP 1      GROUP 2    AVERAGE  INTEREST  MATURITY    DATE
PROPERTY TYPE               PROPERTIES    BALANCE        BALANCE     BALANCE      BALANCE    DSCR(2)    RATE     (MOS.)     LTV(2)
-------------               ---------- ------------  ------------  ----------  ----------   --------- -------- ---------  ----------
Retail .....................    34      353,191,571       41.75%      53.24%        0.00%     1.85x     5.633%    118       64.91%
  ANCHORED .................    29      328,096,657       38.78       49.46         0.00      1.85X     5.616%    110       64.94%
  UNANCHORED ...............     1        1,396,503        0.17        0.21         0.00      1.49X     6.500%    118       58.19%
  CTL ......................     4       23,698,411        2.80        3.57         0.00                5.824%    238
Multifamily ................    38      200,406,908       23.69        2.67       100.00      1.40x     5.558%    113       77.03%
  MULTIFAMILY ..............    32      183,337,755       21.67        2.17        92.49      1.38X     5.576%    115       77.17%
  MANUFACTURED HOUSING .....     6       17,069,154        2.02        0.51         7.51      1.62X     5.359%     90       75.55%
Office .....................    15      181,574,459       21.46       27.37         0.00      1.61x     5.447%    124       66.29%
Industrial .................     5       48,201,385        5.70        7.27         0.00      1.45x     6.138%    109       75.25%
Land .......................     2       29,130,854        3.44        4.39         0.00                5.700%    116
Mixed Use(1) ...............     2       14,815,706        1.75        2.23         0.00      1.31x     5.952%    119       71.08%
Hotel ......................     2       13,250,000        1.57        2.00         0.00      1.71x     6.350%    121       58.63%
Senior Housing .............     1        5,466,631        0.65        0.82         0.00      1.43x     6.500%    113       74.48%
                                --      -----------      ------       -----       ------      -----     -----     ---      ------
TOTAL/WTD. AVG. ............    99      846,037,514      100.00%     100.00%      100.00%     1.64x     5.629%    118       69.00%


---------------
(1)  Includes office and retail spaces.

(2) Excludes 4 credit tenant lease mortgage loans and 2 land mortgage loans which represent 6.24% of the Initial Outstanding Pool Balance and 7.96% of the Initial Loan Group 1.

                 GEOGRAPHIC CONCENTRATION OF MORTGAGE PROPERTIES

                                                      PERCENTAGE   PERCENTAGE  PERCENTAGE            WEIGHTED             WEIGHTED
                                                     OF AGGREGATE  OF INITIAL  OF INITIAL             AVERAGE  REMAINING   AVERAGE
                            NUMBER OF  CUT-OFF DATE  CUT-OFF DATE     LOAN        LOAN      WEIGHTED  MORTGAGE  TERM TO    CUT-OFF
                            MORTGAGED    PRINCIPAL      PRINCIPAL    GROUP 1      GROUP 2    AVERAGE  INTEREST  MATURITY    DATE
STATE/LOCATION              PROPERTIES    BALANCE        BALANCE     BALANCE      BALANCE    DSCR(2)    RATE     (MOS.)     LTV(2)
--------------              ---------- ------------  ------------  ----------  ----------   --------- -------- ---------  ----------
New York ...................     5     154,224,547       18.23%      23.25%        0.00%      1.68x     5.254%    123       66.35%
California .................     8     139,924,421       16.54       21.09         0.00       1.85x     5.730%    105       62.22%
  SOUTHERN(1) ..............     6      87,266,426       10.31       13.16         0.00       1.75X     5.783%    116       64.64%
  NORTHERN(1) ..............     2      52,657,995        6.22        7.94         0.00       2.02X     5.642%     86       58.31%
Arizona ....................     4      65,220,205        7.71        8.17         6.04       2.70x     5.149%    107       47.00%
Pennsylvania ...............     4      61,388,568        7.26        3.52        20.84       1.41x     5.628%    119       78.27%
Georgia ....................    12      60,528,611        7.15        1.40        28.04       1.33x     5.597%    121       78.03%
Florida ....................     6      56,283,118        6.65        6.78         6.21       1.38x     5.838%    117       75.80%
Michigan ...................     5      52,897,312        6.25        7.05         3.34       1.35x     5.727%    119       78.52%
Texas ......................    12      35,652,192        4.21        4.21         4.24       1.46x     5.974%    106       71.50%
Illinois ...................     5      31,117,425        3.68        1.49        11.62       1.53x     5.589%    119       69.97%
Maryland ...................     2      30,092,419        3.56        4.54         0.00       1.27x     5.751%    119       78.72%
West Virginia ..............     2      22,305,207        2.64        3.36         0.00       1.45x     5.740%    119       76.84%
Virginia ...................     3      20,250,000        2.39        3.05         0.00       1.62x     6.022%    121       65.86%
North Carolina .............     3      17,948,983        2.12        2.71         0.00       1.36x     6.097%    119       73.27%
Mississippi ................     7      14,814,062        1.75        1.17         3.85       1.41x     6.009%    162       75.47%
New Hampshire ..............     1      13,666,000        1.62        2.06         0.00                 5.600%    248
South Carolina .............     2       8,600,990        1.02        0.34         3.47       1.41x     5.712%    119       77.49%
Iowa .......................     1       8,392,381        0.99        0.00         4.59       1.23x     5.650%     83       79.93%
Ohio .......................     2       7,607,029        0.90        1.15         0.00       1.64x     5.490%    120       72.88%
Missouri ...................     1       6,092,806        0.72        0.92         0.00       1.60x     7.250%    102       64.13%
Louisiana ..................     2       6,001,237        0.71        0.90         0.00       1.55x     5.499%     68       74.05%
Arkansas ...................     1       5,995,053        0.71        0.90         0.00       1.50x     6.020%    119       74.94%
Indiana ....................     1       4,950,410        0.59        0.00         2.71       1.25x     6.000%    113       70.72%
New Jersey .................     1       4,346,535        0.51        0.66         0.00       1.31x     6.150%    119       73.67%
Oregon .....................     1       4,341,119        0.51        0.00         2.38       1.49x     5.500%    118       71.64%
Colorado ...................     1       3,291,323        0.39        0.50         0.00       1.48x     6.060%    117       74.46%
New Mexico .................     1       2,151,120        0.25        0.32         0.00       1.33x     6.650%    115       74.95%
Connecticut ................     1       2,077,187        0.25        0.00         1.14       1.43x     5.700%     83       76.93%
Alabama ....................     1       1,681,917        0.20        0.25         0.00       1.43x     6.000%    118       73.13%
Tennessee ..................     1       1,500,000        0.18        0.00         0.82       1.51x     6.000%    120       75.00%
Wisconsin ..................     1       1,396,503        0.17        0.21         0.00       1.49x     6.500%    118       58.19%
Oklahoma ...................     2       1,298,836        0.15        0.00         0.71       1.47x     5.700%    119       79.93%
                               ---     -----------      ------      ------       ------       -----     -----     ---       -----
TOTAL/WTD. AVG. ............    99     846,037,514      100.00%     100.00%      100.00%      1.64x     5.629%    118%      69.00%


--------------
(1) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

(2) Excludes 4 credit tenant lease mortgage loans and 2 land mortgage loans, which represent 6.24% of the Initial Outstanding Pool Balance and 7.96% of the Initial Loan Group 1.

                     DISTRIBUTION OF LOAN-TO-VALUE RATIOS(1)

                                                      PERCENTAGE   PERCENTAGE  PERCENTAGE            WEIGHTED             WEIGHTED
                                                     OF AGGREGATE  OF INITIAL  OF INITIAL             AVERAGE  REMAINING   AVERAGE
                            NUMBER OF  CUT-OFF DATE  CUT-OFF DATE     LOAN        LOAN      WEIGHTED  MORTGAGE  TERM TO    CUT-OFF
RANGE OF CUT-OFF DATE       MORTGAGED    PRINCIPAL      PRINCIPAL    GROUP 1     GROUP 2     AVERAGE  INTEREST  MATURITY    DATE
LOAN-TO-VALUE RATIO         PROPERTIES    BALANCE        BALANCE     BALANCE     BALANCE     DSCR(2)    RATE     (MOS.)     LTV
---------------------       ---------- ------------  ------------  ----------  ----------   --------- -------- ---------  ----------
41.0%-45.0%                      1      54,181,450       6.40%        8.17%       0.00%       2.93x     5.140%    113       40.95%
45.1%-50.0%                      2     124,549,050      14.72        18.78        0.00        2.20x     5.327%    123       47.99%
50.1%-60.0%                      3      21,146,503       2.50         3.19        0.00        1.76x     6.099%    120       58.74%
60.1%-65.0%                      5      23,373,463       2.76         3.28        0.90        1.54x     6.214%     78       64.30%
65.1%-70.0%                      6      25,998,019       3.07         1.68        8.14        1.41x     5.649%    116       68.64%
70.1%-75.0%                     33     169,584,848      20.04        21.94       13.15        1.44x     5.846%    109       73.34%
75.1%-80.0%                     35     370,223,408      43.76        35.01       75.53        1.38x     5.620%    115       78.95%
80.1%-80.6%                      1       4,151,507       0.49         0.00        2.27        1.46x     5.500%    118       80.61%
                                --     -----------      -----        -----      ------        ----      -----     ---       -----
TOTAL/WTD. AVG.                 86     793,208,249      93.76%       92.04%     100.00%       1.64x     5.620%    114       69.00%


----------------
(1) Excludes 4 credit tenant lease mortgage loans and 2 land mortgage loans which represent 6.24% of the Initial Outstanding Pool Balance and 7.96% of the Initial Loan Group 1.

                 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS(1)

                                                      PERCENTAGE   PERCENTAGE  PERCENTAGE            WEIGHTED             WEIGHTED
                                                     OF AGGREGATE  OF INITIAL  OF INITIAL             AVERAGE  REMAINING   AVERAGE
                            NUMBER OF  CUT-OFF DATE  CUT-OFF DATE     LOAN        LOAN      WEIGHTED  MORTGAGE  TERM TO    CUT-OFF
RANGE OF CUT-OFF            MORTGAGED    PRINCIPAL      PRINCIPAL    GROUP 1     GROUP 2     AVERAGE  INTEREST  MATURITY    DATE
DATE DSCR                   PROPERTIES    BALANCE        BALANCE     BALANCE     BALANCE     DSCR(2)    RATE     (MOS.)     LTV
----------------            ---------- ------------  ------------  ----------  ----------   --------- -------- ---------  ----------
1.23x+ to 1.25x                  2      34,792,381        4.11%       0.00%       19.05%       1.23x    5.529%    111       79.53%
1.25x+ to 1.30x                  8      67,469,155        7.97        9.06         4.02        1.28x    5.859%    117       77.07%
1.30x+ to 1.35x                 13      86,313,901       10.20       11.45         5.68        1.32x    5.860%    119       76.54%
1.35x+ to 1.40x                  5      70,319,956        8.31        3.54        25.62        1.37x    5.717%    119       78.11%
1.40x+ to 1.45x                 19     160,776,048       19.00       18.59        20.49        1.43x    5.725%    119       77.81%
1.45x+ to 1.50x                 18      67,883,728        8.02        6.28        14.36        1.47x    5.691%    106       74.02%
1.50x+ to 1.55x                  8      56,193,913        6.64        6.94         5.55        1.52x    5.611%    112       72.42%
1.55x+ to 1.60x                  4      37,168,048        4.39        5.60         0.00        1.57x    5.570%     69       72.33%
1.60x+ to 1.70x                  3      12,171,507        1.44        0.64         4.34        1.67x    5.078%     80       74.73%
1.70x+ to 1.80x                  1      13,250,000        1.57        2.00         0.00        1.71x    6.350%    121       58.63%
1.80x+ to 2.40x                  3      73,139,111        8.64       10.78         0.90        2.01x    4.771%    132       51.10%
2.40x+ to 2.93x                  2     113,730,500       13.44       17.14         0.00        2.65x    5.616%    112       43.49%
                                --     -----------       -----       -----       ------        ----     -----     ---       -----
TOTAL/WTD. AVG.                 86     793,208,249       93.76%      92.04%      100.00%       1.64x    5.620%    114       69.00%

------------
(1) Excludes 4 credit tenant lease mortgage loans and 2 land mortgage loans which represent 6.24% of the Initial Outstanding Pool Balance and 7.96% of the Initial Loan Group 1.

     See Annex A-1 to this prospectus supplement for additional information.

SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of Deutsche Bank AG, German American Capital Corporation ("GACC") or LaSalle Bank National Association ("LaSalle," and together with GACC, the "Mortgage Loan Sellers"), the Servicer, the Special Servicer, the Trustee or the Bond Administrator or any of their respective affiliates. Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC and LaSalle pursuant to two separate Mortgage Loan Purchase Agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

     GACC. 30 Mortgage Loans, which represent security for 67.73% of the Initial Outstanding Pool Balance, 75.39% of the Initial Loan Group 1 Balance and 39.88% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

     LASALLE. 62 Mortgage Loans, which represent security for 32.27% of the Initial Outstanding Pool Balance, 24.61% of the Initial Loan Group 1 Balance and 60.12% of the Initial Loan Group 2 Balance, will be sold to the Depositor by LaSalle. One Mortgage Loan, representing 0.19% of the Initial Outstanding Pool Balance, was originated pursuant to LaSalle's underwriting guidelines by another entity and was purchased by LaSalle immediately upon the funding of each Mortgage Loan. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities. LaSalle is also an affiliate of ABN AMRO Incorporated, one of the Underwriters. LaSalle is also acting as Bond Administrator and as paying agent and certificate registrar with respect to the Certificates.

     Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it, and with respect to any breach of any representation or warranty that materially and adversely affects the value of such a Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates therein will be required to cure such breach or repurchase or substitute for such Mortgage Loan. See "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Seller make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

     ENVIRONMENTAL SITE ASSESSMENTS. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or studies, were conducted on all of the Mortgaged Properties. Such environmental site assessments, updates or reviews were conducted within the 23-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions (for more information regarding environmental conditions, see "Risk Factors--Risks Related to the Mortgage Loans--Potential Trust Liability Related to a Materially Adverse Environmental Condition" in this prospectus supplement). The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified, the borrowers agreed to establish and maintain operations and maintenance or abatement programs, environmental reserves, or indemnification agreements.

     In the case of 2 Mortgaged Properties securing 0.94% of the Initial Outstanding Pool Balance and 4.34% of the Initial Loan Group 2 Balance, environmental insurance for such Mortgage Loans were obtained from an affiliate of American International Group, Inc. in addition to environmental site assessments performed with respect to each of the underlying Mortgaged Properties. Each environmental insurance policy insures the Trust against losses resulting from certain known and unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the outstanding balance of the Mortgage Loan, if on-site environmental conditions are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or similar studies and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Servicer, the Special Servicer, the Trustee, the Bond Administrator or any of their respective affiliates. There can be no assurance that the environmental site assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     PROPERTY CONDITION ASSESSMENTS. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within 23 months of the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

     APPRAISALS AND MARKET ANALYSIS. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller within 12 months of the Cut-off Date. See Annex A-1 to this prospectus supplement. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Pool Loans (as defined herein), the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk

Factors--Risks Related to the Mortgage Loans--Appraisals and Market Studies Have Certain Limitations" in this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In addition, if any portion of the improvement to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.

UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

     GENERAL. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United States.

     LOAN ANALYSIS. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

            Property Type                  DSCR Guideline    LTV Ratio Guideline
            -------------                  --------------    -------------------
            Anchored Retail .............       1.25x                75%
            Unanchored Retail ...........       1.30x                70%
            Office ......................       1.25x                75%
            Multifamily .................       1.20x                80%
            Self storage ................       1.30x                70%
            Industrial/Warehouse ........       1.25x                75%
            Manufactured Housing ........       1.20x                80%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     ESCROW REQUIREMENTS. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o TAXES AND INSURANCE--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

               Retail ................................  $0.20 per square foot
               Office ................................  $0.20 per square foot
               Multifamily ...........................  $250 per unit
               Self storage ..........................  $0.15 per square foot
               Industrial/Warehouse ..................  $0.20 per square foot
               Manufactured Housing Community ........  $50-100 per pad

     o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

LASALLE'S UNDERWRITING STANDARDS

UNDERWRITING GUIDELINES AND PROCESSES

     LaSalle has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it which are generally consistent with those described below. All of the Mortgage Loans were generally originated in accordance with such guidelines. One Mortgage Loan, representing 0.19% of the Initial Outstanding Pool Balance, was originated by Collateral Mortgage Capital, LLC, and LaSalle re-underwrote such Mortgage Loan. In some instances, one or more provisions of the guidelines were waived or modified by LaSalle where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

     PROPERTY ANALYSIS. LaSalle generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. LaSalle assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, LaSalle evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     CASH FLOW ANALYSIS. LaSalle reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a DSCR. See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement.

     APPRAISAL AND LOAN-TO-VALUE RATIO. For each mortgaged property, LaSalle obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. LaSalle then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     EVALUATION OF MORTGAGOR. LaSalle evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans are nonrecourse in nature, in the case of certain mortgage loans, the mortgagor and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. LaSalle evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     ENVIRONMENTAL SITE ASSESSMENT. Prior to origination LaSalle either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, LaSalle reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, LaSalle requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     PHYSICAL ASSESSMENT REPORT. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), LaSalle obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is new construction. LaSalle reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, LaSalle generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     TITLE INSURANCE POLICY. The mortgagor is required to provide, and LaSalle reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     PROPERTY INSURANCE. The mortgagor is required to provide, and LaSalle reviews, certificates of required insurance with respect to the Mortgaged Properties where self-insurance is not permitted. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as LaSalle may require based on the specific characteristics of the Mortgaged Property.

DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS

     The following summaries describe the ten largest Mortgage Loans in the Trust.

     THE 75 ROCKEFELLER PLAZA LOAN

     THE LOAN. The Mortgage Loan known as "75 Rockefeller Plaza" (the "75 Rockefeller Plaza Loan") is secured by a first mortgage on the fee and leasehold interests of the borrower in 75 Rockefeller Plaza, a 33-story office building built in 1947 and located in New York, New York. The 75 Rockefeller Plaza Loan was originated on June 6, 2003 and is evidenced by a note with an original principal balance of $65,000,000. The cut-off date balance for the 75 Rockefeller Plaza Loan is $65,000,000, which represents 7.68% of the Initial Outstanding Pool Balance.

     THE PROPERTY. The 75 Rockefeller Plaza Mortgaged Property consists of one 578,241 square foot (based on net rentable square footage) office building on a 37,557 square foot parcel of land. The 75 Rockefeller Plaza Mortgaged Property is 100% occupied by AOL Time Warner, Inc. ("TWI"), pursuant to a lease dated March 11, 1993 ("TWI Lease"). The TWI lease expires July 31, 2014 and had an early termination provision, which has since been waived.

     THE BORROWER AND SPONSOR. The borrower is 75 Plaza LLC, a special purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 75 Rockefeller Plaza Loan. The sponsor of the borrower is 75 Plaza Holdings LLC, a Delaware limited liability company.

     MATURITY DATE. The 75 Rockefeller Plaza Loan has a remaining term of 134 months. The scheduled maturity date is August 1, 2014.

     INTEREST RATE. The 75 Rockefeller Plaza Loan accrues interest at an annual rate of 4.6650% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated June 1, 2003 by a third-party appraiser, the appraised value of the Mortgaged Property for the 75 Rockefeller Plaza Loan (the "75 Rockefeller Plaza Mortgaged Property") is $130,000,000. Based on that appraised value, the 75 Rockefeller Plaza Loan has a cut-off date loan-to-value ratio of 50.0%. The underwritten net cash flow of the 75 Rockefeller Plaza Mortgaged Property was calculated to be $6,228,077. Based on that underwritten net cash flow, the 75 Rockefeller Plaza Loan has an underwritten debt service coverage ratio of 2.02x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make interest payments calculated based on the on the Interest Rate divided by twelve (12) months and multiplied by a quotient of the actual number of days in a month over thirty (30) days. On the maturity date, the entire principal amount, all unpaid accrued interest and all other sums due under the loan documents will be due.

     LOCKBOX AND CASH MANAGEMENT. The borrower has directed the sole tenant at the 75 Rockefeller Plaza Mortgaged Property to send its rent directly to a lender-controlled account. During the term of the TWI Lease (hereinafter defined) and provided that TWI (hereinafter defined) has not given the borrower notice of its intention not to renew the term of such lease, funds in the lender-controlled account will be applied to pay debt service and reserves for tenant improvement and leasing costs. Any remaining amounts will be returned to the borrower. Upon notice from TWI of non-renewal, or at the expiration or termination of the TWI Lease, the borrower is required to fund reserves related to real estate taxes, insurance and certain property expenses. On the occurrence of an event of default, (i) the lender may make withdrawals from the lender controlled account to pay any obligations, operating expenses or capital expenditures relating to the 75 Rockefeller Plaza Mortgaged Property and (ii) all excess cash in the lender-controlled account will not be returned to the borrower.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the 75 Rockefeller Plaza Loan, in whole or in part, at any time prior to May 1, 2014, on which date the 75 Rockefeller Plaza Loan is freely prepayable in whole (but not in part). If, despite the above restriction, the 75 Rockefeller Plaza Loan is voluntarily or mandatorily prepaid at any time prior to the payment date in July 2005, (other than as a result of the application of insurance proceeds or condemnation awards), the borrower will be required to pay to lender liquidated damages equal to 5% of the principal amount of the 75 Rockefeller Plaza Loan being repaid. Subject to certain conditions set forth in the loan documents, on any payment date from the payment date in July 2005 to the payment date in May 2014, the borrower is permitted to obtain a release of the 75 Rockefeller Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT OR SUBORDINATE DEBT.  None.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves for tenant improvement and leasing costs (monthly deposits of $62,500), and, only if the lender receives notice from TWI of its intention not to renew the lease or at the expiration or termination of the TWI Lease, real estate taxes, insurance and certain property expenses.

     PROPERTY MANAGEMENT. The 75 Rockefeller Mortgaged Property is managed by TWI pursuant to the terms of the TWI Lease. Upon an event of default under the loan agreement or the management agreement, if the DSCR falls below the level outlined in the loan agreement or if the manager becomes insolvent, the borrower, at the lender's request, is required to replace the manager.

     TERRORISM INSURANCE. The loan documents provide that, if the TRIA or a similar statute (i) is in effect, then the borrower is required to maintain terrorism insurance on a per occurrence basis in an amount equal to the lesser of (A) the principal amount of the 75 Rockefeller Plaza Loan or (B) 100% of the replacement cost value of the improvements and building equipment located on the 75 Rockefeller Plaza Mortgaged Property; and (ii) is not in effect, and if terrorism insurance is either (A) commercially available or (B) maintained for another Class "A" office property in the same geographic area as the 75 Rockefeller Plaza Mortgaged Property which is owned directly or indirectly by an affiliate of the borrower, then the borrower is required to maintain terrorism insurance on a per occurrence basis in an amount not less than the lesser of (x) the principal amount of the 75 Rockefeller Plaza Loan, (y) the replacement cost of the improvements or (z) that which can be purchased for a sum equal to 200% of the total insurance premium being paid in connection with the "all-risk" property insurance required by the loan documents, or such greater amount as shall be required by the rating agencies. The borrower is currently insured for damage caused by terrorism as specified in clause (i) above.

     THE WESTFIELD SHOPPINGTOWN PORTFOLIO LOAN

     THE LOAN. The Mortgage Loan known as "Westfield Shoppingtown Portfolio" (the "Westfield Shoppingtown Portfolio Loan"), evidenced by a promissory note dated November 1, 2002 with an original principal balance of $59,950,922 ("Westfield Shoppingtown Portfolio A-2 Note"), is secured by a first mortgage on two Class A super-regional malls, the Shoppingtown Galleria at Roseville located in Roseville, California (the "Westfield Shoppingtown Galleria at Roseville Property") and the Shoppingtown MainPlace located in Santa Ana, California (the "Westfield Shoppingtown MainPlace Property," and together with Westfield Shoppingtown Galleria at Roseville Property, the "Westfield Shoppingtown Portfolio Mortgaged Properties"). The Westfield Shoppingtown Portfolio Loan is a portion of a larger loan (the "Westfield Shoppingtown Portfolio Whole Loan") that was originated by GACC on September 13, 2002. The Westfield Shoppingtown Portfolio Whole Loan, secured by the Westfield Shoppingtown Portfolio Mortgaged Properties, is evidenced by four notes: (i) Westfield Shoppingtown Portfolio A-2 Note, (ii) a promissory note dated November 1, 2002 ("Westfield Shoppingtown Portfolio A-1 Note") with an original principal balance of $96,920,657, which note was transferred by GACC to GE Capital Commercial Mortgage Corporation and is an asset in the trust fund established pursuant to that certain pooling and servicing agreement (the "GECCMC Series 2002-3 PSA"), by and among GE Capital Commercial Mortgage Corporation, as depositor, GEMSA Loan Services, L.P., as master servicer (in such capacity, the "2002-3 Master Servicer"), KeyCorp Real Estate Capital Markets, Inc., as special servicer (in such capacity, the "2002-3 Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee, (iii) a promissory note dated November 1, 2002 ("Westfield Shoppingtown Portfolio A-3 Note" and, together with Westfield Shoppingtown Portfolio Note A-2 and Westfield Shoppingtown Portfolio A-1 Note, the "Westfield Shoppingtown Portfolio A Notes"), with an original principal balance of $19,983,641, and (iv) a promissory note dated November 1, 2003 in the original principal amount of $35,970,553 ("Westfield Shoppingtown Portfolio B Note," and together with the Westfield Shoppingtown Portfolio A Notes, the "Westfield Shoppingtown Portfolio Notes"). The Westfield Shoppingtown Portfolio A-3 Note and the Westfield Shoppingtown Portfolio B Note were transferred by GACC to Deutsche Mortgage & Asset Receiving Corporation and are assets in the trust fund established pursuant to that certain trust agreement dated as of November 1, 2002 by and between Deutsche Mortgage & Asset Receiving Corporation, as depositor, and Wells Fargo Bank Minnesota, N.A., as trustee. The Westfield Shoppingtown Portfolio A-3
Note is divided into two loan components, the first of which ("Westfield Shoppingtown Portfolio A-3A Loan Component") has an original principal balance of $17,633,641 and the second of which ("Westfield Shoppingtown Portfolio A-3B Loan Component") has an original principal balance of $2,350,000. Each of the Westfield Shoppingtown Portfolio A-1 Note and the Westfield Shoppingtown Portfolio A-3A Loan Component is pari passu in right of payment to the Westfield Shoppingtown Portfolio Loan. The Westfield Shoppingtown Portfolio A-3B Loan Component is subordinate in right of payment to the Westfield Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note and the Westfield Shoppingtown Portfolio A-3A Loan Component; and the Westfield Shoppingtown Portfolio B Note is subordinate to each of the Westfield Shoppingtown Portfolio A Notes. The cut-off date balance for the Westfield Shoppingtown Portfolio Loan is $59,549,050, which represents 7.04% of the initial outstanding pool balance.

     A co-lender agreement (the "Westfield Shoppingtown Portfolio Co-Lender Agreement") by and among the holder of the Westfield Shoppingtown Portfolio Loan, the holder of the Westfield Shoppingtown Portfolio A-1 Note, the holder of the Westfield Shoppingtown Portfolio A-3 Note and the holder of the Westfield Shoppingtown Portfolio B Note sets forth the rights of each note holder.

     THE WESTFIELD SHOPPINGTOWN GALLERIA AT ROSEVILLE PROPERTY. The Shoppingtown Galleria at Roseville is a 1,034,710 square feet two-level Class A super-regional mall located in the Sacramento, CA market. 462,666 square feet of inline space serves as collateral for the Westfield Shoppingtown

Portfolio Loan. The property was completed in 2000. The mall is anchored by four department stores: Nordstrom, Macy's, JC Penney and Sears, each of which own their own stores and are not part of the loan collateral. The property has more than 4,900 surface parking spaces (approximately 4.8 spaces per 1,000 square feet of GLA).

     The following table presents certain information related to the five largest in-line tenants, based on net rentable square feet, at the Westfield Shoppingtown Galleria at Roseville Property:

         FIVE LARGEST IN-LINE TENANTS BASED ON NET RENTABLE SQUARE FEET

                                                          % OF         BASE            LEASE
          TENANT                          NRSF            NRSF      RENT (PSF)       EXPIRATION
          ------                         --------       --------    ----------       ----------
          Crate & Barrel .............    36,223          7.83%       $19.08          8/31/2010
          Copeland's Sports ..........    31,164          6.74         18.67          1/31/2011
          Borders Books & Music ......    25,120          5.43         19.90          1/31/2016
          Restoration Hardware .......    11,472          2.91         18.50          8/31/2010
          The Gap ....................    11,214          2.42         32.30          1/31/2006
                                         -------          ----        ------
          TOTAL/WTD. AVG. ............   115,193         24.90%       $20.38
                                         =======         =====        ======

     The following table presents certain information related to the anchor tenants at the Westfield Shoppingtown Galleria at Roseville Property that are not collateral for the Westfield Shoppingtown Portfolio Loan:

                                         CREDIT RATING
            ANCHOR TENANT               S&P/MOODY'S/FITCH     NET RENTABLE AREA (SF)
            -------------              -------------------    ----------------------
            Macy's ..................    BBB+/Baa1/BBB+               180,000
            Nordstrom ...............      A-/Baa1/--                 144,000
            JC Penney ...............      BB+/Ba3/BB                 125,445
            Sears ...................    BBB+/Baa1/BBB+               122,599

     The Westfield Shoppingtown MainPlace Property. The Shoppingtown MainPlace is a 1,109,228 square feet two-level Class A super-regional mall located in the Orange County, CA MSA. 448,728 square feet of in-line space and 435,500 square feet of ground leased anchor space serves as collateral for the loan. The majority of the property was constructed in 1987 and expanded in 1992. The mall is anchored by Macy's, Nordstrom, and two Robinson's-May stores, each of which are under long-term ground leases except for Macy's, which owns its own store. The property features more than 5,000 surface parking spaces, which equates to approximately 4.5 spaces per 1,000 square feet of GLA.

     The following table presents certain information related to the five largest in-line tenants, based on net rentable square feet, at the Westfield Shoppingtown MainPlace Property:

         FIVE LARGEST IN-LINE TENANTS BASED ON NET RENTABLE SQUARE FEET

                                                            % OF         BASE            LEASE
          TENANT                              NRSF          NRSF      RENT (PSF)      EXPIRATION
          ------------                      -------       --------    ----------      ----------
          MainPlace Theaters ............    41,886         4.74%      $  4.77        12/31/2005
          Crate & Barrel ................    13,780         1.56         25.40         1/31/2007
          Barnes & Noble ................    11,580         1.31         18.00         7/31/2004
          Olive Garden ..................    11,500         1.30         20.70         7/31/2006
          Lerner New York ...............    10,796         1.22         20.00         1/31/2005
                                            -------        -----        ------
          TOTAL/WTD. AVG. ...............    89,542        10.13%       $13.54
                                            =======        =====        ======

     The following table presents certain information related to the anchor tenants at the Westfield Shoppingtown MainPlace Property that are collateral for the Westfield Shoppingtown Portfolio Loan only to the extent of the fee interest in the land occupied by Nordstrom and the two Robinson's-May stores, and upon expiration of the related ground lease to each of such anchor stores, the reversionary interest in the related improvements:

               ANCHOR TENANT                             RATING              NET RENTABLE AREA (SF)
               --------------                       ------------------       ----------------------
               Macy's .............................  BBB+/Baa1/BBB+                  225,000
               Nordstrom ..........................     A-/Baa1/-                    150,500
               Robinson's-May Women's .............     A/A2/BBB+                    142,500
               Robinson's-May Men's ...............     A/A2/BBB+                    142,500

     SERVICING OF THE WESTFIELD SHOPPINGTOWN PORTFOLIO WHOLE LOAN. The Westfield Shoppingtown Portfolio Whole Loan and any related REO property are being serviced under the GECCMC Series 2002-3 PSA, and 2002-3 Master Servicer will service the Westfield Shoppingtown Portfolio Loan and remit collections on the Westfield Shoppingtown Portfolio Loan to or on behalf of the Trust. The 2002-3 Master Servicer will make servicing advances relating to the Westfield Shoppingtown Portfolio Mortgaged Properties and principal and interest advances on the Westfield Shoppingtown Portfolio Whole Loan, including the Westfield Shoppingtown Portfolio Loan. The Westfield Shoppingtown Portfolio Loan will be held as an asset of a REMIC (a "Loan REMIC"), which will be administered pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans" herein.

     THE BORROWER AND SPONSOR. The borrowers are Roseville Shoppingtown LLC and MainPlace Shoppingtown LLC, each of which is a special purpose Delaware limited liability company with an independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Westfield Shoppingtown Portfolio Whole Loan. The sponsor of the borrowers is Westfield America, Inc.

     MATURITY DATE. The Westfield Shoppingtown Portfolio Loan has a remaining term of 112 months. The scheduled maturity date is October 1, 2012.

     INTEREST RATE. The Westfield Shoppingtown Portfolio Loan accrues interest at an annual rate of 6.0500000%. The Westfield Shoppingtown Portfolio A-1 Note, the Westfield Shoppingtown Portfolio A-3 Note and the Westfield Shoppingtown Portfolio B Note accrue interest at an annual rate of 6.2241190%, 5.7484000% and 5.7484000%, respectively.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated August 12, 2002 by a third-party appraiser, the appraised value of the Westfield Shoppingtown Galleria at Roseville Property is $183,500,000. Based on an appraisal dated August 7, 2002 by a third-party appraiser, the appraised value of the Westfield Shoppingtown MainPlace Property is $195,000,000. Based on those appraised values, the Westfield Shoppingtown Portfolio Whole Loan has a cut-off date Loan-to-Value Ratio of 55.85%. The underwritten net cash flow of the Westfield Shoppingtown Portfolio Mortgaged Properties was calculated to be $30,697,568. Based on that underwritten net cash flow, the Westfield Shoppingtown Portfolio Whole Loan has an underwritten debt service coverage ratio of 1.99x.

     APPLICATION OF PAYMENTS. Payments to the Westfield Shoppingtown Portfolio Loan are made pursuant to a schedule presented in Annex A-3 to the prospectus supplement. On the maturity date, a balloon payment equal to $180,926,307 ($82,393,670 designated for the holder of Westfield Shoppingtown Portfolio A-1 Note, $50,965,157 designated for the holder of Westfield Shoppingtown Portfolio A-2 Note, $16,988,386 designated for the holder of Westfield Shoppingtown Portfolio A-3 Note and $30,579,094 designated for the holder of Westfield Shoppingtown Portfolio B Note) is due.

     Pursuant to the terms of the Westfield Shoppingtown Whole Loan, prior to the occurrence and continuance of an event of default with respect to the Westfield Shoppingtown Whole Loan, all payments received with respect to the Westfield Shoppingtown Whole Loan will generally be paid in the following manner: (i) each of the Trust, the holder of the Westfield Shoppingtown Portfolio A-1 Note, the holder of the Westfield Shoppingtown Portfolio A-3 Note and the holder of the Westfield

Shoppingtown Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; and (ii) any principal payments will then be paid to the Trust, the holder of the Westfield Shoppingtown Portfolio A-1 Note, the holder of the Westfield Shoppingtown Portfolio A-3 Note and the holder of the Westfield Shoppingtown Portfolio B Note, pro rata, based on their respective amortization schedules (or in the case of an unscheduled principal payment, based on their outstanding principal balances).

     After the occurrence of a prepayment on the Westfield Shoppingtown Whole Loan (including a prepayment that would occur in connection with an event of default (PROVIDED that such event of default has been cured, and in connection with such cure the principal balance of each Westfield Shoppingtown Portfolio Note has been repaid such that such principal balance is not greater than the amount it would have been reduced to in accordance with its amortization schedule had there been no event of default)), the principal amortization schedule on each Westfield Shoppingtown Portfolio Note which has received principal prepayments will be proportionately reduced by its respective Westfield Shoppingtown Portfolio Prepayment Allocation Ratio.

     The "Westfield Shoppingtown Portfolio Prepayment Allocation Ratio" is equal to, with respect to any Westfield Shoppingtown Portfolio Note, the ratio of: (a) the difference between (i) the Westfield Shoppingtown Portfolio Amortization Scheduled Balance of such Westfield Shoppingtown Portfolio Note, and (ii) the outstanding principal amount of such Westfield Shoppingtown Portfolio Note, to
(b) the Westfield Shoppingtown Portfolio Amortization Scheduled Balance of such Westfield Shoppingtown Portfolio Note. The "Westfield Shoppingtown Portfolio Amortization Scheduled Balance" means, with respect to any date of calculation, the principal balance that the Westfield Shoppingtown Portfolio Note would have been on such date if no prepayments had been made on the Westfield Shoppingtown Portfolio Whole Loan, based on the amortization schedule of such Westfield Shoppingtown Portfolio Note, as adjusted prior to such date of calculation.

     Following the occurrence and during the continuance of an event of default with respect to the Westfield Shoppingtown Portfolio Whole Loan, after payment of any costs and expenses incurred by the mortgagee in connection with such event of default or reasonably expended by the mortgagee to protect the Westfield Shoppingtown Portfolio Mortgaged Properties (in each case to the extent permitted to be charged to the Borrower pursuant to the loan documents), liquidation proceeds and other collections with respect to the Westfield Shoppingtown Portfolio Whole Loan will be applied in the following manner: (i) FIRST, to the payment of accrued and unpaid interest (other than default interest) to the Trust, the holder of the Westfield Shoppingtown Portfolio A-1 Note and the holder of the Westfield Shoppingtown Portfolio A-3A Loan Component, PRO RATA, (ii) SECOND, to accrued and unpaid interest (other than default interest), on the Westfield Shoppingtown Portfolio A-3B Loan Component, (iii) THIRD, to accrued and unpaid interest (other than default interest), on the Westfield Shoppingtown Portfolio B Note, (iv) FOURTH, to the payment of principal on the Westfield Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note and the Westfield Shoppingtown Portfolio A-3A Loan Component, PRO RATA, until principal thereof is paid in full, (v) FIFTH, to the payment of principal on the Westfield Shoppingtown A-3B Loan Component, until principal thereof is paid in full, (vi) SIXTH, to the payment of principal on the Westfield Shoppingtown Portfolio B Note, until principal thereof is paid in full, then to the payment of default interest to the Trust, the holder of the Westfield Shoppingtown Portfolio A-1 Note and the holder of the Westfield Shoppingtown Portfolio A-3A Loan Component, PRO RATA, (vii) SEVENTH, to the payment of default interest to the Westfield Shoppingtown Portfolio A-3B Loan Component, (viii) EIGHTH, to the payment of default interest to the Westfield Shoppingtown B Note, (ix) NINTH, to the payment of late payment charges to the Trust, the holder of the Westfield Shoppingtown Portfolio A-1 Note and the holder of the Westfield Shoppingtown Portfolio A-3A Loan Component, PRO RATA,
(x) TENTH, to the payment of late payment charges to the Westfield Shoppingtown A-3B Loan Component, (xi) ELEVENTH, to the payment of late payment charges to the Westfield Shoppingtown B Note, (xii) TWELFTH, to the payment of default prepayment consideration (equal to 3% of the amount prepaid) to the Westfield Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note, the Westfield Shoppingtown Portfolio A-3 Note and the Westfield Shoppingtown Portfolio B Note, PRO RATA, based on the amount of the principal prepayment received by each Westfield Shoppingtown Portfolio Note, (xiii) THIRTEENTH, to the payment of any other amounts due to the Westfield

Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note and the Westfield Shoppingtown Portfolio A-3A Loan Component, PRO RATA, (xiv) FOURTEENTH, to the payment of any other amounts due to the Westfield Shoppingtown A-3B Loan Component, then to the payment of any other amounts due to the Westfield Shoppingtown B Note, and (xv) FIFTEENTH, to the payment of any other amounts due under the Westfield Shoppingtown Portfolio Whole Loan, PRO RATA among the Westfield Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note, the Westfield Shoppingtown Portfolio A-3 Note and the Westfield Shoppingtown Portfolio B Note.

     Notwithstanding the foregoing, net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to the Westfield Shoppingtown Portfolio Whole Loan will generally be applied first to interest due on the Westfield Shoppingtown Portfolio Whole Loan and then to principal in the manner set forth above; provided, however, that in the event that (i) one or more principal or interest advances made by the 2002-3 Master Servicer with respect to the Westfield Shoppingtown Portfolio Whole Loan was reduced as a result of an Appraisal Reduction Event (as defined in the GECCMC Series 2002-3
PSA) and (ii) any Appraisal Reduction Amounts (as defined in the GECCMC Series 2002-3 PSA) have resulted in shortfalls of interest allocated to any class of certificates issued under the GECCMC Series 2002-3 PSA, then the amount of net liquidation proceeds, net insurance proceeds and net condemnation proceeds applied to interest pursuant to the preceding paragraph will be reduced by the aggregate amount of reductions in principal or interest advances made by 2002-3 Master Servicer in respect of the Westfield Shoppingtown Portfolio Whole Loan, such reduction to be applied in the reverse of the priority in which funds are applied to interest under the preceding paragraph. Interest amounts that remain outstanding with respect to any Westfield Shoppingtown Portfolio Note or component thereof will be paid from available proceeds on the Westfield Shoppingtown Portfolio Whole Loan immediately prior to the application of such proceeds against amounts of principal outstanding on such loan component.

     The Westfield Shoppingtown Co-Lender Agreement provides that expenses and losses relating to the Westfield Shoppingtown Portfolio Whole Loan will be allocated first, to the Westfield Shoppingtown Portfolio B Note, second, to the Westfield Shoppingtown Portfolio A-3B Loan Component and thereafter, to the Westfield Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note and the Westfield Shoppingtown Portfolio A-3A Loan Component, pro rata, based on their respective outstanding principal balances.

     LOCKBOX AND CASH MANAGEMENT. The tenants at the Westfield Shoppingtown Portfolio Mortgaged Properties have been instructed to send rent payments directly to a lender controlled lockbox account. Prior to the commencement of a trigger period (as described below), amounts in the lockbox account will be transferred, on a daily basis, to an operating account controlled by the borrower. Upon (i) an event of default or (ii) if the debt service ratio coverage for the Westfield Shoppingtown Portfolio Whole Loan is less than or equal to 1.20x ("Westfield Shoppingtown Portfolio DSCR Event"), until such time that (i) the event of default has been cured or (ii) the debt service coverage ratio is greater than 1.25x for three consecutive months or the borrowers deliver a letter of credit in an amount necessary to increase the debt service coverage ratio to 1.25x and the debt service coverage ratio is at least 1.20x for three consecutive months following such delivery, as applicable, during such trigger period, funds in the lockbox account will be applied to pay debt service, required reserves and any other amounts due under the Westfield Shoppingtown Portfolio Loan and any excess cash remaining will be returned to the borrower.

     As a result of a reserve guaranty provided by the Westfield America, Inc. (the "Westfield Shoppingtown Portfolio Guarantor"), the borrowers are not required to fund any of the collateral accounts other than (a) the tax reserve account and (b) amounts deposited into any of the collateral accounts on the origination date of the Westfield Shoppingtown Portfolio Loan, PROVIDED, HOWEVER, that if an event of default occurs, the borrowers fail to maintain a quarterly debt service coverage ratio of at least 1.20x or the Westfield Shoppingtown Portfolio Guarantor has liquidity of less than $25,000,000 calculated based on cash, cash equivalents and amounts, immediately available under credit lines to Westfield America, Inc. or Westfield America Limited Partnership ("WALP") pursuant to terms reasonably acceptable to the mortgagee (a "Westfield Shoppingtown Portfolio Guarantor Liquidity Event"), each borrower is required to deposit into the holding account an amount equal to all amounts that would have been required to be deposited into the collateral accounts to pay for reserve account items less any amounts actually applied by the borrowers prior to such an event of default, DSCR Event or Westfield Shoppingtown Portfolio Guarantor Liquidity Event on account of such items. Additionally, from and after the occurrence of a Westfield Shoppingtown Portfolio Guarantor Liquidity Event, the borrowers are required on a monthly basis to fund all of the collateral accounts.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Westfield Shoppingtown Portfolio Loan, in whole or in part, at any time prior to April 1, 2012, and on and after which date the Westfield Shoppingtown Portfolio Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, at any time after December 3, 2004, the borrowers are permitted to obtain a release of the Westfield Shoppingtown Galleria at Roseville Property and/or the Westfield Shoppingtown MainPlace Property from the lien of the mortgage by pledging (i) in the case of the simultaneous release of the Westfield Shoppingtown Galleria at Roseville Property and the Westfield Shoppingtown MainPlace Property, sufficient defeasance collateral to the lender to provide payment of all principal and scheduled interest on the Westfield Shoppingtown Portfolio Whole Loan through the maturity date, (ii) in the case of the release of either the Westfield Shoppingtown Galleria at Roseville Property or the Westfield Shoppingtown MainPlace Property, sufficient collateral to the lender to provide payments equal to 125% of the allocated loan amount with respect to such property outstanding as of the date of defeasance and scheduled interest on such amount through the maturity date, and (iii) in the case of the release of the second remaining property, sufficient collateral to the lender to provide payment of all outstanding principal on the Westfield Shoppingtown Portfolio Whole Loan and scheduled interest on such amount through the maturity date.

     MEZZANINE DEBT.  None permitted.

     OTHER SUBORDINATE DEBT. Deutsche Bank Trust Company Americas ("Westfield Shoppingtown Portfolio L/C Issuing Bank") issued a letter of credit in the amount of $10,300,000 to the City of Roseville on behalf of one of the borrowers, Roseville Shoppingtown LLC, to secure such borrower's obligations to pay certain developer fees to the City of Roseville under a sublease agreement with the City of Roseville, to the extent sales tax revenue from the Westfield Shoppingtown Galleria at Roseville Property is insufficient to pay such fees. The letter of credit is secured by a second mortgage on the Westfield Shoppingtown Galleria at Roseville Property. Pursuant to an intercreditor agreement between the lender and the Westfield Shoppingtown Portfolio L/C Issuing Bank, all of the Westfield Shoppingtown Portfolio L/C Issuing Bank's rights under the second mortgage are fully subordinate to the lender's rights under the loan documents executed in connection with the Westfield Shoppingtown Portfolio Whole Loan.

     PARTIAL RELEASE. Pursuant to certain office and hotel development documents regarding the Westfield Shoppingtown MainPlace Property, Santa Ana F/C Development Venture, LLC (the "Westfield Shoppingtown Portfolio Developer"), a third party developer, has the right to cause MainPlace Shoppingtown LLC to convey approximately 13 acres of unimproved land that is part of the Westfield Shoppingtown MainPlace Property (the "Westfield Shoppingtown MainPlace Outparcels") to the Westfield Shoppingtown Portfolio Developer (without the payment of any fee or other amount by the Westfield Shoppingtown Portfolio Developer to MainPlace Shoppingtown LLC). The Westfield Shoppingtown Portfolio Developer may use the Westfield Shoppingtown MainPlace Outparcels to develop, construct and operate one or more office buildings and/or hotels up to an aggregate of 1,500,000 square feet of office buildings and 1,200 hotel rooms. The lender has reviewed and pre-approved certain documents relating to such development and has certain continuing approval rights with respect to the foregoing.

     The lender is required to release (on one or more occasions) the Westfield Shoppingtown MainPlace Outparcels from the lien of the mortgage on at least 25 days prior written notice, provided that the borrowers deliver to the lender:
(i) endorsements to the title policy or other evidence reasonably satisfactory to the mortgagee of continuing title insurance coverage confirming that (A) the mortgage constitutes a first priority lien on the remaining portion of the Westfield Shoppingtown MainPlace Property after the release of the Westfield Shoppingtown MainPlace Outparcels, (B) the remaining portion of the Westfield Shoppingtown MainPlace Property constitutes a separate tax lot from the Westfield Shoppingtown MainPlace Outparcels and (C) the remaining Westfield Shoppingtown

MainPlace Property after the release of Westfield Shoppingtown MainPlace Outparcels complies with all applicable zoning, land use and subdivision laws and regulations, (ii) any other documents that mortgagee shall reasonably request and (iii) payment of all reasonable out-of-pocket costs and expenses incurred by mortgagee in connection with such partial release.

     Prior to any conveyance of the Westfield Shoppingtown MainPlace Outparcels to the Westfield Shoppingtown Portfolio Developer, the Westfield Shoppingtown Portfolio Developer is required to assume the borrower's obligations under a certain participation agreement (the "Westfield Shoppingtown MainPlace Participation Agreement") with the Community Redevelopment Agency of the City of Santa Ana (the "Agency"). Under the Westfield Shoppingtown MainPlace Participation Agreement, to the extent the aggregate square feet of net leasable square feet exceeds 1,000,000 square feet and the aggregate net leasable office space exceeds 600,000 square feet at the Westfield Shoppingtown MainPlace Property (which could only occur after the Westfield Shoppingtown Portfolio Developer constructs the office buildings on the Westfield Shoppingtown MainPlace Outparcels), the City of Santa Ana is required to construct certain freeway ramps and transportation system improvements at the Westfield Shoppingtown MainPlace Property, and the related borrower is obligated to provide a loan (the "Westfield Shoppingtown MainPlace TSI Loan") to the Agency to enable the Agency to pay a portion of the construction costs associated with such improvements. The Westfield Shoppingtown MainPlace Participation Agreement provides that upon the related borrower's assignment of its rights under the Westfield Shoppingtown MainPlace Participation Agreement to the Westfield Shoppingtown Portfolio Developer, such borrower will be released of its obligations under the Westfield Shoppingtown MainPlace Participation Agreement with respect to the Westfield Shoppingtown MainPlace Outparcels including, without limitation, the obligation to make the Westfield Shoppingtown MainPlace TSI Loan.

     To the extent an adjacent site at Shoppingtown MainPlace Property becomes available for sale (the "Westfield Shoppingtown MainPlace KLST Site"), the Agency has agreed to work to purchase and sell such site to the Westfield Shoppingtown Portfolio Developer. The related borrower is obligated to fund a portion of the purchase price of the Westfield Shoppingtown MainPlace KLST Site in an amount equal to the lesser of (i) $2,675,000 (minus any amounts incurred by borrower in connection with the constructing the freeway expansion ramps at the Westfield Shoppingtown MainPlace Property pursuant to the Westfield Shoppingtown MainPlace Participation Agreement) and (ii) the net amount that the borrower receives from J.C. Penney Properties, Inc. and from The May Department Stores Company (as J.C. Penney Properties, Inc. and The May Department Stores Company have certain rights to expand or construct improvements regarding their respective stores at the Westfield Shoppingtown MainPlace Property on a portion of the Westfield Shoppingtown MainPlace KLST Site).

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month, (ii) tenant improvements/leasing commissions $5,913/month which amount is based upon 1/12th of the amount of vacant space multiplied by $1.00 and (iii) capital expenditure ($15,178/month). The reserve for taxes is required in cash. Westfield America, Inc. has posted a corporate guarantee in lieu of cash reserves for insurance, TI/LC, and capital expenditures. In the event the debt service coverage ratio for the Westfield Shoppingtown Portfolio Whole Loan drops below 1.20x, the borrower will be required to post all cash reserves that would have been required from the first payment date of the Westfield Shoppingtown Portfolio Whole Loan and monthly reserves on an ongoing basis.

     PROPERTY MANAGEMENT. The Westfield Shoppingtown Portfolio Mortgaged Properties are managed by Westfield Corporation, Inc. an entity affiliated with the borrower. The lender is permitted to replace the manager upon an event of default.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance unless such insurance is not available on commercially reasonable terms. At closing of the Westfield Shoppingtown Portfolio Loan, the borrowers delivered blanket policies of insurance to the lender covering the Westfield Shoppingtown Portfolio Mortgaged Properties which include terrorism insurance for such properties with a blanket limit of $400,000. Such policies expire on July 1, 2003.

     THE CHANDLER FASHION CENTER LOAN

     THE LOAN. The Mortgage Loan known as "Chandler Fashion Center" (the "Chandler Fashion Center A-2 Note" or the "Chandler Fashion Center Loan"), evidenced by a promissory note dated May 1, 2003 with an original principal balance of $54,247,077, is secured by a first mortgage on a retail center known as Chandler Fashion Center, located in Chandler, Arizona (the "Chandler Fashion Center Mortgaged Property"). The Chandler Fashion Center Loan is a portion of a larger loan (the "Chandler Fashion Center Whole Loan") that was originated on October 21, 2002. The Chandler Fashion Center Whole Loan, secured by the Chandler Fashion Center Mortgaged Property, is evidenced by three notes: (i) the Chandler Fashion Center Loan, (ii) a promissory note dated May 1, 2003 (the "Chandler Fashion Center A-1 Note" and, together with the Chandler Fashion Center A-2 Note, the "Chandler Fashion Center A Loans"), with an original principal balance of $56,461,243, which note was transferred by GACC to GMAC Commercial Mortgage Securities, Inc., which then deposited it into the trust fund established pursuant to that certain pooling and servicing agreement (the "GMAC Series 2003-C1 PSA"), by and among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "2003-C1 Master Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "2003-C1 Special Servicer"), LaSalle Bank National Association, as trustee and ABN AMRO Bank, N.V., as fiscal agent, and (iii) a promissory note dated October 21, 2002 in the original principal amount of $72,500,000 (the "Chandler Fashion Center B Note"), which note is held by an unaffiliated third party. The Chandler Fashion Center A-1 Note is PARI PASSU in right of payment to the Chandler Fashion Center Loan and the Chandler Fashion Center B Note is subordinate to the Chandler Fashion Center A Loans. The cut-off date balance for the Chandler Fashion Center Loan is $54,181,450, which represents 6.40% of the initial outstanding pool balance.

     An intercreditor agreement (the "Chandler Fashion Center Intercreditor Agreement") sets forth the rights of the holders of the Chandler Fashion Center A-1 Note, the Chandler Fashion Center Loan and the Chandler Fashion Center B Note.

     THE PROPERTY. The Chandler Fashion Center Mortgaged Property is the in-line space (approximately 630,570 square feet) and 6,155 parking spaces at a two-level enclosed regional mall located in at the Chandler Fashion Center located in Chandler, Arizona. The Chandler Fashion Center comprises 101.2 acres, of which approximately 46.75 acres are included in the collateral. The anchor tenants at the Chandler Fashion Center include Dillard's, Robinson's-May, Nordstrom and Sears, none of which are included in the collateral. The national tenants at the Chandler Fashion Center Mortgaged Property include Barnes & Noble, The Gap, Pottery Barn, Banana Republic, Eddie Bauer and Abercrombie and Fitch.

     The following table presents certain information related to the five largest in-line tenants, based on net rentable square feet, at the Chandler Fashion Center Mortgaged Property:

         FIVE LARGEST IN-LINE TENANTS BASED ON NET RENTABLE SQUARE FEET

                                                             % OF         BASE             LEASE
          TENANT                              NRSF           NRSF      RENT (PSF)        EXPIRATION
          -------                           --------       -------     ----------       ------------
          Harkins Theatres ................  85,625         13.58%       $14.00          12/31/2016
          Barnes & Noble ..................  28,441          4.51         16.16           1/31/2011
          The Gap .........................  20,000          3.17         30.00           1/31/2007
          Pottery Barn ....................  12,447          1.97         31.00           1/31/2014
          The Cheesecake Factory ..........  11,458          1.82         26.00          12/31/2017
                                            -------         -----        ------
          TOTAL/WTD. AVG. ................. 157,971         25.05%       $18.62
                                            =======         =====        ======

     The following table presents certain information related to the anchor tenants at Chandler Fashion Center that are not collateral for The Chandler Fashion Center Loan:

                                              CREDIT RATING
               ANCHOR TENANT               (S&P/MOODY'S/FITCH)       NET RENTABLE AREA (SF)
               --------------              -------------------       ----------------------
               Dillard's ................       -/Ba3/BB+                    200,208
               Robinson's-May ...........       A/A2/BB+                     191,500
               Nordstrom ................       A-/Baa1/-                    143,920
               Sears ....................    BBB+/Baa1/BBB+                  141,032

     SERVICING OF THE CHANDLER FASHION CENTER WHOLE LOAN. The Chandler Fashion Center Whole Loan and any related REO property are being serviced under the GMAC Series 2003-C1 PSA, and the 2003-C1 Master Servicer will service the Chandler Fashion Center Loan and collections on the Chandler Fashion Center Loan will be remitted to or on behalf of the Trust pursuant to the GMAC Series 2003-C1 PSA. The 2003-C1 Master Servicer will make property advances relating to the Chandler Fashion Center Mortgaged Property but is not required to make principal and interest advances on the Chandler Fashion Center Loan. The Chandler Fashion Center Loan will be held as an asset of a Loan REMIC, which will be administered pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans".

     THE BORROWER AND SPONSOR. The borrower is TWC Chandler LLC, a special purpose Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chandler Fashion Center Whole Loan. The sponsor of the borrower is The Macerich Company.

     MATURITY DATE. The Chandler Fashion Center Loan has a remaining term of 113 months. The scheduled maturity date is November 1, 2012.

     INTEREST RATE. The Chandler Fashion Center Whole Loan accrues interest at an annual rate of 5.1400% per annum (for the Chandler Fashion Center A Notes) and 6.0000% per annum (for the Chandler Fashion Center B Note).

     LOAN-TO-VALUE RATIO; Debt Service Coverage Ratio. Based on an appraisal dated October 1, 2002 by a third-party appraiser, the appraised value of the Chandler Fashion Center Mortgaged Property is $270,000,000. Based on that appraised value, the Chandler Fashion Center Whole Loan has a cut-off date Loan-to-Value Ratio of 40.95%. The underwritten net cash flow of the Chandler Fashion Center Mortgaged Property was calculated to be $21,358,512. Based on that underwritten net cash flow, the Chandler Fashion Center Whole Loan has an underwritten debt service coverage ratio of 2.93x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $1,042,806.59 ($310,147.55 designated for the holder of the Chandler Fashion Center A-1 Note, $297,984.91 designated for the holder of the Chandler Fashion Center Loan and $434,674.13 designated for the holder of the Chandler Fashion Center B Note). On the maturity date, a balloon payment equal to $151,748,924 ($46,449,155 designated for the holder of the Chandler Fashion Center A-1 Note, $44,627,618 designated for the holder of the Chandler Fashion Center Loan and $60,672,151 designated for the holder of the Chandler Fashion Center B Note) is due.

     The Chandler Fashion Center Intercreditor Agreement provides that prior to the occurrence and continuance of a monetary event of default or other material event of default with respect to the Chandler Fashion Center Whole Loan (unless the holder of the Chandler Fashion Center B Note has cured such default in accordance with the GMAC Series 2003-C1 PSA), all payments will generally be paid as follows (generally after payment of all amounts then payable or reimbursable under the GMAC Series 2003-C1 PSA): FIRST, each of the holders of the Chandler Fashion Center A-1 Note, the Chandler Fashion Center Loan and the Chandler Fashion Center B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, PRO RATA; SECOND, any scheduled principal payments will be paid to each of the holders of the Chandler Fashion Center A-1 Note, the Chandler Fashion Center Loan and the Chandler Fashion Center B Note, PRO RATA, based on its respective amortization schedule; THIRD, any unscheduled principal payments on or allocated to the Chandler Center Fashion A-1 Note and Chandler Fashion Center Loan will be paid to the holder of the Chandler Fashion Center A-1 Note and the Trust, PRO RATA, and any unscheduled principal payments on or allocated to the Chandler Fashion Center B Note will be paid to the holder of the Chandler Fashion Center B Note; FOURTH, any yield maintenance premium that is allocable to the Chandler Fashion Center A-1 Note and the Chandler Fashion Center Loan on the one hand, and the Chandler Fashion Center B Note on the other hand, respectively, to the extent actually paid by the borrower, will be paid to the holder of the Chandler Fashion Center A-1 Note and the Trust, PRO RATA, and the holder of the Chandler Fashion Center B Note, respectively; FIFTH, any default interest (after application as provided in the GMAC Series 2003-C1 PSA) will be paid to each of the holders of the Chandler Fashion Center A-1 Note, the Chandler Fashion Center Loan and the Chandler Fashion Center B Note, on a PRO RATA basis in accordance with its respective principal balance; and SIXTH, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through fifth above, such amount will be paid to each of the holders of the Chandler Fashion Center A-1 Note, the Chandler Fashion Center Loan and the Chandler Fashion Center B Note on a PRO RATA basis in accordance with its respective principal balance.

     Following the occurrence and during the continuance of a monetary event of default or other material event of default with respect to the Chandler Fashion Center Whole Loan, after payment of all amounts then payable or reimbursable under the GMAC Series 2003-C1 PSA, liquidation proceeds and other collections with respect to the Chandler Fashion Center Whole Loan will generally be applied in the following manner: FIRST, each of the holder of the Chandler Fashion Center A-1 Note and the Trust will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, PRO RATA; SECOND, each of the holder of the Chandler Fashion Center A-1 Note and the Trust will receive its principal balance, PRO RATA, until such principal has been paid in full; third, the holder of the Chandler Fashion Center B Note will receive all accrued and unpaid interest on its outstanding principal balance at its interest rate; FOURTH, the holder of the Chandler Fashion Center B Note will receive its principal balance, until such principal has been paid in full; FIFTH, if the proceeds of any foreclosure sale or any liquidation of the Chandler Fashion Center Whole Loan or the Chandler Fashion Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of either the Chandler Fashion Center A-1 Note and the Chandler Fashion Center Loan on the one hand, and the Chandler Fashion Center B Note on the other hand have been reduced, such excess amount will first be paid to the holder of the Chandler Fashion Center A-1 Note and the Trust, PRO RATA, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the Chandler Fashion Center B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout; SIXTH, any yield maintenance premium that is allocable to the Chandler Fashion Center A-1 Note and the Chandler Fashion Center Loan on the one hand, and the Chandler Fashion Center B Note on the other hand, respectively, to the extent actually paid by the borrower, will be paid to the holder of the Chandler Fashion Center A-1 Note and the Trust, PRO RATA, and the holder of the Chandler Fashion Center B Note, respectively; SEVENTH, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid to the holder of the Chandler Fashion Center A-1 Note and the Trust, PRO RATA, or the holder of the Chandler Fashion Center B Note on the total amount of default interest then owing to each such party; and EIGHTH, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the Chandler Fashion Center Whole Loan or the Chandler Fashion Center Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid, PRO RATA, to the holders of the Chandler Fashion Center A-1 Note and the Chandler Fashion Center Loan (on a PRO RATA basis) on the one hand, and the holder of the Chandler Fashion Center B Note on the other hand, in accordance with their respective initial principal balances.

     LOCKBOX AND CASH MANAGEMENT. The tenants at the Chandler Fashion Center Mortgaged Property have been instructed to send rent payments directly to a lender controlled lockbox account. Prior to the commencement of a Trigger Period (as defined below), amounts in the lockbox account will be transferred, on a daily basis, to an operating account controlled by the borrower. Upon (i) an event of default or (ii) if the debt service ratio coverage for the Chandler Fashion Center Whole Loan is less than or equal to 1.30x, until such time that the event of default has been cured or the debt service coverage ratio is greater than 1.30x for six consecutive months, as applicable (such period, a "Chandler Fashion Center Trigger Period"), funds in the lockbox account will be applied to pay debt service, required reserves and any other amounts due under the Chandler Fashion Center Loan and any excess cash remaining will be returned to the borrower.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Chandler Fashion Center Loan, in whole or in part, at any time prior to May 1, 2012, on which date the Chandler Fashion Center Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the June 2005 payment date to the payment date in May 2012, the borrower is permitted to obtain a release of the Chandler Fashion Center Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender in respect of the Chandler Fashion Center A Notes and prepaying the Chandler Fashion Center B Note with yield maintenance.

     MEZZANINE DEBT.  None permitted.

     OTHER SUBORDINATE DEBT.  None permitted.

     PARTIAL RELEASE. The borrower has the one time right to obtain a partial release of a portion of the Chandler Fashion Center Mortgaged Property (the "Chandler Fashion Center Release Parcel") from the lien of the mortgage on a date after June 1, 2005 and prior to May 1, 2012 upon satisfaction of certain conditions, including (i) the debt service coverage ratio for the Chandler Fashion Center Whole Loan, after taking into account any improvement that is proposed to be built on the Chandler Fashion Center Release Parcel and its effect on income and expenses at the Chandler Fashion Center Mortgaged Property, will not be less than the greater of 1.70x or 95% of the debt service coverage ratio for the Chandler Fashion Center Whole Loan as of the date immediately preceding such release; (ii) the fair market value of the Chandler Fashion Center Release Parcel, as determined by an updated appraisal submitted by the borrower, will not exceed $15,000,000; and (iii) the borrower is required to deliver a confirmation that the partial release and the anticipated improvements to be placed on the Chandler Fashion Center Release Parcel will not result in a downgrade, withdrawal or qualification of the ratings on any of the Certificates.

     CONVERSION OF MALL STORE SPACE. The borrower may decrease the in-line mall space at the Chandler Fashion Center Mortgaged Property to accommodate the addition of a new anchor tenant upon satisfaction of certain conditions including (i) the debt service coverage ratio for the Chandler Fashion Center Whole Loan, after taking into account any improvement that is proposed to be built on the in-line store portion of the Chandler Fashion Center Mortgaged Property to be converted to an anchor store (the "Chandler Fashion Center Conversion Space") and its effect on income and expenses at the Chandler Fashion Center Mortgaged Property, will not be less than the greater of 1.70x or 95% of the debt service coverage ratio for the Chandler Fashion Center Whole Loan as of the date immediately preceding such conversion; (ii) the borrower has executed a lease with a proposed anchor tenant for the Chandler Fashion Center Conversion Space, which anchor tenant is of the same general quality with similar drawing power as the anchors at the Chandler Fashion Center Mortgaged Property, as approved by the lender, and which lease with such anchor tenant is of equal or better economic benefit (excluding initial tenant inducements) to the borrower when compared to any leases being terminated in connection with such conversion; and (iii) the borrower is required to deliver a confirmation that the proposed conversion of the Chandler Fashion Center Conversion Space and the anticipated improvements to be placed on the Chandler Fashion Center Mortgaged Property will not result in a downgrade, withdrawal or qualification of the ratings on any of the Certificates.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month, except, with respect to insurance escrows, if the borrower is insured under a blanket insurance policy, monthly deposits for insurance are only required during a Trigger Period), (ii) tenant improvements/leasing commissions (during a Chandler Fashion Center Trigger Period, a monthly deposit of $51,685), (iii) repairs and replacement (during a Chandler Fashion Center Trigger Period, a monthly deposit of $12,921.

     TI ALLOWANCE LETTER OF CREDIT. As security for the borrower's obligation to pay certain tenant improvement allowances previously incurred by the borrower, the borrower delivered at origination a letter of credit (the "Chandler Fashion Center TI Allowance Letter of Credit") in the original face amount of $2,200,000. Provided no "event of default" under the Chandler Fashion Center Loan is continuing, the amount of the Chandler Fashion Center TI Allowance Letter of Credit may be reduced at the request of the borrower by half of the amount that the borrower represented was owing to each tenant, provided the borrower delivers an estoppel certificate confirming that (i) such tenant's lease is in full force and effect, (ii) such tenant has accepted the space demised thereunder and (iii) the tenant improvement allowance payable to such tenant has been paid. Upon the borrower's delivery of such estoppel certificates for all of the tenants to whom amounts were owing at origination, the Chandler Fashion Center TI Allowance Letter of Credit is required to be released to the borrower.

     PROPERTY MANAGEMENT. The Chandler Fashion Center Mortgaged Property is managed by Macerich Westcor Management LLC, an entity affiliated with the borrower. The lender is permitted to replace the manager upon an event of default.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to the greater of (i) $100,000,000 and
(ii) the maximum amount of terrorism coverage that may be maintained on the sponsors' portfolio (consists of 79 properties as of 12/31/02) at a cost equal to $300,000 per annum, PROVIDED that if the cost of $100,000,000 of terrorism coverage exceeds $450,000 per annum, the borrower is required to purchase the greatest amount of terrorism coverage that can be obtained for $450,000 per annum. The borrower maintains such insurance under a blanket policy.

     THE GATEWAY CENTER BJ'S LOAN

     THE LOAN. The Mortgage Loan known as "Gateway Center BJ's" (the "Gateway Center BJ's Loan") is secured by a first mortgage on a retail center located in Brooklyn, New York. ("Gateway Center BJ's Mortgaged Property") The Gateway Center BJ's Loan was originated on May 9, 2003 and is evidenced by a note with an original principal balance of $45,400,000. The cut-off date balance for the Gateway Center BJ's Loan is $45,400,000, which represents 5.37% of the initial outstanding pool balance.

     THE PROPERTY. The Gateway Center BJ's Mortgaged Property is a portion of a larger retail center known as "Gateway Center BJ's" Gateway Center BJ's, sitting on approximately 48-acres located just off the Belt Parkway in Brooklyn, New York, consists of the Gateway Center BJ's Mortgaged Property, plus three other parcels owned by affiliates of the borrower (and certain anchor owned pads). Gateway Center BJ's is improved with 638,992 square feet of "big box" stores, in-line space and restaurant pad sites. Anchor tenants at Gateway Center BJ's include Target, Home Depot, Marshall's, Babies R' Us, Staples, and Bed, Bath & Beyond (none of which are collateral for the Gateway Center BJ's Loan). The Gateway Center BJ's Mortgaged Property consists of a BJ's Wholesale Club store (128,995 square feet) and three pad sites ground leased to restaurant operators (23,505 square feet). Gateway Center BJ's (and the Gateway Center BJ's Mortgaged Property) is 100% occupied. Gateway Center BJ's was developed by the Gateway Sponsor (as defined below) at a cost of $135,000,000.

     The Gateway Sponsor purchased the Gateway Center BJ's land from the State and the City of New York. The land was formerly used as a municipal landfill. In connection with rezoning the property for the development of a shopping center, an environmental impact statement ("EIS") of the site was completed, reviewed and approved by the applicable environmental agencies. The EIS originally revealed residual contamination, which was mitigated during construction of the shopping center in accordance with the approved EIS. A Phase I environmental site assessment received in connection with the origination of the Gateway Center BJ's Loan recommended no further action. TRC (as defined below) has provided standard environmental indemnities under the Gateway Center BJ's Loan.

     In connection with the development of Gateway Center BJ's, the City and State of New York provided the Gateway Sponsor with tax and other incentives (including below market land price). In return, the Gateway Sponsor constructed a new interchange to and from the Belt Parkway and constructed, and is required to maintain, a 17-acre public park adjacent to Gateway Center BJ's.

     In exchange for tax benefits from the city, the borrower's sole member is required to employ, or cause to be employed, at least 1,275 people at Gateway Center BJ's during the years from 2006 through 2010. In the event the borrower's sole member fails to meet this condition, the borrower's sole member may be assessed a penalty in an amount up to $2,090,000. TRC has guaranteed any losses the lender may suffer as a result of such obligation.

     The following table presents certain information related to the tenants at the Gateway Center BJ's Mortgaged Property:

                                                              % OF         BASE         DATE OF LEASE
          TENANT                               NRSF           NRSF      RENT (PSF)        EXPIRATION
          -------                            --------       --------    ----------      --------------
          BJ's Wholesale Club .............  128,995         84.59%       $31.75           9/30/2027
          Red Lobster .....................    8,096          5.31         24.70          10/31/2017
          Olive Garden ....................    8,062          5.29         24.81          10/31/2017
          Boulder Creek ...................    7,347          4.82         30.74          10/31/2022
                                             -------        ------        ------
          TOTAL/WTD. AVG. .................  152,500        100.00%       $30.96
                                             =======        ======        ======

     The following table presents certain information related to the shadow anchor tenants at Gateway Center that are not collateral for the Gateway Center BJ's Loan:

                                                     CREDIT RATING
               ANCHOR TENANT                      (S&P/MOODY'S/FITCH)       NET RENTABLE AREA (SF)
               --------------                     -------------------       ----------------------
               Target ..........................        A+/A2/A                      148,705
               Home Depot ......................       AA/Aa3/AA                     135,403
               Bed Bath & Beyond ...............        BB/-/-                        37,672
               Babies "R" Us(1) ................     BBB-/Ba3/BB+                     36,908
               Marshall's(2) ...................        A/A3/-                        35,008
               Staples .........................     BBB-/Baa2/BBB                    22,700


------------------
(1) Toys "R" Us Inc. (NYSE: TOY) operates Babies "R" Us and other subsidiaries.
(2) The TJX companies Inc. (NYSE: TJX) operates Marshalls and other subsidiaries.

     THE BORROWER AND SPONSOR. The borrower is Gateway Center BJ's Properties I, L.L.C., a special purpose Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Center BJ's Loan. The sponsors of the borrower (the "Gateway Sponsor") consists of The Related Companies, L.P. ("TRC") (50% interest in the borrower) and Blackacre Capital Management LLC ("Blackacre") (together, with an entity controlled by Blackacre, a 50% interest in the borrower). TRC is also the sponsor of the Palladium at Birmingham Loan.

     The loan documents provide that transfers of direct or indirect interests in TRC are permitted without consent of the lender and are not subject to any other transfer restrictions in the loan documents. In addition, the loan documents permit all or any portion of the direct or indirect ownership interests in RBV Gateway, LLC (a member of the owner of the borrower) to be transferred without lender consent, PROVIDED, HOWEVER, if such transfer will result in an entity that has not been previously approved by the lender owning more than a 49% (direct or indirect) ownership interest in the borrower, then such transfer will be subject to, among other things, receipt by the lender of a satisfactory non-consolidation opinion and evidence from the Rating Agencies that such transfer will not result in the withdrawal, downgrade or qualification of the then current ratings assigned to any of the Certificates.

     MATURITY DATE. The Gateway Center BJ's Loan has a remaining term of 120 months. The scheduled maturity date is June 1, 2013.

     INTEREST RATE. The Gateway Center BJ's Loan accrues interest at an annual rate of 5.4300% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated January 27, 2003 by a third-party appraiser, the appraised value of the Gateway Center BJ's Mortgaged Property is $56,800,000 (final reconciled). Based on that appraised value, the Gateway Center BJ's Loan has a cut-off date Loan-to-Value Ratio of 66.64%. The underwritten net cash flow of the Gateway Center BJ's Mortgaged Property was calculated to be $4,376,263. Based on that underwritten net cash flow, the Gateway Center BJ's Loan has an underwritten debt service coverage ratio of 1.43x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $255,785.83. On the maturity date, a balloon payment equal to $37,849,452 is due.

     LOCKBOX AND CASH MANAGEMENT. The tenants at the Gateway Center BJ's Mortgaged Property have been instructed to send rent payments directly to a lender controlled lockbox account. Prior to the occurrence of a trigger event, amounts in the lockbox account will be transferred, on a daily basis, to an operating account controlled by the borrower. A trigger event will commence upon
(i) an event of default or (ii) if BJ's Wholesale Club, Inc. ("BJ's") (or a replacement tenant) ceases operation at the Gateway Center BJ's Mortgaged Property for more than 30 days. Upon the occurrence of a trigger event, the funds in the lockbox account will be used by the lender to satisfy monthly obligations of the borrower under the Gateway Center BJ's Loan. Any excess cash remaining will be deposited in the Rollover Reserve (as defined below) and disbursed to the borrower for tenant improvements and leasing commissions, pursuant to the terms of the mortgage. The trigger event period will end when BJ's reopens for business or the applicable space is leased or subleased to an acceptable tenant under a lease approved by the lender (such approval is subject to, among other things, receipt by the lender of an acceptable estoppel certificate). Upon termination of the trigger event period, any amounts held in the Rollover Reserve as a result of the cash sweep will be disbursed to the borrower. The cash sweep will be suspended when the amount in the Rollover Reserve as a result of the cash sweep is equal to the lesser of (x) $2,000,000 or (y) the amount of outstanding tenant improvements and leasing commissions owed by the borrower with respect to any approved replacement lease at such space.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Gateway Center BJ's Loan, in whole or in part, at any time prior to March 1, 2013, on which date the Gateway Center BJ's Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date to the payment date in March 2013, the borrower is permitted to obtain a release of the Gateway Center BJ's Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT. The loan documents permit TRC and Blackacre to pledge their interest in Related Retail, LP (the managing member of the managing member of the owner of the borrower) and Blackacre RBV Gateway, LLC ("Blackacre Gateway") (the managing member of a member of the owner of the borrower), respectively, as collateral in traditional corporate financings with institutional lenders without the consent of the lender. The loan documents also permit the direct and indirect owners of Blackacre Gateway or LR Gateway LLC (a member of a member of the owner of the borrower) to pledge all or any portion of their membership interest in Blackacre Gateway or LR Gateway, LLC, as applicable, as collateral for a mezzanine loan, subject to the satisfaction of conditions, including but not limited to, an aggregate debt service coverage ratio of at least 1.15x, an aggregate loan-to-value ratio of not more than 85% and the delivery of a satisfactory intercreditor and subordination agreement.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month, reduced by any amount required to be paid by BJ's or any other credit tenant pursuant to the terms of its lease), (ii) tenant improvements/ leasing commissions (the "Rollover Reserve") (to commence in the event (1) occupancy falls below 90%, (2) BJ's (or any other tenant leasing 10,000 square feet or more) goes dark, (3) any tenant becomes subject to bankruptcy proceedings or (4) the debt service coverage ratio falls below 1.15x) and (iii) capital improvements (monthly deposits of $200.00, so long as BJ's (or any replacement for the BJ's space) is a credit tenant, otherwise, monthly deposits of $1,525.00).

     PROPERTY MANAGEMENT. The Gateway Center BJ's Mortgaged Property is managed by Related Retail Management Corp., an entity affiliated with the borrower. The lender is permitted to replace the manager upon an event of default.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance, to the extent commercially available. The borrower is currently insured for damage caused by terrorism.

     THE PALLADIUM AT BIRMINGHAM LOAN

     THE LOAN. The Mortgage Loan known as "Palladium at Birmingham" (the "Palladium at Birmingham Loan") is secured by a first mortgage on two buildings located in downtown Birmingham (suburban Detroit), Michigan. The Palladium at Birmingham Loan was originated on May 7, 2003 and is evidenced by a note with an original principal balance of $39,000,000. The cut-off date balance for the Palladium at Birmingham Loan is $39,000,000, which represents 4.61% of the initial outstanding pool balance.

     THE PROPERTY. The Palladium at Birmingham Mortgaged Property consists of two buildings, "Palladium Theater and Retail," a 124,477 square foot retail center and "Willits Retail," a 25,536 square foot retail condominium, each of which are located in Birmingham (suburban Detroit), Michigan.

     Palladium Theater and Retail is a new four-story building, leased to four tenants. The anchor is Palladium Theater (73,500 square feet), a 12-screen 2,650 seat multiplex cinema with stadium seating. The other tenants are Tower Records, City Cellar/Blue Martini Restaurants and Buca di Beppo Restaurant. There is 9,126 square feet of vacant space available at Palladium Theater and Retail.

     Willits Retail consists of four first floor retail condominium units totaling 25,536 square feet in a five-story, newly constructed luxury residential building. The upper floors of the building contain 55 residential condominium units that are not part of the collateral. One of the retail condominium units is leased and occupied by Mitchell's Fishmarket. Another retail condominium unit is currently vacant but one tenant, Illusions by Sherri Day Spa has executed a lease and anticipates taking occupancy (and commencing rent payments) in July 2003. There is 6,891 square feet of additional (not including Illusions by Sherri Day Spa) vacant space available at Willits Retail.

     In connection with the vacant space, (9,126 square feet at Palladium Theater and Retail and 6,891 square feet at Willits Retail), TRC has entered into master leases under which TRC is obligated to make lease payments to the borrower only if the borrower is otherwise unable to satisfy debt service and reserve obligations under the Palladium at Birmingham Loan. Each master lease will terminate once a new tenant has executed a lease for such space in compliance with terms specified in the loan documents (and upon termination of the related master lease, TRC is required to enter into a rent protection agreement covering the period between lease signing and the commencement of rent payments by the new tenant). There is currently a rent protection agreement in effect with respect to the Illusions at Sherri Day Spa. In addition, TRC has executed a loan payment guaranty, in an amount not to exceed $10,000,000 in the aggregate, which amount may be reduced as new tenants lease-up vacant space.

     The following table presents certain information related to the tenants at the Palladium at Birmingham Mortgaged Property:

                                                           BASE      NET RENTABLE    % OF NET         LEASE
TENANT                                     LOCATION     RENT (PSF)    AREA (PSF)   RENTABLE AREA   EXPIRATION
-------                                   ----------    ----------   ------------  -------------   -----------
Palladium Theater ......................   Palladium      $24.49        73,500         49.04%      11/30/2021
Tower Records ..........................   Palladium       30.00        17,500         11.68        4/30/2017
City Cellar/Blue Martini ...............   Palladium       33.00        14,872          9.92        2/28/2013
Buca di Beppo ..........................   Palladium       33.98         9,479          6.32       10/31/2013
Illusions by Sherri Day Spa(1) .........    Willits        28.00        10,693          7.13        5/31/2013
Mitchell's Fishmarket ..................    Willits        40.00         7,812          5.21        6/11/2013
                                                          ------       -------         -----
TOTAL/WTD. AVG. ........................                  $28.01       133,856         89.31%
                                                          ======       =======         =====

----------------
(1) Not yet in occupancy.

     THE BORROWER AND SPONSOR. The borrower is Crowley-Willits Retail, L.L.C., a special purpose Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Palladium at Birmingham Loan. The sponsor of the borrower is The Related Companies, L.P. ("TRC"). TRC is one of the sponsors of the Gateway Retail Center Loan.

     The loan documents for the Palladium at Birmingham Loan provide that transfers of direct or indirect interests in TRC are permitted without consent of the lender and are not subject to any other transfer restrictions in the loan documents.

     MATURITY DATE. The Palladium at Birmingham Loan has a remaining term of 120 months. The scheduled maturity date is June 1, 2013.

     INTEREST RATE. The Palladium at Birmingham Loan accrues interest at an annual rate of 5.6300% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated January 1, 2003 by a third-party appraiser, the appraised value of the Palladium at Birmingham Mortgaged Property is $48,800,000 (final reconciled). Based on that appraised value, the Palladium at Birmingham Loan has a cut-off date Loan-to-Value Ratio of 79.92%. The underwritten net cash flow of the Palladium at Birmingham Mortgaged Property was calculated to be $3,539,392. Based on that underwritten net cash flow, the Palladium at Birmingham Loan has an underwritten debt service coverage ratio of 1.31x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $224,629.13. On the maturity date, a balloon payment equal to $32,715,946 is due.

     LOCKBOX AND CASH MANAGEMENT. The tenants at the Palladium at Birmingham Mortgaged Property have been instructed to send rent payments directly to a lender controlled lockbox account. Prior to an event of default, amounts in the lockbox account will be transferred, on a daily basis to an operating account controlled by the borrower. Upon the occurrence of an event of default, the funds in the lockbox account will be used by the lender to satisfy monthly obligations of the borrower under the Palladium at Birmingham Loan. Any excess amounts remaining after payment of debt service and required monthly reserves may be held and applied by lender, in its discretion.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Palladium at Birmingham Loan, in whole or in part, at any time prior to March 1, 2013, on which date the Palladium at Birmingham Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date, to the payment date in March 2013, the borrower is permitted to obtain a release of the Palladium at Birmingham Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT. The loan documents permit TRC to pledge its interest in Crowley-Willits Member, L.L.C. (the sole member of the borrower) and/or Related Urban Development, L.L.C. as collateral in traditional corporate financings with institutional lenders without the consent of the lender.

     THE CONDOMINIUM INTEREST AT THE WILLITS RETAIL PROPERTY. The Willits Retail Property consists of 59 condominium units, 4 of which are commercial units (controlled 100% by the borrower) and 55 of which are residential units (not controlled by the borrower). With respect to issues common to the commercial units and the residential units, the borrower has a 15.82% interest. The condominium association is required to give the lender notice of a default and an opportunity to cure. In addition, in connection with any action that would materially alter or change the rights of a lender, the approval of 67% of all first mortgagees of record is required (allocating one vote for each mortgage held).

     ESCROWS AND RESERVES. The loan documents provide for escrows and reserves for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month), (ii) tenant improvement and leasing commission reserves ($4,900 per month to commence at such time that the upfront tenant improvement and leasing commission ("TI/LC") reserves identified in (iv) below is equal to the amount that would have been collected had ongoing collections under this clause commenced at closing), which monthly TI/LC reserve, once implemented, will continue until the Palladium at Birmingham Loan is paid in full and will be available for future tenant improvements and leasing commissions), (iii) replacement reserve ($1,500 per month for capital improvements), and (iv) an upfront TI/LC (at closing, the lender retained $1,341,723, which amount will be used in connection with the completion of certain unfinished construction work and future tenant improvements and leasing commissions with respect to specified spaces).

     PROPERTY MANAGEMENT. The Palladium Theater and Retail property is managed by Brenmar Management Company, Inc., an entity unaffiliated with the borrower. It is anticipated the Willits Retail property will be managed by the Habitat Company, an entity unaffiliated with the borrower. The Willits Retail property is currently managed by the borrower. The lender is permitted to replace the manager upon an event of default.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance, to the extent commercially available. The borrower is currently insured for damage caused by terrorism.

     THE EMPIRIAN LUXURY TOWERS LOAN

     THE LOAN. The Mortgage Loan known as "Empirian Luxury Towers" (the "Empirian Luxury Towers Loan") is secured by a first mortgage on a 570-unit high-rise apartment complex located in the Germantown section of Philadelphia, Pennsylvania. The Empirian Luxury Towers Loan was originated on April 30, 2003 and is evidenced by a note with an original principal balance of $38,100,000. The cut-off date balance for The Empirian Luxury Towers Loan is $38,063,492, which represents 4.50% of the initial outstanding pool balance.

     THE PROPERTY. The Empirian Luxury Towers Mortgaged Property consists of two interconnected, 12-story apartment buildings containing 570 units located in the Germantown section of Philadelphia, just northwest of Philadelphia's central business district. The Empirian Luxury Towers Mortgaged Property is located directly across the street from Fairmount Park, the largest park in Philadelphia. In addition to residential units, the lobby at the Empirian Luxury Towers Mortgaged Property has 14,265 square feet of commercial space (a deli, a dry cleaner, a hair salon and a dentist). As of April 14, 2003, occupancy at the Empirian Luxury Towers Mortgaged Property was 96.67%.

                                                AVERAGE TOTAL
TYPE OF UNIT                  # OF UNITS        SQUARE FEET       SQUARE FEET      RENT/UNIT      RENT PSF
-------------                 ----------       ---------------    -----------      ----------     ---------
Studio/1 BA ................       49                289             14,161          $ 530          $1.83
1 BR/1 BA ..................      239                633            151,287          $ 658          $1.04
1 BR/1 BA ..................       48                663             31,824          $ 633          $0.95
2 BR/1 BA ..................       48                826             39,648          $ 792          $0.96
2 BR/1 BA ..................      182                983            178,906          $ 847          $0.90
4 BR/2 BA ..................        4              1,966              7,864         $1,518          $0.77
                                  ---              -----            -------
TOTAL/AVG. .................      570                743            423,690
                                  ===              =====            =======

     THE BORROWER AND SPONSOR. The borrower is Park Drive Group, LP, a special purpose Pennsylvania limited partnership with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Empirian Luxury Towers Loan. The sponsor of the borrower is Ezra S. Beyman.

     MATURITY DATE. The Empirian Luxury Towers Loan has a remaining term of 119 months. The scheduled maturity date is May 1, 2013.

     INTEREST RATE. The Empirian Luxury Towers Loan accrues interest at an annual rate of 5.4300% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated February 12, 2003 by a third-party appraiser, the appraised value of the Mortgaged Property for The Empirian Luxury Towers Loan (the "Empirian Luxury Towers Mortgaged Property") is $47,700,000 (final reconciled). Based on that appraised value, The Empirian Luxury Towers Loan has a cut-off date Loan-to-Value Ratio of 79.80%. The underwritten net cash flow of the Empirian Luxury Towers Mortgaged Property was calculated to be $3,519,227. Based on that underwritten net cash flow, The Empirian Luxury Towers Loan has an underwritten debt service coverage ratio of 1.37x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $214,657.27. On the maturity date, a balloon payment equal to $31,766,390 is due.

     LOCKBOX AND CASH MANAGEMENT. The borrower and the affiliated property manager at the Empirian Luxury Towers Mortgaged Property have been instructed to send rent payments directly to a lockbox account. Prior to an event of default, the funds in the lockbox account will be transferred to the borrower on a daily basis. Upon and following an event of default, tenants have been instructed to send rent payments directly to the lockbox account and the funds in the lockbox account will be applied to pay debt service and satisfy required reserves accounts. Any excess amounts remaining after payment of debt service and required monthly reserves may be held and applied by lender, in its discretion.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Empirian Luxury Towers Loan, in whole or in part, at any time prior to February 1, 2013, on which date the Empirian Luxury Towers Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date, to the payment date in February 2013, the borrower is permitted to obtain a release of the Empirian Luxury Towers Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT OR SUBORDINATE DEBT. None permitted.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves to be deposited with the lender for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month), (ii) deferred maintenance ($3,750 deposited at closing) and (iii) replacement (on-going monthly deposits of $11,875 ($250 per unit per year)).

     PROPERTY MANAGEMENT. The Empirian Luxury Towers Mortgaged Property is managed by Royal Management Company, an entity affiliated with the borrower. The lender is permitted to replace the manager upon an event of default.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance, to the extent then (i) commercially available and (ii) required by lenders for similarly situated multifamily properties in the same or similar location. The borrower is currently insured for damage caused by terrorism.

     THE REDLAND CENTER LOAN

     THE LOAN. The Mortgage Loan known as "Redland Center" (the "Redland Center Loan") is secured by a first mortgage on Redland Center, a new, 6-story office condominium building located in Rockville, Maryland (the "Redland Center Mortgaged Property"). The Redland Center Loan was originated on April 28, 2003 and is evidenced by a note with an original principal balance of $28,000,000. The cut-off date balance for the Redland Center Loan is $27,975,125, which represents 3.31% of the initial outstanding pool balance.

     THE PROPERTY. The Redland Center Mortgaged Property consists of one 133,895 square foot (based on net rentable square footage) condominium building on a
12.1 acre site, developed in 2002 and completed in 2003. The Redland Center Mortgaged Property is part of a proposed three building condominium office complex on 75.5 acres. The Redland Center Mortgaged Property is 100% occupied by the Department of Health and Human Services, pursuant to a lease with the federal government's General Services Administration ("GSA"). The GSA took occupancy on or about March 22, 2003. The GSA lease expires March 22, 2013, is not subject to annual appropriations and does not have an early termination provision. However, the lease has a clause whereby the GSA can vacate the premises and reduce its rent by $1.00 per square foot (currently $28.68 per square foot).

     The Redland Center office complex consists of three condominium units, one of which is the office building owned by the borrower. The other two office building units are owned by affiliates of the borrower (the "Other Owners"). The borrower controls 28.35% of the voting rights on the condominium board and is responsible for such percentage of common area expenses. The condominium association is required to give the lender notice of a default and an opportunity to cure the default. In addition, the lender's consent is required prior to taking any action that would materially amend the condominium documents; however, the failure to deliver a negative response within 30 days after receipt of such notice is deemed approval of such actions. In addition to its obligation to pay its portion of common area expenses, the borrower has certain obligations to the Other Owners related to improvements to the common areas. Such obligations are identified and recorded in the declaration of condominium for this condominium. If the borrower fails to complete and fulfill its obligations in a timely manner, the other unit owners have the right to complete the work and charge the borrower for costs involved, plus a 10% administrative fee. The Other Owners are permitted to file a lien against the Redland Center Mortgaged Property if the borrower fails to pay the amounts owed.

     THE BORROWER AND SPONSOR. The borrower is Redland Tech Center, L.L.C., a special purpose Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redland Center Loan. The sponsor of the borrower is Stephen A. Goldberg.

     MATURITY DATE. The Redland Center Loan has a remaining term of 119 months. The scheduled maturity date is May 1, 2013.

     INTEREST RATE. The Redland Center Loan accrues interest at an annual rate of 5.7320% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated March 3, 2003 by a third-party appraiser, the appraised value of the Mortgaged Property for the Redland Center Loan (the "Redland Center Mortgaged Property") is $35,500,000 (final reconciled). Based on that appraised value, the Redland Center Loan has a cut-off date loan-to-value ratio of 78.80%. The underwritten net cash flow of the Redland Center Mortgaged Property was calculated to be $2,484,824. Based on that underwritten net cash flow, the Redland Center Loan has an underwritten debt service coverage ratio of 1.27x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $163,080.37. On the maturity date, a balloon payment equal to $23,563,893 is due.

     LOCKBOX AND CASH MANAGEMENT. The sole tenant at the Redland Center Mortgaged Property has been instructed to send its rent directly to the lender controlled lockbox account. Prior to the occurrence of a Redland Center Trigger Event (as defined below), funds in the lockbox account are transferred to a borrower controlled account within one day of receipt. Upon the occurrence of a Redland Center Trigger Event, the lender will instruct the lockbox bank not to transfer the funds to the borrower's account and from that point, any funds in the lockbox account will be applied to pay debt service and required reserve accounts; any remaining amounts will be returned to the borrower. A "Redland Center Trigger Event" is any one of the following: (i) an event of default, (ii) if, on May 1, 2004 (subject to recalculation on a quarterly basis), the debt service coverage ratio is less than 1.25x (a "Parking Trigger Event") or (iii) on any of May 1, 2010, May 1, 2011 or May 1, 2012, the borrower fails to deposit $800,000 into the rollover reserve account (or fails to deliver an acceptable letter of credit on such dates in such amount) (such payments, "Rollover Reserve Payments" and the failure to make a Rollover Reserve Payment, a "Rollover Reserve Trigger Event"). The cash sweep will continue until, (i) with respect to an event of default, such default has been cured, (ii) in connection with a Parking Trigger Event, until the related reserve account has an amount which, when netted against the then outstanding principal balance of the Redland Center Loan, would yield a debt service coverage ratio of not less than 1.25x or (iii) in connection with Rollover Reserve Trigger Event, until (a) the loan is paid in full or the Rollover Reserve Account has a balance of $2,400,000 (whichever occurs first), (b) the GSA has renewed its lease for a minimum of five years at a rent acceptable to the lender or (c) the borrower has re-let the premises to an acceptable replacement tenant with comparable creditworthiness on comparable lease terms.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Redland Center Loan, in whole or in part, at any time prior to February 1, 2013, on which date the Redland

Center Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date, to the payment date in February 2013, the borrower is permitted to obtain a release of the Redland Center Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT OR SUBORDINATE DEBT. None permitted.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves to be deposited with the lender for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month), (ii) tenant improvement and leasing commission (monthly deposits suspended provided the borrower makes the Rollover Reserve Payments as required under the loan documents), (iii) replacement (on-going monthly deposits of $2,232 ($0.20 per square foot per year)) and (iv) parking income (required during the continuation of a Parking Trigger Event, until the date the account has an amount which, when netted against the then outstanding principal balance of the Redland Center Loan, would yield a debt service coverage ratio of not less than 1.25x).

     PROPERTY MANAGEMENT. The Redland Center Mortgaged Property is managed by Cassidy & Pinkard, Inc., a third party management company unrelated to the borrower. The lender is permitted to terminate the management agreement, upon or at any time after an event of default under the mortgage, with 30 days' prior written notice to the property manager.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance, to the extent commercially available. The borrower is currently insured for damage caused by terrorism.

     THE 1669 COLLINS AVENUE, MIAMI BEACH LAND LOAN

     THE LOAN. The Mortgage Loan known as "1669 Collins Avenue, Miami Beach Land" (the "1669 Collins Avenue, Miami Beach Land Loan") is secured by 3.75 acres of land and the hotel portion of a building (together, the "Hotel Unit"), subject to the DBR Lease (as defined below) (the "Collins Avenue Mortgaged Property"), of a three unit condominium building that is presently being renovated as a Ritz Carlton Hotel (the "Hotel Building"). The Collins Avenue Mortgaged Property is subject to a ground lease to Di Lido Beach Resort, Ltd (such tenant, "DBR," such lease, the "DBR Lease"). The 1669 Collins Avenue, Miami Beach Land Loan was originated on January 14, 2003 and is evidenced by a note with an original principal balance of $27,000,000. The cut-off date balance for the 1669 Collins Avenue, Miami Beach Land Loan is $26,885,252, which represents 3.18% of the initial outstanding pool balance.

     THE PROPERTY. The Hotel Building is an 11-story beachfront building consisting of three condominium units located at 1669 Collins Avenue in Miami Beach, Florida. The two retail units in the building are not collateral for the 1669 Collins Avenue, Miami Beach Land Loan. The Hotel Building is located within the historic "Art Deco District" known as "South Beach." Alfredo Lowenstein, the sponsor of the borrower, owned and operated the property as the Di Lido Beach Hotel since acquiring it in 1971. The redevelopment of the Ritz Carlton Hotel entailed a gut renovation of the existing facility and the addition of three additional stories. Upon completion, the Ritz Carlton hotel will have two 3-story guestroom buildings at poolside, 376 guestrooms, including 40 two bedroom suites and a four bedroom suite, a 150-seat cafe/restaurant, a 90-seat specialty gourmet restaurant, a lobby bar/lounge, a poolside bar and grill, 19,200 square feet of meeting space, a 13,000 square foot health/fitness facility, a heated outdoor pool and 17 poolside cabanas. The hotel is expected to be open for business in about October 2003.

     THE BORROWER AND SPONSOR. The borrower is Di Lido Beach Hotel Corporation, a special purpose Florida corporation with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1669 Collins Avenue, Miami Beach Land Loan. The sponsor of the borrower is Alfredo Lowenstein.

     THE DBR LEASE. DBR, an affiliate of the borrower, is the tenant under a 129-year ground lease, under which DBR is required to pay the borrower $500,000 on a quarterly basis and, except for a few exceptions described below, DBR has no right to abate such rent. The ground rent payments may increase annually, based on increases in the consumer price index. DBR is not permitted to offset rent for any reason other than under the following limited circumstances: (i) if
(1) DBR's gross revenues fall below the quarterly rent payments due under the DBR Lease, (2) DBR's parent decides to fund such deficit through a capital contribution, and (3) notwithstanding the decision to fund the deficit, Lionstone Partners, one of DBR's two direct parents and an affiliate of the borrower, fails to cover this deficit (as it is required to do under its limited partnership agreement), then, DBR will be permitted to offset this amount from lease payments due to the borrower under the DBR Lease; or (ii) following a condemnation, if the property has been rebuilt as required under the DBR Lease, DBR is permitted to reduce its rent under the DBR Lease in an amount equal to 10% of the award paid to the borrower. However, the sponsor has guaranteed any amounts that are offset by DBR. DBR has pledged its interest in the DBR Lease to other lenders (including Sun Trust Bank) as security for loans in excess of $110,000,000. The DBR Lease is not subordinate to the borrower's obligations under the mortgage. DBR has a right of first refusal should the borrower desire to sell any of its interest in the Collins Avenue Mortgaged Property.

     The borrower is required to purchase the DBR Lease if a dispute arises related to the use of the property. However, the sponsor has agreed to consent to any change of business requested so that the borrower will not be forced to purchase the DBR Lease. In addition, under certain circumstances, the borrower may be required to sell its interest in the Collins Avenue Mortgaged Property, PROVIDED such sale is (i) to a purchaser in connection with a sale of DBR's business, (ii) for an amount not less than $30,000,000, (iii) not earlier than the date that is three years after the hotel opening date (currently scheduled to be in or after October 2003), and (iv) in compliance with the terms of the loan documents.

     MATURITY DATE. The 1669 Collins Avenue, Miami Beach Land Loan has a remaining term of 116 months. The scheduled maturity date is February 1, 2013.

     INTEREST RATE. The 1669 Collins Avenue, Miami Beach Land Loan accrues interest at an annual rate of 5.7000% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on two appraisals dated November 25, 2002 and December 1, 2003 by a third-party appraiser, the appraised land value of the Collins Avenue Mortgaged Property is $30,500,000 and the appraised value of the land, together with the Hotel Building is $233,200,000. Based on such appraised values, the 1669 Collins Avenue, Miami Beach Land Loan has a cut-off date loan-to-value ratio of 88.15% and 11.53%, respectively. The underwritten net cash flow of the Collins Avenue Mortgaged Property was calculated to be $2,000,000. Based on that underwritten net cash flow, the 1669 Collins Avenue, Miami Beach Land Loan has an underwritten debt service coverage ratio of 1.06x. In the event DBR fails to make ground rent payments and the leasehold mortgagee fails to cure the default under the 1669 Collins Avenue, Miami Beach Land Loan, the trust will be entitled to foreclose on the fee and ground lease interest, thereby foreclosing on any interest in the Hotel Building improvements (other than the two retail units).

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $156,708.12. On the maturity date, a balloon payment equal to $22,690,867 is due.

     LOCKBOX AND CASH MANAGEMENT. The 1669 Collins Avenue, Miami Beach Land Loan is structured with a hard lockbox with cash management. DBR is required to send rent payments under the DBR Lease (required to be paid quarterly) directly to a lockbox account controlled by the lender. Amounts in the lockbox will be applied to pay debt service and reserves; any remaining amounts will be returned to the borrower on a quarterly basis.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the 1669 Collins Avenue, Miami Beach Land Loan, in whole or in part, at any time prior to November 1, 2012, on which date the 1669 Collins Avenue, Miami Beach Land Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date, to the payment date in November 2012, the borrower is permitted to obtain a release of the Collins Avenue Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT OR SUBORDINATE DEBT. None permitted.

     CONDOMINIUM INTEREST. The Hotel Unit and all of the borrower's rights under the condominium declaration have been leased to DBR. As such, the borrower does not have any voting rights; however, under the DBR Lease, DBR is required to pay common charges. The condominium by-laws provide that the adoption of any amendment that would eliminate, modify or otherwise adversely affect the rights of a lender must be previously consented to by such lender.

     ESCROWS AND RESERVES. The loan documents do not provide for escrows or reserves to be deposited with the lender. DBR is responsible for all costs and expenses (including taxes, insurance and replacement reserves) involved in owning and operating the Ritz Carlton Hotel. Therefore, the borrower is not required to pay reserves for taxes, insurance or replacement.

     PROPERTY MANAGEMENT. The Collins Avenue Mortgaged Property is managed by Lionstone Group, Inc., an affiliated property manager wholly owned by Alfredo Lowenstein. Day-to-day management of the hotel will be performed for DBR by Ritz Carlton. The lender does not have any right to replace the manager.

     INSURANCE. The loan documents require the borrower to maintain terrorism insurance, to the extent such coverage is commercially available. However, the DBR lease obligates DBR to maintain certain insurance coverage and the loan documents provide that as long as DBR is maintaining such insurance, the borrower is not required to maintain insurance. However, if (i) there is an event of default under the loan documents or under the DBR Lease, (ii) the DBR Lease is not in full force and effect or DBR is not fully liable for insuring the Collins Avenue Mortgaged Property, (iii) DBR is in default of its loan with Sun Trust Bank, (iv) the lender or the borrower is not named as an additional insured under any of the policies, or (v) any of the insurance policies are not in full force and effect, then the lender can require that the borrower maintain the insurance required under the loan documents. DBR is not currently insured for damage caused by terrorism.

     THE RESERVE AT SUGARLOAF LOAN

     THE LOAN. The Mortgage Loan known as "The Reserve at Sugarloaf" ("The Reserve at Sugarloaf Loan") is secured by a first mortgage on a 333-unit, Class "A," luxury, garden-style apartment complex situated on a 26-acre site and located in Duluth, Georgia. The Reserve at Sugarloaf Loan was originated on May 28, 2003 and is evidenced by a note with an original principal balance of $26,400,000. The cut-off date balance for The Reserve at Sugarloaf Loan is $26,400,000, which represents 3.12% of the initial outstanding pool balance.

     THE PROPERTY. The Reserve at Sugarloaf Mortgaged Property, located in Duluth, Georgia, a suburb of Atlanta, consists of 23 three-story Class "A," luxury, garden-style apartment buildings containing 333 units situated on 26-acres. The Reserve at Sugarloaf Mortgaged Property is located across the street from the Sugarloaf Country Club community (where single family home prices start at $750,000), and it is less than one mile from the Interstate-85 corridor, a major area of commercial and retail development. As of April 10, 2003, occupancy at The Reserve at Sugarloaf Mortgaged Property was 90.39%.

                                               AVERAGE TOTAL
TYPE OF UNIT                   # OF UNITS       SQUARE FEET       SQUARE FEET      RENT/UNIT      RENT (PSF)
------------                   -----------     --------------     -----------      ---------      ---------
1 BR .........................    110                813             89,430           $853          $1.05
2 BR .........................    173              1,320            228,360         $1,090          $0.83
3 BR .........................     38              1,603             60,914         $1,422          $0.89
4 BR .........................     12              2,295             27,540         $1,956          $0.85
                                  ---              -----            -------
TOTAL/AVG. ...................    333              1,220            406,244
                                  ===              =====            =======

     THE BORROWER AND SPONSOR. The borrower is SRP-FFC Sugarloaf LLC, a Delaware limited liability company. The sponsor of the borrower is Milton Fine.

     MATURITY DATE. The Reserve at Sugarloaf Loan has a remaining term of 120 months. The scheduled maturity date is June 1, 2013.

     INTEREST RATE. The Reserve at Sugarloaf Loan accrues interest at an annual rate of 5.4900% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated May 7, 2003 by a third-party appraiser, the appraised value of the Mortgaged Property for The Reserve at Sugarloaf Loan ("The Reserve at Sugarloaf Mortgaged Property") is $33,250,000 (final reconciled). Based on that appraised value, The Reserve at Sugarloaf Loan has a cut-off date Loan-to-Value Ratio of 79.40%. The underwritten net cash flow of the Reserve at Sugarloaf Mortgaged Property was calculated to be $2,205,976. Based on that underwritten net cash flow, The Reserve at Sugarloaf Loan has an underwritten debt service coverage ratio of 1.23x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period) through and including the payment date in June 2006, the borrower is required to make interest-only payments based on a 5.4900% interest rate on an actual/360 basis. Thereafter, until the payment date in June 2013, the borrower is required to make principal and interest payments equal to $149,730.70. On the maturity date, a balloon payment equal to $23,616,363 is due.

     LOCKBOX AND CASH MANAGEMENT.  None required.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying The Reserve at Sugarloaf Loan, in whole or in part, at any time prior to March 1, 2013, on which date The Reserve at Sugarloaf Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date, to the payment date in March 2013, the borrower is permitted to obtain a release of The Reserve at Sugarloaf Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT OR SUBORDINATE DEBT. None permitted.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves to be deposited with the lender for (i) real estate taxes and insurance (1/12 of the estimated amount required to be deposited each month) and (ii) replacement (on-going monthly deposits of $5,550 ($200 per unit per year or $66,600) for the first three years of the loan term. Thereafter, monthly deposits in the amount of $6,938 ($250 per unit per year or $83,256 annually) for the remaining term of The Reserve at Sugarloaf Loan).

     PROPERTY MANAGEMENT. The Reserve at Sugarloaf Mortgaged Property is managed by Atlantic Realty Partners, Inc., an entity affiliated with the borrower. The lender is permitted to replace the manager upon an event of default.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available. The borrower is currently insured for damage caused by terrorism.

     THE SIERRA VISTA MALL LOAN

     THE LOAN. The Mortgage Loan known as "Sierra Vista Mall" (the "Sierra Vista Mall Loan") is secured by a first deed of trust encumbering the borrowers' fee and leasehold interest in the Sierra Vista Mall, a 588,643 square feet regional mall located in Clovis (Fresno County), California (the "Sierra Vista Mall Mortgaged Property"). The Sierra Vista Mall Loan was originated on December 12, 2002 and is evidenced by a note with an original principal balance of $24,000,000. The cut-off date balance for the Sierra Vista Mall Loan is $23,861,975, which represents 2.82% of the initial outstanding pool balance.

     THE PROPERTY. The Sierra Vista Mall is a one-story regional mall located in the City of Clovis, Fresno County, California. The Sierra Vista Mall Mortgaged Property has four anchor tenants, Sears, Gottschalk's, Mervyn's, and a freestanding Target store, and seven pad site buildings occupied by tenants including Red Robin Restaurant, International House of Pancakes, Starbuck's Coffee, a credit union and a dental center. There are also vacant but developable pad sites.

     The following table presents certain information related to the anchor tenants at the Sierra Vista Mall Mortgaged Property:

                ANCHOR TENANTS BASED ON NET RENTABLE SQUARE FEET

                ANCHOR TENANT                RATING (S/M/F)         NRSF
                -------------               ----------------      --------
                Sears .....................  BBB+/Baa+/BBB+        116,641
                Target ....................      A+/A2/A           109,648
                Gottschalks ...............        NR               99,539
                Mervyn's ..................      A+/A2/A            75,088
                                                                  --------
                TOTAL/WTD. AVG. ...........                        400,916

     THE BORROWER AND SPONSOR. The borrowers are SV LandValue 27, LLC, SV 5 Souls, LLC and SV Cuyama Valley, LLC, each of which is a tenant-in-common and is a special purpose Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sierra Vista Mall Loan. In connection with the tenant-in-common structure, the borrowers each waived its partition right and the loan documents provide for full recourse to the related borrower and guarantor if a borrower files for bankruptcy. The primary sponsor of the borrowers is James H. Huelskamp.

     MATURITY DATE. The Sierra Vista Mall Loan has a remaining term of 55 months. The scheduled maturity date is January 1, 2008.

     INTEREST RATE. The Sierra Vista Mall Loan accrues interest at an annual rate of 5.1500% per annum.

     LOAN-TO-VALUE RATIO; DEBT SERVICE COVERAGE RATIO. Based on an appraisal dated August 7, 2002 by a third-party appraiser, the appraised value of the Mortgaged Property for the Sierra Vista Mall Loan (the "Sierra Vista Mall Mortgaged Property") is $32,500,000 (final reconciled). Based on that appraised value, the Sierra Vista Mall Loan has a cut-off date loan-to-value ratio of 73.42%. The underwritten net cash flow of the Sierra Vista Mall Mortgaged Property was calculated to be $2,453,175. Based on that underwritten net cash flow, the Sierra Vista Mall Loan has an underwritten debt service coverage ratio of 1.56x.

     APPLICATION OF PAYMENTS. On the first day of each month (with a five day grace period), the borrower is required to make principal and interest payments equal to $131,046.29. On the maturity date, a balloon payment equal to $22,182,804 is due.

     LOCKBOX AND CASH MANAGEMENT. The tenants at the Sierra Vista Mall Mortgaged Property have been instructed to send their rent directly to the lender controlled lockbox account. Prior to the occurrence of a Sierra Vista Mall Trigger Event (as defined below), funds in the lockbox account are transferred to a borrower controlled account on a daily basis. Upon the occurrence of a Sierra Vista Trigger Event, the lender will instruct the lockbox bank not to transfer the funds to the borrower's account. Funds in the lockbox account will be applied to pay debt service and required reserve accounts; provided, no event of default exists, any remaining amounts will be returned to the borrower. A "Sierra Vista Mall Trigger Event" is any one of the following: (i) an event of default or (ii) the debt service coverage ratio is less than 1.10x. The cash sweep will continue until, (i) such default has been cured or (ii) the debt service coverage ration is greater than or equal to 1.10x for six consecutive months.

     PREPAYMENT; DEFEASANCE. The borrower is prohibited from voluntarily prepaying the Sierra Vista Mall Loan, in whole or in part, at any time prior to October 1, 2007. On any payment date on or after such date, the Sierra Vista Mall Loan is freely prepayable in whole but not in part. Subject to certain conditions set forth in the loan documents, on any payment date beginning on the July 2005 payment date to the payment date in October 2007, the borrower is permitted to obtain a release of the Sierra Vista Mall Mortgaged Property from the lien of the mortgage by pledging sufficient defeasance collateral to the lender.

     MEZZANINE DEBT OR SUBORDINATE DEBT. None permitted, except as described under "--Partial Release of Unimproved Land" below.

     GROUND LEASE. The Sierra Vista Mall Mortgaged Property (other than a 6.08-acre parking lot in which the borrower holds fee interest) is subject to a 55-year ground lease with the borrower as lessee. The ground lease expires in 2038 and has eight 5-year extension options that are automatically exercised unless the lessee gives notice of its intent not to renew six months prior to the expiration of the existing lease term. Ground rent is comprised of (a) annual base rent which is fixed at $300,020 through 2024 at which time a re-valuation of the property will occur, and (b) additional rent which is equal to 25% of annual rent revenue received above the sum of (i) $4,345,430 and (ii) cumulative tenant improvement costs.

     PARTIAL RELEASE OF UNIMPROVED LAND. With respect to approximately eight acres of unimproved land at the Sierra Vista Mall Mortgaged Property (known as the "theater/anchor site"), the loan documents permit the borrowers to (i) sublease this space (whereby the subtenant would improve the premises), (ii) incur mezzanine debt to finance the development of the theater/anchor site, subject to confirmation from the Rating Agencies and satisfaction of other conditions, including that prior to any improvements to the theater/anchor site,
(A) the loan-to-value ratio for the combined Sierra Vista Mall Loan and the future mezzanine loan must not exceed 90% prior to completion of the improvements and 75% after completion of the improvements and (B) the DSCR for the combined Sierra Vista Mall Loan and the future mezzanine loan must be at least equal to 1.15x prior to completion of the improvements and at least equal to 1.25x after completion of the improvements, or (iii) obtain a release of this portion of the Sierra Vista Mall Mortgaged Property from the lien of the mortgage, subject to (A) the borrowers' deposit of $950,000 in a development reserve account, which amount will be extra collateral for the Sierra Vista Mall Loan, to be returned to the borrowers when the theater/anchor site is developed, occupied by a tenant and all excess cash flow generated from this parcel has been pledged to the lender as additional collateral for the Sierra Vista Mall Loan and (B) the remaining portion of the Sierra Vista Mall Mortgaged Property being 90% occupied with a DSCR of at least 1.25x.

     ESCROWS AND RESERVES. The loan documents provide for escrows or reserves to be deposited with the lender for (i) real estate taxes and insurance (1/12th of the estimated amount required to be deposited each month), (ii) tenant improvement and leasing commission (on-going monthly deposits of $14,368, up to $344,824 on deposit), (iii) replacement (on-going monthly deposits of $4,652 ($55,824 annually)) and (iv) in the event the borrowers intend to obtain a release of the theater/anchor site, from the lien of the mortgage, a development reserve (as described above, under "--Partial Release of Unimproved Land.").

     PROPERTY MANAGEMENT. The Sierra Vista Mall Mortgaged Property is managed by LandValue Management, LLC, an affiliate of the primary sponsor of the Sierra Vista Mall Loan, James H. Huelskamp. The lender is permitted to terminate the management agreement, upon or at any time after an event of default under the mortgage, with 30 days' prior written notice to the property manager.

     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available. The borrower is currently insured for damage caused by terrorism.

ADDITIONAL LOAN INFORMATION

     GENERAL. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortgaged Properties, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 to this prospectus supplement may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     In the tables set forth below, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown.

     DEFINITIONS. For purposes of the Prospectus Supplement, including the following tables and Annex A-1 to this prospectus supplement, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Net Cash Flow," "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated
(a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and
(d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (E.G., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" generally means, for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment of principal and interest. In the case of 3 Mortgage Loans known as "75 Rockefeller Plaza," "Westfield Shoppingtown Portfolio" and "Chandler Fashion Center," please refer to Footnotes for the Annex A-1 for more detailed information regarding calculation of debt service.

     3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. For purposes of calculating such amounts in the following tables and in Annex A-1 to this prospectus supplement, original balance and Cut-off Date Balance are reduced by approximately $100,000, in the aggregate, for a holdback amount for 1 mortgage loan, representing approximately 0.19% of the Initial Outstanding Pool Balance 0.25% of the Initial Loan Group 1 Balance. In addition, all calculations of such amounts in the following tables and in Annex A-1 to this prospectus supplement exclude 4 credit tenant lease loans, which represent approximately 2.80% of the Initial Outstanding Pool Balance and 3.57% of the Initial Loan Group 1 Balance and the two Mortgage Loans that are secured by land, representing 3.44% of the Initial Outstanding Pool Balance and 4.39% of the Initial Loan Group 1 Balance.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability. The Mortgage Loans that are credit tenant lease loans are not included in the weighted average, minimum and maximum DSCR calculations.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Cut-off Date LTV Ratio," " Current LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided
(b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

For purposes of calculating such amounts in the following tables and in Annex A-1 to this prospectus supplement, Cut-off Date Balance is reduced by approximately $100,000, in the aggregate, a holdback amount for 1 mortgage loan, representing approximately 0.19% of the Initial Outstanding Pool Balance and 0.25% of the Initial Loan Group 1 Balance. In addition, all calculations of such amounts in the following tables and in Annex A-1 to this prospectus supplement exclude 4 credit tenant lease loans, which represent approximately 2.80% of the Initial Outstanding Pool Balance and 3.57% of the Initial Loan Group 1 Balance and the 2 Mortgage Loans that are secured by land, representing 3.44% of the Initial Outstanding Pool Balance and 4.39% of the Initial Loan Group 1 Balance.

     6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units," "Rooms" or "Pads" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (ii) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms and (iii) in the case of a mortgaged property operated as a mobile home park, the number of pads.

     8. "Occupancy Rate" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

     9. "Balloon Balance" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

     10. "Scheduled Maturity Date LTV" or "LTV Ratio at Maturity" means, with respect to any Balloon Loan, the Balloon Balance for such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property. For purposes of calculating such amounts in the following tables and in Annex A-1 to this prospectus supplement, the 4 credit tenant lease loans, which represent approximately 2.80% of the Initial Outstanding Pool Balance and 3.57% of the Initial Loan Group 1 Balance, and the 2 Mortgage Loans that are secured by land, representing approximately 3.44% of the Initial Outstanding Pool Balance and 4.39% of the Initial Loan Group 1 Balance, are excluded.

     11. "Mortgage Rate" or "Interest Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

     12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan is payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and payable to the Servicer.

     13. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related Maturity Date.

     14. "GLA" means gross leaseable area.

     15. "U/W Revenue" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

     16. "NRSF" means net rentable square feet.

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                         % OF                        WEIGHTED AVERAGES
                                                       OUTSTANDING  ------------------------------------------------------------
                                NUMBER OF   AGGREGATE    INITIAL                STATED
RANGE OF CUT-OFF                MORTGAGE  CUT-OFF DATE    POOL      MORTGAGE   REMAINING             CUT-OFF DATE  LTV RATIO AT
DATE BALANCES                    LOANS       BALANCE     BALANCE      RATE    TERM (MOS.)    DSCR      LTV RATIO     MATURITY
----------------                --------- ------------ -----------  --------  -----------    -----   ------------  ------------
$1,147,709 to $2,000,000           13     $ 19,751,692      2.33%     5.976%      118        1.46x      71.41%        56.53%
$2,000,001 to $4,000,000           26       77,386,731      9.15      5.863%      124        1.45x      74.45%        63.01%
$4,000,001 to $6,000,000           18       84,793,773     10.02      5.752%      112        1.44x      74.72%        62.51%
$6,000,001 to $8,000,000           12       83,975,588      9.93      5.908%      108        1.47x      70.94%        59.16%
$8,000,001 to $10,000,000           4       34,942,529      4.13      5.719%      110        1.33x      78.55%        67.30%
$10,000,001 to $15,000,000          5       65,448,456      7.74      5.908%      146        1.51x      71.79%        59.82%
$15,000,001 to $20,000,000          3       52,222,400      6.17      5.940%      118        1.38x      79.25%        67.23%
$20,000,001 to $30,000,000          5      126,322,352     14.93      5.502%      107        1.38x      76.40%        67.16%
$30,000,001 to $40,000,000          2       77,063,492      9.11      5.531%      120        1.34x      79.86%        66.82%
$40,000,001 to $60,000,000          3      159,130,500     18.81      5.563%      115        2.30x      53.88%        45.13%
$60,000,001 to $65,000,000          1       65,000,000      7.68      4.665%      134        2.02x      50.00%        50.00%
                                  ---     ------------    ------
TOTAL/WEIGHTED
  AVERAGE                          92     $846,037,514    100.00%     5.629%      118        1.64x      69.00%        58.88%
                                  ===     ============    ======


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                      WEIGHTED AVERAGES
                                                          % OF      -----------------------------------------------------------
                                NUMBER OF   AGGREGATE  INITIAL LOAN             STATED
RANGE OF CUT-OFF                MORTGAGE  CUT-OFF DATE   GROUP 1    MORTGAGE   REMAINING             CUT-OFF DATE  LTV RATIO AT
DATE BALANCES                    LOANS       BALANCE     BALANCE      RATE    TERM (MOS.)    DSCR      LTV RATIO     MATURITY
----------------                --------- ------------ -----------  --------  -----------    -----   ------------  ------------
$1,147,709 to $2,000,000 .......    6      $ 9,131,510      1.38%     6.087%     119         1.38x      68.50%        53.16%
$2,000,001 to $4,000,000 .......   18       53,901,603      8.13      6.002%     132         1.45x      74.09%        62.32%
$4,000,001 to $6,000,000 .......    8       38,344,599      5.78      6.065%     117         1.43x      73.89%        61.64%
$6,000,001 to $8,000,000 .......    9       63,451,780      9.57      5.991%     104         1.48x      69.48%        57.78%
$8,000,001 to $10,000,000 ......    2       17,808,096      2.68      5.788%     117         1.36x      77.26%        65.29%
$10,000,001 to $15,000,000 .....    5       65,448,456      9.87      5.908%     146         1.51x      71.79%        59.82%
$15,000,001 to $20,000,000 .....    3       52,222,400      7.87      5.940%     118         1.38x      79.25%        67.23%
$20,000,001 to $30,000,000 .....    4       99,922,352     15.06      5.505%     103         1.44x      75.32%        65.76%
$30,000,001 to $40,000,000 .....    1       39,000,000      5.88      5.630%     120         1.31x      79.92%        67.04%
$40,000,001 to $60,000,000 .....    3      159,130,500     23.99      5.563%     115         2.30x      53.88%        45.13%
$60,000,001 to $65,000,000 .....    1       65,000,000      9.80      4.665%     134         2.02x      50.00%        50.00%
                                  ---     ------------    ------
TOTAL/WEIGHTED
  AVERAGE ......................   60     $663,361,297    100.00%     5.653%     119         1.72x      66.54%        56.88%
                                  ===     ============    ======


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                      WEIGHTED AVERAGES
                                                          % OF      -----------------------------------------------------------
                                NUMBER OF   AGGREGATE  INITIAL LOAN             STATED
RANGE OF CUT-OFF                MORTGAGE  CUT-OFF DATE   GROUP 2    MORTGAGE   REMAINING             CUT-OFF DATE  LTV RATIO AT
DATE BALANCES                    LOANS       BALANCE     BALANCE      RATE    TERM (MOS.)    DSCR      LTV RATIO     MATURITY
----------------                --------- ------------ -----------  --------  -----------    -----   ------------  ------------
$1,298,836 to $2,000,000 ........   7     $ 10,620,182      5.81%     5.880%     118         1.52x      73.92%        59.42%
$2,000,001 to $4,000,000 ........   8       23,485,128     12.86      5.546%     105         1.45x      75.08%        64.24%
$4,000,001 to $6,000,000 ........  10       46,449,174     25.43      5.494%     107         1.45x      75.41%        63.23%
$6,000,001 to $8,000,000 ........   3       20,523,807     11.24      5.651%     119         1.44x      75.47%        63.44%
$8,000,001 to $10,000,000 .......   2       17,134,434      9.38      5.647%     101         1.30x      79.88%        69.39%
$20,000,001 to $30,000,000 ......   1       26,400,000     14.45      5.490%     120         1.23x      79.40%        71.03%
$30,000,001 to $38,063,492 ......   1       38,063,492     20.84      5.430%     119         1.37x      79.80%        66.60%
                                  ---     ------------    ------
TOTAL/WEIGHTED
  AVERAGE .......................  32     $182,676,217    100.00%     5.541%     113         1.39x      77.20%        65.57%
                                  ===     ============    ======

                TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS

                                                              % OF
                               NUMBER OF       AGGREGATE   OUTSTANDING       NUMBER
                               MORTGAGED     CUT-OFF DATE    INITIAL      OF UNITS OR
PROPERTY TYPE                 PROPERTIES        BALANCE    POOL BALANCE       NRA
-------------                 ----------     ------------  ------------   -----------
Retail .......................    34         $353,191,571      41.75%      4,083,950
  ANCHORED ...................    29          328,096,657      38.78       3,947,408
  UNANCHORED .................     1            1,396,503       0.17          27,512
  CTL ........................     4           23,698,411       2.80         109,030
Multifamily ..................    38          200,406,908      23.69           5,039
  MULTIFAMILY ................    32          183,337,755      21.67           3,827
  MANUFACTURED HOUSING .......     6           17,069,154       2.02           1,212
Office .......................    15          181,574,459      21.46       1,618,761
Industrial ...................     5           48,201,385       5.70         557,603
Land .........................     2           29,130,854       3.44         220,208
Mixed Use ....................     2           14,815,706       1.75         138,647
Hotel ........................     2           13,250,000       1.57             451
Senior Housing ...............     1            5,466,631       0.65              82
                                 ---         ------------     ------
TOTAL/WEIGHTED AVERAGE .......    99         $846,037,514     100.00%
                                 ===         ============     ======

                                   WEIGHTED AVERAGES
------------------------------------------------------------------------------------
CUT-OFF DATE
 BALANCE PER                  STATED                          CUT-OFF
 # OF UNITS      MORTGAGE    REMAINING                        DATE LTV  LTV RATIO AT
   OR NRA         RATE      TERM (MOS.)  OCCUPANCY    DSCR     RATIO     MATURITY
-------------    --------   -----------  ---------    ----    -------   ------------
  $   146.67      5.633%        118        96.17%    1.85x     64.91%      54.93%
  $   141.88      5.616%        110        96.10%    1.85x     64.94%      54.96%
  $    50.76      6.500%        118        90.26%    1.49x     58.19%      45.94%
  $   218.68      5.824%        238       100.00%
  $54,926.03      5.558%        113        93.52%    1.40x     77.03%      65.41%
  $58,558.98      5.576%        115        93.50%    1.38x     77.17%      65.32%
  $15,904.95      5.359%         90        93.81%    1.62x     75.55%      66.48%
  $   131.14      5.447%        124        96.98%    1.61x     66.29%      58.14%
  $   141.97      6.138%        109        97.51%    1.45x     75.25%      64.91%
  $   154.95      5.700%        116       100.00%
  $   136.60      5.952%        119        91.16%    1.31x     71.08%      57.56%
  $31,467.59      6.350%        121        75.79%    1.71x     58.63%      45.95%
  $66,666.24      6.500%        113        90.24%    1.43x     74.48%      64.47%

                  5.629%        118                  1.64x     69.00%      58.88%

                   TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1




                               NUMBER OF       AGGREGATE   % OF INITIAL      NUMBER
                               MORTGAGED     CUT-OFF DATE  LOAN GROUP 1   OF UNITS OR
PROPERTY TYPE                 PROPERTIES        BALANCE      BALANCE          NRA
-------------                 ----------     ------------  ------------   -----------
Retail .....................      34         $353,191,571      53.24%      4,083,950
  ANCHORED .................      29          328,096,657      49.46       3,947,408
  UNANCHORED ...............       1            1,396,503       0.21          27,512
  CTL ......................       4           23,698,411       3.57         109,030
Multifamily ................       3           17,730,691       2.67             358
  MULTIFAMILY ..............       2           14,373,663       2.17             183
  MANUFACTURED HOUSING .....       1            3,357,029       0.51             175
Office .....................      15          181,574,459      27.37       1,618,761
Industrial .................       5           48,201,385       7.27         557,603
Land .......................       2           29,130,854       4.39         220,208
Mixed Use ..................       2           14,815,706       2.23         138,647
Hotel ......................       2           13,250,000       2.00             451
Senior Housing .............       1            5,466,631       0.82              82
                                 ---         ------------     ------
TOTAL/WEIGHTED AVERAGE .....      64         $663,361,297     100.00%
                                 ===         ============     ======

                                     WEIGHTED AVERAGES
--------------------------------------------------------------------------------
CUT-OFF DATE
 BALANCE PER                STATED                          CUT-OFF
 # OF UNITS    MORTGAGE    REMAINING                        DATE LTV  LTV RATIO AT
   OR NRA       RATE      TERM (MOS.)  OCCUPANCY    DSCR     RATIO     MATURITY
-------------  --------   -----------  ---------    ----    -------   ------------
  $   146.67    5.633%        118        96.17%     1.85x    64.91%      54.93%
  $   141.88    5.616%        110        96.10%     1.85x    64.94%      54.96%
  $    50.76    6.500%        118        90.26%     1.49x    58.19%      45.94%
  $   218.68    5.824%        238       100.00%
  $67,851.60    5.726%        118        94.52%     1.51x    75.35%      63.82%
  $79,218.35    5.720%        118        96.31%     1.49x    75.68%      64.18%
  $19,183.02    5.750%        119        86.86%     1.59x    73.94%      62.32%
  $   131.14    5.447%        124        96.98%     1.61x    66.29%      58.14%
  $   141.97    6.138%        109        97.51%     1.45x    75.25%      64.91%
  $   154.95    5.700%        116       100.00%
  $   136.60    5.952%        119        91.16%     1.31x    71.08%      57.56%
  $31,467.59    6.350%        121        75.79%     1.71x    58.63%      45.95%
  $66,666.24    6.500%        113        90.24%     1.43x    74.48%      64.47%

                5.653%        119                   1.72x    66.54%      56.88%

                   TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2




                               NUMBER OF       AGGREGATE   % OF INITIAL      NUMBER
                               MORTGAGED     CUT-OFF DATE  LOAN GROUP 2   OF UNITS OR
PROPERTY TYPE                 PROPERTIES        BALANCE      BALANCE          NRA
-------------                 ----------     ------------  ------------   -----------
Multifamily ................      30         $168,964,092      92.49%       3,644
Manufactured Housing .......       5           13,712,125       7.51        1,037
                                 ---         ------------     ------        -----
TOTAL/WEIGHTED AVERAGE .....      35         $182,676,217     100.00%       4,681
                                 ===         ============     ======        =====

                                     WEIGHTED AVERAGES
--------------------------------------------------------------------------------
CUT-OFF DATE
 BALANCE PER                STATED                          CUT-OFF
 # OF UNITS    MORTGAGE    REMAINING                        DATE LTV  LTV RATIO AT
   OR NRA       RATE      TERM (MOS.)  OCCUPANCY    DSCR     RATIO     MATURITY
-------------  --------   -----------  ---------    ----    -------   ------------
 $56,801.50     5.564%        115        93.36%     1.37x    77.30%      65.41%
 $15,102.41     5.264%         83        94.99%     1.63x    75.95%      67.50%

 $53,671.46     5.541%        113        93.72%     1.39x    77.20%      65.57%

                           MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS

                                                       % OF                        WEIGHTED AVERAGES
                                                    OUTSTANDING  --------------------------------------------------------
                         NUMBER OF     AGGREGATE      INITIAL                STATED
                         MORTGAGED    CUT-OFF DATE     POOL      MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
STATE/LOCATION           PROPERTIES      BALANCE      BALANCE      RATE    TERM (MOS.)   DSCR    LTV RATIO     MATURITY
--------------           ----------   ------------    -------    --------  -----------   -----  -----------  ------------
New York ..............      5        $154,224,547     18.23%     5.254%      123        1.68x     66.35%       59.32%
California ............      8         139,924,421     16.54      5.730%      105        1.85x     62.22%       53.94%
  S. CALIFORNIA .......      6          87,266,426     10.31      5.783%      116        1.75x     64.64%       54.94%
  N. CALIFORNIA .......      2          52,657,995      6.22      5.642%       86        2.02x     58.31%       52.31%
Arizona ...............      4          65,220,205      7.71      5.149%      107        2.70x     47.00%       39.70%
Pennsylvania ..........      4          61,388,568      7.26      5.628%      119        1.41x     78.27%       65.04%
Georgia ...............     12          60,528,611      7.15      5.597%      121        1.33x     78.03%       66.62%
Florida ...............      6          56,283,118      6.65      5.838%      117        1.38x     75.80%       64.55%
Michigan ..............      5          52,897,312      6.25      5.727%      119        1.35x     78.52%       66.09%
Texas .................     12          35,652,192      4.21      5.974%      106        1.46x     71.50%       60.26%
Illinois ..............      5          31,117,425      3.68      5.589%      119        1.53x     69.97%       58.02%
Maryland ..............      2          30,092,419      3.56      5.751%      119        1.27x     78.72%       65.94%
West Virginia .........      2          22,305,207      2.64      5.740%      119        1.45x     76.84%       64.73%
Virginia ..............      3          20,250,000      2.39      6.022%      121        1.62x     65.86%       52.97%
North Carolina ........      3          17,948,983      2.12      6.097%      119        1.36x     73.27%       57.86%
Mississippi ...........      7          14,814,062      1.75      6.009%      162        1.41x     75.47%       59.75%
New Hampshire .........      1          13,666,000      1.62      5.600%      248
South Carolina ........      2           8,600,990      1.02      5.712%      119        1.41x     77.49%       63.71%
Iowa ..................      1           8,392,381      0.99      5.650%       83        1.23x     79.93%       71.81%
Ohio ..................      2           7,607,029      0.90      5.490%      120        1.64x     72.88%       60.90%
Missouri ..............      1           6,092,806      0.72      7.250%      102        1.60x     64.13%       57.05%
Louisiana .............      2           6,001,237      0.71      5.499%       68        1.55x     74.05%       66.88%
Arkansas ..............      1           5,995,053      0.71      6.020%      119        1.50x     74.94%       63.66%
Indiana ...............      1           4,950,410      0.59      6.000%      113        1.25x     70.72%       55.31%
New Jersey ............      1           4,346,535      0.51      6.150%      119        1.31x     73.67%       62.82%
Oregon ................      1           4,341,119      0.51      5.500%      118        1.49x     71.64%       59.98%
Colorado ..............      1           3,291,323      0.39      6.060%      117        1.48x     74.46%       63.45%
New Mexico ............      1           2,151,120      0.25      6.650%      115        1.33x     74.95%       59.68%
Connecticut ...........      1           2,077,187      0.25      5.700%       83        1.43x     76.93%       65.58%
Alabama ...............      1           1,681,917      0.20      6.000%      118        1.43x     73.13%       62.15%
Tennessee .............      1           1,500,000      0.18      6.000%      120        1.51x     75.00%       58.09%
Wisconsin .............      1           1,396,503      0.17      6.500%      118        1.49x     58.19%       45.94%
Oklahoma ..............      2           1,298,836      0.15      5.700%      119        1.47x     79.93%       67.26%
                           ---        ------------     -----
TOTAL/WEIGHTED
  AVERAGE .............     99        $846,037,514     100.00%    5.629%      118        1.64x     69.00%       58.88%
                           ===        ============     ======

                                MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1

                                                                                    WEIGHTED AVERAGES
                                                       % OF      --------------------------------------------------------
                        NUMBER OF     AGGREGATE    INITIAL LOAN             STATED
                        MORTGAGED    CUT-OFF DATE     GROUP 1    MORTGAGE  REMAINING           CUT-OFF DATE  LTV RATIO AT
STATE/LOCATION          PROPERTIES     BALANCE        BALANCE      RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
--------------          ----------   ------------     -------    --------  -----------   -----  ----------    ----------
New York ..............      5       $154,224,547      23.25%     5.254%      123        1.68x    66.35%        59.32%
California ............      8        139,924,421      21.09      5.730%      105        1.85x    62.22%        53.94%
  S. CALIFORNIA .......      6         87,266,426      13.16      5.783%      116        1.75x    64.64%        54.94%
  N. CALIFORNIA .......      2         52,657,995       7.94      5.642%       86        2.02x    58.31%        52.31%
Arizona ...............      1         54,181,450       8.17      5.140%      113        2.93x    40.95%        33.73%
Michigan ..............      3         46,797,312       7.05      5.748%      119        1.34x    78.93%        66.48%
Florida ...............      4         44,945,532       6.78      5.883%      117        1.34x    73.09%        62.76%
Maryland ..............      2         30,092,419       4.54      5.751%      119        1.27x    78.72%        65.94%
Texas .................      8         27,911,392       4.21      6.070%      104        1.44x    71.56%        60.33%
Pennsylvania ..........      3         23,325,076       3.52      5.952%      119        1.47x    75.77%        62.49%
West Virginia .........      2         22,305,207       3.36      5.740%      119        1.45x    76.84%        64.73%
Virginia ..............      3         20,250,000       3.05      6.022%      121        1.62x    65.86%        52.97%
North Carolina ........      3         17,948,983       2.71      6.097%      119        1.36x    73.27%        57.86%
New Hampshire .........      1         13,666,000       2.06      5.600%      248
Illinois ..............      2          9,887,153       1.49      5.654%      119        1.75x    64.07%        51.74%
Georgia ...............      4          9,301,411       1.40      6.050%      163        1.37x    73.66%        54.98%
Mississippi ...........      3          7,780,120       1.17      6.170%      201        1.27x    74.05%        48.70%
Ohio ..................      2          7,607,029       1.15      5.490%      120        1.64x    72.88%        60.90%
Missouri ..............      1          6,092,806       0.92      7.250%      102        1.60x    64.13%        57.05%
Louisiana .............      2          6,001,237       0.90      5.499%       68        1.55x    74.05%        66.88%
Arkansas ..............      1          5,995,053       0.90      6.020%      119        1.50x    74.94%        63.66%
New Jersey ............      1          4,346,535       0.66      6.150%      119        1.31x    73.67%        62.82%
Colorado ..............      1          3,291,323       0.50      6.060%      117        1.48x    74.46%        63.45%
South Carolina ........      1          2,256,750       0.34      5.888%      120        1.33x    77.82%        60.05%
New Mexico ............      1          2,151,120       0.32      6.650%      115        1.33x    74.95%        59.68%
Alabama ...............      1          1,681,917       0.25      6.000%      118        1.43x    73.13%        62.15%
Wisconsin .............      1          1,396,503       0.21      6.500%      118        1.49x    58.19%        45.94%
                           ---      -------------     ------
TOTAL/WEIGHTED
  AVERAGE .............     64       $663,361,297     100.00%     5.653%      119        1.72x    66.54%        56.88%
                           ===      =============     ======

                             MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2

                                                                                     WEIGHTED AVERAGES
                                                       % OF      --------------------------------------------------------
                         NUMBER OF     AGGREGATE   INITIAL LOAN              STATED
                         MORTGAGED   CUT-OFF DATE     GROUP 2    MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
STATE/LOCATION           PROPERTIES     BALANCE       BALANCE      RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
--------------           ----------  ------------     -------    --------  -----------   -----  ----------    ----------
Georgia ...............      8       $ 51,227,200      28.04%     5.515%      114        1.32x    78.54%        67.96%
Pennsylvania ..........      1         38,063,492      20.84      5.430%      119        1.37x    79.80%        66.60%
Illinois ..............      3         21,230,272      11.62      5.558%      119        1.43x    72.72%        60.94%
Florida ...............      2         11,337,586       6.21      5.658%      118        1.44x    80.13%        67.41%
Arizona ...............      3         11,038,755       6.04      5.191%       76        1.57x    76.67%        69.00%
Iowa ..................      1          8,392,381       4.59      5.650%       83        1.23x    79.93%        71.81%
Texas .................      4          7,740,799       4.24      5.627%      116        1.55x    71.30%        60.00%
Mississippi ...........      4          7,033,942       3.85      5.831%      118        1.43x    75.70%        61.56%
South Carolina ........      1          6,344,240       3.47      5.650%      119        1.43x    77.37%        65.01%
Michigan ..............      2          6,100,000       3.34      5.566%      120        1.45x    75.34%        63.07%
Indiana ...............      1          4,950,410       2.71      6.000%      113        1.25x    70.72%        55.31%
Oregon ................      1          4,341,119       2.38      5.500%      118        1.49x    71.64%        59.98%
Connecticut ...........      1          2,077,187       1.14      5.700%       83        1.43x    76.93%        65.58%
Tennessee .............      1          1,500,000       0.82      6.000%      120        1.51x    75.00%        58.09%
Oklahoma ..............      2          1,298,836       0.71      5.700%      119        1.47x    79.93%        67.26%
                           ---      -------------     ------
TOTAL/WEIGHTED
  AVERAGE .............     35       $182,676,217     100.00%     5.541%      113        1.39x    77.20%        65.57%
                           ===      =============     ======

                      RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                        % OF                       WEIGHTED AVERAGES
                                                     OUTSTANDING --------------------------------------------------------
                            NUMBER OF   AGGREGATE      INITIAL               STATED
RANGE OF DEBT SERVICE       MORTGAGE  CUT-OFF DATE      POOL     MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
COVERAGE RATIOS               LOANS      BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
---------------------        -------  ------------     -------   --------  ------------  -----  ---------     ----------
1.23x+ to 1.25x .......         2     $ 34,792,381       4.11%    5.529%       111       1.23x    79.53%        71.21%
1.25x+ to 1.30x .......         8       67,469,155       7.97     5.859%       117       1.28x    77.07%        64.47%
1.30x+ to 1.35x .......        13       86,313,901      10.20     5.860%       119       1.32x    76.54%        62.69%
1.35x+ to 1.40x .......         5       70,319,956       8.31     5.717%       119       1.37x    78.11%        64.84%
1.40x+ to 1.45x .......        19      160,776,048      19.00     5.725%       119       1.43x    77.81%        65.22%
1.45x+ to 1.50x .......        18       67,883,728       8.02     5.691%       106       1.47x    74.02%        63.07%
1.50x+ to 1.55x .......         8       56,193,913       6.64     5.611%       112       1.52x    72.42%        61.68%
1.55x+ to 1.60x .......         4       37,168,048       4.39     5.570%        69       1.57x    72.33%        66.23%
1.60x+ to 1.70x .......         3       12,171,507       1.44     5.078%        80       1.67x    74.73%        66.63%
1.70x+ to 1.80x .......         1       13,250,000       1.57     6.350%       121       1.71x    58.63%        45.95%
1.80x+ to 2.40x .......         3       73,139,111       8.64     4.771%       132       2.01x    51.10%        49.75%
2.40x+ to 2.93x .......         2      113,730,500      13.44     5.616%       112       2.65x    43.49%        36.54%
                              ---  ---------------     ------
TOTAL/WEIGHTED
  AVERAGE .............        86     $793,208,249      93.76%    5.620%       114       1.64x    69.00%        58.88%
                              ===  ===============     ======

                         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                      WEIGHTED AVERAGES
                                                        % OF     ----------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN            STATED
RANGE OF DEBT SERVICE       MORTGAGE  CUT-OFF DATE     GROUP 1   MORTGAGE  REMAINING          CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS               LOANS      BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
---------------------        ------   ------------     -------   --------  -----------   -----  ----------    ----------
1.27x+ to 1.30x .......         6     $ 60,128,945       9.06%    5.853%      117        1.28x    77.90%        65.46%
1.30x+ to 1.35x .......        10       75,935,959      11.45     5.888%      119        1.31x    76.41%        62.99%
1.35x+ to 1.40x .......         3       23,514,411       3.54     6.208%      118        1.37x    74.73%        61.15%
1.40x+ to 1.45x .......        10      123,351,649      18.59     5.750%      119        1.42x    78.29%        65.61%
1.45x+ to 1.50x .......        11       41,643,895       6.28     5.806%      106        1.47x    72.19%        61.34%
1.50x+ to 1.55x .......         4       46,058,624       6.94     5.612%      111        1.52x    73.12%        62.81%
1.55x+ to 1.60x .......         4       37,168,048       5.60     5.570%       69        1.57x    72.33%        66.23%
1.60x+ to 1.70x .......         1        4,250,000       0.64     5.285%      120        1.68x    72.03%        59.78%
1.70x+ to 1.80x .......         1       13,250,000       2.00     6.350%      121        1.71x    58.63%        45.95%
1.80x+ to 2.40x .......         2       71,500,000      10.78     4.741%      133        2.01x    50.83%        49.65%
2.40x+ to 2.93x .......         2      113,730,500      17.14     5.616%      112        2.65x    43.49%        36.54%
                              ---  ---------------     ------
TOTAL/WEIGHTED
  AVERAGE .............        54     $610,532,032      92.04%    5.644%      115        1.72x    66.54%        56.88%
                              ===  ===============     ======

                         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                    WEIGHTED AVERAGES
                                                        % OF     --------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN             STATED
RANGE OF DEBT SERVICE       MORTGAGE  CUT-OFF DATE     GROUP 2   MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
COVERAGE RATIOS              LOANS       BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
---------------------        ------    -----------     -------   --------  -----------   -----  ----------    ----------
1.23x+ to 1.25x .......         2      $34,792,381      19.05%    5.529%       111       1.23x    79.53%        71.21%
1.25x+ to 1.30x .......         2        7,340,210       4.02     5.902%       114       1.26x    70.25%        56.34%
1.30x+ to 1.35x .......         3       10,377,942       5.68     5.655%       121       1.33x    77.46%        60.52%
1.35x+ to 1.40x .......         2       46,805,545      25.62     5.470%       119       1.37x    79.80%        66.68%
1.40x+ to 1.45x .......         9       37,424,399      20.49     5.642%       116       1.43x    76.23%        63.92%
1.45x+ to 1.50x .......         7       26,239,834      14.36     5.508%       107       1.48x    76.93%        65.81%
1.50x+ to 1.55x .......         4       10,135,289       5.55     5.606%       119       1.51x    69.28%        56.53%
1.60x+ to 1.70x .......         2        7,921,507       4.34     4.967%        59       1.67x    76.17%        70.30%
1.80x+ to 1.86x .......         1        1,639,111       0.90     6.100%       113       1.86x    63.04%        53.98%
                              ---  ---------------    -------
TOTAL/WEIGHTED
  AVERAGE .............        32     $182,676,217     100.00%    5.541%       113       1.39x    77.20%        65.57%
                              ===  ===============    =======

                                       RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                        % OF                       WEIGHTED AVERAGES
                                                     OUTSTANDING ---------------------------------------------------------
                            NUMBER OF   AGGREGATE      INITIAL                STATED
RANGE OF LTV RATIOS         MORTGAGE  CUT-OFF DATE      POOL     MORTGAGE    REMAINING          CUT-OFF DATE  LTV RATIO AT
AS OF THE CUT-OFF DATE       LOANS       BALANCE       BALANCE     RATE     TERM (MOS.)  DSCR   LTV RATIO      MATURITY
----------------------       ------   ------------     -------   --------  ------------  -----  ----------    ----------
41.0% to 45.0% ........         1     $ 54,181,450       6.40%    5.140%       113       2.93x    40.95%        33.73%
45.1% to 50.0% ........         2      124,549,050      14.72     5.327%       123       2.20x    47.99%        44.79%
50.1% to 60.0% ........         3       21,146,503       2.50     6.099%       120       1.76x    58.74%        46.02%
60.1% to 65.0% ........         5       23,373,463       2.76     6.214%        78       1.54x    64.30%        58.15%
65.1% to 70.0% ........         6       25,998,019       3.07     5.649%       116       1.41x    68.64%        57.40%
70.1% to 75.0% ........        33      169,584,848      20.04     5.846%       109       1.44x    73.34%        61.62%
75.1% to 80.0% ........        35      370,223,408      43.76     5.620%       115       1.38x    78.95%        66.84%
80.1% to 80.6% ........         1        4,151,507       0.49     5.500%       118       1.46x    80.61%        67.49%
                              ---    -------------     ------
TOTAL/WEIGHTED
  AVERAGE .............        86     $793,208,249      93.76%    5.620%       114       1.64x    69.00%        58.88%
                              ===    =============     ======



                                RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                        % OF     ------------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN             STATED
RANGE OF LTV RATIOS         MORTGAGE  CUT-OFF DATE     GROUP 1   MORTGAGE   REMAINING          CUT-OFF DATE      LTV RATIO AT
AS OF THE CUT-OFF DATE       LOANS      BALANCE        BALANCE     RATE    TERM (MOS.)    DSCR   LTV RATIO         MATURITY
----------------------       ------   ------------     -------   --------  ------------   -----  ----------       ----------
41.0% to 45.0% ........         1     $ 54,181,450       8.17%    5.140%       113           2.93x    40.95%        33.73%
45.1% to 50.0% ........         2      124,549,050      18.78     5.327%       123           2.20x    47.99%        44.79%
50.1% to 60.0% ........         3       21,146,503       3.19     6.099%       120           1.76x    58.74%        46.02%
60.1% to 65.0% ........         4       21,734,352       3.28     6.222%        75           1.52x    64.39%        58.47%
65.1% to 70.0% ........         3       11,120,000       1.68     5.809%       113           1.36x    69.53%        58.02%
70.1% to 75.0% ........        25      145,558,806      21.94     5.870%       108           1.45x    73.46%        61.97%
75.1% to 79.9% ........        16      232,241,870      35.01     5.687%       118           1.38x    78.89%        66.37%
                              ---    -------------     ------
TOTAL/WEIGHTED
  AVERAGE .............        54     $610,532,032      92.04%    5.644%       115           1.72x    66.54%        56.88%
                              ===    =============     ======



                                RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                     WEIGHTED AVERAGES
                                                        % OF     --------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN             STATED
RANGE OF LTV RATIOS         MORTGAGE  CUT-OFF DATE     GROUP 2   MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
AS OF THE CUT-OFF DATE       LOANS       BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
----------------------       ------    -----------     -------   --------  ------------  -----  ----------    ----------
63.0% to 65.0% ........         1      $ 1,639,111       0.90%    6.100%       113       1.86x    63.04%        53.98%
65.1% to 70.0% ........         3       14,878,019       8.14     5.530%       119       1.45x    67.98%        56.94%
70.1% to 75.0% ........         8       24,026,042      13.15     5.705%       117       1.44x    72.64%        59.53%
75.1% to 80.0% ........        19      137,981,538      75.53     5.508%       111       1.37x    79.05%        67.63%
80.1% to 80.6% ........         1        4,151,507       2.27     5.500%       118       1.46x    80.61%        67.49%
                              ---    -------------    -------
TOTAL/WEIGHTED
  AVERAGE .............        32     $182,676,217     100.00%    5.541%       113       1.39x    77.20%        65.57%
                              ===    =============    =======

                                           RANGE OF LTV RATIOS AS OF MATURITY DATES

                                                        % OF                        WEIGHTED AVERAGES
                                                     OUTSTANDING --------------------------------------------------------
                            NUMBER OF   AGGREGATE      INITIAL               STATED
RATIOS RANGE OF LTV AS      MORTGAGE  CUT-OFF DATE      POOL     MORTGAGE    REMAINING        CUT-OFF DATE   LTV RATIO AT
OF MATURITY DATES             LOANS      BALANCE       BALANCE     RATE     TERM (MOS.)  DSCR   LTV RATIO      MATURITY
----------------------       ------   ------------     -------   --------  ------------  -----  ----------    ----------
33.7% to 40.0% ........         2     $113,730,500      13.44%    5.616%       112       2.65x    43.49%        36.54%
40.1% to 50.0% ........         6       88,901,005      10.51     5.048%       130       1.94x    52.78%        48.98%
50.1% to 55.0% ........         3        8,783,841       1.04     5.690%       118       1.57x    66.03%        54.63%
55.1% to 60.0% ........        23      104,193,047      12.32     6.023%       109       1.41x    70.89%        58.10%
60.1% to 65.0% ........        26      142,670,328      16.86     5.789%       119       1.45x    74.87%        63.27%
65.1% to 70.0% ........        21      288,039,639      34.05     5.599%       112       1.39x    78.91%        66.95%
70.1% to 74.0% ........         5       46,889,889       5.54     5.425%        98       1.32x    79.15%        71.48%
                              ---     ------------     ------
TOTAL/WEIGHTED
  AVERAGE .............        86     $793,208,249      93.76%    5.620%       114       1.64x    69.00%        58.88%
                              ===     ============     ======


                                    RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1

                                                                                    WEIGHTED AVERAGES
                                                        % OF     -------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN             STATED
RATIOS RANGE OF LTV AS      MORTGAGE  CUT-OFF DATE     GROUP 1   MORTGAGE   REMAINING         CUT-OFF DATE  LTV RATIO AT
OF MATURITY DATES             LOANS      BALANCE       BALANCE     RATE    TERM (MOS.)  DSCR   LTV RATIO      MATURITY
----------------------       ------   ------------     -------   --------  ------------ -----  ----------    ----------
33.7% to 40.0% ........         2     $113,730,500      17.14%    5.616%       112      2.65x    43.49%        36.54%
40.1% to 50.0% ........         6       88,901,005      13.40     5.048%       130      1.94x    52.78%        48.98%
50.1% to 55.0% ........         1        1,650,000       0.25     6.150%       120      1.46x    69.77%        54.31%
55.1% to 60.0% ........        15       75,362,447      11.36     6.158%       105      1.42x    70.42%        58.26%
60.1% to 65.0% ........        19      118,538,560      17.87     5.821%       119      1.45x    74.75%        63.32%
65.1% to 70.0% ........        10      208,493,282      31.43     5.628%       112      1.38x    78.70%        66.94%
70.1% to 71.6% ........         1        3,856,237       0.58     5.360%        59      1.59x    77.12%        71.59%
                              ---    -------------     ------
TOTAL/WEIGHTED
  AVERAGE .............        54     $610,532,032      92.04%    5.644%       115      1.72x    66.54%        56.88%
                              ===    =============     ======


                                    RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2

                                                                                  WEIGHTED AVERAGES
                                                        % OF     --------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN              STATED
RATIOS RANGE OF LTV AS      MORTGAGE  CUT-OFF DATE     GROUP 2   MORTGAGE    REMAINING         CUT-OFF DATE  LTV RATIO AT
OF MATURITY DATES             LOANS      BALANCE       BALANCE     RATE     TERM (MOS.)  DSCR   LTV RATIO      MATURITY
----------------------       ------    -----------     -------   --------  ------------  -----  ----------    ----------
54.0% to 55.0% ........         2      $ 7,133,841       3.91%    5.584%       118       1.59x    65.17%        54.70%
55.1% to 60.0% ........         8       28,830,600      15.78     5.670%       118       1.39x    72.13%        57.67%
60.1% to 65.0% ........         7       24,131,768      13.21     5.630%       118       1.44x    75.47%        63.02%
65.1% to 70.0% ........        11       79,546,357      43.54     5.523%       114       1.41x    79.48%        66.99%
70.1% to 74.0% ........         4       43,033,651      23.56     5.431%       101       1.29x    79.33%        71.47%
                              ---    -------------   --------
TOTAL/WEIGHTED
  AVERAGE .............        32     $182,676,217     100.00%    5.541%       113       1.39x    77.20%        65.57%
                              ===    =============   ========

                             RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                        % OF                       WEIGHTED AVERAGES
                                                     OUTSTANDING --------------------------------------------------------
                           NUMBER OF    AGGREGATE      INITIAL                STATED
                           MORTGAGE   CUT-OFF DATE      POOL     MORTGAGE    REMAINING         CUT-OFF DATE  LTV RATIO AT
RANGE OF MORTGAGE RATES      LOANS       BALANCE       BALANCE     RATE     TERM (MOS.)  DSCR   LTV RATIO      MATURITY
-----------------------      ------   ------------     -------   --------  ------------  -----  ----------    ----------
4.665% to 4.999% ......         3     $ 72,921,507       8.62%    4.698%       126       1.98x    52.84%        52.21%

5.000% to 5.249% ......         3       82,608,662       9.76     5.140%        93       2.45x    52.49%        45.93%

5.250% to 5.499% ......         9      156,014,459      18.44     5.419%       118       1.41x    77.96%        66.18%

5.500% to 5.749% ......        27      228,071,724      26.96     5.652%       125       1.40x    77.00%        64.56%

5.750% to 5.999% ......        19      119,043,034      14.07     5.867%       111       1.40x    75.58%        64.40%

6.000% to 6.249% ......        23      142,956,476      16.90     6.080%       123       1.84x    61.07%        50.53%

6.250% to 6.499% ......         2       20,650,000       2.44     6.332%       121       1.60x    64.40%        50.44%

6.500% to 6.749% ......         3        9,014,254       1.07     6.536%       114       1.42x    72.07%        60.45%

6.750% to 6.999% ......         2        8,664,592       1.02     6.835%       112       1.31x    71.92%        57.80%

7.000% to 7.250% ......         1        6,092,806       0.72     7.250%       102       1.60x    64.13%        57.05%
                              ---    -------------   --------

TOTAL/WEIGHTED
  AVERAGE .............        92     $846,037,514     100.00%    5.629%       118       1.64x    69.00%        58.88%
                              ===    =============   ========

                               RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                     WEIGHTED AVERAGES
                                                        % OF     ---------------------------------------------------------
                            NUMBER OF  AGGREGATE    INITIAL LOAN            STATED
                            MORTGAGE  CUT-OFF DATE     GROUP 1   MORTGAGE  REMAINING           CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES       LOANS     BALANCE        BALANCE     RATE    TERM (MOS.)    DSCR   LTV RATIO      MATURITY
-----------------------       ------  ------------     -------   --------  -----------    -----  ---------     ----------
4.665% to 4.999% ......         1     $ 65,000,000       9.80%    4.665%       134        2.02x    50.00%        50.00%

5.000% to 5.249% ......         2       78,043,426      11.76     5.143%        95        2.51x    50.88%        44.29%

5.250% to 5.499% ......         6       86,056,237      12.97     5.392%       117        1.47x    77.48%        65.23%

5.500% to 5.749% ......        10      154,867,260      23.35     5.676%       130        1.39x    77.27%        64.78%

5.750% to 5.999% ......        14      101,699,340      15.33     5.884%       109        1.39x    75.30%        64.36%

6.000% to 6.249% ......        19      133,273,381      20.09     6.084%       124        1.87x    60.25%        50.05%

6.250% to 6.499% ......         2       20,650,000       3.11     6.332%       121        1.60x    64.40%        50.44%

6.500% to 6.749% ......         3        9,014,254       1.36     6.536%       114        1.42x    72.07%        60.45%

6.750% to 6.999% ......         2        8,664,592       1.31     6.835%       112        1.31x    71.92%        57.80%

7.000% to 7.250% ......         1        6,092,806       0.92     7.250%       102        1.60x    64.13%        57.05%
                              ---   --------------     ------

TOTAL/WEIGHTED
  AVERAGE .............        60     $663,361,297     100.00%    5.653%       119        1.72x    66.54%        56.88%
                              ===   ==============     ======

                                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                    WEIGHTED AVERAGES
                                                        % OF     --------------------------------------------------------
                            NUMBER OF  AGGREGATE    INITIAL LOAN            STATED
                            MORTGAGE   CUT-OFF DATE    GROUP 2   MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
RANGE OF MORTGAGE RATES       LOANS      BALANCE       BALANCE     RATE    TERM (MOS.)    DSCR   LTV RATIO     MATURITY
-----------------------       ------   -----------     -------   --------  ------------   -----  ----------  -----------
4.940% to 4.999% ......         2      $ 7,921,507       4.34%    4.967%        59       1.67x    76.17%        70.30%

5.000% to 5.249% ......         1        4,565,237       2.50     5.082%        59       1.48x    80.09%        74.05%

5.250% to 5.499% ......         3       69,958,222      38.30     5.453%       119       1.33x    78.55%        67.35%

5.500% to 5.749% ......        17       73,204,463      40.07     5.601%       113       1.40x    76.59%        64.23%

5.750% to 5.999% ......         5       17,343,694       9.49     5.762%       118       1.43x    77.18%        64.64%

6.000% to 6.100% ......         4        9,683,095       5.30     6.017%       115       1.41x    71.56%        56.61%
                              ---   --------------     ------

TOTAL/WEIGHTED
  AVERAGE .............        32     $182,676,217     100.00%    5.541%       113       1.39x    77.20%        65.57%
                              ===   ==============     ======

                         RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--ALL MORTGAGE LOANS

                                                        % OF                        WEIGHTED AVERAGES
                                                     OUTSTANDING --------------------------------------------------------
                            NUMBER OF   AGGREGATE      INITIAL               STATED
RANGE OF REMAINING          MORTGAGE  CUT-OFF DATE      POOL     MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
TERMS (MOS.)                 LOANS       BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
------------------           ------   ------------     -------   --------  ------------  -----  ----------    ----------
55 to 60 ..............         7     $ 54,197,915       6.41%    5.304%        57       1.56x    72.34%        66.92%
61 to 84 ..............         3       12,614,567       1.49     5.675%        83       1.30x    77.50%        68.50%
85 to 120 .............        73      660,259,500      78.04     5.734%       117       1.62x    70.47%        59.09%
121 to 148 ............         5       95,267,120      11.26     5.031%       130       1.87x    56.18%        51.69%
201 to 248 ............         4       23,698,411       2.80     5.824%       238
                              ---    -------------    -------
TOTAL/WEIGHTED
  AVERAGE .............        92     $846,037,514     100.00%    5.629%   118           1.64x    69.00%        58.88%
                              ===    =============    =======


                             RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 1

                                                                                      WEIGHTED AVERAGES
                                                         % OF    --------------------------------------------------------
                             NUMBER OF  AGGREGATE   INITIAL LOAN            STATED
RANGE OF REMAINING           MORTGAGE  CUT-OFF DATE    GROUP 1   MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
TERMS (MOS.)                   LOANS     BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
------------------            ------  ------------     -------   --------  ------------  -----  ----------    ----------
55 to 60 ..............         4     $ 41,711,172       6.29%    5.393%        57       1.55x    70.77%        65.50%
61 to 84 ..............         1        2,145,000       0.32     5.750%        84       1.46x    68.53%        58.40%
85 to 120 .............        47      506,206,714      76.31     5.781%       117       1.70x    68.35%        57.16%
121 to 148 ............         4       89,600,000      13.51     5.001%       130       1.90x    54.89%        51.34%
201 to 248 ............         4       23,698,411       3.57     5.824%       238
                              ---    -------------    -------
TOTAL/WEIGHTED
  AVERAGE .............        60     $663,361,297     100.00%    5.653%       119       1.72x    66.54%        56.88%
                              ===    =============    =======


                             RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 2

                                                                                      WEIGHTED AVERAGES
                                                     % OF        --------------------------------------------------------
                            NUMBER OF   AGGREGATE   INITIAL LOAN            STATED
RANGE OF REMAINING          MORTGAGE  CUT-OFF DATE     GROUP 2   MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
TERMS (MOS.)                  LOANS      BALANCE       BALANCE     RATE    TERM (MOS.)   DSCR   LTV RATIO      MATURITY
------------------           ------   ------------     -------   --------  ------------  -----  ----------    ----------
59 to 60                        3     $ 12,486,744       6.84%    5.009%        59       1.60x    77.60%        71.67%
61 to 84                        2       10,469,567       5.73     5.660%        83       1.27x    79.33%        70.57%
85 to 120                      26      154,052,786      84.33     5.578%       118       1.38x    77.04%        65.04%
121 to 124                      1        5,667,120       3.10     5.500%       124       1.35x    76.58%        57.27%
                              ---    -------------    -------
TOTAL/WEIGHTED
  AVERAGE                      32     $182,676,217     100.00%    5.541%       113       1.39x    77.20%        65.57%
                              ===    =============    =======

                                                  TEN LARGEST MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                         % OF  %OF APPLICABLE -----------------------------------------------
                     NUMBER OF  NUMBER OF   AGGREGATE   INITIAL INITIAL LOAN            STATED            CUT-OFF   LTV RATIO
                     MORTGAGE   MORTGAGED  CUT-OFF DATE   POOL     GROUP     MORTGAGE  REMAINING            DATE        AT
MORTGAGE LOANS         LOANS    PROPERTIES   BALANCE    BALANCE    BALANCE     RATE   TERM (MOS.)  DSCR   LTV RATIO  MATURITY
--------------       --------   ---------- -----------  --------  ----------- ------- ----------   -----  ---------  --------
75 Rockefeller Plaza      1         1      $65,000,000    7.68%     9.80%     4.665%     134       2.02x    50.00%    50.00%

Westfield
  Shoppingtown
  Portfolio               1         2       59,549,050    7.04      8.98%     6.050%     112       2.40x    45.79%    39.10%

Chandler Fashion
  Center                  1         1       54,181,450    6.40      8.17%     5.140%     113       2.93x    40.95%    33.73%

Gateway Center BJ's       1         1       45,400,000    5.37      6.84%     5.430%     120       1.43x    79.93%    66.64%

Palladium at
  Birmingham              1         1       39,000,000    4.61      5.88%     5.630%     120       1.31x    79.92%    67.04%

Empirian Luxury
  Towers                  1         1       38,063,492    4.50     20.84%     5.430%     119       1.37x    79.80%    66.60%

Redland Center            1         1       27,975,125    3.31      4.22%     5.732%     119       1.27x    78.80%    66.38%

1669 Collins Avenue,
  Miami Beach Land        1         1       26,885,252    3.18      4.05%     5.700%     116       1.06x    88.15%    74.40%

The Reserve at
  Sugarloaf               1         1       26,400,000    3.12     14.45%     5.490%     120       1.23x    79.40%    71.03%

Sierra Vista Mall         1         1       23,861,975    2.82      3.60%     5.150%      55       1.56x    73.42%    68.25%
                         --        --     ------------   -----
TOTAL/WEIGHTED
  AVERAGE                10        11     $406,316,344   48.03%               5.405%     116       1.86x    63.34%    55.19%
                         ==        ==     ============   =====

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     CALCULATION OF INTEREST. 6.40% of the Mortgage Loans, based on the Initial Outstanding Pool Balance (or 8.17% based on Initial Loan Group 1 Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months, 93.60% of the Mortgage Loans, based on the Initial Outstanding Pool Balance (or 91.83% based on Initial Loan Group 1 Balance and 100.00% based on Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed and a 360-day year.

     AMORTIZATION OF PRINCIPAL. The Mortgage Loans provide for one of the following:

     87 Mortgage Loans, representing 89.52% of the Initial Outstanding Pool Balance 86.63% of the Initial Loan Group 1 Balance and 100.00% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected balloon balance at the maturity date.

     4 Mortgage Loans, representing 2.80% of the initial outstanding pool balance 3.57% of the Initial Loan Group 1 Balance, are fully amortizing.

     3 Mortgage Loans, representing 6.39% of the initial outstanding pool balance 4.18% of the Initial Loan Group 1 Balance and 14.45% of the Initial Loan Group 2 Balance, provide for payments of interest only for the first 8 to 36 months of their terms. This excludes 4 Mortgage Loans that are closing in June 2003 and, as such, have an interest-only payment in July 2003.

     1 Mortgage Loan, representing 7.68% of the initial outstanding pool balance and 9.80% of the Initial Loan Group 1 Balance, provides for payments of interest only for the entire 134 months of its term.

     PREPAYMENT PROVISIONS. All of the Mortgage Loans prohibit voluntary prepayment for a specified period (each, a "Lock-Out Period") and provide for defeasance as described below under "--Property Releases." The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 26 months.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the related Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Specially Serviced Mortgage Loan (as defined in this prospectus supplement), the constant monthly payment due under the related Note shall be revised based on the remaining balance, amortization term and the applicable interest rate.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectibility of any Prepayment Premium. See "Risk Factors--Risks Related to the Offered Certificates--Risk Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     PROPERTY RELEASES. Certain of the Mortgage Loans contain provisions which permit the related borrower to release some or all of the Mortgaged Properties securing such Mortgage Loans.

     All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), PROVIDED no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), PROVIDED that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (3) for any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect.

     Certain Mortgage Loans provide for a portion of the Mortgaged Property to be released upon the partial defeasance of the Mortgage Loan. These Mortgage Loans generally require that (i) in the case of such a partial defeasance, prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the related lender will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement.

     ESCROWS. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.

     OTHER FINANCING. The Westfield Shoppingtown Portfolio Loan and the Chandler Fashion Center Loan are secured by one or more mortgaged properties that also secure two or more mortgage loans (collectively, the "Companion Loans") that are not included in the Trust. See "--Description of the Ten Largest Mortgage Loans--The Westfield Shoppingtown Portfolio Loan" and "--The Chandler Fashion Center Loan" herein in this prospectus supplement.

     Substantially all of the mortgage loans permit the related borrower to incur limited unsecured indebtedness in the ordinary course of business. In general, none of the Mortgage Loans permit secured debt.

     One of the borrowers for the mortgage loan known as the Westfield Shoppingtown Portfolio Loan is obligated to pay certain developer fees to the City of Roseville under a sublease agreement with the City of Roseville, to the extent sales tax revenue from the Westfield Shoppingtown Galleria at Roseville Property is insufficient to pay such fees. Deutsche Bank Trust Company Americas issued a letter of credit in the amount of $10,300,000 to secure such borrower's obligation. The letter of credit is secured by a second mortgage on the Westfield Shoppingtown Galleria at Roseville Property. Pursuant to an intercreditor agreement between the trustee under the GECCMCSeries 2003-3 PSA and the issuing bank, all of the issuing bank's rights under the second mortgage are fully subordinate to the lender's rights under the loan documents executed in connection with the Westfield Shoppingtown Portfolio Whole Loan.

     The Mortgage Loan known as "Waters Inlet" representing 0.85% of the Initial Outstanding Pool Balance and 3.93% of the Initial Loan Group 2 Balance, presently has $450,000 of mezzanine debt secured by a pledge of the entire interest of the limited partner in the related borrower.

     The Mortgage Loan documents generally prohibit direct or indirect transfers of ownership interests in the Mortgaged Property, including a pledge or assignment of ownership interests in the related borrower; however, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following potential mezzanine debt:

     o The Mortgage Loan known as "Gateway Center BJ's," representing 5.37% of the Initial Outstanding Pool Balance and 6.84% of the Initial Group 1 Balance, permits each of the sponsors (The Related Companies, L.P. ("TRCLP") and Blackacre Capital Partners, L.P.) to pledge its interest in Related Retail, LP (the managing member of the managing member of the owner of the related borrower) and Blackacre RBV Gateway, LLC ("Blackacre Gateway") (the managing member of a member of the owner of the related borrower), respectively, as collateral in traditional corporate financings with institutional lenders without the consent of the lender. Such Mortgage Loan also permits the direct and indirect owners of Blackacre Gateway or LR Gateway LLC (a member of a member of the owner of the related borrower) to pledge all or any portion of their membership interest in Blackacre Gateway or LR Gateway LLC, as applicable, as collateral for a mezzanine loan, subject to the satisfaction of conditions, including an aggregate debt service coverage ratio of not less than 1.15x, an aggregate loan-to-value ratio of not more than 85% and the delivery of a satisfactory intercreditor and subordination agreement.

     o The Mortgage Loan known as "Palladium at Birmingham," representing 4.61% of the Initial Outstanding Pool Balance and 5.88% of the Initial Group 1 Balance, permits the sponsor (TRCLP) to pledge its interest in the direct owner of the related borrower and/or in a member of the owner of such borrower as collateral in traditional corporate financings with institutional lenders without the consent of the lender.

     o The Mortgage Loan known as "Sierra Vista Mall," representing 2.82% of the Initial Outstanding Pool Balance and 3.60% of the Initial Loan Group 1 Balance, permits the related borrower to incur mezzanine debt in connection with the financing of the development of the portion of unimproved land at the related Mortgaged Property known as the theater/anchor site, subject to a pre-improvement aggregate debt service coverage ratio of not less than 1.15x and a pre-improvement aggregate loan-to-value ratio of not more than 90%. In addition, such Mortgage Loan requires that the after improvement debt service coverage ratio be at least 1.25x and the after improvement loan-to-value ratio not exceed 75%.

     In addition, 3 Mortgage Loans, known as "Northeast Plaza," "Crystal Lake MHC" and "Parker Valley Center," initially representing 1.24% of the Initial Outstanding Pool Balance and 1.58% of the Initial Loan Group 1 Balance, allow the borrower to obtain mezzanine financing upon satisfaction of various conditions relating to the economic performance of the property, structure of the financing and acceptable documentation, including acceptable intercreditor agreements.

     Certain risks relating to additional debt are described in "Risk Factors--Risks Related to Additional Debt" in this prospectus supplement.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the

Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     SECTION 42 LOANS. Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     DELINQUENCY. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     BORROWER CONCENTRATIONS. Several groups of Mortgage Loans have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 9.98%, 4.25%, and 3.04%, respectively, of the Initial Outstanding Pool Balance, and 12.72%, 5.42% and 3.88%, respectively, of the Initial Loan Group 1 Balance.

     SINGLE-TENANT MORTGAGE LOANS. In the case of 23 Mortgage Loans, representing 24.48% of the Initial Outstanding Pool Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

     GEOGRAPHIC LOCATION. The Mortgaged Properties are located throughout 31 states, with the largest concentrations in the State of New York (5 Mortgaged Properties, which represent security for 18.23% of the Initial Outstanding Pool Balance, and 23.25% of the Initial Loan Group 1 Balance) and the State of California (8 Mortgaged Properties, which represent 16.54% of the Initial Outstanding Pool Balance, and 21.09% of the Initial Loan Group 1 Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 7.72% of the Initial Outstanding Pool Balance and 8.18% of the Initial Loan Group 1 Balance.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement, including Annex A-1, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 21 classes (each, a "Class") to be designated as the Class X-1 Certificates, Class X-2 Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class R Certificates and Class LR Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class X-1, Class X-2, Class A-1A Certificates, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Default Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements relating to Mortgage Loan documents delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts and Lock Box Accounts, to the extent of the Trust's interests therein.

     Upon initial issuance, the Class A-1, Class A-2, Class A-1A Certificates, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Principal Balance Certificates" and each a "Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance") (in each case, subject to a variance of plus or minus 5%):

                                            INITIAL AGGREGATE       APPROXIMATE PERCENT     APPROXIMATE PERCENT
        CLASS                               CERTIFICATE BALANCE   OF INITIAL POOL BALANCE    OF CREDIT SUPPORT
        -----------                         -------------------   -----------------------   -------------------
        OFFERED CERTIFICATES
        Class A-1 ........................     162,434,000                 19.20%                 18.125%(1)
        Class A-2 ........................     347,583,000                 41.08%                 18.125%(1)
        Class B ..........................      28,553,000                  3.37%                14.750%
        Class C ..........................      12,691,000                  1.50%                13.250%
        Class D ..........................      19,036,000                  2.25%                11.000%
        Class E ..........................      10,575,000                  1.25%                 9.750%
        PRIVATE CERTIFICATES
        Class A-1A .......................     182,676,000                 21.59%                 18.125%(1)
        Class F ..........................      10,576,000                  1.25%                 8.500%
        Class G ..........................       8,460,000                  1.00%                 7.500%
        Class H ..........................      12,691,000                  1.50%                 6.000%
        Class J ..........................      16,921,000                  2.00%                 4.000%
        Class K ..........................       4,230,000                  0.50%                 3.500%
        Class L ..........................       5,287,000                  0.62%                 2.875%
        Class M ..........................       4,231,000                  0.50%                 2.375%
        Class N ..........................       4,230,000                  0.50%                 1.875%
        Class O ..........................       3,172,000                  0.37%                 1.500%
        Class P ..........................      12,691,513                  1.50%                 0.000%

-----------------
(1) Represents the approximate credit support for the Class A-1, Class A-2 and Class A-1A Certificates in the aggregate.

     The Class X-1 and Class X-2 Certificates will each have a notional balance (the "Notional Balance"). The Class X-1 Certificate will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time. The initial Notional Balance of the Class X-1 Certificates will be $846,037,513. The initial Notional Balance of the Class X-2 Certificates will be $817,601,000.

     The Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; PROVIDED, HOWEVER, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X-1 and Class X-2 Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X-1 Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates. The Notional Balance of the Class X-2 Certificates will be reduced to the extent of all reductions in the Certificate Balances of any Class of Certificates included in the calculation of the Notional Balance of the Class X-2 Certificates on such Distribution Date.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, then on the next succeeding business day, commencing in July 2003 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made
(a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Bond Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated PRO RATA among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Servicer in the related Collection Period, (ii) all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period,
(iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Servicer to the Collection

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Account (as described under "--Prepayment Interest Shortfalls" below), (vi) for the Distribution Date occurring in each March, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "The Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, and (vii) with respect to the first Distribution Date, the Interest Deposit Amount, but excluding the following:

          (a) amounts permitted to be used to reimburse the Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in this prospectus supplement under "The Pooling and Servicing Agreement--Advances";

          (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicer, the Trustee and the Bond Administrator and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement--Special Servicing--The Special Servicer), together with interest thereon to the extent provided in the Pooling and Servicing Agreement and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

          (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described in this prospectus supplement, to which the Servicer, the Special Servicer, any subservicer, the Bond Administrator and the Trustee are entitled;

          (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Bond Administrator and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

          (f) Prepayment Premiums;

          (g) Net Default Interest;

          (h) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

          (i) the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

          (j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have

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been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination" and "--Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums). See "Yield and Maturity Considerations--Yield Considerations--Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The "Collection Period" with respect to a Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

     The "Determination Date" will be the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, except in the case of the Westfield Shoppingtown Portfolio Loan, the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date and in the case of the Chandler Fashion Center Loan, the first day of the month in which the related Distribution Date occurs, or if such first day is not a business day, the next succeeding business day.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances at the Advance Rate and to reimburse the Trust for certain trust fund expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance (PROVIDED, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Notional Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period), as applicable, minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

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     "Appraisal Reduction Amount" is the amount described under "--Appraisal
Reductions" below.

     "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1, Class A-2 and Class A-1A Certificates is a per annum rate equal to _____%, _____% and _____%, respectively. The Pass-Through Rate on the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, be equal to one of (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class, as described in "Executive Summary--The Certificates" herein and the Weighted Average Net Mortgage Pass-Through Rate,
(iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be equal to a fixed rate subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class X-1 Certificates for the intial distribution date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for each Distribution Date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their certificate balances).

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan, and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the first day of such month in the related Collection Period as specified in the related Note for such Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate; PROVIDED, HOWEVER, that for purposes of calculating Pass-Through Rates, the Net Mortgage Pass-Through Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A-1 to this prospectus supplement. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Mortgage Rate; PROVIDED, HOWEVER, that the Mortgage Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-2 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

              (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

              (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

              (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust in connection with the breach of a representation or warranty or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination";

              (iv) the portion of Unscheduled Payments (to the extent not included in clause (iii)) allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

              (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

              (vi) to the extent not included in the preceding clause (iii) or
          (iv), all other Principal Prepayments received in the related Collection Period; and

              (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii), net of any related outstanding P&I Advances allocable to principal).

     The "Group 1 Principal Distribution Amount" is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

     The "Group 2 Principal Distribution Amount" is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant payment required by the related Note or the original amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

     An "REO Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     DISTRIBUTION OF AVAILABLE FUNDS. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

              (i) FIRST, to pay interest, concurrently, (i) PRO RATA, on the Class A-1 and Class A-2 Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available

          Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Accrual Amount for such Class; and (iii) PRO RATA, on the Class X-1 and Class X-2 Certificates from the Available Funds for such Distribution Date up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their interest entitlements. However, if on any Distribution Date, the Available Funds (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Funds for such Distribution Date will be allocated among all those Classes PRO rata, in accordance with their interest entitlements;

              (ii) SECOND, PRO RATA, to the Class A-1, Class A-2, Class A-1A, Class X-1 and Class X-2 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

              (iii) THIRD, to the Class A-1, Class A-2 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) second, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-2 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

              (iv) FOURTH, to the Class A-1, Class A-2 and Class A-1A Certificates, PRO RATA, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (v) FIFTH, to the Class B Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (vi) SIXTH, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (vii) SEVENTH, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (viii) EIGHTH, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (ix) NINTH, to the Class C Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (x) TENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xi) ELEVENTH, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xii) TWELFTH, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xiii) THIRTEENTH, to the Class D Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xiv) FOURTEENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xv) FIFTEENTH, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xvi) SIXTEENTH, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xvii) SEVENTEENTH, to the Class E Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xviii) EIGHTEENTH, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xix) NINETEENTH, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xx) TWENTIETH, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xxi) TWENTY-FIRST, to the Class F Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xxii) TWENTY-SECOND, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xxiii) TWENTY-THIRD, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xxiv) TWENTY-FOURTH, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xxv) TWENTY-FIFTH, to the Class G Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xxvi) TWENTY-SIXTH, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xxvii) TWENTY-SEVENTH, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xxviii) TWENTY-EIGHTH, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xxix) TWENTY-NINTH, to the Class H Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xxx) THIRTIETH, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xxxi) THIRTY-FIRST, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xxxii) THIRTY-SECOND, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xxxiii) THIRTY-THIRD, to the Class J Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xxxiv) THIRTY-FOURTH, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xxxv) THIRTY-FIFTH, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xxxvi) THIRTY-SIXTH, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xxxvii) THIRTY-SEVENTH, to the Class K Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xxxviii) THIRTY-EIGHTH, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xxxix) THIRTY-NINTH, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xl) FORTIETH, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xli) FORTY-FIRST, to the Class L Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (xlii) FORTY-SECOND, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xliii) FORTY-THIRD, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xliv) FORTY-FOURTH, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xlv) FORTY-FIFTH, to the Class M Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

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              (xlvi) FORTY-SIXTH, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (xlvii) FORTY-SEVENTH, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (xlviii) FORTY-EIGHTH, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xlix) FORTY-NINTH, to the Class N Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (l) FIFTIETH, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (li) FIFTY-FIRST, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

              (lii) FIFTY-SECOND, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (liii) FIFTY-THIRD, to the Class O Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (liv) FIFTY-FOURTH, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (lv) FIFTY-FIFTH, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

              (lvi) FIFTY-SIXTH, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

              (lxii) FIFTY-SEVENTH, to the Class P Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

              (lxiii) FIFTY-EIGHTH, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

              (lix) FIFTY-NINTH, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

              (lx) SIXTIETH, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

              (lxi) SIXTY-FIRST, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

     All references to "PRO RATA" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates, PRO RATA, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2 and Class A-1A Certificates, have been reduced to zero. The Class X-1 and Class X-2 Certificates will not be entitled to any distribution of principal.

     PREPAYMENT PREMIUMS. Any prepayment premium or yield maintenance premium actually collected on a Mortgage Loan during any Collection Period will be distributed on the related Distribution Date to the holders of the Class A-1, Class A-1A, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates as additional interest and not in reduction of their Certificate Balances or in an amount up to, in the case of each Class, the product of

      the Prepayment             Discount Rate            Principal Allocation
     Premium or yield     x    Fraction for that     x      Fraction of that
    maintenance charge               Class                        Class

     The "Discount Rate Fraction" for any Class of Certificates equal to:

                          Pass-Through Rate for
                          that Class of Certificates - relevant Discount Rate
                          ---------------------------------------------------
                          Mortgage Rate of the
                          related Mortgage Loan - relevant Discount Rate

     The Discount Rate Fraction may not be greater than 1.0 or less than 0.0 and both the numerator and denominator must be greater than zero.

     The "Principal Allocation Fraction" for any class with respect to any Prepayment Premiums or yield maintenance charges collected from Loan Group 1 for any Distribution Date is:

                          the portion, if any, of the Loan Group 1
                          Principal Distribution Amount allocated to that Class of Certificates for that Distribution
                          Date
                          ---------------------------------------------------
                          entire Loan Group 1 Principal Distribution Amount for that Distribution Date

     The Principal Allocation Fraction for any Class with respect to any Prepayment Premiums or yield maintenance charges collected from Loan Group 2 for any Distribution Date is:

                          the portion, if any, of the Loan Group 2
                          Principal Distribution Amount allocated to that Class of Certificates for that Distribution
                          Date
                          ---------------------------------------------------
                          entire Loan Group 2 Principal Distribution Amount for that Distribution Date

     The portion of the Prepayment Premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X-1 and Class X-2 Certificates.

     The "Discount Rate" means the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term to maturity of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity.

     For the sole purpose of determining which Class receives Prepayment Premiums and yield maintenance premiums from Loan Group 1 and which class receives principal from Loan Group 2, the following paragraph shall apply:

     The principal from Loan Group 1 shall be treated as if it is distributed before the Group 2 principal, except with respect to Class A-1A. The principal from Loan Group 1 distributed to Class A-1A will be treated as if it is distributed after the principal from Loan Group 2. The principal from Loan Group 2 distributed to the Class A-1A shall be treated as if it is distributed before the Loan Group 1 principal. The principal from Loan Group 2 distributed to classes other than Class A-1A shall be treated as if it is distributed after the Loan Group 1 principal.

     The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

REALIZED LOSSES

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X-1 and Class X-2 Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero:
FIRST, to the Class P Certificates, SECOND, to the Class O Certificates, THIRD, to the Class N Certificates, FOURTH, to the Class M Certificates, FIFTH, to the Class L Certificates, SIXTH to the Class K Certificates, SEVENTH, to the Class J Certificates, EIGHTH, to the Class H Certificates, NINTH, to the Class G Certificates, TENTH, to the Class F Certificates, ELEVENTH, to the Class E Certificates, TWELFTH, to the Class D Certificates, THIRTEENTH, to the Class C Certificates, FOURTEENTH, to the Class B Certificates, and FINALLY, PRO RATA, to the Class A-1, Class A-2 and Class A-1A Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from interest on Advances (to the extent not covered by Default Interest and late charges), additional servicing compensation (including the special servicing fee), extraordinary expenses of the Trust and other additional expenses of the Trust, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement--Modifications," in this prospectus supplement or otherwise, will be allocated in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, PRO RATA, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Excess Prepayment Interest Shortfall). The Notional Balances of the Class X-1 and Class X-2 Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Principal Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

PREPAYMENT INTEREST SHORTFALLS

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a mortgagor makes a full Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee, the Bond Administrator and the Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part or a Balloon Payment is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

     To the extent that the aggregate of such Prepayment Interest Shortfalls for all Mortgage Loans that are not specially serviced exceed such Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date ("Net Prepayment Interest Shortfall"), such amount will reduce the aggregate Master Servicing Fee (but not the fees payable to the Special Servicer in the case of Specially Serviced Mortgage Loans and not the Trustee Fee) in an amount necessary to offset such Net Prepayment Interest Shortfalls. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement. The aggregate Prepayment Interest Shortfalls in excess of the sum of (i) the aggregate Prepayment Interest Excess and (ii) the aggregate Master Servicing Fee ("Excess Prepayment Interest Shortfall") will generally be allocated to each Class of Certificates, PRO RATA, based on interest amounts distributable (without giving effect to any such allocation of Excess Prepayment Interest Shortfall) to each such Class.

     To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Servicer as additional compensation.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-1A, Class X-1 and Class X-2 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-1A, Class X-1 and Class X-2 Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), FIRST, to the Class P Certificates, SECOND, to the Class O Certificates, THIRD, to the Class N Certificates, FOURTH, to the Class M Certificates, FIFTH to the Class L Certificates, SIXTH, to the Class K Certificates, SEVENTH, to the Class J Certificates, EIGHTH, to the Class H Certificates, NINTH, to the Class G Certificates, TENTH, to the Class F Certificates, ELEVENTH, to the Class E Certificates, TWELFTH, to the Class D Certificates, THIRTEENTH, to the Class C Certificates, FOURTEENTH, to the Class B Certificates, and FINALLY, PRO RATA, to the Class A-1, Class A-2 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates") will have the effect of reducing the aggregate Cerificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the subordinate certificates.

APPRAISAL REDUCTIONS

     With respect to any Mortgage Loan other than the Non-Serviced Mortgage Loans, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below),
(ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property and (v) 60 days after the third anniversary of any extension of a Mortgage Loan (any of (i), (ii), (iii), (iv) and (v), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer or the Special Servicer as an Advance) or, in the case of Mortgage Loans having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties and such estimate will be used for purposes of the Appraisal Reduction Amount. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an independent MAI appraisal, and (ii) for Mortgage Loans having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a "Small Loan Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an independent MAI Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans, or (B) to obtain, with the consent of the Directing Certificateholder, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") or a Small Loan Appraisal Estimate, as applicable, PROVIDED, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than twelve months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

     In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     The Westfield Shoppingtown Portfolio Loan is subject to provisions in the GECCMC Series 2002-3 PSA relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the GECCMC Series 2002-3 PSA in respect of the Westfield Shoppingtown Portfolio Loan will proportionately reduce the 2002-3 Master Servicer's or the Trustee's, as the case may be, obligation to make principal and interest advances on the Westfield Shoppingtown Portfolio Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such reduction on the Westfield Shoppingtown Portfolio Whole Loan will generally be allocated, FIRST, to the holder of the Westfield Shoppingtown Portfolio B Note, SECOND, to the Westfield Shoppingtown Portfolio A-3B Loan Component, and THEN, to the holders of the Westfield Shoppingtown Portfolio Loan, the Westfield Shoppingtown Portfolio A-1 Note and the Westfield Shoppingtown Portfolio Loan Component A-3A.

     The Chandler Fashion Center Loan is subject to provisions in the GMAC Series 2003-C1 PSA relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the GMAC Series 2003-C1 PSA in respect of the Chandler Fashion Center Loan will proportionately reduce the Servicer's or the Trustee's, as the case may be, obligation to make principal and interest advances on the Chandler Fashion Center Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such reduction on the Chandler Fashion Center Whole Loan will generally be allocated, FIRST, to the holder of the Chandler Fashion Center B Note and, THEN, to the Chandler Fashion Center A Notes (which include the Trust as the holder of the Chandler Fashion Center
Loan), PRO RATA, based on each Chandler Fashion Center A Note's outstanding principal balance.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1 and Class A-2 Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B, C, D and E Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the Certificates--Book Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; PROVIDED, HOWEVER, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Bond Administrator will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), the Bond Administrator, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, such manager or a mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; PROVIDED, HOWEVER, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, PROVIDED that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; PROVIDED, FURTHER, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, PROVIDED FURTHER, HOWEVER, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Bond Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Bond Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise the Bond Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Bond Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Bond Administrator, the Certificate Registrar and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Bond Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Bond Administrator will be appointed as the initial Certificate Registrar.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     PASS-THROUGH RATE. The Pass-Through Rate for the Class A-1 and Class A-2 Certificates will be fixed. The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates for any Distribution Date will equal one of (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. Accordingly, the yield on the Offered Certificates (other than the Class A-1 and Class A-2 Certificates) will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the Weighted Average Net Mortgage Pass-Through Rate is reduced below the specified fixed rate with respect to the Class B, Class C, Class D and Class E Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "The Pooling and Servicing Agreement--Amendment" and "--Modifications" in this prospectus supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date.

     CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     UNPAID INTEREST. As described under "Description of the Offered Certificates--Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out or defeasance period or a yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out or defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the Mortgage Loan, exercise a Defeasance Option. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under "Description of the Mortgage Pool--Additional Loan Information" and on Annex A to this prospectus supplement and the following assumptions (collectively, the "Modeling Assumptions"): (i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan, (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in July 2003, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xiii)), (vi) all Mortgage Loans accrue interest under the method as specified in Annex A, (vii) no party exercises its right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no additional Trust expenses, (xi) distributions on the Certificates are made on the 10th day of each month, commencing in July 2003, (xii) no prepayments are received as to any Mortgage Loan during such

Mortgage Loan's prepayment lock-out period or defeasance period, if any, or yield maintenance period, if any, and (xiii) the Closing Date is June 25, 2003. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100           100           100           100           100
June, 2004 ..............................        95            95            95            95            95
June, 2005 ..............................        90            90            90            90            90
June, 2006 ..............................        84            84            84            84            84
June, 2007 ..............................        79            79            79            79            79
June, 2008 ..............................        49            49            49            49            49
June, 2009 ..............................        42            42            42            42            42
June, 2010 ..............................        35            35            35            35            35
June, 2011 ..............................        28            28            28            28            28
June, 2012 ..............................        17            14             9             2             0
June, 2013 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       5.70          5.68          5.65          5.63          5.56

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100           100           100           100           100
June, 2004 ..............................        100           100           100           100           100
June, 2005 ..............................        100           100           100           100           100
June, 2006 ..............................        100           100           100           100           100
June, 2007 ..............................        100           100           100           100           100
June, 2008 ..............................        100           100           100           100           100
June, 2009 ..............................        100           100           100           100           100
June, 2010 ..............................        100           100           100           100           100
June, 2011 ..............................        100           100           100           100           100
June, 2012 ..............................        100           100           100           100           80
June, 2013 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       9.71          9.70          9.69          9.66          9.44


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100           100           100           100           100
June, 2004 ..............................        100           100           100           100           100
June, 2005 ..............................        100           100           100           100           100
June, 2006 ..............................        100           100           100           100           100
June, 2007 ..............................        100           100           100           100           100
June, 2008 ..............................        100           100           100           100           100
June, 2009 ..............................        100           100           100           100           100
June, 2010 ..............................        100           100           100           100           100
June, 2011 ..............................        100           100           100           100           100
June, 2012 ..............................        100           100           100           100           100
June, 2013 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       9.96          9.96          9.96          9.96          9.71


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100           100           100           100           100
June, 2004 ..............................        100           100           100           100           100
June, 2005 ..............................        100           100           100           100           100
June, 2006 ..............................        100           100           100           100           100
June, 2007 ..............................        100           100           100           100           100
June, 2008 ..............................        100           100           100           100           100
June, 2009 ..............................        100           100           100           100           100
June, 2010 ..............................        100           100           100           100           100
June, 2011 ..............................        100           100           100           100           100
June, 2012 ..............................        100           100           100           100           100
June, 2013 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       9.96          9.96          9.96          9.96          9.79

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100           100           100           100           100
June, 2004 ..............................        100           100           100           100           100
June, 2005 ..............................        100           100           100           100           100
June, 2006 ..............................        100           100           100           100           100
June, 2007 ..............................        100           100           100           100           100
June, 2008 ..............................        100           100           100           100           100
June, 2009 ..............................        100           100           100           100           100
June, 2010 ..............................        100           100           100           100           100
June, 2011 ..............................        100           100           100           100           100
June, 2012 ..............................        100           100           100           100           100
June, 2013 ..............................        63            56            46            32             0
June, 2014 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       10.01         10.00         10.00         9.99          9.79


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................       100           100            100           100           100
June, 2004 ..............................       100           100            100           100           100
June, 2005 ..............................       100           100            100           100           100
June, 2006 ..............................       100           100            100           100           100
June, 2007 ..............................       100           100            100           100           100
June, 2008 ..............................       100           100            100           100           100
June, 2009 ..............................       100           100            100           100           100
June, 2010 ..............................       100           100            100           100           100
June, 2011 ..............................       100           100            100           100           100
June, 2012 ..............................       100           100            100           100           100
June, 2013 ..............................       100           100            100           100           25
June, 2014 ..............................        0             0              0             0             0
Weighted Average Life (in years) ........      10.10         10.10          10.09         10.09         9.90

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of __________, 2003 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including _____ 1, 2003 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (I.E., ______ means ______%) and are exclusive of accrued interest.

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
              PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

          ASSUMED PRICE (32NDS)                0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
Weighted Average Life (yrs.) ............
First Principal Payment Date ............
Last Principal Payment Date .............


     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
              PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

          ASSUMED PRICE (32NDS)                0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
Weighted Average Life (yrs.) ............
First Principal Payment Date ............
Last Principal Payment Date .............


    PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
              PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

          ASSUMED PRICE (32NDS)                0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
Weighted Average Life (yrs.) ............
First Principal Payment Date ............
Last Principal Payment Date .............

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
              PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS
       0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                                AT INDICATED CPR

          ASSUMED PRICE (32NDS)                0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
Weighted Average Life (yrs.) ............
First Principal Payment Date ............
Last Principal Payment Date .............

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
              PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

          ASSUMED PRICE (32NDS)                0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
Weighted Average Life (yrs.) ............
First Principal Payment Date ............
Last Principal Payment Date .............


     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
              PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

          ASSUMED PRICE (32NDS)                0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
       ..................................
Weighted Average Life (yrs.) ............
First Principal Payment Date ............
Last Principal Payment Date .............

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Bond Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603,
Attention: Asset Backed Securities Trust Services Group--COMM 2003-LNB1.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC and LaSalle pursuant to two separate Mortgage Loan Purchase Agreements (the "Mortgage Loan Purchase Agreements"). See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against GACC and LaSalle in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), with respect to each Mortgage Loan, the Note, the Mortgage and certain other documents and instruments (the "Mortgage Loan Documents"). The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents. The Mortgage Loan Sellers will be required to effect (at the expense of the related Mortgage Loan Seller) the assignment and recordation of the Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by GACC and LaSalle to the Depositor in the Mortgage Loan Purchase Agreements to the Trustee for the benefit of Certificateholders.

     In their respective Mortgage Loan Purchase Agreements, each of GACC and LaSalle will represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in the Mortgage Loan Purchase Agreements, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever;

          (3) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

          (4) each related Mortgage Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to Default Interest, late fees, additional interest, yield maintenance premiums or Prepayment Premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) each assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, subject to the limitations on enforcement set forth in (4) above, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of mortgage and assignment of assignment of leases constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations on enforcement set forth in (4) above;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to title exceptions, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged Property;

          (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (10) in reliance on engineering reports, to the Mortgage Loan Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan;

          (11) the Mortgaged Property is covered by a title insurance policy insuring that the related Mortgage is a valid first lien subject only to title exceptions. No claims have been made under such title insurance policy. Such title insurance policy is in full force and effect;

          (12) as of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage and such insurance is in full force and effect;

          (13) other than payments due but not yet 30 days or more delinquent there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage;

          (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

          (15) no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

          (16) the Mortgage Loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another Mortgage Loan without the prior written consent of the holder thereof; and

          (17) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage.

     The Pooling and Servicing Agreement requires that the Custodian, the Servicer, the Special Servicer, the Trustee or the Bond Administrator must notify the Depositor, the Bond Administrator, the affected Mortgage Loan Seller, the Directing Certificateholder, the Custodian, the Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any breach of any representation or warranty contained in the above clauses that materially and adversely affects the value of such Mortgage Loan, the related Mortgaged Property or the interests of, the Trustee or any holders of the Certificates therein. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following the earlier of its receipt of notice from the Servicer, the Special Servicer, the Trustee, the Custodian or the Bond Administrator or its discovery of such breach, the affected Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related mortgage rate in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan, (4) any payable Liquidation Fee, as specified below in "-- Special Servicing -- Special Servicing Compensation" and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price") or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan, (the "Removed Mortgage Loan") and pay any shortfall amount equal to the excess of the Repurchase Price of the Mortgage Loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; PROVIDED, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The Pooling and Servicing Agreement-Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed

Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the related Removed Mortgage Loan and (iv) is approved by the Directing Certificateholder.

     The obligations of GACC and LaSalle to repurchase, substitute or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by GACC or LaSalle with respect to its Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Bond Administrator will be obligated to purchase or substitute a Mortgage Loan if GACC or LaSalle defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that GACC or LaSalle will fulfill such obligations. No assurance can be given that GACC or LaSalle will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the third preceding paragraph. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC and the related Loan REMIC may fail to qualify to be treated as REMICs for federal income tax purposes.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans (other than the Westfield Shoppingtown Portfolio Loan, which will be serviced pursuant to the GECCMC Series 2002-3 PSA, and the Chandler Fashion Center Loan, which will be serviced pursuant to the GMAC Series 2003-C1 PSA) on behalf of the Trust solely in the best interests of and for the benefit of all of the Certificateholders (as determined by the Servicer or Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, further as follows: (1) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement and (2) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related net mortgage rate); and (3) without regard to (A) any relationship that the Servicer or Special Servicer, as applicable, or any affiliate thereof may have with the related borrower, (B) the ownership of any Certificate by the Servicer or Special Servicer, as applicable, or by any affiliate thereof, (C) the Servicer's obligation to make Advances or the Special Servicer's obligation to direct to the Servicer to make Advances, as applicable, and (D) the right of the Servicer or Special Servicer, as applicable (or any affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents shall have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the

Mortgage Loans (other than the Non-Serviced Mortgage Loans), to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

ADVANCES

     Except with respect to the Westfield Shoppingtown Portfolio Loan, the Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment on a Mortgage Loan (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been received as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; PROVIDED, HOWEVER, the Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from late payments, condemnation proceeds, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&IAdvances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; PROVIDED that if such P&IAdvance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     With respect to the Chandler Fashion Center Loan, if the 2003-C1 Master Servicer determines in accordance with the servicing standard set forth in the GMAC Series 2003-C1 PSA that a principal or interest advance with respect to the Chandler Fashion Center A-1 Loan will not ultimately be recoverable from related proceeds collected on that mortgage loan and consequently, the 2003-C1 Master Servicer does not make such principal or interest advance, the Servicer will not make any related P&I Advance with respect to the Chandler Fashion Center Loan under the Pooling and Servicing Agreement.

     The 2002-3 Master Servicer will be required to make P&I Advances with respect to the Westfield Shoppingtown Portfolio Loan, on terms substantially similar but not identical to those set forth above.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Loans) to make advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property. The Special Servicer, at its option, may make any Property Advance to be made on any Specially Serviced Mortgage Loan.

     The 2002-3 Master Servicer will be obligated to make Property Advances with respect to the Westfield Shoppingtown Portfolio Whole Loan. The 2003-C1 Master Servicer will be obligated to make Property Advances with respect to the Chandler Fashion Center Whole Loan.

     To the extent the Servicer or the Special Servicer fails to make an Advance it is required (or, in the case of the Special Servicer, permitted) to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as applicable. To the extent the 2002-3 Master Servicer fails to make a principal or interest advance with respect to the Westfield Shoppingtown Portfolio Loan it is required to make under the GECCMC Series 2002-3 PSA, the Trustee, subject to a determination of recoverability, will make such required P&I Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the 2002-3 Master Servicer. See "--The Trustee and the Bond Administrator" below. The Trustee, as back-up advancer, will be required to maintain a long-term unsecured debt rating from S&P of at least "A-" and a short-term unsecured debt rating from S&Pof at least "A-1" (or such other rating permitted by S&P).

     The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance (i) from late payments on the related Mortgage Loan by the mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or
(iii) upon determining in good faith that such Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account. The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to payment of interest on any Advance made by it in an amount equal to the amount of interest accrued thereon at the Advance Rate (i) from the amount of Default Interest on the related Mortgage Loan by the mortgagor, (ii) from late payment fees on the related Mortgage Loan by the mortgagor, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate"), and the Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, PROVIDED that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer or the Trustee, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late charges on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer or the Trustee, as applicable, to make Advances (or the right of the Special Servicer to make Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer or the Trustee will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments (including late payment fees), insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances are to be made. In addition, if the Servicer, the Special Servicer or the Trustee, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Depositor, the Bond Administrator and the Trustee in the case of the Servicer and the Special Servicer, and delivered to the Depositor, the Servicer and the Bond Administrator in the case of the Trustee, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer or the Trustee, as applicable, and an independent appraisal performed in accordance with Appraiser Institute standards conducted within the past twelve months on the applicable Mortgaged Property).

     With respect to the payment of insurance premiums and delinquent tax assessments, neither the Servicer nor the Trustee, as applicable, will be required to make an Advance for such amounts if such Advance would not be recoverable, except as set forth below. In such case, the Servicer will be required to notify the Special Servicer of its determination that such Advance would not be recoverable. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Servicer) whether or not payment of such amount would nonetheless be in the best interests of the Certificateholders. If the Special Servicer determines that such payment would be in the best interests of the Certificateholders, the Special Servicer will be required to direct the Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

     Subject to certain limitations and terms in the Pooling and Servicing Agreement, certain amounts payable to the Servicer, the Special Servicer or the Trustee, as applicable, as reimbursements for Property Advances or P&I Advances or amounts payable to such parties as an additional trust expense on any Servicer Remittance Date; at such party's option; may be deferred by such party over two or more Servicer Remittance Dates (not to exceed 6 months).

ACCOUNTS

     COLLECTION ACCOUNT.The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any Reserve Account.

     DISTRIBUTION ACCOUNTS.The Bond Administrator will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will remit on or before each Servicer Remittance Date to the Bond Administrator, and the Bond Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee (which includes the Bond Administrator Fee). To the extent the Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     INTEREST RESERVE ACCOUNT.The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I

Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     The Bond Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the "Lower-Tier Distribution Account," the "Upper-Tier Distribution Account," the "Default Interest Distribution Account" and the "Excess Liquidation Proceeds Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Servicer or Bond Administrator on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Collection Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account and the Excess Liquidation Proceeds Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P and "P-1" by Moody's in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long term unsecured debt obligations of which are rated at least "Aa3" by Moody's and "AA-" by S&P or (B) as to which the Bond Administrator has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee, the Bond Administrator or the Servicer.

     Amounts on deposit in the Collection Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on each Servicer Remittance Date to the Bond Administrator for its deposit (A) to the Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Distribution Account for deposit into the Default Interest Distribution Account an amount equal to the Net Default Interest allocable to the Mortgage Loans received in the related Collection Period, and (C) to the Distribution Account for deposit into the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds allocable to the Mortgage Loans received in the related Collection Period, if any; (ii) to pay or reimburse the Servicer, the Special Servicer or the Trustee, as applicable, for Advances made by any of them and, if applicable, interest on Advances (PROVIDED, that the Trustee will have priority with respect to such payment or reimbursement), the Servicer's and the Special Servicer's right to reimbursement for items described in this clause (ii) being limited as described in this prospectus supplement under "--Advances"; (iii) to pay on each Servicer Remittance Date to the Servicer and the Special Servicer as compensation the aggregate unpaid Servicing Compensation, Special Servicing Fee, Workout Fee, Liquidation Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the related Mortgage Loan Seller with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
(v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Bond Administrator and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust under the Pooling and Servicing Agreement; (vi) to pay to the Bond Administrator amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or
(y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, or (ii) such provisions are not legally enforceable, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon PROVIDED that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to Mortgage Loans that
(A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust (based on unpaid principal balance), or (ii) Moody's with respect to any Mortgage Loan that is one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance). The Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution unless the related Mortgage Loan Documents expressly prohibit the Servicer or Special Servicer from requiring such payment, in which case such fees will be a Trust Fund expense. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; PROVIDED, HOWEVER, that the Special Servicer will also be required to obtain the consent of the

Directing Certificateholder to any such assumption, in each case, to the extent described in this prospectus supplement under "--Special Servicing."

     In general, the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust and (B) receives prior written confirmation from S&P and Moody's that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; PROVIDED, that in the case of S&P, such confirmation shall only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund, (2) has a Stated Principal Balance greater than $20 million, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Moody's, such confirmation shall only be required with respect to any Mortgage Loan that is one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance). The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage Loan that is not a Specially Serviced Mortgage Loan, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus.

DEFEASANCE

     Prior to permitting release of any Mortgaged Property, to the extent not inconsistent with the related Mortgage Loan, the Pooling and Servicing Agreement requires the Servicer to obtain, to the extent permissible under the related Mortgage Loan Documents, written confirmation from each Rating Agency that such release would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. In addition, the Pooling and Servicing Agreement requires the Servicer to, in accordance with the Servicing Standard, enforce provisions in the related Mortgage Loan Documents requiring the borrower to pay all reasonable expenses associated with a defeasance.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2004; PROVIDED, HOWEVER, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Servicer as a Property Advance or if such Property Advance would not be recoverable, as a Trust expense. The Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

INSURANCE POLICIES

     In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

              (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

              (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents,

     PROVIDED, HOWEVER, that:

              (i) the Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan and is available at commercially reasonable rates (and if the Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing an REO Property so long as such insurance is available at commercially reasonable rates);

              (ii) if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage;

              (iii) the Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; PROVIDED, HOWEVER, that this will not limit the Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

              (iv) except as provided below, in no event will the Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the Servicer will be required to be made not less frequently than annually);

              (v) the reasonable efforts of the Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force placed basis;

              (vi) to the extent the Servicer itself is required to maintain insurance that the borrower does not maintain, the Servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above); and

              (vii) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard);

     PROVIDED, HOWEVER, that any determination by the Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing Certificateholder and, PROVIDED, FURTHER, that the Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder.

     Notwithstanding the provision described in clause (iv) above, the Servicer must, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing"). The Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Servicer, with respect to that Mortgage Loan.

     With respect to each Specially Serviced Mortgage Loan and REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the Special Servicer will be required to itself maintain, subject to the right of the Special Servicer to (i) direct the Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described in this prospectus supplement) or (ii) direct the Servicer to cause that coverage to be maintained under the Servicer's force-placed insurance policy, in which case that Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Servicer's existing force-placed policy (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the Mortgage Loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct

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the Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If either (x) the Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's and the Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance premiums may be recovered by the Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are not nonrecoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any mortgage loan be subject to FHA insurance.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Bond Administrator, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 2004, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Bond Administrator, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 2004, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement

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throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, PROVIDED that certain conditions are satisfied including obtaining the consent of the Trustee and Bond Administrator and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and PROVIDED that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Bond Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P and Moody's that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by S&P or Moody's or any other applicable rating agency to any class of Certificates. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Trustee is permitted to remove the Servicer or the Special Servicer upon receipt of notice from Moody's that if such Servicer or Special Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then-current rating of any Class of Certificates.

     The Pooling and Servicing Agreement also provides that none of the Depositor, the Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust, or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Controlling Class), or for errors in judgment; PROVIDED, HOWEVER, that none of the Depositor, the Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement or
(iii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Bond Administrator under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

              (a) (i) any failure by the Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or
          (ii) any failure by the Servicer to deposit into, or remit to the Bond Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time) on the relevant Distribution Date;

              (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made by the Special Servicer on the day such remittance is required to be made, or to remit to the Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the failure of the Special Servicer to remit such remittance to the Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicer;

              (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by the Servicer pursuant to the Pooling and Servicing Agreement, after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; PROVIDED, HOWEVER, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 45-day period will be extended an additional 30 days;

              (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; PROVIDED, HOWEVER, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

              (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

              (f) Moody's places the rating of any Class of Certificates on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates) citing servicing concerns with respect to the Master Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days; and

              (g) the Trust has received written notice from S&P to the effect that the Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (i) not reinstated within 60 days of removal or
          (ii) any of the ratings assigned to the Certificates are qualified, downgraded or withdrawn in connection with such removal, whichever is earlier.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights and obligations of the Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement (and any sub-servicing agreements) and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee shall not be an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the Trust, the Trustee must

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appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, upon the termination of the Special Servicer the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (PROVIDED that such succession would not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (PROVIDED, that such amendment does not adversely affect in any material respect the interests of any Certificateholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder, confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; PROVIDED, HOWEVER, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer or the Trustee to make a P&I Advance or of the Servicer, the Special Servicer or the Trustee to make a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or
(iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X-1 and Class X-2 Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated among the holders of the Class X-1 and Class X-2 Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer's judgment, a payment default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, to the extent consistent with the related Asset Status Report, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

              (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

              (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause
          (i) above, that it would be in the best economic interest of the Trust, than not taking such actions.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan as to which the Servicer has received and the Directing Certificateholder has approved a written refinancing commitment, 150 days after such Balloon Loan becomes a Defaulted Mortgage Loan), the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Directing Certificateholder, and certain other entities specified in the Pooling and Servicing Agreement (only if the Directing Certificateholder, or such other entity, as applicable, is not an affiliate of the related Mortgage Loan Seller) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on related Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option or in the case of a Non-Serviced Mortgage, upon the exercise by the holder of one of the Companion Loans as described in " -- Servicing of the Non-Serviced Mortgage Loans -- Certain Rights of the Holder of the Westfield Shoppingtown Portfolio B Note -- Option to Purchase Westfield Shoppingtown Portfolio A Notes" and "Certain Rights of the Holder of the Chandler Fashion Center B Note-- Option to Purchase Chandler Fashion Center A Notes."

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Bond Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) other than Excess Liquidation Proceeds and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, PROVIDED that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Bond Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, to be held on behalf of the Trustee for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan has been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "Excess Liquidation Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

MODIFICATIONS

     The Special Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan), and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a "Modification") without the consent of the Trustee or any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

              (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans, as described under the heading "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, the Special Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Special Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

              (ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Certificateholder if the Special Servicer gives due consideration to the remaining term of the ground lease);

              (iii) the Special Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that is not in default or with respect to which default is not reasonably foreseeable that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations
          Section 1.860G-2(b) or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (PROVIDED that the Special Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Special Servicer may rely on opinions of counsel in making such decisions);

              (iv) the Special Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (i) the Special

          Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates; and

              (v) with limited exceptions, the Special Servicer shall not release any collateral securing an outstanding Mortgage Loan; PROVIDED that notwithstanding clauses (i) through (v) above, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Special Servicer is required to obtain the consent of the Directing Certificateholder to any Modification to the extent described under "--Special Servicing--The Special Servicer" below.

     Subject to the provisions of the Pooling and Servicing Agreement, the Servicer, with the consent of the Directing Certificateholder, may extend the maturity of any Mortgage Loan with an original term to maturity of 5 years or less for up to two six-month extensions; PROVIDED, HOWEVER, that the related borrower is in default with respect to the Mortgage Loan or, in the judgment of the Servicer, such default is reasonably foreseeable.

OPTIONAL TERMINATION

     Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer; will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates, including the interest only certificates (PROVIDED, HOWEVER, that the Class A through Class E certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust.

THE TRUSTEE AND THE BOND ADMINISTRATOR

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling Agreement. Wells Fargo Bank Minnesota, N.A., a direct, wholly owned subsidiary of Wells Fargo & Co., is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank conducts its trustee administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

     LaSalle Bank National Association will serve as Bond Administrator. In addition, LaSalle Bank National Association will serve as paying agent and registrar for the Certificates. The Bond Administrator Fee will equal a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement. The office of LaSalle Bank National Association responsible for performing its duties under the Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group, COMM 2003-LNB1. LaSalle Bank National Association is a Mortgage Loan Seller and an affiliate of ABN AMRO Incorporated, one of the Underwriters.

     The Trustee and the Bond Administrator may resign at any time by giving written notice to the Depositor, the Bond Administrator (in the case of the Trustee), the Servicer, the Special Servicer, the Trustee (in the case of the Bond Administrator) and the Rating Agencies, PROVIDED that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee and the Trustee will appoint a successor Bond Administrator (which may be the Trustee). If no successor trustee or successor Bond Administrator is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond Administrator may petition the court for appointment of a successor trustee or successor Bond Administrator.

     The Servicer or the Depositor may remove the Trustee or the Bond Administrator if, among other things, the Trustee or the Bond Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Bond Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Bond Administrator or their property is appointed or any public officer takes charge or control of the Trustee or the Bond Administrator or of their property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee or the Bond Administrator upon written notice to the Depositor, the Servicer, the Trustee and the Bond Administrator. Any resignation or removal of the Trustee or the Bond Administrator and appointment of a successor trustee or successor bond administrator will not become effective until acceptance of the appointment by the successor trustee or successor bond administrator. Notwithstanding the foregoing, upon any termination of the Trustee or the Bond Administrator under the Pooling and Servicing Agreement, the Trustee or Bond Administrator, as applicable, will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, in the case of the Trustee, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee or the Bond Administrator is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or the Bond Administrator necessary to effect the transfer of its responsibilities to the successor trustee or successor bond administrator, as applicable. Any successor trustee or bond administrator must have a combined capital and surplus of at least $50,000,000, have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement and, so long as any Certificates are rated by Moody's, such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by Moody's.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid from the Distribution Account a monthly fee equal to a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement (the "Trustee Fee"), which constitutes a portion of the Servicing Fee. Pursuant to the Pooling and Servicing Agreement, the Bond Administrator will be paid from the

Distribution Account a monthly fee equal to a portion of the fee calculated at the Bond Administrator Fee Rate as described in the Pooling and Servicing Agreement (the "Bond Administrator Fee"), which constitutes a portion of the Servicing Fee.

     The Trust will indemnify the Trustee and the Bond Administrator against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee or the Bond Administrator, as applicable, or to the extent such party is indemnified pursuant to the second succeeding sentence. Neither the Trustee nor the Bond Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or Bond Administrator's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Bond Administrator and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Bond Administrator will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters Regarding the Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee and the Bond Administrator" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Lock Box Accounts, Reserve Accounts, Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicer, the Special Servicer or the Bond Administrator, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement (unless the Trustee has assumed the duties of the Servicer or the Special Servicer as described above under "--Rights Upon Event of Default").

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

THE SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM") will be responsible for servicing the Mortgage Loans (other than the Non-Serviced Mortgage Loans) pursuant to the Pooling and Servicing Agreement. GMACCM is also responsible for servicing the Chandler Fashion Center Loan pursuant to the GMAC Series 2003-C1 PSA.

     As of March 31, 2003, GMACCM was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $134.9 billion in aggregate outstanding principal balance. GMACCM's executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     The information set forth herein concerning GMACCM, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee monthly from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at 0.03% per annum with respect to each Mortgage Loan other than the Non-Serviced Mortgage Loans (the "Master Servicing Fee Rate"). The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A-1 to this prospectus supplement for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, the Bond Administrator Fee, and any fee for primary servicing functions (which varies loan by loan). The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation")
(i) all investment income earned on amounts on deposit in the Collection Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and certain Reserve Accounts (to the extent consistent with the related Mortgage
Loan), (ii) to the extent permitted by applicable law and the related Mortgage Loans, 50% of any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums), (iii) Net Prepayment Interest Excess, if any, and (iv) any late payment charges collected by the Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan remaining after application thereof to reimburse interest on Advances and to reimburse the Trust for certain expenses of the Trust. If the Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee will accrue on a basis of twelve months of 30 days each.

     In connection with any Net Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfall."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in the Pooling and Servicing Agreement). The Bond Administrator will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee and the Bond Administrator.

SPECIAL SERVICING

     THE SPECIAL SERVICER.Lennar Partners, Inc., a Florida corporation ("Lennar") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of all of the Mortgage Loans other than the Non-Serviced Mortgage Loans (the "Special Servicer").

     The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties,
(ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS").

     Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France.

     As of November 30, 2002, Lennar and its affiliates were managing a portfolio which included an original count of 13,900 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $85 billion, most of which are commercial real estate assets. Included in this managed portfolio are $83 billion of commercial real estate assets representing 103 securitization transactions, for which Lennar is master servicer or special servicer.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the Mortgage Loans subject to the consent of the Directing Certificateholder.

     The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     THE DIRECTING CERTIFICATEHOLDER.The Directing Certificateholder or the holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating of any of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The prior Special Servicer shall be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class.

     The "Controlling Class" will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class P Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2 and Class A-1A Certificates collectively will be treated as one Class.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Bond Administrator from time to time; PROVIDED, HOWEVER, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class

Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, theontrolling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

     SERVICING TRANSFER EVENT.The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan (other than any Non-Serviced Mortgage Loan) with respect to which: (i) either (x) with respect to any Mortgage Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage at its Maturity Date or, if the Maturity Date of such Mortgage has been extended in accordance herewith, a payment default occurs on such Mortgage Loan at its extended Maturity Date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment and, with the consent of the Directing Certificateholder, shall have continued for a period of at least 30 days, as may be extended by the Special Servicer, with the consent of the Directing Certificateholder for an additional 60-day period; PROVIDED, HOWEVER, that if (a) the related borrower continues to make its Assumed Scheduled Payment and within 30 days after such default delivers a statement to the effect that it is diligently pursuing refinancing, (b) no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan and (c) within 90 days after such default, the related borrower delivers a binding financing commitment reasonably acceptable to the Special Servicer and the Directing Certificateholder and provided further, the Special Servicer, with the consent of the Directing Certificateholder once an acceptable binding financing commitment has been received within such 90 day period, may extend such period for a period not to exceed 120 days after such default; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Servicer or Special Servicer (with the Directing Certificateholder's consent) determines that a payment default is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i) (y) above in, the case of a Balloon Payment, for at least 30 days, (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related borrower, provided that if such decree or order shall have been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan shall no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees shall be payable with respect thereto; (v) the related borrower will consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the related borrower will admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (vii) a default of which the Servicer has notice (other than a failure by such related borrower to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; PROVIDED, HOWEVER, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (i), (ii), and (vii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv) and (v) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to

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continue to be characterized as a Specially Serviced Mortgage Loan. With respect to the circumstancesdescribed in clause (vii) above, if the related borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, the Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 90 days (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Directing Certificateholder has given its consent, 150 days) following the date payment was due.

     ASSET STATUS REPORT.The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; PROVIDED, HOWEVER, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; PROVIDED, HOWEVER, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Directing Certificateholder is required to act promptly in order to finalize the Asset Status Report. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders.

     CERTAIN RIGHTS OF THE DIRECTING CERTIFICATEHOLDERIn addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any Modification, whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on Encumbrance" Clauses," whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Servicer must notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Servicer's possession). The Special Servicer will have 10 business days to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Directing Certificateholder of such Request for Approval and its recommendation with respect thereto. Following such notice, the Directing Certificateholder will have 5 business days to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Directing Certificateholder does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Directing Certificateholder. With respect to a Specially Serviced Mortgage Loan, the Special Servicer shall use the Asset Status Report procedures described above to address requests for approvals of Modifications or waivers of due-on-sale or due-on-encumbrance clauses.

     The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Directing Certificateholder has no duty to act in the interests of any Class other than the Controlling Class.

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     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

     The Servicer and the Special Servicer, as applicable, will be required to discuss with the Directing Certificateholder, on a monthly basis, the performance of any Mortgage Loan which is a Specially Serviced Mortgage Loan, is delinquent, has been placed on a "Watch List" or has been identified by the Servicer or Special Servicer, as exhibiting deteriorating performance.

     SPECIAL SERVICING COMPENSATION.Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than any Non-Serviced Mortgage Loan), the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; PROVIDED that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that cease to be Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full, partial, or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds; PROVIDED, HOWEVER, that with respect to a mortgage loan that has been repurchased by the Mortgage Loan Seller after the expiration of the 90-day period described above under " -- Representations and Warranties; Repurchase; Substitution", such Liquidation Fee Rate will be 0.25%. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer, any Mortgage Loan Seller or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the majority holder of the then Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. In addition, the Special Servicer will be entitled to receive (i) any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans, (ii) any income earned on deposits in the REO Accounts,
(iii) 50% of any modification, extension and assumption fees of non-Specially Serviced Mortgage Loans, and (iv) any late payment charges collected by the Servicer during a Collection Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances and to reimburse the Trust for certain expenses of the Trust.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     GENERAL

     The Westfield Shoppingtown Portfolio Loan, the related Companion Loans and any related REO Property are being serviced under the GECCMC Series 2002-3 PSA. The Chandler Fashion Center Loan, the related Companion Loans and any related REO Property are being serviced under the GMAC Series 2003-C1 PSA (an "Other PSA" and collectively with the GECCMCSeries 2002-3 PSA, the "Other PSAs"). These Other PSAs provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Other PSAs are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.

     Except in the case of P&I Advances on the Chandler Fashion Center Loan as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement, advances and remittances of collections with respect to each Non-Serviced Mortgage Loan will be made pursuant to the applicable Other PSA by the related master servicer or other paying agent under such Other PSA.

CERTAIN RIGHTS OF THE HOLDER OF THE WESTFIELD SHOPPINGTOWN PORTFOLIO B NOTE

     The holder of the Westfield Shoppingtown Portfolio B Note will have certain rights and powers with respect to the Westfield Shoppingtown Portfolio Loan, pursuant to the Westfield Shoppingtown Portfolio Co-Lender Agreement and the GECCMC Series 2002-3 PSA. Certain of such rights are set forth below:

     CONSULTATION AND CONSENT RIGHTS.Pursuant to the related intercreditor agreement, for so long as the holder of the Westfield Shoppingtown Portfolio B
Note is the "controlling holder" under the related intercreditor agreement (as described below), neither the 2002-3 Master Servicer nor the 2002-3 Special Servicer will, in general, be permitted to take any of the following actions with respect to the Westfield Shoppingtown Portfolio Whole Loan as to which the holder of the Westfield Shoppingtown B Note has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     o any foreclosure upon or comparable conversion, which may include acquisition of a Westfield Shoppingtown Portfolio Mortgaged Property if the Westfield Shoppingtown Portfolio Whole Loan comes into and continues in default;

     o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of the Westfield Shoppingtown Portfolio Loan;

     o any proposed sale of a related REO Property, other than in connection with the termination of the Trust as described under "Description of the Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement;

     o any acceptance of a discounted payoff with respect to the Westfield Shoppingtown Portfolio A-1 Note (or if such note is no longer outstanding, then the Westfield Shoppingtown Portfolio Loan);

     o any determination to bring a Westfield Shoppingtown Portfolio Mortgaged Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for the Westfield Shoppingtown Portfolio Loan, (other than in accordance with the terms of, or upon satisfaction of, that mortgage loan), other than releases in the nature of a curb cut, a non-material easement, right-of-way or other non-material portion of the collateral securing the Westfield Shoppingtown Portfolio Whole Loan;

     o any acceptance of substitute or additional collateral for the Westfield Shoppingtown Portfolio Loan, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to the Westfield Shoppingtown Portfolio Loan;

     o any acceptance of an assumption agreement releasing a borrower from liability under the Westfield Shoppingtown Portfolio Loan; and

     o any renewal or replacement of the then-existing insurance policies (to the extent such renewal or replacement policy does not comply with the terms of the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the mortgage loan documents.

     In addition, the holder of the Westfield Shoppingtown Portfolio B Note may direct the 2002-3 Master Servicer or the 2002-3 Special Servicer, as applicable, to take, or to refrain from taking, any action with respect to the servicing and/or administration of the Westfield Shoppingtown Portfolio Loan that the Westfield Shoppingtown B Noteholder may consider advisable or as to which provision is otherwise made in the GECCMC Series 2002-3 PSA.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of the Westfield Shoppingtown Portfolio B Note, as contemplated by either of the two proceeding paragraphs, may require or cause the 2002-3 Master Servicer or the 2002-3 Special Servicer to violate any other provision of the GECCMC Series 2002-3 PSA (including the 2002-3 Master Servicer's and the 2002-3 Special Servicer's obligation to act in accordance with the Servicing Standard (as defined in the GECCMC Series 2002-3 PSA)), the related Mortgage Loan Documents or applicable law. Furthermore, the 2002-3 Special Servicer will not be obligated to seek approval from the holder of the Westfield Shoppingtown Portfolio B Note for any actions to be taken by the 2002-3 Master Servicer or the 2002-3 Special Servicer if--

              (i) the 2002-3 Master Servicer or 2002-3 Special Servicer, as applicable, has, as described above, notified the holder of the Westfield Shoppingtown Portfolio B Note in writing of various actions that the 2002-3 Master Servicer or 2002-3 Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of the Westfield Shoppingtown Portfolio A-1 Note (or if such note is no longer outstanding, then the Westfield Shoppingtown Portfolio Loan), and

              (ii) for 60 days following the first of those notices, the holder of the Westfield Shoppingtown Portfolio B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the 2002-3 Master Servicer or the 2002-3 Special Servicer considers to be consistent with the Servicing Standard (as defined in the GECCMC Series 2002-3 PSA).

     Also, notwithstanding the foregoing, if the unpaid principal amount of the Westfield Shoppingtown Portfolio B Note, net of any existing related Appraisal Reduction Amount (as defined in the GECCMC Series 2002-3 PSA) with respect to the Westfield Shoppingtown Portfolio Whole Loan (calculated with respect to the Westfield Shoppingtown Portfolio Whole Loan as if it were a single mortgage loan), is less than 25% of the original unpaid principal amount of the Westfield Shoppingtown Portfolio B Note, then the holder of the Westfield Shoppingtown Portfolio B Note will not be entitled to exercise any of the rights and powers described above with respect to the Westfield Shoppingtown Portfolio Whole Loan and, instead, the holder of the majority interest in the then controlling class under the GECCMC Series 2002-3 PSA or its designee will be entitled to exercise those rights and powers with respect to the Westfield Shoppingtown Portfolio Whole Loan until the Westfield Shoppingtown Portfolio A-1 Note has been repaid in full. Upon the repayment in full of the Westfield Shoppingtown Portfolio A-1 Note, the Directing Certificateholder as described in this prospectus supplement will be entitled to exercise such rights.

     OPTION TO PURCHASE WESTFIELD SHOPPINGTOWN PORTFOLIO A NOTES.If the Westfield Shoppingtown Portfolio Loan has become a Specially Serviced Mortgage Loan (as defined in the GECCMC Series 2002-3 PSA) and, any scheduled payment of principal and/or interest on the Westfield Shoppingtown Portfolio Loan or any other Westfield Shoppingtown Portfolio Note is at least 60 days delinquent, the holder of the Westfield Shoppingtown Portfolio B Note or its designee will be entitled to purchase the Westfield Shoppingtown Portfolio Loan from the Trust at a price generally equal to the outstanding principal balance thereof, together with interest accrued and unpaid thereon, accrued and unpaid servicing compensation, unreimbursed advances (with interest thereon) made with respect thereto and all expenses associated with such purchase. This purchase option will terminate upon the foreclosure of a Westfield Shoppingtown Portfolio Mortgaged Property or the acceptance of a deed in lieu of foreclosure with respect to a Westfield Shoppingtown Portfolio Mortgaged Property.

CERTAIN RIGHTS OF THE HOLDER OF THE CHANDLER FASHION CENTER B NOTE

     The holder of the Chandler Fashion Center B Note will have certain rights and powers with respect to the Chandler Fashion Center Whole Loan, pursuant to the Chandler Fashion Center Intercreditor Agreement and the GMAC Series 2003-C1 PSA. Certain of such rights are set forth below:

     CONSULTATION AND CONSENT RIGHTS; OPERATING ADVISOR.The holder of the Chandler Fashion Center B Note, unless such holder is an affiliate of the related borrower, will have the right at any time to appoint, and to remove and replace, a Chandler Fashion Center operating advisor with respect to the Chandler Fashion Center Loan (the "Chandler Fashion Center Operating Advisor"). Unless a Chandler Fashion Center Change of Control Event has occurred and is continuing, then, at all times when a Chandler Fashion Center Operating Advisor is serving with respect to the Chandler Fashion Center Whole Loan, (i) the 2003-C1 Special Servicer will be required to consult with the Chandler Fashion Center Operating Advisor upon the occurrence of any event of default for such mortgage loan under the related mortgage loan documents to consider alternative actions recommended by the Chandler Fashion Center Operating Advisor and to consult with the Chandler Fashion Center Operating Advisor with respect to certain determinations made by the 2003-C1 Special Servicer pursuant to the GMAC Series 2003-C1 PSA, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the 2003-C1 Master Servicer and the 2003-C1 Special Servicer will be required to consult with the Chandler Fashion Center Operating Advisor (1) with respect to proposals to take any significant action with respect to such Chandler Fashion Center Loan and the related mortgaged property and to consider alternative actions recommended by the Chandler Fashion Center Operating Advisor and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Chandler Fashion Center Loan, the 2003-C1 Master Servicer and the 2003-C1 Special Servicer will notify in writing the Chandler Fashion Center Operating Advisor of any proposal to take any of such actions (and provide such Chandler Fashion Center Operating Advisor with such information reasonably requested as may be necessary in the reasonable judgment of such Chandler Fashion Center Operating Advisor in order to make a judgment) and receive the written approval of such Chandler Fashion Center Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

     o any modification or waiver of any term of the related Mortgage Loan Documents that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency, any provision requiring the payment of a prepayment premium, exit fee or yield maintenance charge, or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the related mortgaged property;

     o any modification or amendment of, or waiver that would result in a discounted pay-off;

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property securing such specially serviced mortgage loan as comes into and continues in default;

     o any proposed or actual sale of the related REO property (other than in connection with the termination of the trust fund formed pursuant to the GMAC Series 2003-C1 PSA or pursuant to the fair value option governed by such pooling and servicing agreement);

     o any release of the related borrower, any guarantor or other obligor from liability;

     o    any waiver of a  "due-on-sale"  or  "due-on-encumbrance"  clause;

     o any determination to bring the related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     o any acceptance of substitute or additional collateral for such mortgage loan unless required by the underlying loan documents;

     o    adoption or approval of a plan in a bankruptcy of the borrower;

     o consenting to the execution, termination or renewal of any major lease at the related Mortgaged Property; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

     PROVIDED that, in the event that the related Chandler Fashion Center Operating Advisor fails to notify the 2003-C1 Special Servicer or the 2003-C1 Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to such Chandler Fashion Center Operating Advisor by the 2003-C1 Special Servicer or 2003-C1 Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by such Chandler Fashion Center Operating Advisor, such action shall be deemed to have been approved by such Chandler Fashion Center Operating Advisor.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the 2003-C1 Special Servicer or the 2003-C1 Master Servicer by the Chandler Fashion Center Operating Advisor, in no event shall the 2003-C1 Master Servicer or the 2003-C1 Special Servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the GMAC Series 2003-C1 PSA, violate the REMIC provisions or violate any other provisions of the GMAC Series 2003-C1 PSA or the related Mortgage Loan Documents.

     Upon the occurrence and continuance of a Chandler Fashion Center Change of Control Event, the Directing Certificateholder and the majority holder of the then controlling class pursuant to the GMAC Series 2003-C1 PSA (the "Other Directing Certificateholder") will instead concurrently be entitled to exercise the foregoing rights and powers of the Chandler Fashion Center Operating Advisor, but in the event that the Directing Certificateholder and such Other Directing Certificateholder give conflicting consents or directions to the 2003-C1 Master Servicer or the 2003-C1 Special Servicer, as applicable, and both such directions satisfy the servicing standard set forth in the GMAC Series 2003-C1 PSA (as determined by an operating advisor jointly appointed by the Directing Certificateholder and such Other Directing Certificateholder), the 2003-C1 Master Servicer or the 2003-C1 Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

     CURE RIGHTS.in the event that the borrower fails to make any payment of principal or interest on the Chandler Fashion Center Loan, resulting in a monetary event of default, the holder of the Chandler Fashion Center B Note, PROVIDED that it is not an affiliate of the borrower, will have the right to cure such monetary event of default within five business days following the first notice of such monetary event of default subject to certain limitations set forth in the GMAC Series 2003-C1 PSA.

     OPTION TO PURCHASE CHANDLER FASHION CENTER A NOTES.The holder of the Chandler Fashion Center B Note has the option of purchasing the Chandler Fashion Center Loan from the Trust, together with the Chandler Fashion Center A-1 Note,
(a) so long as a Chandler Fashion Center Change of Control Event has occurred and is continuing or (b) at any time that the Chandler Fashion Center Whole Loan is a specially serviced mortgage loan (as defined in the GMACSeries 2003-C1
PSA), PROVIDED that no foreclosure sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property has occurred. The purchase price paid by the Chandler Fashion Center B Note will generally equal the aggregate outstanding principal balance of the Chandler Fashion Center Loan and the Chandler Fashion Center A-1 Note, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Chandler Fashion Center Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Chandler Fashion Center B Note's purchase, a 1% liquidation fee.

     TERMINATION OF THE SPECIAL SERVICER.So long as no Chandler Fashion Center B Note Change of Control Event has occurred and is continuing, the holder of the Chandler Fashion Center B Note is permitted to terminate, at its expense, the special servicer for the Chandler Fashion Center Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GMAC Series 2003-C1 PSA.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     GMACCM, the initial Servicer and LNR, the initial Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     BOND ADMINISTRATOR REPORTS

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Bond Administrator, the Bond Administrator will prepare and make available on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Trustee, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement"),
(ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool-Certain Terms and Conditions of the Mortgage Loans" and (iii) a statement with respect to the Extended Due Date Mortgage Loans (as well as the other Mortgage Loans) reflecting collections of Monthly Payments received by the Servicer after the related Determination Date but prior to the Servicer Remittance Date (which the Servicer will provide to the Bond Administrator on the Servicer Remittance Date).

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at www.etrustee.net or such other mechanism as the Bond Administrator may have in place from time to time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Servicer as the Servicer may have in place from time to time.

     SERVICER REPORTS

     The Servicer is required to deliver to the Bond Administrator prior to each Distribution Date, and the Bond Administrator is to make available to each Certificateholder, the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the Directing Certificateholder and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six CMSA reports:

              (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten net operating income or net cash flow and DSCR for each Mortgaged Property as of the current Determination Date for each of the following three periods:
          (i) the most current trailing twelve months or year to date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

              (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30 days to 59 days, 60 days to 89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

              (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

              (d) An "Historical Liquidation Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of net liquidation proceeds, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

              (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the acquisition date of such REO Property, and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

              (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; PROVIDED, HOWEVER, the Bond Administrator will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than four business day prior to the related Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Bond Administrator or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer, the Bond Administrator or the Trustee, as applicable.

     The Trustee, the Bond Administrator, the Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Bond Administrator and the Rating Agencies the following materials:

              (a) Annually, on or before June 30 of each year, commencing with June 30, 2003, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

              (b) Within 60 days of receipt by the Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by the Servicer or Special Servicer in the other reports referenced above.

     The Bond Administrator is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Directing Certificateholder, each Rating Agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Bond Administrator upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Bond Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Bond Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

OTHER INFORMATION

     The Pooling and Servicing Agreement requires that the Bond Administrator make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Bond Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and delivered to the Bond Administrator, and (vii) any and all officers' certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Bond Administrator to the extent such documents are in the Bond Administrator's possession.

                                 USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat designated portions of the Trust, exclusive of the Mortgage Loans held in the Loan REMICs, and proceeds thereof (such nonexcluded portion of the Trust, the "Trust REMICs"), as two separate REMICs within the meaning of Code Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Default Interest and the Mortgage Loans held in the Loan REMICs), and the "regular interests" issued by the Loan REMICs, proceeds thereof held in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any REO Property, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC and each Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class X-1, Class X-2, Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement,
(iii) compliance with the GECCMCSeries 2002-3 PSAand the GMACSeries 2003-C1 PSA and the continuing qualification of the REMICs formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and each Loan REMIC.

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties or mobile home parks). As of the Cut-off Date, Mortgage Loans secured by multifamily properties or manufactured housing community properties represent approximately 23.69% of the Mortgage Loans by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income Tax Consequences--

Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Bond Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.

     Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates will be issued [at a premium] for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is DE MINIMIS and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield and Maturity
Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to each of the co-lead managers an administrative exemption (Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 2002-41 (the "DBS Exemption"), and ABN AMRO Incorporated as Department Final Authorization Number 98-08E, as amended by PTE 2002-41 (the "ABN Exemption" and collectively with the DBS Exemption, the "Exemption")), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the co-lead managers. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the co-lead managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

          (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's and Fitch;

          (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

          (4) The sum of all payments made to and retained by the co-lead managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

              (a) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

              (b) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's and Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

              (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, PROVIDED that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The co-lead managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the co-lead managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated June __, 2003 (the "Underwriting Agreement"), Deutsche Bank Securities Inc. ("DBS"), ABN AMRO Incorporated ("ABN"), Banc of America Securities LLC ("BOA"), J.P. Morgan Securities Inc. ("JPM") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML") (collectively, the "Underwriters") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about June __, 2003, against payment therefor in immediately available funds. DBS and ABN will act as co-lead managers of the offering of the Offered Certificates and BOA, JPM and ML are acting as co-managers and underwriters of the offering of Offered Certificates. DBS is acting as sole bookrunner of the offering.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the approximate percentage of the Certificate Balance of the Offered Certificates set forth below:

                                                                                                       MERRILL LYNCH,
                                      DEUTSCHE BANK     ABN AMRO    BANC OF AMERICA   J.P. MORGAN     PIERCE, FENNER &
CLASS                                SECURITIES INC.  INCORPORATED   SECURITIES LLC  SECURITIES INC.  SMITH INCORPORATED
----                                 ---------------  ------------  ---------------  ---------------  ------------------
Class A-1 ........................        ____%           ____%           ____%           ____%             ____%
Class A-2 ........................        ____%           ____%           ____%           ____%             ____%
Class B ..........................        ____%           ____%           ____%           ____%             ____%
Class C ..........................        ____%           ____%           ____%           ____%             ____%
Class D ..........................        ____%           ____%           ____%           ____%             ____%
Class E ..........................        ____%           ____%           ____%           ____%             ____%

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately ____% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     DBS is an affiliate of GACC and ABN is an affiliate of LaSalle.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and GACC will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Bond Administrator discussed in this prospectus supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1 and Class A-2 Certificates be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies ("S&P"), and "Aaa" by Moody's Investors Services, Inc. ("Moody's" and together with S&P, the "Rating Agencies"), (ii) the Class B Certificates be rated at least "AA" by S&P and "Aa2" by Moody's, (iii) the Class C Certificates be rated at least "AA-" by S&P and "Aa3" by Moody's, (iv) the Class D Certificates be rated at least "A" by S&P and "A2" by Moody's, and (v) the Class E Certificates be rated at least "A-" by S&P and "A3" by Moody's. The Rated Final Distribution Date of each Class of Certificates is the Distribution Date in June, 2038.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            INDEX OF PRINCIPAL TERMS

1669 Collins Avenue, Miami Beach
   Land Loan .......................................................S-81
2002-3 Master Servicer .............................................S-62
2002-3 Special Servicer ............................................S-62
2003-C1 Master Servicer ............................................S-69
2003-C1 Special Servicer ...........................................S-69
75 Rockefeller Plaza Loan ..........................................S-60
75 Rockefeller Plaza Mortgaged Property ............................S-61
ABN S-177 ABN Exemption .....................................S-22, S-175
ADA S-46 Advance Rate .............................................S-142
Advances ..........................................................S-141
Agency .............................................................S-68
Annual Debt Service ................................................S-88
Appraisal Reduction Amount ...........................S-20, S-114, S-123
Appraisal Reduction Event .........................................S-123
Appraisal Reduction Events .........................................S-20
Appraised Value ....................................................S-88
Asset Status Report ...............................................S-164
Assumed Final Distribution Date .....................................S-3
Assumed Scheduled Payment .........................................S-115
Available Funds ...................................................S-111
Balloon Balance ....................................................S-89
Balloon Loans ......................................................S-37
Balloon Payments ...................................................S-37
BJ's ...............................................................S-75
Blackacre ..........................................................S-74
Blackacre Gateway ...........................................S-75, S-108
BOA S-177 Bond Administrator Fee ..................................S-160
CBE S-134 Certificate Balance .....................................S-110
Certificate Owners ................................................S-127
Certificate Registrar .............................................S-125
Certificateholder .................................................S-125
Chandler Fashion Center A Loans ....................................S-69
Chandler Fashion Center A-1 Note ...................................S-69
Chandler Fashion Center A-2 Note ...................................S-69
Chandler Fashion Center B Note .....................................S-69
Chandler Fashion Center Conversion Space ...........................S-72
Chandler Fashion Center Intercreditor
   Agreement .......................................................S-69
Chandler Fashion Center Loan ..................................S-7, S-69
Chandler Fashion Center Mortgaged
   Property ........................................................S-69
Chandler Fashion Center Operating
   Advisor ........................................................S-168
Chandler Fashion Center Release Parcel .............................S-72
Chandler Fashion Center TI Allowance
   Letter of Credit ................................................S-73
Chandler Fashion Center Trigger Period .............................S-72
Chandler Fashion Center Whole Loan .................................S-69
Class .............................................................S-110
Clearstream .................................................S-23, S-125
Clearstream Participants ..........................................S-127
CMBS ..............................................................S-162
Code ...............................................................S-22
Collateral Substitution Deposit ...................................S-107
Collection Account ................................................S-143
Collection Period .................................................S-113
Collins Avenue Mortgaged Property ..................................S-81
Companion Loan .....................................................S-39
Companion Loans .............................................S-39, S-107
Controlling Class .................................................S-162
Controlling Class Certificateholder ...............................S-163
Corrected Mortgage Loan ...........................................S-163
CPR ...............................................................S-131
Crossover Date ....................................................S-120
Current LTV ........................................................S-88
Custodian .........................................................S-137
Cut-off Date .......................................................S-51
Cut-off Date Loan-to-Value Ratio ...................................S-88
Cut-off Date LTV ...................................................S-88
Cut-off Date LTV Ratio .............................................S-88
Cut-off Date Principal Balance .....................................S-51
DBR ................................................................S-81
DBR Lease ..........................................................S-81
DBS ...............................................................S-177
DBS Exemption ...............................................S-22, S-175
Debt Service Coverage Ratio ........................................S-88
Default Interest ..................................................S-113
Default Rate ......................................................S-113
Defaulted Mortgage Loan ...........................................S-155
Defeasance Lock-Out Period ........................................S-107
Defeasance Option .................................................S-107
Definitive Certificate ............................................S-125
Delinquency .......................................................S-114
Department ........................................................S-175
Depositaries ......................................................S-126
Depositor ..........................................................S-51
Determination Date ................................................S-113
Directing Certificateholder .......................................S-162
Discount Rate .....................................................S-120
Discount Rate Fraction ............................................S-120
Distribution Account ..............................................S-143
Distribution Date .................................................S-111
Distribution Date Statement .......................................S-170
DSCR ...............................................................S-88

DTC ................................................................S-23
Due Date ..........................................................S-114
EIS ..........................................................S-36, S-73
Empirian Luxury Towers .............................................S-78
Empirian Luxury Towers Loan ........................................S-78
Empirian Luxury Towers Mortgaged
   Property ........................................................S-78
ERISA .............................................................S-175
Euroclear ..........................................................S-23
Euroclear Participants ............................................S-127
Events of Default .................................................S-151
Excess Liquidation Proceeds .......................................S-157
Excess Prepayment Interest Shortfall ..............................S-122
Exemption ...................................................S-22, S-175
Form 8-K ..........................................................S-109
GAAP ...............................................................S-87
GACC ...............................................................S-54
Gateway Center BJ's Loan ...........................................S-73
Gateway Center BJ's Mortgaged Property .............................S-73
Gateway Sponsor ....................................................S-74
GECCMC Series 2002-3 PSA ...........................................S-62
GLA ................................................................S-89
GMAC Series 2003-C1 PSA ............................................S-69
GMACCM ............................................................S-161
Group 1 Principal Distribution Amount .............................S-115
Group 2 Principal Distribution Amount .............................S-115
GSA ................................................................S-79
Holders ...........................................................S-128
Hotel Building .....................................................S-81
Hotel Unit .........................................................S-81
Indirect Participants .............................................S-126
Initial Loan Group 1 Balance .......................................S-51
Initial Loan Group 2 Balance .......................................S-51
Initial Outstanding Pool Balance ...................................S-51
Interest Accrual Amount ...........................................S-113
Interest Accrual Period ...........................................S-114
Interest Deposit Amount ............................................S-51
Interest Reserve Account ..........................................S-143
Interest Shortfall ................................................S-114
JPM ...............................................................S-177
LaSalle ............................................................S-54
Lennar ............................................................S-161
Liquidation Fee ...................................................S-165
Liquidation Fee Rate ..............................................S-165
Liquidation Proceeds ..............................................S-165
LNR ...............................................................S-161
Loan Group 1 .......................................................S-51
Loan Group 2 .......................................................S-51
Loan Groups ........................................................S-51
Loan REMIC .........................................................S-64
Lock-Out Period ...................................................S-106
Lower-Tier Regular Interests ......................................S-173
Lower-Tier REMIC ...................................................S-21
LTV ................................................................S-88
MAI ................................................................S-56
Master Servicing Fee ..............................................S-161
Master Servicing Fee Rate .........................................S-161
ML S-177
Modeling Assumptions ..............................................S-131
Modification ......................................................S-157
Modified Mortgage Loan ............................................S-124
Monthly Payment ...................................................S-112
Moody's ...........................................................S-178
Mortgage ...........................................................S-51
Mortgage Loan ......................................................S-51
Mortgage Loan Documents ...........................................S-137
Mortgage Loan Purchase Agreement ...................................S-55
Mortgage Loan Purchase Agreements .................................S-137
Mortgage Loan Sellers ..............................................S-54
Mortgage Loans .....................................................S-51
Mortgage Pool ......................................................S-51
Mortgage Rate ...............................................S-89, S-114
Mortgaged Properties ...............................................S-51
Mortgaged Property .................................................S-51
Net Default Interest ..............................................S-113
Net Mortgage Pass-Through Rate ....................................S-114
Net Prepayment Interest Excess ....................................S-122
Net Prepayment Interest Shortfall .................................S-122
Net REO Proceeds ..................................................S-113
Non-Serviced Mortgage Loan ....................................S-7, S-39
Non-Serviced Mortgage Loans ........................................S-39
Note ...............................................................S-51
Notional Balance ..................................................S-111
Offered Certificates .........................................S-9, S-110
OID Regulations ...................................................S-174
Option Price ......................................................S-155
Other Owners ...................................................... S-80
P&I Advance .................................................S-19, S-141
Palladium at Birmingham Loan .......................................S-76
Palladium Theater and Retail .......................................S-76
Parking Trigger Event ..............................................S-80
Participants ......................................................S-125
Pass-Through Rate ...........................................S-10, S-114
PCBs ...............................................................S-36
Percentage Interest ...............................................S-111
Permitted Investments .............................................S-144
Plan ..............................................................S-175
Pooling and Servicing Agreement ...................................S-137
Prepayment Interest Excess ........................................S-122
Prepayment Interest Shortfall .....................................S-122
Prime Rate ........................................................S-142
Principal Allocation Fraction .....................................S-120
Principal Balance Certificate .....................................S-110
Principal Balance Certificates ....................................S-110
Principal Distribution Amount .....................................S-115
Principal Prepayments .............................................S-113

Private Certificates .........................................S-9, S-110
Property Advances .................................................S-141
PTE .........................................................S-22, S-175
Purchase Option ...................................................S-155
Qualifying Substitute Mortgage Loan ...............................S-139
Realized Loss .....................................................S-121
Record Date .......................................................S-111
Redland Center Loan ................................................S-79
Redland Center Mortgaged Property ............................S-79, S-80
Regular Certificates ..............................................S-173
Related Borrower Loan Groups ......................................S-109
Release Date ......................................................S-107
REMIC .............................................................S-173
REMIC Regulations .................................................S-173
Removed Mortgage Loan .............................................S-139
REO Account .......................................................S-110
REO Loan ..........................................................S-115
REO Property ......................................................S-110
REO Tax ...........................................................S-156
Replacement Mortgage Loan .........................................S-139
Repurchase Price ..................................................S-139
Request for Approval ..............................................S-164
Reserve Accounts ...................................................S-55
Restricted Group ..................................................S-176
Rollover Reserve ...................................................S-75
Rollover Reserve Payments ..........................................S-80
Rollover Reserve Trigger Event .....................................S-80
Rules .............................................................S-127
S&P ...............................................................S-178
Scheduled Maturity Date LTV ........................................S-89
Servicer Remittance Date ..........................................S-141
Servicing Compensation ............................................S-161
Servicing Fee .....................................................S-161
Servicing Fee Rate ..........................................S-89, S-161
Servicing Standard ................................................S-140
Sierra Vista Mall Loan .............................................S-84
Sierra Vista Mall Mortgaged Property .........................S-84, S-85
Similar Law .......................................................S-175
Single-Tenant Mortgage Loan .......................................S-109
Small Loan Appraisal Estimate .....................................S-123
Special Servicer ..................................................S-161
Special Servicing Fee .............................................S-165
Sq. Ft. ............................................................S-89
Square Feet ........................................................S-89
Stated Principal Balance ..........................................S-121
Term to Maturity ...................................................S-89
Terms and Conditions ..............................................S-127
The Reserve at Sugarloaf Loan ......................................S-83
The Reserve at Sugarloaf Mortgaged
   Property ........................................................S-84
TI/LC ..............................................................S-77
TRC ..........................................................S-74, S-77
TRCLP .............................................................S-108
Treasury Regulations ..............................................S-173
Trust .........................................................S-9, S-51
Trust REMICs ......................................................S-173
Trustee Fee .......................................................S-159
TWI ................................................................S-60
TWI Lease ..........................................................S-60
Underwriters ......................................................S-177
Underwriting Agreement ............................................S-177
Underwritten NCF ...................................................S-87
Underwritten NCF DSCR ..............................................S-88
Underwritten Net Cash Flow .........................................S-87
Units ..............................................................S-89
Unscheduled Payments ..............................................S-113
Updated Appraisal .................................................S-124
Upper-Tier REMIC ...................................................S-21
UW NCF .............................................................S-87
UW NCF DSCR ........................................................S-88
Voting Rights .....................................................S-154
WALP ...............................................................S-66
Weighted Average Net Mortgage
   Pass-Through Rate ..............................................S-114
Wells Fargo Bank ..................................................S-159
Westfield Shoppingtown Galleria at
   Roseville Property ..............................................S-62
Westfield Shoppingtown MainPlace
   KLST Site .......................................................S-68
Westfield Shoppingtown MainPlace
   Outparcels ......................................................S-67
Westfield Shoppingtown MainPlace
   Participation Agreement .........................................S-68
Westfield Shoppingtown MainPlace
Property ...........................................................S-62
Westfield Shoppingtown MainPlace
   TSI Loan ........................................................S-68
Westfield Shoppingtown Portfolio ....................................S-7
Westfield Shoppingtown Portfolio A Notes ...........................S-62
Westfield Shoppingtown Portfolio A-1 Note ..........................S-62
Westfield Shoppingtown Portfolio A-2 Note ..........................S-62
Westfield Shoppingtown Portfolio A-3 Note ..........................S-62
Westfield Shoppingtown Portfolio
   A-3A Loan Component .............................................S-62
Westfield Shoppingtown Portfolio
   A-3B Loan Component .............................................S-62
Westfield Shoppingtown Portfolio
   Amortization Scheduled Balance ..................................S-65
Westfield Shoppingtown Portfolio B Note ............................S-62
Westfield Shoppingtown Portfolio
  Co-Lender Agreement ..............................................S-62
Westfield Shoppingtown Portfolio
Developer ..........................................................S-67
Westfield Shoppingtown Portfolio
   DSCR Event ......................................................S-66
Westfield Shoppingtown Portfolio Guarantor .........................S-66

Westfield Shoppingtown Portfolio
   Guarantor Liquidity Event .......................................S-66
Westfield Shoppingtown Portfolio
   L/C Issuing Bank ................................................S-67
Westfield Shoppingtown Portfolio Loan .........................S-7, S-62
Westfield Shoppingtown Portfolio
   Mortgaged Properties ............................................S-62
Westfield Shoppingtown Portfolio Notes .............................S-62
Westfield Shoppingtown Portfolio
   Prepayment Allocation Ratio .....................................S-65
Westfield Shoppingtown Portfolio Whole
   Loan ............................................................S-62
Willits Retail .....................................................S-76
Withheld Amounts ..................................................S-144
Workout Fee .......................................................S-165
Workout Fee Rate ..................................................S-165

COMM 2003-LNB1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                              % OF                  % OF APPLICABLE                MORTGAGE
                                                          INITIAL POOL  LOAN GROUP     LOAN GROUP       # OF         LOAN
  ID                      PROPERTY NAME                     BALANCE     ONE OR TWO      BALANCE      PROPERTIES   SELLER (1)
-------------------------------------------------------------------------------------------------------------------------------
   1    75 Rockefeller Plaza (8)(9)                          7.68%           1           9.80%           1           GACC
   2    Westfield Shoppingtown Portfolio (10)                7.04%           1           8.98%           2           GACC
  2A    SHOPPINGTOWN MAINPLACE                               3.63%           1           4.64%                       GACC
  2B    SHOPPINGTOWN GALLERIA AT ROSEVILLE                   3.40%           1           4.34%                       GACC
   3    Chandler Fashion Center                              6.40%           1           8.17%           1           GACC
-------------------------------------------------------------------------------------------------------------------------------
   4    Gateway Center BJ's                                  5.37%           1           6.84%           1           GACC
   5    Palladium at Birmingham                              4.61%           1           5.88%           1           GACC
   6    Empirian Luxury Towers                               4.50%           2           20.84%          1           GACC
   7    Redland Center                                       3.31%           1           4.22%           1           GACC
   8    1669 Collins Avenue, Miami Beach Land                3.18%           1           4.05%           1           GACC
-------------------------------------------------------------------------------------------------------------------------------
   9    The Reserve at Sugarloaf                             3.12%           2           14.45%          1           GACC
  10    Sierra Vista Mall                                    2.82%           1           3.60%           1           GACC
  11    Copley Corporate Center                              2.51%           1           3.20%           1           GACC
  12    IAC JFK Building B (11)                              2.30%           1           2.94%           1          LaSalle
  13    IAC JFK Building A                                   1.95%           1           2.49%           1          LaSalle
-------------------------------------------------------------------------------------------------------------------------------
  14    Desert Crossing T.J. Maxx                            1.92%           1           2.45%           1           GACC
  15    GSA - Charleston                                     1.65%           1           2.11%           1          LaSalle
  16    Shaw's Merrimack (9)(16)                             1.62%           1           2.06%           1           GACC
  17    Hampton Inn & Holiday Inn (9)(10)                    1.57%           1           2.00%           2           GACC
  17A   HOLIDAY INN                                          0.92%           1           1.18%                       GACC
-------------------------------------------------------------------------------------------------------------------------------
  17B   HAMPTON INN                                          0.64%           1           0.82%                       GACC
  18    Nittany Pointe                                       1.50%           1           1.92%           1           GACC
  19    Delray Square                                        1.40%           1           1.78%           1           GACC
  20    Desert Crossing Office Depot                         1.12%           1           1.43%           1           GACC
  21    Pembrook Place Apartments                            1.03%           2           4.79%           1          LaSalle
-------------------------------------------------------------------------------------------------------------------------------
  22    Regal Townhomes                                      0.99%           2           4.59%           1           GACC
  23    GSA - Clarksburg                                     0.98%           1           1.25%           1          LaSalle
  24    Playtogs Shopping Center - NY                        0.93%           1           1.18%           1          LaSalle
  25    Independence Tower                                   0.90%           1           1.15%           1          LaSalle
  26    Biltmore Station                                     0.89%           1           1.13%           1           GACC
-------------------------------------------------------------------------------------------------------------------------------
  27    Park West Two Office Building                        0.87%           1           1.12%           1           GACC
  28    Plaza Almeria                                        0.87%           1           1.10%           1           GACC
  29    Waters Inlet Apartments                              0.85%           2           3.93%           1          LaSalle
  30    Fredericksburg Shopping Center (9)                   0.83%           1           1.06%           1           GACC
  31    Willow Dayton Apartments - Phase II                  0.83%           2           3.83%           1          LaSalle
-------------------------------------------------------------------------------------------------------------------------------
  32    3134 North Clark Street                              0.77%           1           0.98%           1          LaSalle
  33    University Village Apartments                        0.75%           2           3.47%           1          LaSalle
  34    Beltline - Royal Ridge Portfolio (10)                0.73%           1           0.93%           2          LaSalle
  34A   ROYAL RIDGE                                          0.38%           1           0.49%                      LASALLE
  34B   BELTLINE                                             0.34%           1           0.44%                      LASALLE
-------------------------------------------------------------------------------------------------------------------------------
  35    Orbseal Building                                     0.72%           1           0.92%           1          LaSalle
  36    The Prospect Building                                0.71%           1           0.90%           1           GACC
  37    Hamilton Station IV                                  0.67%           2           3.10%           1          LaSalle
  38    Willow Dayton Apartments - Phase I (13)              0.65%           2           3.01%           1          LaSalle
  39    American House of Westland                           0.65%           1           0.82%           1          LaSalle
-------------------------------------------------------------------------------------------------------------------------------
  40    Fountain Park Plaza I & II                           0.60%           1           0.76%           1          LaSalle
  41    Country Lakes Townhome Apartments                    0.59%           2           2.71%           1          LaSalle
  42    Buschwood III (14)                                   0.54%           1           0.69%           1          LaSalle
  43    Eagle Creek Apartments                               0.54%           2           2.50%           1          LaSalle
  44    HighPointe Apartments                                0.53%           2           2.46%           1          LaSalle
-------------------------------------------------------------------------------------------------------------------------------
  45    Commerce Square Center (9)                           0.51%           1           0.66%           1           GACC
  46    Offices at Pennington Point                          0.51%           1           0.66%           1           GACC
  47    Reedville Commons                                    0.51%           2           2.38%           1          LaSalle
  48    Shadowood West Apartments                            0.51%           2           2.35%           1          LaSalle
  49    Innova Centers (10)                                  0.51%           1           0.65%           2           GACC
-------------------------------------------------------------------------------------------------------------------------------
  49A   INNOVA CENTER - EAST COBB                            0.28%           1           0.36%                       GACC
  49B   INNOVA CENTER - NORTHPOINT                           0.23%           1           0.29%                       GACC
  50    Walgreens - Cincinnati                               0.50%           1           0.64%           1          LaSalle
  51    Venture In Resort                                    0.50%           2           2.32%           1          LaSalle
  52    Hidden Lakes Apartments                              0.50%           2           2.32%           1          LaSalle
-------------------------------------------------------------------------------------------------------------------------------
  53    Sunshine Village MHP                                 0.49%           2           2.27%           1          LaSalle
  54    Falcon Lair Apartments                               0.47%           2           2.19%           1          LaSalle
  55    Northeast Plaza                                      0.46%           1           0.58%           1          LaSalle
  56    Walgreens - Canton Mart                              0.45%           1           0.57%           1           GACC

                          CUT-OFF            GENERAL               DETAILED                                               INTEREST
           ORIGINAL         DATE             PROPERTY              PROPERTY                    INTEREST     SERVICING     ACCRUAL
  ID       BALANCE        BALANCE            TYPE                  TYPE                          RATE       FEE RATE       BASIS
------------------------------------------------------------------------------------------------------------------------------------
   1        65,000,000     65,000,000        Office                CBD                          4.6650%     0.03290%     Actual/360
   2        60,000,000     59,549,050        Retail                Anchored                     6.0500%     0.03290%     Actual/360
  2A        30,985,915     30,753,031        RETAIL                ANCHORED
  2B        29,014,085     28,796,020        RETAIL                ANCHORED
   3        54,635,000     54,181,450        Retail                Anchored                     5.1400%     0.03290%       30/360
------------------------------------------------------------------------------------------------------------------------------------
   4        45,400,000     45,400,000        Retail                Anchored                     5.4300%     0.03290%     Actual/360
   5        39,000,000     39,000,000        Retail                Anchored                     5.6300%     0.03290%     Actual/360
   6        38,100,000     38,063,492        Multifamily           Conventional                 5.4300%     0.05290%     Actual/360
   7        28,000,000     27,975,125        Office                Suburban                     5.7320%     0.03290%     Actual/360
   8        27,000,000     26,885,252        Land                  Land                         5.7000%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
   9        26,400,000     26,400,000        Multifamily           Conventional                 5.4900%     0.03290%     Actual/360
  10        24,000,000     23,861,975        Retail                Anchored                     5.1500%     0.06290%     Actual/360
  11        21,200,000     21,200,000        Office                CBD                          5.3600%     0.03290%     Actual/360
  12        19,500,000     19,483,795        Industrial            Industrial                   5.9900%     0.03290%     Actual/360
  13        16,500,000     16,486,288        Industrial            Industrial                   5.9900%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  14        16,320,000     16,252,317        Retail                Anchored                     5.8300%     0.03290%     Actual/360
  15        14,000,000     13,987,588        Office                CBD                          5.7400%     0.08290%     Actual/360
  16        13,666,000     13,666,000        Retail                CTL                          5.6000%     0.03290%     Actual/360
  17        13,250,000     13,250,000        Hotel                 Various                      6.3500%     0.03290%     Actual/360
  17A        7,797,566      7,797,566        HOTEL                 FULL SERVICE
------------------------------------------------------------------------------------------------------------------------------------
  17B        5,452,434      5,452,434        HOTEL                 LIMITED SERVICE
  18        12,750,000     12,725,076        Multifamily           Student Housing              5.7000%     0.06290%     Actual/360
  19        11,850,000     11,819,793        Retail                Anchored                     6.1900%     0.03290%     Actual/360
  20         9,530,000      9,490,477        Retail                Anchored                     5.8300%     0.03290%     Actual/360
  21         8,750,000      8,742,053        Multifamily           Conventional                 5.6450%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  22         8,400,000      8,392,381        Multifamily           Conventional                 5.6500%     0.06290%     Actual/360
  23         8,325,000      8,317,619        Office                CBD                          5.7400%     0.08290%     Actual/360
  24         7,865,000      7,854,463        Retail                Anchored                     5.7500%     0.03290%     Actual/360
  25         7,660,000      7,650,309        Office                Suburban                     6.0450%     0.11290%     Actual/360
  26         7,500,000      7,490,706        Mixed Use             Office/Retail                6.1500%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  27         7,400,000      7,400,000        Office                Suburban                     6.3000%     0.03290%     Actual/360
  28         7,325,000      7,325,000        Mixed Use             Retail/Office                5.7500%     0.08290%     Actual/360
  29         7,200,000      7,186,078        Multifamily           Conventional                 5.7500%     0.03290%     Actual/360
  30         7,000,000      7,000,000        Retail                Anchored                     5.4000%     0.03290%     Actual/360
  31         7,000,000      6,993,489        Multifamily           Conventional                 5.5500%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  32         6,500,000      6,500,000        Retail                Anchored                     5.5000%     0.03290%     Actual/360
  33         6,350,000      6,344,240        Multifamily           Student Housing              5.6500%     0.03290%     Actual/360
  34         6,150,000      6,138,495        Industrial            Office/Warehouse             5.9000%     0.09290%     Actual/360
  34A        3,228,319      3,222,279        INDUSTRIAL            OFFICE/WAREHOUSE
  34B        2,921,681      2,916,216        INDUSTRIAL            OFFICE/WAREHOUSE
------------------------------------------------------------------------------------------------------------------------------------
  35         6,175,000      6,092,806        Industrial            Office/Warehouse             7.2500%     0.08290%     Actual/360
  36         6,000,000      5,995,053        Office                Suburban                     6.0200%     0.03290%     Actual/360
  37         5,684,000      5,667,120        Multifamily           Conventional                 5.5000%     0.03290%     Actual/360
  38         5,500,000      5,494,730        Multifamily           Conventional                 5.4300%     0.03290%     Actual/360
  39         5,500,000      5,466,631        Senior Housing        Independent Living           6.5000%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  40         5,100,000      5,049,861        Office                Suburban                     6.7930%     0.08290%     Actual/360
  41         5,000,000      4,950,410        Multifamily           Conventional                 6.0000%     0.03290%     Actual/360
  42         4,600,000      4,591,900        Office                Suburban                     6.1700%     0.09290%     Actual/360
  43         4,570,000      4,565,237        Multifamily           Conventional                 5.0820%     0.03290%     Actual/360
  44         4,500,000      4,500,000        Multifamily           Conventional                 5.5000%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  45         4,350,000      4,350,000        Retail                Anchored                     5.2700%     0.03290%     Actual/360
  46         4,350,000      4,346,535        Office                Suburban                     6.1500%     0.03290%     Actual/360
  47         4,350,000      4,341,119        Multifamily           Conventional                 5.5000%     0.03290%     Actual/360
  48         4,320,000      4,301,640        Multifamily           Conventional                 5.7000%     0.03290%     Actual/360
  49         4,300,000      4,294,619        Office                Suburban                     6.1000%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  49A        2,386,817      2,383,830        OFFICE                SUBURBAN
  49B        1,913,183      1,910,789        OFFICE                SUBURBAN
  50         4,250,000      4,250,000        Retail                Anchored                     5.2850%     0.03290%     Actual/360
  51         4,250,000      4,245,473        Manufactured Housing  Manufactured Housing         4.9900%     0.03290%     Actual/360
  52         4,250,000      4,231,938        Multifamily           Conventional                 5.7000%     0.03290%     Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  53         4,160,000      4,151,507        Manufactured Housing  Manufactured Housing         5.5000%     0.03290%     Actual/360
  54         4,000,000      3,992,266        Multifamily           Conventional                 5.7500%     0.03290%     Actual/360
  55         3,860,000      3,856,237        Retail                Anchored                     5.3600%     0.10290%     Actual/360
  56         3,800,000      3,800,000        Retail                CTL                          6.1700%     0.03290%     Actual/360

            ORIGINAL      STATED REMAINING    ORIGINAL      REMAINING        FIRST                      ANNUAL        MONTHLY
        TERM TO MATURITY  TERM TO MATURITY  AMORTIZATION   AMORTIZATION     PAYMENT      MATURITY        DEBT           DEBT
  ID       (MOS.) (2)          (MOS.)        TERM (MOS.)   TERM (MOS.)     DATE (2)        DATE       SERVICE (3)   SERVICE (3)
----------------------------------------------------------------------------------------------------------------------------------
   1           134               134              0             0         07/01/2003    08/01/2014       3,082,788        256,899
   2           120               112             360           352        11/01/2002    10/01/2012       4,339,936        361,661
  2A
  2B
   3           120               113             360           353        12/01/2002    11/01/2012       3,575,819        297,985
----------------------------------------------------------------------------------------------------------------------------------
   4           120               120             360           360        07/01/2003    06/01/2013       3,069,430        255,786
   5           120               120             360           360        07/01/2003    06/01/2013       2,695,550        224,629
   6           120               119             360           359        06/01/2003    05/01/2013       2,575,887        214,657
   7           120               119             360           359        06/01/2003    05/01/2013       1,956,964        163,080
   8           120               116             360           356        03/01/2003    02/01/2013       1,880,497        156,708
----------------------------------------------------------------------------------------------------------------------------------
   9           120               120             360           360        07/01/2003    06/01/2013       1,796,768        149,731
  10           60                55              360           355        02/01/2003    01/01/2008       1,572,555        131,046
  11           120               120             360           360        07/01/2003    06/01/2013       1,422,189        118,516
  12           120               119             360           359        06/01/2003    05/01/2013       1,401,444        116,787
  13           120               119             360           359        06/01/2003    05/01/2013       1,185,837         98,820
----------------------------------------------------------------------------------------------------------------------------------
  14           120               116             360           356        03/01/2003    02/01/2013       1,152,841         96,070
  15           120               119             360           359        06/01/2003    05/01/2013         979,335         81,611
  16           248               248             247           247        07/01/2003    02/01/2024       1,038,220         86,518
  17           121               121             300           300        07/01/2003    07/01/2013       1,058,724         88,227
  17A
----------------------------------------------------------------------------------------------------------------------------------
  17B
  18           120               118             360           358        05/01/2003    04/01/2013         888,013         74,001
  19           120               117             360           357        04/01/2003    03/01/2013         870,008         72,501
  20           120               116             360           356        03/01/2003    02/01/2013         673,197         56,100
  21           120               119             360           359        06/01/2003    05/01/2013         605,766         50,480
----------------------------------------------------------------------------------------------------------------------------------
  22           84                83              360           359        06/01/2003    05/01/2010         581,854         48,488
  23           120               119             360           359        06/01/2003    05/01/2013         582,355         48,530
  24           60                59              300           299        06/01/2003    05/01/2008         593,751         49,479
  25           120               119             300           299        06/01/2003    05/01/2013         594,773         49,564
  26           120               119             300           299        06/01/2003    05/01/2013         588,151         49,013
----------------------------------------------------------------------------------------------------------------------------------
  27           120               120             300           300        07/01/2003    06/01/2013         588,534         49,045
  28           120               120             360           360        07/01/2003    06/01/2013         512,961         42,747
  29           120               118             360           358        05/01/2003    04/01/2013         504,207         42,017
  30           121               121             360           360        07/01/2003    07/01/2013         471,686         39,307
  31           120               119             360           359        06/01/2003    05/01/2013         479,581         39,965
----------------------------------------------------------------------------------------------------------------------------------
  32           120               119             300           300        06/01/2003    05/01/2013         478,988         39,916
  33           120               119             360           359        06/01/2003    05/01/2013         439,854         36,654
  34           60                58              360           358        05/01/2003    04/01/2008         437,735         36,478
  34A
  34B
----------------------------------------------------------------------------------------------------------------------------------
  35           120               102             360           342        01/01/2002    12/01/2011         505,493         42,124
  36           120               119             360           359        06/01/2003    05/01/2013         432,603         36,050
  37           126               124             300           298        05/01/2003    10/01/2013         418,857         34,905
  38           120               119             360           359        06/01/2003    05/01/2013         371,847         30,987
  39           120               113             360           353        12/01/2002    11/01/2012         417,165         34,764
----------------------------------------------------------------------------------------------------------------------------------
  40           120               112             300           292        11/01/2002    10/01/2012         424,501         35,375
  41           120               113             300           293        12/01/2002    11/01/2012         386,581         32,215
  42           120               118             360           358        05/01/2003    04/01/2013         337,009         28,084
  43           60                59              360           359        06/01/2003    05/01/2008         297,147         24,762
  44           120               120             360           360        07/01/2003    06/01/2013         306,606         25,551
----------------------------------------------------------------------------------------------------------------------------------
  45           121               121             360           360        07/01/2003    07/01/2013         288,897         24,075
  46           120               119             360           359        06/01/2003    05/01/2013         318,017         26,501
  47           120               118             360           358        05/01/2003    04/01/2013         296,386         24,699
  48           120               116             360           356        03/01/2003    02/01/2013         300,880         25,073
  49           120               119             300           299        06/01/2003    05/01/2013         335,621         27,968
----------------------------------------------------------------------------------------------------------------------------------
  49A
  49B
  50           120               120             360           360        07/01/2003    06/01/2013         282,730         23,561
  51           60                59              360           359        06/01/2003    05/01/2008         273,467         22,789
  52           120               116             360           356        03/01/2003    02/01/2013         296,004         24,667
----------------------------------------------------------------------------------------------------------------------------------
  53           120               118             360           358        05/01/2003    04/01/2013         283,440         23,620
  54           120               118             360           358        05/01/2003    04/01/2013         280,115         23,343
  55           60                59              360           359        06/01/2003    05/01/2008         258,946         21,579
  56           213               213             213           213        07/01/2003    03/01/2021         355,110         29,592

                  REMAINING                                                  CROSSED
                INTEREST ONLY                                     ARD          WITH                         GRACE      PAYMENT
  ID           PERIOD (MOS.) (2)         LOCKBOX (4)           (YES/NO)    OTHER LOANS    DSCR (3)(5)      PERIOD       DATE
--------------------------------------------------------------------------------------------------------------------------------
   1              134           Hard                              No            No            2.02            5           1
   2                -           Hard                              No            No            2.40            0           1
  2A
  2B
   3                -           Hard                              No            No            2.93            5           1
--------------------------------------------------------------------------------------------------------------------------------
   4                -           Hard                              No            No            1.43            5           1
   5                -           Hard                              No            No            1.31            5           1
   6                -           Soft at Closing, Springing Hard   No            No            1.37            5           1
   7                -           Hard                              No            No            1.27            5           1
   8                -           Hard                              No            No            1.06            5           1
--------------------------------------------------------------------------------------------------------------------------------
   9               36           No                                No            No            1.23            5           1
  10                -           Hard                              No            No            1.56            5           1
  11               12           Soft at Closing, Springing Hard   No            No            1.51            5           1
  12                -           Springing Hard                    No            No            1.41            5           1
  13                -           Springing Hard                    No            No            1.41            5           1
--------------------------------------------------------------------------------------------------------------------------------
  14                -           Soft at Closing, Springing Hard   No            No            1.30            5           1
  15                -           Springing Hard                    No            No            1.44            5           1
  16                1           Hard                              No            No            1.05            5           1
  17                1           No                                No            No            1.71            5           1
  17A
--------------------------------------------------------------------------------------------------------------------------------
  17B
  18                -           No                                No            No            1.52            5           1
  19                -           Soft at Closing, Springing Hard   No            No            1.36            5           1
  20                -           Soft at Closing, Springing Hard   No            No            1.27            5           1
  21                -           Springing Hard                    No            No            1.37            5           1
--------------------------------------------------------------------------------------------------------------------------------
  22                -           No                                No            No            1.23            5           1
  23                -           Springing Hard                    No            No            1.46            5           1
  24                -           Springing Hard                    No            No            1.48            5           1
  25                -           Springing Hard                    No            No            1.40            5           1
  26                -           No                                No            No            1.30            5           1
--------------------------------------------------------------------------------------------------------------------------------
  27                -           No                                No            No            1.40            5           1
  28                -           No                                No            No            1.31            5           1
  29                -           Springing Hard                    No            No            1.43            5           1
  30                1           Soft at Closing, Springing Hard   No            No            1.44            5           1
  31                -           Springing Hard                    No            No            1.45            5           1
--------------------------------------------------------------------------------------------------------------------------------
  32                7           Springing Hard                    No            No            1.91            5           1
  33                -           Springing Hard                    No            No            1.43            5           1
  34                -           Springing Hard                    No            No            1.55            5           1
  34A
  34B
--------------------------------------------------------------------------------------------------------------------------------
  35                -           Springing Hard                    No            No            1.60            5           1
  36                -           No                                No            No            1.50            5           1
  37                -           Springing Hard                    No            No            1.35            5           1
  38                -           Springing Hard                    No            No            1.51            5           1
  39                -           Springing Hard                    No            No            1.43            5           1
--------------------------------------------------------------------------------------------------------------------------------
  40                -           Springing Hard                    No            No            1.32            5           1
  41                -           Springing Hard                    No            No            1.25            5           1
  42                -           Springing Hard                    No            No            1.32            5           1
  43                -           Springing Hard                    No            No            1.48            5           1
  44                -           Springing Hard                    No            No            1.43            5           1
--------------------------------------------------------------------------------------------------------------------------------
  45                1           No                                No            No            1.49            5           1
  46                -           No                                No            No            1.31            5           1
  47                -           Springing Hard                    No            No            1.49            5           1
  48                -           Springing Hard                    No            No            1.47            5           1
  49                -           No                                No            No            1.39            5           1
--------------------------------------------------------------------------------------------------------------------------------
  49A
  49B
  50                -           Springing Hard                    No            No            1.68            5           1
  51                -           Springing Hard                    No            No            1.68            5           1
  52                -           Springing Hard                    No            No            1.42            5           1
--------------------------------------------------------------------------------------------------------------------------------
  53                -           Springing Hard                    No            No            1.46            5           1
  54                -           Springing Hard                    No            No            1.48            5           1
  55                -           Springing Hard                    No            No            1.59            5           1
  56                -           Hard                              No            No            1.25            5           1

                        CUT-OFF          LTV
         APPRAISED      DATE LTV       RATIO AT
  ID     VALUE (6)     RATIO (5)     MATURITY (5)                               ADDRESS                            CITY
------------------------------------------------------------------------------------------------------------------------------------
   1     130,000,000     50.00%         50.00%       75 Rockefeller Plaza                                          New York
   2     378,500,000     45.79%         39.10%       Various                                                       Various
  2A     195,000,000                                 2800 NORTH MAIN STREET                                        SANTA ANA
  2B     183,500,000                                 1151 GALLERIA BOULEVARD                                       ROSEVILLE
   3     270,000,000     40.95%         33.73%       3111 West Chandler Boulevard                                  Chandler
------------------------------------------------------------------------------------------------------------------------------------
   4      56,800,000     79.93%         66.64%       339, 355, 455 and 505 Gateway Drive                           Brooklyn
   5      48,800,000     79.92%         67.04%       250 North Old Woodward Avenue                                 Birmingham
   6      47,700,000     79.80%         66.60%       633 West Rittenhouse Street                                   Philadelphia
   7      35,500,000     78.80%         66.38%       540 Gaither Road                                              Rockville
   8      30,500,000     88.15%         74.40%       1669 Collins Avenue                                           Miami Beach
------------------------------------------------------------------------------------------------------------------------------------
   9      33,250,000     79.40%         71.03%       2605 Meadow Church Road                                       Duluth
  10      32,500,000     73.42%         68.25%       1050 Shaw Avenue                                              Clovis
  11      29,100,000     72.85%         62.14%       5855 Copley Drive                                             San Diego
  12      24,500,000     79.53%         67.50%       230-39 International Airport Center Drive                     Jamaica
  13      21,000,000     78.51%         66.64%       230-19 International Airport Center Drive                     Jamaica
------------------------------------------------------------------------------------------------------------------------------------
  14      20,400,000     79.67%         67.50%       72-399, 72-449, 72-459 & 72-469 Highway 111                   Palm Desert
  15      18,200,000     76.85%         64.75%       500 Quarrier Street                                           Charleston
  16      14,870,000     91.90%         0.00%        570 Daniel Webster Highway                                    Merrimack
  17      22,600,000     58.63%         45.95%       1813 & 1815 West Mercury Boulevard                            Hampton
  17A     13,300,000                                 1815 WEST MERCURY BOULEVARD                                   HAMPTON
------------------------------------------------------------------------------------------------------------------------------------
  17B      9,300,000                                 1813 WEST MERCURY BOULEVARD                                   HAMPTON
  18      16,500,000     77.12%         64.96%       200 Campus View Drive                                         Altoona
  19      15,800,000     74.81%         63.98%       14600 Military Trail                                          Delray Beach
  20      12,220,000     77.66%         65.80%       72-339, 72-345, 72-349, 72-355 & 72-359 Highway 111           Palm Desert
  21      10,950,000     79.84%         67.07%       2775 Stowmarket Avenue                                        Rockford
------------------------------------------------------------------------------------------------------------------------------------
  22      10,500,000     79.93%         71.81%       2251 Pleasant View Drive                                      Marion
  23      10,830,000     76.80%         64.71%       320 West Pike Street                                          Clarksburg
  24      12,100,000     64.91%         58.56%       128-146 Dolson Avenue                                         Middletown
  25      10,300,000     74.27%         57.70%       4801 East Independence Boulevard                              Charlotte
  26      10,350,000     72.37%         56.42%       2 Hendersonville Road                                         Asheville
------------------------------------------------------------------------------------------------------------------------------------
  27       9,900,000     74.75%         58.48%       2000 Cliff Mine Road                                          Pittsburgh
  28      10,500,000     69.76%         58.74%       301 Main Street                                               Huntington Beach
  29       9,000,000     79.85%         67.36%       6100 Arlington Expressway                                     Jacksonville
  30       8,800,000     79.55%         66.26%       501-543 Jefferson Davis Highway                               Fredericksburg
  31      10,100,000     69.24%         58.00%       1720 North Halsted, 1818 North Halsted, 1717 North Dayton     Chicago
------------------------------------------------------------------------------------------------------------------------------------
  32      11,000,000     59.09%         46.17%       3134 North Clark Street                                       Chicago
  33       8,200,000     77.37%         65.01%       1203 West Main Street                                         Central
  34       9,600,000     63.94%         59.86%       Various                                                       Irving
  34A      5,039,326                                 8333 ROYAL RIDGE PARKWAY                                      IRVING
  34B      4,560,674                                 6440 BELTLINE ROAD                                            IRVING
------------------------------------------------------------------------------------------------------------------------------------
  35       9,500,000     64.13%         57.05%       201 Highway 10 East                                           Richmond
  36       8,000,000     74.94%         63.66%       1501 North University Avenue                                  Little Rock
  37       7,400,000     76.58%         57.27%       2700 Double Churches Road                                     Columbus
  38       8,350,000     65.81%         54.92%       Various (12)                                                  Chicago
  39       7,340,000     74.48%         64.47%       39201 Joy Road                                                Westland
------------------------------------------------------------------------------------------------------------------------------------
  40       6,950,000     72.66%         58.33%       2900-3000 Interstate 35 South                                 Austin
  41       7,000,000     70.72%         55.31%       2910 White Knight Boulevard                                   Indianapolis
  42       6,400,000     71.75%         61.27%       3350 Buschwood Park Drive                                     Tampa
  43       5,700,000     80.09%         74.05%       4280 South Lee Street                                         Buford
  44       5,900,000     76.27%         63.73%       700 Vista Court #1                                            Allegan
------------------------------------------------------------------------------------------------------------------------------------
  45       5,660,000     76.86%         63.75%       2306 South Jefferson Avenue                                   Mt. Pleasant
  46       5,900,000     73.67%         62.82%       23 Route 31 North & 2 Tree Farm Road                          Pennington
  47       6,060,000     71.64%         59.98%       18505 Southwest Stubblefield Way                              Beaverton
  48       5,400,000     79.66%         67.23%       4344 West Highland Drive                                      Macon
  49       5,765,000     74.49%         57.98%       Various                                                       Various
------------------------------------------------------------------------------------------------------------------------------------
  49A      3,200,000                                 2501 EAST PIEDMONT ROAD                                       MARIETTA
  49B      2,565,000                                 11080 OLD ROSWELL ROAD                                        ALPHARETTA
  50       5,900,000     72.03%         59.78%       8212 Colerain Avenue                                          Colerain
  51       5,600,000     75.81%         70.00%       270 North Clark Road                                          Show Low
  52       5,300,000     79.85%         67.39%       180 Hidden Lakes Court                                        Macon
------------------------------------------------------------------------------------------------------------------------------------
  53       5,150,000     80.61%         67.49%       2765 10th Avenue North                                        Lake Worth
  54       5,400,000     73.93%         62.37%       625 31st Avenue North                                         Columbus
  55       5,000,000     77.12%         71.59%       14485 Greenwell Springs Road                                  Baton Rouge
  56       5,560,000     68.35%         0.00%        1497 Canton Mart Road                                         Jackson

                                                                         NET            UNITS    LOAN PER NET        PREPAYMENT
                                              YEAR       YEAR         RENTABLE           OF      RENTABLE AREA       PROVISIONS
  ID          COUNTY        STATE   ZIP CODE  BUILT    RENOVATED   AREA SF/UNITS (7)   MEASURE     SF/UNITS      (# OF PAYMENTS) (2)
------------------------------------------------------------------------------------------------------------------------------------
   1    New York             NY      10019    1947       2003               578,241    Sq. Ft.           112     L(24),D(106),O(4)
   2    Various              CA     Various  Various    Various           1,346,894    Sq. Ft.            44     L(26),D(87),O(7)
  2A    ORANGE               CA      92705    1987       1992               884,228    SQ. FT.            35
  2B    PLACER               CA      95678    2000                          462,666    SQ. FT.            62
   3    Maricopa             AZ      85226    2001                          630,570    Sq. Ft.            86     L(30),D(83),O(7)
------------------------------------------------------------------------------------------------------------------------------------
   4    Kings                NY      11239    2002                          152,500    Sq. Ft.           298     L(24),D(92),O(4)
   5    Oakland              MI      48009    2003                          149,873    Sq. Ft.           260     L(24),D(92),O(4)
   6    Philadelphia         PA      19144    1950       1998                   570     Units         66,778     L(25),D(91),O(4)
   7    Montgomery           MD      20850    2003                          133,895    Sq. Ft.           209     L(25),D(91),O(4)
   8    Miami-Dade           FL      33139                                  163,350    Sq. Ft.           165     L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------------------------------
   9    Gwinnett             GA      30097    2001                              333     Units         79,279     L(24),D(92),O(4)
  10    Fresno               CA      93612    1989       1999               588,643    Sq. Ft.            41     L(29),D(27),O(4)
  11    San Diego            CA      92111    2001                          120,553    Sq. Ft.           176     L(24),D(92),O(4)
  12    Queens               NY      11413    2002                          107,762    Sq. Ft.           181     L(35),D(82),O(3)
  13    Queens               NY      11413    2002                           99,521    Sq. Ft.           166     L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  14    Riverside            CA      92260    1995                          136,576    Sq. Ft.           119     L(28),D(88),O(4)
  15    Kanawha              WV      25301    1959       1999                90,050    Sq. Ft.           155     L(35),D(82),O(3)
  16    Hillsborough         NH      03054    2003                           65,000    Sq. Ft.           210     L(24),D(223),O(1)
  17    Hampton City         VA      23666   Various     2002                   451     Rooms         29,379     L(24),D(93),O(4)
  17A   HAMPTON CITY         VA      23666    1962       2002                   320     ROOMS         24,367
------------------------------------------------------------------------------------------------------------------------------------
  17B   HAMPTON CITY         VA      23666    1986       2002                   131     ROOMS         41,622
  18    Blair                PA      16601    2000                              156     Units         81,571     L(26),D(90),O(4)
  19    Palm Beach           FL      33484    1989                          151,036    Sq. Ft.            78     L(27),D(89),O(4)
  20    Riverside            CA      92260    1995                           66,221    Sq. Ft.           143     L(28),D(88),O(4)
  21    Winnebago            IL      61109    2002                              136     Units         64,280     L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  22    Linn                 IA      52302    2002                              168     Units         49,955     L(25),D(55),O(4)
  23    Harrison             WV      26301    1999                           55,443    Sq. Ft.           150     L(35),D(82),O(3)
  24    Orange               NY      10940    1988       2001               197,023    Sq. Ft.            40     L(35),D(22),O(3)
  25    Mecklenburg          NC      28212    1971                          107,236    Sq. Ft.            71     L(35),D(82),O(3)
  26    Buncombe             NC      28803    1917       2000               102,277    Sq. Ft.            73     L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------------
  27    Allegheny            PA      15275    1980       1997                93,742    Sq. Ft.            79     L(24),D(92),O(4)
  28    Orange               CA      92648    1999                           36,370    Sq. Ft.           201     L(24),D(92),O(4)
  29    Duval                FL      32211    1970       2002                   205     Units         35,054     L(35),D(82),O(3)
  30    Fredericksburg City  VA      22401    1960       1992               102,262    Sq. Ft.            68     L(24),D(93),O(4)
  31    Cook                 IL      60614    1984                               87     Units         80,385     L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  32    Cook                 IL      60657    1988                           53,420    Sq. Ft.           122     L(35),D(82),O(3)
  33    Pickens              SC      29630    2002                               72     Units         88,114     L(35),D(82),O(3)
  34    Dallas               TX      75063    2000                           83,735    Sq. Ft.            73     L(35),D(22),O(3)
  34A   DALLAS               TX      75063    2000                           43,955    SQ. FT.            73
  34B   DALLAS               TX      75063    2000                           39,780    SQ. FT.            73
------------------------------------------------------------------------------------------------------------------------------------
  35    Ray                  MO      64085    1996                          266,585    Sq. Ft.            23     L(42),D(75),O(3)
  36    Pulaski              AR      72207    1974                          112,349    Sq. Ft.            53     L(25),D(91),O(4)
  37    Muscogee             GA      31909    2002                              102     Units         55,560     L(35),D(88),O(3)
  38    Cook                 IL      60614   Vintage     1978                    56     Units         98,120     L(35),D(82),O(3)
  39    Wayne                MI      48185    1990                               82     Units         66,666     L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  40    Travis               TX      78704    1974       1994                75,375    Sq. Ft.            67     L(35),D(82),O(3)
  41    Marion               IN      46229    1974                              184     Units         26,904     L(35),D(82),O(3)
  42    Hillsborough         FL      33618    1989                           77,095    Sq. Ft.            60     L(35),D(82),O(3)
  43    Gwinnett             GA      30518    1973                              114     Units         40,046     L(35),D(22),O(3)
  44    Allegan              MI      49010    2002                              120     Units         37,500     L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  45    Titus                TX      75455    1973       2000                72,451    Sq. Ft.            60     L(24),D(93),O(4)
  46    Mercer               NJ      08534    1996       1999                29,657    Sq. Ft.           147     L(25),D(91),O(4)
  47    Washington           OR      97006    2002                               88     Units         49,331     L(35),D(82),O(3)
  48    Bibb                 GA      31210    1985                              152     Units         28,300     L(35),D(82),O(3)
  49    Various              GA     Various  Various    Various              38,791    Sq. Ft.           111     L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------------
  49A   COBB                 GA      30062    1996       2000                18,191    SQ. FT.           131
  49B   FULTON               GA      30004    1997                           20,600    SQ. FT.            93
  50    Hamilton             OH      45239    2002                           14,490    Sq. Ft.           293     L(35),D(82),O(3)
  51    Navajo               AZ      85901    1985       1999                   389     Pads          10,914     L(35),D(22),O(3)
  52    Bibb                 GA      31204    1990                              144     Units         29,388     L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  53    Palm Beach           FL      33461   1950's      1980                   170     Pads          24,421     L(35),D(82),O(3)
  54    Lowndes              MS      39705    1983       2001                   152     Units         26,265     L(35),D(82),O(3)
  55    East Baton Rouge     LA      70739    1982                           89,224    Sq. Ft.            43     L(35),D(22),O(3)
  56    Hinds                MS      39211    2001                           15,120    Sq. Ft.           251     L(24),D(188),O(1)

                                                             FOURTH      FOURTH MOST       THIRD
                                                          MOST RECENT    RECENT NOI     MOST RECENT
  ID                      PROPERTY NAME                       NOI           DATE            NOI
-----------------------------------------------------------------------------------------------------
   1    75 Rockefeller Plaza (8)(9)(10)
   2    Westfield Shoppingtown Portfolio                                                  32,412,707
  2A    SHOPPINGTOWN MAINPLACE                                                            16,882,898
  2B    SHOPPINGTOWN GALLERIA AT ROSEVILLE                                                15,529,809
   3    Chandler Fashion Center
-----------------------------------------------------------------------------------------------------
   4    Gateway Center BJ's
   5    Palladium at Birmingham
   6    Empirian Luxury Towers                                                             3,689,137
   7    Redland Center
   8    1669 Collins Avenue, Miami Beach Land                2,000,000   12/31/2000        2,000,000
-----------------------------------------------------------------------------------------------------
   9    The Reserve at Sugarloaf
  10    Sierra Vista Mall                                    2,853,024 T-12 11/30/2000     3,217,442
  11    Copley Corporate Center
  12    IAC JFK Building B (11)
  13    IAC JFK Building A
-----------------------------------------------------------------------------------------------------
  14    Desert Crossing T.J. Maxx                                                          1,568,455
  15    GSA - Charleston                                     1,421,906   12/31/2000        1,357,336
  16    Shaw's Merrimack (9)(16)
  17    Hampton Inn & Holiday Inn (9)(10)                    1,792,465   12/31/2000        1,943,178
  17A   HOLIDAY INN                                          1,040,233   12/31/2000        1,068,638
-----------------------------------------------------------------------------------------------------
  17B   HAMPTON INN                                            752,232   12/31/2000          874,540
  18    Nittany Pointe                                                                     1,161,693
  19    Delray Square                                        1,339,903   12/31/2000        1,332,480
  20    Desert Crossing Office Depot                                                         820,116
  21    Pembrook Place Apartments                              173,948   12/31/2000          247,187
-----------------------------------------------------------------------------------------------------
  22    Regal Townhomes
  23    GSA - Clarksburg                                       871,301   12/31/2000          829,811
  24    Playtogs Shopping Center - NY                                                        510,958
  25    Independence Tower                                     872,334   12/31/2000          824,842
  26    Biltmore Station                                       745,331   12/31/2000          781,085
-----------------------------------------------------------------------------------------------------
  27    Park West Two Office Building                                                        865,521
  28    Plaza Almeria                                          221,589   12/31/2000          409,328
  29    Waters Inlet Apartments                                                              259,242
  30    Fredericksburg Shopping Center (9)                     649,625   12/31/2000          677,250
  31    Willow Dayton Apartments - Phase II                    771,629   12/31/2000          764,302
-----------------------------------------------------------------------------------------------------
  32    3134 North Clark Street                                653,210   12/31/2000          629,896
  33    University Village Apartments
  34    Beltline - Royal Ridge Portfolio (10)                                                576,968
  34A   ROYAL RIDGE
  34B   BELTLINE
-----------------------------------------------------------------------------------------------------
  35    Orbseal Building
  36    The Prospect Building                                                                823,876
  37    Hamilton Station IV
  38    Willow Dayton Apartments - Phase I (13)                639,441   12/31/2000          695,477
  39    American House of Westland                             538,212   12/31/2000          645,484
-----------------------------------------------------------------------------------------------------
  40    Fountain Park Plaza I & II                             619,426   12/31/2000          728,090
  41    Country Lakes Townhome Apartments                      441,981   12/31/2000          428,032
  42    Buschwood III (14)                                     254,827   12/31/2000          310,208
  43    Eagle Creek Apartments                                 453,857   12/31/2000          514,576
  44    HighPointe Apartments
-----------------------------------------------------------------------------------------------------
  45    Commerce Square Center (9)                             120,445   12/31/2000          444,302
  46    Offices at Pennington Point                                                          456,277
  47    Reedville Commons
  48    Shadowood West Apartments
  49    Innova Centers (10)                                                                  491,554
-----------------------------------------------------------------------------------------------------
  49A   INNOVA CENTER - EAST COBB                                                            217,103
  49B   INNOVA CENTER - NORTHPOINT                                                           274,451
  50    Walgreens - Cincinnati
  51    Venture In Resort
  52    Hidden Lakes Apartments
-----------------------------------------------------------------------------------------------------
  53    Sunshine Village MHP                                   390,359   12/31/2000          372,324
  54    Falcon Lair Apartments                                 495,659   12/31/2000          481,865
  55    Northeast Plaza                                        507,216   12/31/2000          555,498
  56    Walgreens - Canton Mart

            THIRD MOST        SECOND       SECOND MOST                    MOST RECENT
            RECENT NOI     MOST RECENT      RECENT NOI     MOST RECENT        NOI         UNDERWRITTEN    UNDERWRITTEN  UNDERWRITTEN
  ID           DATE            NOI             DATE            NOI            DATE            NOI            REVENUE        EGI
------------------------------------------------------------------------------------------------------------------------------------
   1                                                                                        6,228,077       6,228,077      6,228,077
   2        12/31/2001       30,288,450     12/31/2002                                     31,478,657      27,766,408     46,749,529
  2A        12/31/2001       15,447,907     12/31/2002                                     15,856,968      13,583,264     23,622,770
  2B        12/31/2001       14,840,543     12/31/2002                                     15,621,689      14,183,144     23,126,759
   3                         21,030,221     12/31/2002                                     21,979,596      20,879,400     31,366,418
------------------------------------------------------------------------------------------------------------------------------------
   4                          3,968,380  Ann. 12/31/2002                                    4,537,434       4,690,302      5,808,064
   5                          1,956,991     12/31/2002                                      3,628,100       3,960,254      5,345,531
   6        12/31/2001        3,727,694     12/31/2002       3,780,418   T-12 3/31/2003     3,661,727       4,765,768      5,593,491
   7                                                                                        2,640,894       3,478,226      3,658,226
   8        12/31/2001        2,000,000     12/31/2002                                      2,000,000       2,000,000      2,000,000
------------------------------------------------------------------------------------------------------------------------------------
   9                                                         2,235,294   Ann. 4/30/2003     2,272,576       3,372,108      3,628,708
  10     T-12 11/30/2001      3,585,339  T-12 10/31/2002                                    2,741,772       3,132,491      6,115,469
  11                          1,502,285     12/31/2002       1,480,985   T-12 3/31/2003     2,236,567       2,290,269      3,136,976
  12                                                                                        2,016,021       2,018,637      2,253,845
  13                                                                                        1,707,151       1,721,369      1,973,932
------------------------------------------------------------------------------------------------------------------------------------
  14        12/31/2001        1,661,029     12/31/2002                                      1,606,539       1,728,648      2,161,589
  15        12/31/2001        1,404,803     12/31/2002                                      1,434,133       1,998,170      2,106,849
  16                                                                                        1,093,000       1,105,000      1,202,500
  17        12/31/2001        2,809,191     12/31/2002       2,428,067   T-12 4/26/2003     2,237,433       8,284,327     10,667,333
  17A       12/31/2001        1,735,369     12/31/2002       1,451,106   T-12 4/26/2003     1,372,404       5,817,288      8,170,198
------------------------------------------------------------------------------------------------------------------------------------
  17B       12/31/2001        1,073,822     12/31/2002         976,961   T-12 4/26/2003       865,029       2,467,039      2,497,135
  18        12/31/2001        1,446,613     12/31/2002       1,420,793   T-12 2/28/2003     1,396,115       2,282,980      2,332,865
  19        12/31/2001        1,546,520     12/31/2002                                      1,321,696       1,730,185      1,872,335
  20        12/31/2001          649,934     12/31/2002                                        911,804         979,909      1,213,042
  21        12/31/2001          609,766     12/31/2002                                        862,497       1,295,081      1,325,398
------------------------------------------------------------------------------------------------------------------------------------
  22                                                           820,800   T-12 2/28/2003       755,512       1,142,918      1,164,296
  23        12/31/2001          801,906     12/31/2002                                        859,956       1,285,788      1,287,788
  24      T-6 12/31/2001      1,132,384  T-12 11/30/2002                                      996,380       1,430,420      1,847,537
  25        12/31/2001          988,723     12/31/2002         970,618   T-12 1/31/2003       970,428       1,400,561      1,588,896
  26        12/31/2001          889,241     12/31/2002                                        870,604       1,081,806      1,214,206
------------------------------------------------------------------------------------------------------------------------------------
  27        12/31/2001        1,023,982     12/31/2002       1,051,330   T-12 2/28/2003     1,003,408       1,557,641      1,620,424
  28        12/31/2001          630,651     12/31/2002                                        724,934         937,824      1,205,776
  29        12/31/2001          628,175     12/31/2002                                        770,383       1,257,181      1,347,911
  30        12/31/2001          681,500     12/31/2002         733,100   T-12 2/28/2003       774,246         888,490      1,098,071
  31        12/31/2001          744,891     12/31/2002                                        716,882       1,240,860      1,341,961
------------------------------------------------------------------------------------------------------------------------------------
  32        12/31/2001          545,846     12/31/2002                                        958,369         957,258      1,295,207
  33                                                           295,624   T-5 1/31/2003        655,725         853,130        878,130
  34        12/31/2001          785,119     12/31/2002         818,259   T-12 2/28/2003       764,696         830,104      1,185,994
  34A
  34B
------------------------------------------------------------------------------------------------------------------------------------
  35                                                                                          914,107         914,106      1,297,264
  36        12/31/2001          753,019     12/31/2002         797,906   T-12 2/28/2003       781,239       1,401,994      1,529,221
  37                            484,663 Ann. 02/2002-12/2002                                  590,049         894,617        927,285
  38        12/31/2001          619,253     12/31/2002                                        596,942       1,058,062      1,144,496
  39        12/31/2001          576,608     12/31/2002                                        617,028       1,435,024      1,509,986
------------------------------------------------------------------------------------------------------------------------------------
  40        12/31/2001                                         586,227   T-12 2/28/2003       663,787       1,111,584      1,150,913
  41        12/31/2001                                         534,480   T-12 2/28/2003       529,837       1,187,322      1,225,919
  42        12/31/2001          508,387     12/31/2002                                        543,210       1,049,630      1,071,161
  43        12/31/2001          506,387     12/31/2002                                        468,563         710,950        773,198
  44                            403,316     12/31/2002                                        468,086         871,326        889,945
------------------------------------------------------------------------------------------------------------------------------------
  45        12/31/2001          509,634     12/31/2002                                        479,522         516,395        627,046
  46        12/31/2001          463,308     12/31/2002                                        452,417         457,333        631,130
  47                            282,144     12/31/2002                                        462,298         672,084        722,784
  48                                                           319,659   T-12 2/28/2003       479,886         868,451        906,084
  49        12/31/2001          617,850     12/31/2002         630,261   T-12 2/28/2003       519,356         694,553        739,353
------------------------------------------------------------------------------------------------------------------------------------
  49A       12/31/2001          316,205     12/31/2002                                        223,140         357,751        402,551
  49B       12/31/2001          301,645     12/31/2002                                        296,216         336,802        336,802
  50                                                                                          476,040         492,000        492,000
  51                            501,976     12/31/2002         511,875   T-12 2/28/2003       477,780         584,522        750,713
  52                                                           321,861   T-12 2/28/2003       457,194         820,206        856,259
------------------------------------------------------------------------------------------------------------------------------------
  53        12/31/2001          401,037     12/31/2002                                        422,885         650,212        650,212
  54        12/31/2001          435,325     12/31/2002         433,668   T-12 1/31/2003       455,153         895,966        906,622
  55        12/31/2001          566,071     12/31/2002                                        482,360         547,527        701,135
  56                                                                                          448,000         448,000        448,000

         UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN                                                             LEASE
  ID       EXPENSES      RESERVES        TI/LC     NET CASH FLOW                 LARGEST TENANT                    SF     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
   1               -             -              -     6,228,077   AOL TimeWarner, Inc.                           578,241  07/31/2014
   2      15,270,872       182,774        598,315    30,697,568
  2A       7,765,802        90,364        326,708    15,439,896   NORDSTROM (GROUND LEASE)                       150,500  08/31/2037
  2B       7,505,070        92,410        271,608    15,257,672   CRATE & BARREL                                  36,223  08/31/2010
   3       9,386,822       126,174        494,910    21,358,512   Harkins Theatres                                85,625  10/18/2016
------------------------------------------------------------------------------------------------------------------------------------
   4       1,270,630        30,500        130,671     4,376,263   BJ's Wholesale Club                            128,995  09/30/2027
   5       1,717,431        30,001         58,707     3,539,392   Palladium Theater                               73,500  11/30/2021
   6       1,931,765       142,500              -     3,519,227
   7       1,017,332        26,779        129,291     2,484,824   GSA (Department of Health and Human Services)  133,895  03/22/2013
   8               -             -              -     2,000,000   DiLido Beach Resort, Ltd.                      163,350  09/09/2128
------------------------------------------------------------------------------------------------------------------------------------
   9       1,356,132        66,600              -     2,205,976
  10       3,373,697       116,185        172,412     2,453,175   Sears                                          116,641  10/31/2014
  11         900,409        24,111         60,277     2,152,180   Household Finance                               80,281  05/31/2016
  12         237,823        10,776         26,464     1,978,781   Exel Global Logistics                           67,145  01/31/2013
  13         266,781         9,952         24,440     1,672,759   Nippon                                          47,814  04/30/2013
------------------------------------------------------------------------------------------------------------------------------------
  14         555,050        27,315         86,250     1,492,975   Bed, Bath & Beyond                              39,874  01/31/2006
  15         672,716        24,232              -     1,409,901   United States General Services Administration   90,050  12/09/2019
  16         109,500             -              -     1,093,000   Shaw's Supermarkets, Inc.                       65,000  02/29/2024
  17       8,429,900       426,693              -     1,810,740
  17A      6,797,794       326,808              -     1,045,596
------------------------------------------------------------------------------------------------------------------------------------
  17B      1,632,106        99,885              -       765,144
  18         936,750        46,800              -     1,349,315
  19         550,639        30,215        111,603     1,179,878   Consolidated Stores dba Big Lots                30,000  01/31/2006
  20         301,238        13,244         40,827       857,733   Office Depot                                    28,603  09/30/2010
  21         462,902        34,000              -       828,497
------------------------------------------------------------------------------------------------------------------------------------
  22         408,784        37,800              -       717,712
  23         427,832        11,089              -       848,868   United States General Services Administration   55,443  01/27/2019
  24         851,157        29,553         88,371       878,456   Redners Market, Inc.                            53,484  10/31/2016
  25         618,468        21,447        114,936       834,045   California Gold Executive Suites                10,804  01/31/2004
  26         343,602        20,445         84,558       765,601   Interiors Marketplace                           13,456  12/31/2015
------------------------------------------------------------------------------------------------------------------------------------
  27         617,016        18,748        163,563       821,097   Dick's Sporting Goods                           27,679  02/28/2005
  28         480,841         7,274         44,087       673,573   Inka Grill                                       4,910  06/30/2010
  29         577,529        51,250              -       719,133
  30         323,825        20,452         74,340       679,454   Food Lion                                       29,000  07/31/2012
  31         625,079        22,359              -       694,523
------------------------------------------------------------------------------------------------------------------------------------
  32         336,839        10,684         31,155       916,530   Sportmart                                       47,582  12/31/2015
  33         222,405        25,200              -       630,525
  34         421,298        12,527         74,820       677,349
  34A                                                             CITICORP CREDIT SERVICES                        43,955  04/30/2006
  34B                                                             PAYCHEX, INC.                                   20,460  10/31/2007
------------------------------------------------------------------------------------------------------------------------------------
  35         383,157        39,385         66,738       807,984   Orbseal                                        266,585  09/30/2021
  36         747,982        23,531        108,217       649,491   Rector, Phillips, Morse, Inc.                   13,808  01/31/2005
  37         337,236        25,500              -       564,549
  38         547,554        22,800         11,341       562,801
  39         892,959        20,500              -       596,528
------------------------------------------------------------------------------------------------------------------------------------
  40         487,126        15,075         87,348       561,364   Texas Parks & Wildlife                          18,102  01/31/2008
  41         696,081        46,445              -       483,392
  42         527,951        12,365         87,429       443,416   Southeastern Staffing                           17,102  07/31/2010
  43         304,635        28,500              -       440,063
  44         421,859        30,000              -       438,086
------------------------------------------------------------------------------------------------------------------------------------
  45         147,524        14,490         35,614       429,418   Goody's                                         25,200  08/31/2010
  46         178,713         5,931         30,128       416,358   Arete, Inc.                                      2,814  12/26/2005
  47         260,486        22,000              -       440,298
  48         426,198        38,000              -       441,886
  49         219,997         8,668         44,052       466,636
------------------------------------------------------------------------------------------------------------------------------------
  49A        179,411         4,548         23,081       195,511   ESCRIBE                                          1,570  03/31/2003
  49B         40,586         4,120         20,971       271,125   E-LITIGATION CONSULTING                          3,150  09/30/2005
  50          15,960         2,174              -       473,866   Walgreens                                       14,490  03/14/2022
  51         272,933        19,450              -       458,330
  52         399,066        36,000              -       421,194
------------------------------------------------------------------------------------------------------------------------------------
  53         227,327         8,500              -       414,385
  54         451,469        39,824              -       415,329
  55         218,775        13,384         56,211       412,765   A&P Superfresh - Sav A Center                   42,130  05/31/2007
  56               -         2,873              -       445,127   Walgreens                                       15,120  03/31/2021

                                                                  LEASE                                                     LEASE
  ID              2ND LARGEST TENANT                   SF      EXPIRATION            3RD LARGEST TENANT           SF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
   1
   2
  2A   ROBINSON'S-MAY WOMEN'S (GROUND LEASE)          142,500  04/19/2020   ROBINSON'S-MAY MEN'S (GROUND LEASE)  142,500  08/31/2037
  2B   COPELAND'S SPORTS                               31,164  01/31/2011   BORDERS BOOKS & Music                 25,120  01/31/2016
   3   Barnes & Noble                                  28,441  10/31/2011   The Gap                               20,000  01/31/2007
------------------------------------------------------------------------------------------------------------------------------------
   4   Red Lobster                                      8,096  10/31/2017   Olive Garden                           8,062  10/31/2017
   5   Tower Records                                   17,500  04/30/2017   City Cellar/Blue Martini              14,872  02/28/2013
   6
   7
   8
------------------------------------------------------------------------------------------------------------------------------------
   9
  10   Target (Ground Lease)                          109,648  12/31/2008   Gottschalks (Ground Lease)            99,539  10/31/2018
  11   Kaiser                                          22,525  05/31/2008   UCSD                                  17,747  12/31/2007
  12   Kintetsu World Express                          40,617  10/31/2010
  13   Hankyu                                          34,648  03/31/2013   Vandergrift Forwarding Co., Inc.       3,384  01/30/2013
------------------------------------------------------------------------------------------------------------------------------------
  14   Marshalls                                       35,137  01/31/2016   T.J. Maxx                             35,132  03/31/2005
  15
  16
  17
  17A
------------------------------------------------------------------------------------------------------------------------------------
  17B
  18
  19   World Gym                                       26,290  05/31/2008   Palm Beach Workforce                  14,365  07/31/2004
  20   Pier 1 Imports                                  14,172  05/30/2013   Western Warehouse                     13,986  08/31/2005
  21
------------------------------------------------------------------------------------------------------------------------------------
  22
  23
  24   Middletown Discount Cinemas                     13,809  05/30/2006   Book Avenue                           13,700  12/31/2013
  25   Michael R. Bare, Inc. aka Nationwide Insurance   7,266  02/28/2009   MBSI of the Carolinas, Inc.            5,089  06/30/2003
  26   Mountain Health Care                            13,000  12/31/2003   Buncombe City Child Support           10,000  02/28/2004
------------------------------------------------------------------------------------------------------------------------------------
  27   Fidelity National Lender                        15,711  09/30/2007   Reliant Energy                        13,854  03/31/2005
  28   Astra Oil                                        4,815  10/31/2004   REMAX                                  3,256  03/31/2005
  29
  30   Mary Washington Hospital Thrift                 11,875  07/31/2007   Family Dollar                          8,484  12/31/2008
  31
------------------------------------------------------------------------------------------------------------------------------------
  32   Blockbuster Video                                5,838  02/28/2009
  33
  34
  34A
  34B  U.S. GOVERNMENT/NAVY                            12,099  09/15/2007   TYCO                                   7,000  10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  35
  36   A.G. Edwards & Sons                              7,562  04/30/2006   Hospice Home Care                      5,857  02/28/2005
  37
  38
  39
------------------------------------------------------------------------------------------------------------------------------------
  40   Southwest Key Program                           16,655  04/30/2005   Texas Federation of Teachers           8,814  06/30/2004
  41
  42   Arbitration Forums                              14,058  09/30/2008   General Services Administration        9,075  07/08/2006
  43
  44
------------------------------------------------------------------------------------------------------------------------------------
  45   Staples                                         23,861  09/30/2015   Dollar Tree                            9,000  07/30/2006
  46   Hopewell Physical Therapy                        2,370  07/08/2004   Independent Traveler                   2,153  07/06/2005
  47
  48
  49
------------------------------------------------------------------------------------------------------------------------------------
  49A  TODD MALLOY/ THE BOTTOM LINE                     1,310  01/31/2004   ICON PRODUCTION                        1,310  10/31/2003
  49B  INNOVA CONNECT                                   2,200  12/31/2005   VETERNS MORTGAGE                       1,700  06/30/2003
  50
  51
  52
------------------------------------------------------------------------------------------------------------------------------------
  53
  54
  55   Eckerd                                           8,640  06/30/2007   Dollar General                         8,234  04/30/2006
  56

                                        UPFRONT                    ONGOING
        OCCUPANCY   OCCUPANCY      ACTUAL REPLACEMENT         ACTUAL REPLACEMENT           UPFRONT               MONTHLY
  ID      RATE      AS-OF DATE          RESERVES                   RESERVES                 TI/LC                 TI/LC
-----------------------------------------------------------------------------------------------------------------------------------
   1      100.00%   06/01/2003                        -                              -                -                     62,500
   2       94.73%    Various                          -     15,178 (Westfield Guaranty)               -  5,913 (Westfield Guaranty)
  2A       94.90%   05/31/2003
  2B       94.42%   04/30/2003
   3       98.52%   12/31/2002                        -                              -    2,200,000 LOC                          -
-----------------------------------------------------------------------------------------------------------------------------------
   4      100.00%   04/25/2003                        -                            200                -                          -
   5       82.18%   05/06/2003                        -                          1,500        1,341,723                      4,900
   6       96.67%   04/14/2003                        -                         11,875                -                          -
   7      100.00%   06/01/2003                        -                          2,232                -                          -
   8      100.00%   06/01/2003                        -                              -                -                          -
-----------------------------------------------------------------------------------------------------------------------------------
   9       90.39%   04/10/2003                        -                          5,500                -                          -
  10       98.24%   04/30/2003                        -                          4,652          172,412                     14,368
  11      100.00%   04/14/2003                        -                          1,507                -                      5,024
  12      100.00%   03/31/2003                        -                            898                -                      2,205
  13       86.26%   03/31/2003                        -                            829                -                      2,037
-----------------------------------------------------------------------------------------------------------------------------------
  14      100.00%   01/31/2003                        -                          2,276                -                      7,068
  15      100.00%   06/01/2003                        -                          2,020                -                          -
  16      100.00%   06/01/2003                        -                              -                -                          -
  17       75.65%   12/31/2002                        -                         40,122                -                          -
  17A      78.50%   12/31/2002
-----------------------------------------------------------------------------------------------------------------------------------
  17B      69.16%   12/31/2002
  18       95.67%   03/03/2003                        -                          3,900                -                          -
  19       93.38%   02/06/2003                        -                          2,518                -                      9,321
  20      100.00%   01/31/2003                        -                          1,104                -                      3,402
  21       91.91%   02/28/2003                        -                          2,833                -                          -
-----------------------------------------------------------------------------------------------------------------------------------
  22       98.81%   04/01/2003                        -                          3,150                -                          -
  23      100.00%   06/01/2003                        -                            924                -                          -
  24       93.50%   04/15/2003                        -                          2,463                -                     12,500
  25       90.56%   01/28/2003                        -                          1,788          160,000                      9,578
  26       88.02%   03/28/2003                        -                          1,711          400,000                      5,383
-----------------------------------------------------------------------------------------------------------------------------------
  27       96.69%   03/09/2003                        -                          1,563    1,600,000 LOC                     13,630
  28      100.00%   05/01/2003                        -                            607                -                      3,674
  29       92.20%   12/31/2002                        -                          4,271                -                          -
  30       92.88%   04/01/2003                        -                          1,705                -                      6,136
  31       91.95%   03/13/2003                        -                          1,866                -                          -
-----------------------------------------------------------------------------------------------------------------------------------
  32      100.00%   02/28/2003                        -                            895                -                      1,936
  33       92.94%   02/28/2003                        -                          2,100                -                          -
  34       99.74%   03/03/2003                        -                          1,045          450,000                          -
  34A     100.00%   03/03/2003
  34B      99.44%   03/03/2003
-----------------------------------------------------------------------------------------------------------------------------------
  35      100.00%   06/01/2003                        -                          5,553                -                      3,333
  36       89.17%   04/24/2003                        -                          1,960          500,000                     11,159
  37       98.04%   04/28/2003                        -                          2,125                -                          -
  38       89.29%   01/31/2003                        -                          1,900                -                          -
  39       90.24%   03/20/2003                        -                          1,709                -                          -
-----------------------------------------------------------------------------------------------------------------------------------
  40       95.46%   02/28/2003                        -                          1,256                -                      7,538
  41       88.04%   02/28/2003                        -                          3,871                -                          -
  42       89.63%   02/28/2003                        -                          1,030                -                      6,811
  43       97.37%   04/15/2003                        -                          2,375                -                          -
  44       95.83%   05/01/2003                        -                          2,500                -                          -
-----------------------------------------------------------------------------------------------------------------------------------
  45      100.00%   03/24/2003                        -                            876                -                      4,463
  46       97.82%   04/16/2003                        -                            495          150,000                      2,520
  47       93.18%   12/23/2002                        -                          1,833                -                          -
  48       94.08%   12/17/2002                        -                          3,167                -                          -
  49       95.27%    Various                          -                            745                -                      3,720
-----------------------------------------------------------------------------------------------------------------------------------
  49A      94.04%   02/10/2003
  49B      96.36%   02/08/2003
  50      100.00%   06/01/2003                        -                            181                -                          -
  51      100.00%   04/15/2003                        -                          1,621                -                          -
  52       91.67%   05/06/2003                        -                          3,000                -                          -
-----------------------------------------------------------------------------------------------------------------------------------
  53       94.12%   02/28/2003                        -                            631                -                          -
  54       93.42%   03/17/2003                        -                          3,320                -                          -
  55       94.87%   02/28/2003                   63,300                          1,116          120,000                      6,735
  56      100.00%   06/01/2003                        -                            239                -                          -

                                                              UPFRONT          ENVIRONMENTAL
           MONTHLY TAX           MONTHLY INSURANCE          ENGINEERING            REPORT          ENGINEERING     APPRAISAL
  ID          ESCROW                  ESCROW                  RESERVE               DATE           REPORT DATE   AS-OF DATE (6)
-------------------------------------------------------------------------------------------------------------------------------
   1                     -                             -                  -      04/28/2003        04/30/2003    06/01/2003
   2               288,240    48,323 (Westfield Guaranty)                 -       Various          08/30/2002      Various
  2A                                                                             08/12/2002        08/30/2002    08/07/2002
  2B                                                                             08/13/2002        08/30/2002    08/12/2002
   3               163,635                             -                  -      10/01/2002        10/14/2002    10/01/2002
-------------------------------------------------------------------------------------------------------------------------------
   4                   707                         2,439                  -      01/24/2003        01/21/2003    01/27/2003
   5                68,791                         7,580                  -      01/14/2003        01/14/2003    01/01/2004
   6                31,855                         7,667              3,750      03/04/2003        03/04/2003    02/12/2003
   7                11,885                         2,566                  -      03/10/2003        03/10/2003    03/03/2003
   8                     -                             -                  -      01/13/2003            NAP       11/25/2002
-------------------------------------------------------------------------------------------------------------------------------
   9                26,920                         4,139                  -      04/30/2003        04/30/2003    05/07/2003
  10                79,520                        11,988                  -      09/26/2002        09/26/2002    08/07/2002
  11                26,658                         3,891                  -      04/09/2003        04/09/2003    06/01/2003
  12                     -                             -                  -      04/25/2003        04/21/2003    03/03/2003
  13                     -                             -                  -      04/25/2003        04/21/2003    03/03/2003
-------------------------------------------------------------------------------------------------------------------------------
  14                16,989                         2,326                  -      12/02/2002        12/02/2002    11/15/2002
  15                18,838                           831             13,750      03/13/2003        03/13/2003    02/27/2003
  16                     -                             -                  -      05/06/2003        05/07/2003    04/22/2003
  17                26,456                         3,053             17,500      04/16/2003        04/16/2003    04/08/2003
  17A                                                                            04/16/2003        04/16/2003    04/08/2003
-------------------------------------------------------------------------------------------------------------------------------
  17B                                                                            04/16/2003        04/16/2003    04/08/2003
  18                 9,707                         5,969                  -      03/14/2003        03/14/2003    03/06/2003
  19                15,115                         5,005                  -      11/25/2002        11/27/2002    01/03/2003
  20                 8,653                         1,149                  -      12/02/2002        12/02/2002    04/01/2003
  21                 7,318                         1,203              1,360      02/07/2003        02/07/2003    02/10/2003
-------------------------------------------------------------------------------------------------------------------------------
  22                16,738                         2,596                  -      03/21/2003        03/21/2003    02/21/2003
  23                10,189                         1,095                  -      03/07/2003        03/07/2003    02/28/2003
  24                39,635                         2,857              6,500      03/31/2003        04/23/2003    01/31/2003
  25                 6,586                         1,379                  -      01/07/2003        01/07/2003    01/07/2003
  26                 4,744                         2,450             25,000      03/24/2003        03/24/2003    03/18/2003
-------------------------------------------------------------------------------------------------------------------------------
  27                14,909                           494              5,000      03/07/2003        03/07/2003    03/07/2003
  28                 5,753                           652                  -      03/21/2003        03/21/2003    03/06/2003
  29                 8,343                         3,798              6,250      11/12/2002        02/24/2003    10/22/2002
  30                 6,479                         3,331              4,375      01/29/2003        01/29/2003    01/23/2003
  31                20,966                         3,458              6,250      02/18/2003        02/18/2003    02/14/2003
-------------------------------------------------------------------------------------------------------------------------------
  32                20,870                           940                750      03/09/2003        03/09/2003    03/07/2003
  33                 2,843                         2,375                  -      02/20/2003        03/16/2003    09/01/2003
  34                16,459                         1,537                  -      02/12/2003        02/12/2003    02/13/2003
  34A                                                                            02/12/2003        02/12/2003    02/13/2003
  34B                                                                            02/12/2003        02/12/2003    02/13/2003
-------------------------------------------------------------------------------------------------------------------------------
  35                     -                             -             34,375      08/17/2001        08/24/2001    02/20/2003
  36                 5,968                         3,151              6,250      03/13/2003        03/13/2003    03/04/2003
  37                 7,472                         2,038                  -      10/21/2002        10/18/2002    10/18/2002
  38                15,090                         1,547             15,825      02/19/2003        02/19/2003    02/14/2003
  39                 6,075                         1,857             10,500      08/31/2002        08/31/2002    08/15/2002
-------------------------------------------------------------------------------------------------------------------------------
  40                11,369                           596                  -      07/31/2002        07/31/2002    07/24/2002
  41                11,657                         3,511             69,438      08/27/2002        08/27/2002    09/06/2002
  42                 9,874                         1,897              5,625      01/30/2003        01/30/2003    01/31/2003
  43                 2,741                         1,566                938      03/17/2003        03/17/2003    04/15/2003
  44                11,093                         2,001                  -      01/22/2003        01/22/2003    03/10/2003
-------------------------------------------------------------------------------------------------------------------------------
  45                 4,896                         1,240                  -      04/29/2003        04/29/2003    04/08/2003
  46                 7,427                           720              1,313      04/02/2003        04/17/2003    03/24/2003
  47                 4,339                           853                  -      02/06/2003        02/06/2003    01/08/2003
  48                 5,567                         2,641             13,063      12/11/2002        12/11/2002    10/23/2002
  49                 2,870                           652                  -       Various          04/04/2003      Various
-------------------------------------------------------------------------------------------------------------------------------
  49A                                                                            12/11/2002        04/04/2003    12/13/2002
  49B                                                                            12/10/2002        04/04/2003    12/07/2002
  50                     -                             -                  -      04/10/2003        04/10/2003    03/28/2003
  51                 1,760                           889                  -      01/22/2003        01/23/2003    03/25/2003
  52                 5,516                         2,491             13,938      12/06/2002        12/06/2002    10/23/2002
-------------------------------------------------------------------------------------------------------------------------------
  53                 7,430                         1,835                  -      02/17/2003        02/17/2003    01/31/2003
  54                 4,038                         5,355            117,596      02/12/2003        02/12/2003    02/25/2003
  55                 5,597                         4,167             16,700      01/10/2003        04/08/2003    02/24/2003
  56                     -                             -                  -      05/02/2003        05/02/2003    04/24/2003

  ID    SPONSOR
----------------------------------------------------------------------------------------------------------------
   1    75 Plaza Holdings LLC
   2    Westfield America, Inc.
  2A
  2B
   3    The Macerich Company
----------------------------------------------------------------------------------------------------------------
   4    The Related Companies, L.P., Blackacre Capital Management LLC
   5    The Related Companies, L.P.
   6    Ezra S. Beyman
   7    Stephen A. Goldberg
   8    Alfredo Lowenstein
----------------------------------------------------------------------------------------------------------------
   9    Milton Fine
  10    James H. Huelskamp
  11    Pacifica Real Estate Group, LLC
  12    International Airport Centers L.L.C.
  13    International Airport Centers L.L.C.
----------------------------------------------------------------------------------------------------------------
  14    Stephen W. Rebeil
  15    Gen-Net Lease Income Trust, Inc.
  16    Stephen R. Weiner
  17    Alan Meltzer
  17A
----------------------------------------------------------------------------------------------------------------
  17B
  18    Resource Properties, Inc.
  19    Ephraim Hasenfeld
  20    Stephen W. Rebeil
  21    William Charles Investments, Inc., William Charles Real Estate Investments, L.L.C., Timothy R. McDonnell
----------------------------------------------------------------------------------------------------------------
  22    Barry Smith
  23    Gen-Net Lease Income Trust, Inc.
  24    Daniel Massry
  25    James N. Maddox, Thomas F. Corcoran
  26    Purser Biltmore Group LLC
----------------------------------------------------------------------------------------------------------------
  27    Joseph A. Massaro, Jr., David E. Massaro
  28    John H. Tillotson, Jr.
  29    Daniel E. Lubeck, Paul A. Lester, Sheldon Lowe
  30    Stephen Wienstein, Andrew Glick, Seymour Zuckerman, Alan Zuckerman
  31    Churchview Building Corporation
----------------------------------------------------------------------------------------------------------------
  32    Andrew Hochberg, John Lowenstein
  33    Kirk A. Preiss, David Helfrich, Robert T. Herrington
  34    Anthony W. Thompson
  34A
  34B
----------------------------------------------------------------------------------------------------------------
  35    Corporate Property Associates 12, Inc.
  36    Loyd Walker, Beverly Roachell, Rector Phillips Morse, Inc.
  37    George C. Woodruff, Jr. , Laurie Waldrop, Julie Smith
  38    Churchview Building Corporation
  39    First Centrum Corporation, Thomas R. Runquist
----------------------------------------------------------------------------------------------------------------
  40    John M. Lewis, Daniel D. Dower, Michael J. Powers, III, Susan B. Schweikert
  41    Carl J. Van Rooy, John T. Watson
  42    Anthony W. Thompson
  43    Ramesh K. Naik, William S. Fan
  44    Daniel Hibma, Roger J. Lucas, Paul A. Land
----------------------------------------------------------------------------------------------------------------
  45    John Culpepper III
  46    Sheri A. Costantini
  47    Eric S. Busch, Fancho Fee Stubblefield, Jr.
  48    Robert G. Lewis, Jr., Jerry L. Stephens
  49    Raymond J. Palermo
----------------------------------------------------------------------------------------------------------------
  49A
  49B
  50    Charles Townsend, Douglas S. Hayden, Steven J. Hemberger
  51    Barry L. Haase, Philip S. Moreau
  52    Robert G. Lewis, Jr., Jerry L. Stephens
----------------------------------------------------------------------------------------------------------------
  53    Henry Forrest, Edward M. Forrest, Elizabeth T. Forrest, Elsie Gordon, Robert Henry Branton
  54    Thomas E. Sisson
  55    Patrick K. Dempsey, James M. Cope, Robert A. Whelan
  56    Craig M. Ripley

COMM 2003-LNB1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                                 % OF                  % OF APPLICABLE
                                                                              INITIAL POOL  LOAN GROUP    LOAN GROUP       # OF
  ID                                PROPERTY NAME                               BALANCE     ONE OR TWO      BALANCE     PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------
  57    Mesa Verde Resort                                                        0.43%          2            2.01%          1
------------------------------------------------------------------------------------------------------------------------------------
  58    Fountain Park Plaza III                                                  0.43%          1            0.54%          1
  59    Park Lane Terrace Apartments                                             0.42%          2            1.96%          1
  60    Walgreens - Austin                                                       0.42%          1            0.54%          1
  61    Walgreens - Dallas                                                       0.42%          1            0.53%          1
  62    Walgreens - Douglasville                                                 0.40%          1            0.51%          1
------------------------------------------------------------------------------------------------------------------------------------
  63    Walgreens - 47th & Western                                               0.40%          1            0.51%          1
  64    Crystal Lake MHC                                                         0.40%          1            0.51%          1
  65    Parker Valley Center                                                     0.39%          1            0.50%          1
  66    Eckerd - Philadelphia                                                    0.38%          1            0.48%          1
  67    Sandpainter Apartments                                                   0.37%          2            1.71%          1
------------------------------------------------------------------------------------------------------------------------------------
  68    Walgreens - Lake Harbour (16)                                            0.33%          1            0.43%          1
  69    Walgreens - Thomasville                                                  0.33%          1            0.42%          1
  70    Courtyard Apartments                                                     0.30%          2            1.38%          1
  71    Shadowood Apartments                                                     0.28%          2            1.31%          1
  72    CVS - Greenfield                                                         0.28%          1            0.35%          1
------------------------------------------------------------------------------------------------------------------------------------
  73    Eckerd - Laurens                                                         0.27%          1            0.34%          1
  74    Sav-On - Cypress                                                         0.27%          1            0.34%          1
  75    Atrium Building                                                          0.25%          1            0.32%          1
  76    Old Navy - Lafayette                                                     0.25%          1            0.32%          1
  77    Brookwood                                                                0.25%          2            1.17%          1
------------------------------------------------------------------------------------------------------------------------------------
  78    CVS - Hagerstown                                                         0.25%          1            0.32%          1
  79    Village Apartments                                                       0.25%          2            1.14%          1
  80    CVS - Florence, AL                                                       0.20%          1            0.25%          1
  81    Eckerd - Waco                                                            0.20%          1            0.25%          1
  82    Mid-Bay Club Apartments (15)                                             0.19%          1            0.25%          1
------------------------------------------------------------------------------------------------------------------------------------
  83    Aztec & Oakhill MHP Portfolio (10)                                       0.19%          2            0.90%          2
  83A   AZTEC MOBILE HOME PARK                                                   0.12%          2            0.55%
  83B   OAKHILL MOBILE HOME PARK                                                 0.08%          2            0.35%
  84    Tifton Shopping Plaza                                                    0.19%          1            0.24%          1
  85    Parkcrest Apartments II                                                  0.19%          2            0.88%          1
------------------------------------------------------------------------------------------------------------------------------------
  86    Sadler Apartments                                                        0.19%          2            0.87%          1
  87    Grayshire Apartments                                                     0.18%          2            0.84%          1
  88    Southern Manor, Southern Place East & Southern Place West Apartments     0.18%          2            0.82%          3
  89    Camelot & Bienville Apartments Portfolio (10)                            0.17%          2            0.79%          2
  89A   CAMELOT APARTMENTS                                                       0.12%          2            0.55%
------------------------------------------------------------------------------------------------------------------------------------
  89B   BIENVILLE APARTMENTS                                                     0.05%          2            0.24%
  90    Oakridge Shopping Center                                                 0.17%          1            0.21%          1
  91    Castlebury Court & Monticello Apartments Portfolio (10)                  0.15%          2            0.71%          2
  91A   MONTICELLO APARTMENTS                                                    0.09%          2            0.42%
  91B   CASTLEBURY COURT                                                         0.06%          2            0.29%
------------------------------------------------------------------------------------------------------------------------------------
  92    Ocean Springs Shopping Plaza                                             0.14%          1            0.17%          1
------------------------------------------------------------------------------------------------------------------------------------

          MORTGAGE                      CUT-OFF              GENERAL                 DETAILED
            LOAN         ORIGINAL         DATE               PROPERTY                PROPERTY                      INTEREST
  ID     SELLER (1)      BALANCE        BALANCE              TYPE                    TYPE                            RATE
-----------------------------------------------------------------------------------------------------------------------------
  57       LaSalle         3,680,000      3,676,034          Manufactured Housing    Manufactured Housing           4.9400%
-----------------------------------------------------------------------------------------------------------------------------
  58       LaSalle         3,650,000      3,614,731          Office                  Suburban                       6.8930%
  59       LaSalle         3,600,000      3,589,228          Multifamily             Conventional                   5.5000%
  60       LaSalle         3,565,000      3,565,000          Retail                  Anchored                       5.6500%
  61       LaSalle         3,550,000      3,543,305          Retail                  Anchored                       5.8620%
  62        GACC           3,400,000      3,400,000          Retail                  CTL                            6.0000%
-----------------------------------------------------------------------------------------------------------------------------
  63       LaSalle         3,390,000      3,387,153          Retail                  Anchored                       5.9500%
  64       LaSalle         3,360,000      3,357,029          Manufactured Housing    Manufactured Housing           5.7500%
  65       LaSalle         3,300,000      3,291,323          Retail                  Shadow Anchored                6.0600%
  66       LaSalle         3,200,000      3,200,000          Retail                  Anchored                       6.1500%
  67       LaSalle         3,120,000      3,117,248          Multifamily             Conventional                   5.7600%
-----------------------------------------------------------------------------------------------------------------------------
  68        GACC           2,832,411      2,832,411          Retail                  CTL                            6.2300%
  69       LaSalle         2,813,000      2,807,968          Retail                  Anchored                       6.1000%
  70       LaSalle         2,520,000      2,512,460          Multifamily             Conventional                   5.5000%
  71       LaSalle         2,400,000      2,389,800          Multifamily             Conventional                   5.7000%
  72       LaSalle         2,335,000      2,330,680          Retail                  Anchored                       5.9500%
-----------------------------------------------------------------------------------------------------------------------------
  73       LaSalle         2,256,750      2,256,750          Retail                  Anchored                       5.8880%
  74       LaSalle         2,250,000      2,245,602          Land                    Land                           5.7000%
  75       LaSalle         2,165,000      2,151,120          Office                  Suburban                       6.6500%
  76       LaSalle         2,145,000      2,145,000          Retail                  Anchored                       5.7500%
  77       LaSalle         2,140,000      2,130,905          Multifamily             Conventional                   5.7000%
-----------------------------------------------------------------------------------------------------------------------------
  78       LaSalle         2,120,000      2,117,294          Retail                  Anchored                       6.0000%
  79       LaSalle         2,080,000      2,077,187          Multifamily             Conventional                   5.7000%
  80       LaSalle         1,685,000      1,681,917          Retail                  Anchored                       6.0000%
  81       LaSalle         1,650,000      1,650,000          Retail                  Anchored                       6.1500%
  82        GACC           1,650,000      1,648,587          Multifamily             Conventional                   5.8750%
-----------------------------------------------------------------------------------------------------------------------------
  83       LaSalle         1,650,000      1,639,111          Manufactured Housing    Manufactured Housing           6.1000%
  83A      LASALLE         1,004,887        998,256          MANUFACTURED HOUSING    MANUFACTURED HOUSING
  83B      LASALLE           645,113        640,855          MANUFACTURED HOUSING    MANUFACTURED HOUSING
  84       LaSalle         1,610,000      1,606,793          Retail                  Shadow Anchored                6.0200%
  85       LaSalle         1,600,000      1,600,000          Multifamily             Conventional                   5.7500%
-----------------------------------------------------------------------------------------------------------------------------
  86       LaSalle         1,600,000      1,593,574          Multifamily             Conventional                   6.0000%
  87       LaSalle         1,550,000      1,540,559          Multifamily             Conventional                   5.7000%
  88       LaSalle         1,500,000      1,500,000          Multifamily             Conventional                   6.0000%
  89       LaSalle         1,450,000      1,448,102          Multifamily             Conventional                   5.8700%
  89A      LASALLE         1,013,253      1,011,927          MULTIFAMILY             CONVENTIONAL
-----------------------------------------------------------------------------------------------------------------------------
  89B      LASALLE           436,747        436,175          MULTIFAMILY             CONVENTIONAL
  90       LaSalle         1,400,000      1,396,503          Retail                  Unanchored                     6.5000%
  91       LaSalle         1,300,000      1,298,836          Multifamily             Conventional                   5.7000%
  91A      LASALLE           771,186        770,496          MULTIFAMILY             CONVENTIONAL
  91B      LASALLE           528,814        528,340          MULTIFAMILY             CONVENTIONAL
-----------------------------------------------------------------------------------------------------------------------------
  92       LaSalle         1,150,000      1,147,709          Retail                  Shadow Anchored                6.0200%
-----------------------------------------------------------------------------------------------------------------------------

                        INTEREST        ORIGINAL          STATED REMAINING       ORIGINAL          REMAINING           FIRST
           SERVICING     ACCRUAL    TERM TO MATURITY      TERM TO MATURITY     AMORTIZATION      AMORTIZATION         PAYMENT
  ID       FEE RATE       BASIS        (MOS.) (2)              (MOS.)           TERM (MOS.)       TERM (MOS.)         DATE (2)
-----------------------------------------------------------------------------------------------------------------------------------
  57       0.03290%     Actual/360         60                    59                 360               359            06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  58       0.09290%     Actual/360         120                   112                300               292            11/01/2002
  59       0.03290%     Actual/360         120                   117                360               357            04/01/2003
  60       0.03290%     Actual/360         120                   120                360               360            07/01/2003
  61       0.03290%     Actual/360         120                   118                360               358            05/01/2003
  62       0.03290%     Actual/360         240                   240                240               240            07/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  63       0.03290%     Actual/360         120                   119                360               359            06/01/2003
  64       0.03290%     Actual/360         120                   119                360               359            06/01/2003
  65       0.09290%     Actual/360         120                   117                360               357            04/01/2003
  66       0.03290%     Actual/360         120                   120                360               360            07/01/2003
  67       0.11290%     Actual/360         120                   119                360               359            06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  68       0.03290%     Actual/360         219                   219                219               219            07/01/2003
  69       0.03290%     Actual/360         120                   118                360               358            05/01/2003
  70       0.03290%     Actual/360         120                   117                360               357            04/01/2003
  71       0.03290%     Actual/360         120                   116                360               356            03/01/2003
  72       0.03290%     Actual/360         120                   118                360               358            05/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  73       0.03290%     Actual/360         120                   120                300               300            07/01/2003
  74       0.03290%     Actual/360         120                   118                360               358            05/01/2003
  75       0.03290%     Actual/360         120                   115                300               295            02/01/2003
  76       0.03290%     Actual/360         84                    84                 300               300            07/01/2003
  77       0.03290%     Actual/360         120                   116                360               356            03/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  78       0.03290%     Actual/360         120                   119                300               299            06/01/2003
  79       0.03290%     Actual/360         84                    83                 300               299            06/01/2003
  80       0.03290%     Actual/360         120                   118                360               358            05/01/2003
  81       0.03290%     Actual/360         120                   120                300               300            07/01/2003
  82       0.03290%     Actual/360         120                   119                360               359            06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  83       0.13290%     Actual/360         120                   113                360               353            12/01/2002
  83A
  83B
  84       0.03290%     Actual/360         120                   119                240               239            06/01/2003
  85       0.03290%     Actual/360         120                   120                360               360            07/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
  86       0.03290%     Actual/360         120                   117                300               297            04/01/2003
  87       0.03290%     Actual/360         120                   116                300               296            03/01/2003
  88       0.11290%     Actual/360         120                   120                300               300            07/01/2003
  89       0.11290%     Actual/360         120                   119                300               299            06/01/2003
  89A
-----------------------------------------------------------------------------------------------------------------------------------
  89B
  90       0.03290%     Actual/360         120                   118                300               298            05/01/2003
  91       0.09290%     Actual/360         120                   119                360               359            06/01/2003
  91A
  91B
-----------------------------------------------------------------------------------------------------------------------------------
  92       0.03290%     Actual/360         120                   119                240               239            06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------

                           ANNUAL          MONTHLY           REMAINING                                                 CROSSED
          MATURITY          DEBT             DEBT          INTEREST ONLY                                   ARD          WITH
  ID        DATE         SERVICE (3)      SERVICE (3)    PERIOD (MOS.) (2)          LOCKBOX (4)         (YES/NO)     OTHER LOANS
-----------------------------------------------------------------------------------------------------------------------------------
  57     05/01/2008         235,444         19,620             -             Springing Hard                 No            No
-----------------------------------------------------------------------------------------------------------------------------------
  58     10/01/2012         306,586         25,549             -             Springing Hard                 No            No
  59     03/01/2013         245,285         20,440             -             Springing Hard                 No            No
  60     06/01/2013         246,942         20,578             -             Springing Hard                 No            No
  61     04/01/2013         251,628         20,969             -             Springing Hard                 No            No
  62     06/01/2023         294,367         24,531             -             Hard                           No            No
-----------------------------------------------------------------------------------------------------------------------------------
  63     05/01/2013         242,591         20,216             -             Springing Hard                 No            No
  64     05/01/2013         235,297         19,608             -             Springing Hard                 No            No
  65     03/01/2013         238,952         19,913             -             Springing Hard                 No            No
  66     06/01/2013         233,944         19,495             -             Springing Hard                 No            No
  67     05/01/2013         218,728         18,227             -             Springing Hard                 No            No
-----------------------------------------------------------------------------------------------------------------------------------
  68     09/01/2021         267,459         22,288             -             Hard                           No            No
  69     04/01/2013         204,560         17,047             -             Springing Hard                 No            No
  70     03/01/2013         171,699         14,308             -             Springing Hard                 No            No
  71     02/01/2013         167,155         13,930             -             Springing Hard                 No            No
  72     04/01/2013         167,094         13,925             -             Springing Hard                 No            No
-----------------------------------------------------------------------------------------------------------------------------------
  73     06/01/2013         172,626         14,385             -             Springing Hard                 No            No
  74     04/01/2013         156,708         13,059             -             Springing Hard                 No            No
  75     01/01/2013         177,862         14,822             -             Springing Hard                 No            No
  76     06/01/2010         161,932         13,494             -             Springing Hard                 No            No
  77     02/01/2013         149,047         12,421             -             Springing Hard                 No            No
-----------------------------------------------------------------------------------------------------------------------------------
  78     05/01/2013         163,910         13,659             -             Springing Hard                 No            No
  79     05/01/2010         156,272         13,023             -             Springing Hard                 No            No
  80     04/01/2013         121,229         10,102             -             Springing Hard                 No            No
  81     06/01/2013         129,393         10,783             -             Springing Hard                 No            No
  82     05/01/2013         117,124          9,760             -             No                             No            No
-----------------------------------------------------------------------------------------------------------------------------------
  83     11/01/2012         119,987          9,999             -             Springing Hard                 No            No
  83A
  83B
  84     05/01/2013         138,637         11,553             -             Springing Hard                 No            No
  85     06/01/2013         112,046          9,337             -             Springing Hard                 No            No
-----------------------------------------------------------------------------------------------------------------------------------
  86     03/01/2013         123,706         10,309             -             Springing Hard                 No            No
  87     02/01/2013         116,452          9,704             -             Springing Hard                 No            No
  88     06/01/2013         115,974          9,665             -             Springing Hard                 No            No
  89     05/01/2013         110,730          9,227             -             Springing Hard                 No            No
  89A
-----------------------------------------------------------------------------------------------------------------------------------
  89B
  90     04/01/2013         113,435          9,453             -             Springing Hard                 No            No
  91     05/01/2013          90,543          7,545             -             Springing Hard                 No            No
  91A
  91B
-----------------------------------------------------------------------------------------------------------------------------------
  92     05/01/2013          99,027          8,252             -             Springing Hard                 No            No
-----------------------------------------------------------------------------------------------------------------------------------

                                                                          CUT-OFF           LTV
                           GRACE          PAYMENT       APPRAISED        DATE LTV         RATIO AT
  ID     DSCR (3)(5)       PERIOD           DATE        VALUE (6)        RATIO (5)       MATURITY (5)
--------------------------------------------------------------------------------------------------------
  57        1.66             5               1             4,800,000      76.58%           70.65%
--------------------------------------------------------------------------------------------------------
  58        1.29             5               1             5,100,000      70.88%           57.07%
  59        1.47             5               1             4,850,000      74.00%           62.02%
  60        1.48             5               1             4,900,000      72.76%           61.07%
  61        1.47             5               1             4,600,000      77.03%           65.20%
  62        1.18             5               1             4,300,000      79.07%           0.00%
--------------------------------------------------------------------------------------------------------
  63        1.43             5               1             4,600,000      73.63%           62.43%
  64        1.59             5               1             4,540,000      73.94%           62.32%
  65        1.48             5               1             4,420,000      74.46%           63.45%
  66        1.46             5               1             4,400,000      72.73%           61.96%
  67        1.32             5               1             4,000,000      77.93%           65.70%
--------------------------------------------------------------------------------------------------------
  68        1.15             5               1             3,750,000      75.53%           0.00%
  69        1.42             5               1             3,850,000      72.93%           62.16%
  70        1.45             5               1             3,450,000      72.82%           61.04%
  71        1.29             5               1             3,450,000      69.27%           58.46%
  72        1.50             5               1             3,200,000      72.83%           61.81%
--------------------------------------------------------------------------------------------------------
  73        1.33             5               1             2,900,000      77.82%           60.05%
  74        1.62             5               1             3,700,000      60.69%           51.12%
  75        1.33             5               1             2,870,000      74.95%           59.68%
  76        1.46             5               1             3,130,000      68.53%           58.40%
  77        1.43             5               1             2,675,000      79.66%           67.23%
--------------------------------------------------------------------------------------------------------
  78        1.33             5               1             2,730,000      77.56%           60.16%
  79        1.43             5               1             2,700,000      76.93%           65.58%
  80        1.43             5               1             2,300,000      73.13%           62.15%
  81        1.46             5               1             2,365,000      69.77%           54.31%
  82        1.28             5               1             2,400,000      64.52%           58.11%
--------------------------------------------------------------------------------------------------------
  83        1.86             5               1             2,600,000      63.04%           53.98%
  83A                                                      1,583,459
  83B                                                      1,016,541
  84        1.31             5               1             2,250,000      71.41%           46.97%
  85        1.50             5               1             2,200,000      72.73%           61.23%
--------------------------------------------------------------------------------------------------------
  86        1.32             5               1             2,000,000      79.68%           61.98%
  87        1.52             5               1             2,125,000      72.50%           55.90%
  88        1.51             5               1             2,000,000      75.00%           58.09%
  89        1.43             5               1             1,900,000      76.22%           58.86%
  89A                                                      1,327,711
--------------------------------------------------------------------------------------------------------
  89B                                                        572,289
  90        1.49             5               1             2,400,000      58.19%           45.94%
  91        1.47             5               1             1,625,000      79.93%           67.26%
  91A                                                        963,983
  91B                                                        661,017
--------------------------------------------------------------------------------------------------------
  92        1.27             5               1             1,550,000      74.05%           48.70%
--------------------------------------------------------------------------------------------------------

  ID                               ADDRESS                            CITY                       COUNTY         STATE   ZIP CODE
---------------------------------------------------------------------------------------------------------------------------------
  57    3479 South 4th Avenue                                         Yuma                 Yuma                   AZ     85365
---------------------------------------------------------------------------------------------------------------------------------
  58    2800 Interstate 35 South                                      Austin               Travis                 TX     78704
  59    6808 - 6864 Larmanda                                          Dallas               Dallas                 TX     75231
  60    6911 Ranch Road 620 North                                     Austin               Travis                 TX     78732
  61    1060 West Camp Wisdom Road                                    Dallas               Dallas                 TX     75232
  62    9465 Highway 5                                                Douglasville         Douglas                GA     30135
---------------------------------------------------------------------------------------------------------------------------------
  63    4710 South Western Avenue                                     Chicago              Cook                   IL     60609
  64    1330 Hanover Road                                             Troy Township        Delaware               OH     43015
  65    11211 South Dransfeldt Road                                   Parker               Douglas                CO     80134
  66    10101 - 10115 Bustleton Avenue                                Philadelphia         Philadelphia           PA     19116
  67    2225 West Indian School Road                                  Phoenix              Maricopa               AZ     85015
---------------------------------------------------------------------------------------------------------------------------------
  68    6910 Old Canton Road                                          Ridgeland            Madison                MS     39157
  69    1015 Randolph Street                                          Thomasville          Davidson               NC     27361
  70    300 Crockett Street                                           Austin               Travis                 TX     78704
  71    200 Engracia Drive                                            Warner Robins        Houston                GA     31088
  72    9360 Greenfield Road                                          Detroit              Wayne                  MI     48228
---------------------------------------------------------------------------------------------------------------------------------
  73    1031 Hillcrest Drive                                          Laurens              Laurens                SC     29360
  74    5501 Ball Road                                                Cypress              Orange                 CA     90630
  75    10601-10801 Lomas Boulevard Northeast                         Albuquerque          Bernalillo             NM     87112
  76    119 Tucker Drive                                              Lafayette            Lafayette              LA     70503
  77    3141 Brookwood Drive                                          Macon                Bibb                   GA     31204
---------------------------------------------------------------------------------------------------------------------------------
  78    34 North Cannon Street                                        Hagerstown           Washington             MD     21740
  79    82 Jerome Road                                                Uncasville           New London             CT     06382
  80    1501 Florence Boulevard                                       Florence             Lauderdale             AL     35630
  81    2415 North 18th Street                                        Waco                 McLennan               TX     76708
  82    11950 North Bayshore Drive                                    North Miami          Miami-Dade             FL     33181
---------------------------------------------------------------------------------------------------------------------------------
  83    Various                                                       Kyle                 Hays                   TX     78640
  83A   291 ROLAND LANE                                               KYLE                 HAYS                   TX     78640
  83B   501 ROLAND LANE                                               KYLE                 HAYS                   TX     78640
  84    1900 US Highway 82 West                                       Tifton               Tift                   GA     31794
  85    1961 Parkcrest Drive                                          Wyoming              Kent                   MI     49509
---------------------------------------------------------------------------------------------------------------------------------
  86    1564 Beach Boulevard                                          Biloxi               Harrison               MS     39530
  87    1968 Clinton Road                                             Macon                Bibb                   GA     31211
  88    3275-3279 Southern, 3467-3469 Southern, 3285-3295 Southern    Memphis              Shelby                 TN     38111
  89    Various                                                       Natchez              Adams                  MS     39120
  89A   156 JEFFERSON DAVIS BOULEVARD                                 NATCHEZ              ADAMS                  MS     39120
---------------------------------------------------------------------------------------------------------------------------------
  89B   500 NORTH COMMERCE STREET                                     NATCHEZ              ADAMS                  MS     39120
  90    10700 - 10724 West Oklahoma Avenue                            West Allis           Milwaukee              WI     53227
  91    Various                                                       Tulsa                Tulsa                  OK     74105
  91A   2639 EAST 51ST STREET                                         TULSA                TULSA                  OK     74105
  91B   2735 EAST 51ST STREET                                         TULSA                TULSA                  OK     74105
---------------------------------------------------------------------------------------------------------------------------------
  92    3921 Bienville Boulevard                                      Ocean Springs        Jackson                MS     39564
---------------------------------------------------------------------------------------------------------------------------------

                                           NET                UNITS            LOAN PER NET           PREPAYMENT
           YEAR         YEAR            RENTABLE                OF             RENTABLE AREA          PROVISIONS
  ID       BUILT      RENOVATED     AREA SF/UNITS (7)        MEASURE             SF/UNITS         (# OF PAYMENTS) (2)
------------------------------------------------------------------------------------------------------------------------
  57       1984                                     345        Pads                  10,655      L(35),D(22),O(3)
------------------------------------------------------------------------------------------------------------------------
  58       1976         1994                     56,584      Sq. Ft.                     64      L(35),D(82),O(3)
  59       1971         1999                        152       Units                  23,613      L(35),D(82),O(3)
  60       2002                                  14,490      Sq. Ft.                    246      L(35),D(83),O(2)
  61       2001                                  15,120      Sq. Ft.                    234      L(35),D(82),O(3)
  62       2003                                  14,490      Sq. Ft.                    235      L(24),D(215),O(1)
------------------------------------------------------------------------------------------------------------------------
  63       2001                                  13,905      Sq. Ft.                    244      L(35),D(82),O(3)
  64       1970         1992                        175        Pads                  19,183      L(35),D(82),O(3)
  65       2002                                  21,040      Sq. Ft.                    156      L(35),D(82),O(3)
  66       1999                                  10,908      Sq. Ft.                    293      L(35),D(82),O(3)
  67       1979                                     116       Units                  26,873      L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------
  68       2001                                  14,420      Sq. Ft.                    196      L(24),D(194),O(1)
  69       2002                                  13,650      Sq. Ft.                    206      L(35),D(82),O(3)
  70       1966         1991                         67       Units                  37,499      L(35),D(82),O(3)
  71       1984                                      80       Units                  29,873      L(35),D(82),O(3)
  72       1999                                  10,880      Sq. Ft.                    214      L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------
  73       1999                                  11,200      Sq. Ft.                    202      L(35),D(82),O(3)
  74                                             56,858      Sq. Ft.                     39      L(35),D(82),O(3)
  75       1973         1996                     49,750      Sq. Ft.                     43      L(35),D(82),O(3)
  76       2002                                  20,000      Sq. Ft.                    107      L(35),D(46),O(3)
  77       1952         1995                        100       Units                  21,309      L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------
  78       2001                                  10,690      Sq. Ft.                    198      L(35),D(82),O(3)
  79       1970                                      54       Units                  38,466      L(35),D(46),O(3)
  80       2000                                  10,125      Sq. Ft.                    166      L(35),D(82),O(3)
  81       1999                                  10,908      Sq. Ft.                    151      L(35),D(82),O(3)
  82       1964                                      27       Units                  61,059      L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------
  83      Various                                   133        Pads                  12,324      L(35),D(82),O(3)
  83A      1978                                      81        PADS                  12,324
  83B      1972                                      52        PADS                  12,324
  84       2002                                  18,900      Sq. Ft.                     85      L(35),D(82),O(3)
  85       2001                                      28       Units                  57,143      L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------
  86       1950         1982                         59       Units                  27,010      L(35),D(82),O(3)
  87       1968                                      83       Units                  18,561      L(35),D(82),O(3)
  88       1985                                      80       Units                  18,750      L(35),D(82),O(3)
  89      Various       1999                         83       Units                  17,447      L(35),D(82),O(3)
  89A      1968         1999                         58       UNITS                  17,447
------------------------------------------------------------------------------------------------------------------------
  89B      1965         1999                         25       UNITS                  17,447
  90       1984                                  27,512      Sq. Ft.                     51      L(35),D(82),O(3)
  91       1968         2001                         59       Units                  22,014      L(35),D(82),O(3)
  91A      1968         2001                         35       UNITS                  22,014
  91B      1968         2001                         24       UNITS                  22,014
------------------------------------------------------------------------------------------------------------------------
  92       2001                                  14,409      Sq. Ft.                     80      L(35),D(82),O(3)
------------------------------------------------------------------------------------------------------------------------

                                                                             FOURTH      FOURTH MOST        THIRD       THIRD MOST
                                                                          MOST RECENT     RECENT NOI     MOST RECENT    RECENT NOI
  ID                              PROPERTY NAME                               NOI            DATE            NOI           DATE
------------------------------------------------------------------------------------------------------------------------------------
  57    Mesa Verde Resort                                                                                    420,262    12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
  58    Fountain Park Plaza III                                                455,225    12/31/2000         479,389    12/31/2001
  59    Park Lane Terrace Apartments                                           419,852    12/31/2000         461,139    12/31/2001
  60    Walgreens - Austin
  61    Walgreens - Dallas
  62    Walgreens - Douglasville
------------------------------------------------------------------------------------------------------------------------------------
  63    Walgreens - 47th & Western
  64    Crystal Lake MHC                                                       414,102    12/31/2000         430,597    12/31/2001
  65    Parker Valley Center
  66    Eckerd - Philadelphia                                                                                299,552    12/31/2001
  67    Sandpainter Apartments                                                 325,668    12/31/2000         349,614    12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
  68    Walgreens - Lake Harbour (16)
  69    Walgreens - Thomasville
  70    Courtyard Apartments                                                   295,678    12/31/2000         327,569    12/31/2001
  71    Shadowood Apartments
  72    CVS - Greenfield
------------------------------------------------------------------------------------------------------------------------------------
  73    Eckerd - Laurens
  74    Sav-On - Cypress
  75    Atrium Building                                                         10,267    12/31/2000         131,140    12/31/2001
  76    Old Navy - Lafayette
  77    Brookwood
------------------------------------------------------------------------------------------------------------------------------------
  78    CVS - Hagerstown                                                                                     211,842    12/31/2001
  79    Village Apartments                                                     265,168    12/31/2000         260,182    12/31/2001
  80    CVS - Florence, AL
  81    Eckerd - Waco
  82    Mid-Bay Club Apartments (15)                                                                         167,528    12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
  83    Aztec & Oakhill MHP Portfolio (10)                                     215,090    12/31/2000         232,748    12/31/2001
  83A   AZTEC MOBILE HOME PARK
  83B   OAKHILL MOBILE HOME PARK
  84    Tifton Shopping Plaza
  85    Parkcrest Apartments II                                                                              139,930    12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
  86    Sadler Apartments                                                      189,388    12/31/2000         203,431    12/31/2001
  87    Grayshire Apartments
  88    Southern Manor, Southern Place East & Southern Place West Apartments   296,094    12/31/2000         271,485    12/31/2001
  89    Camelot & Bienville Apartments Portfolio (10)                          128,914    12/31/2000         145,528    12/31/2001
  89A   CAMELOT APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------
  89B   BIENVILLE APARTMENTS
  90    Oakridge Shopping Center                                               228,807    12/31/2000         247,617    12/31/2001
  91    Castlebury Court & Monticello Apartments Portfolio (10)                153,312    12/31/2000         126,616    12/31/2001
  91A   MONTICELLO APARTMENTS
  91B   CASTLEBURY COURT
------------------------------------------------------------------------------------------------------------------------------------
  92    Ocean Springs Shopping Plaza
------------------------------------------------------------------------------------------------------------------------------------

          SECOND       SECOND MOST                       MOST RECENT
        MOST RECENT    RECENT NOI       MOST RECENT          NOI          UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN
  ID        NOI           DATE              NOI              DATE             NOI         REVENUE          EGI        EXPENSES
--------------------------------------------------------------------------------------------------------------------------------
  57        427,725    12/31/2002             441,082   T-12 2/28/2003        408,908        610,951       689,085      280,178
--------------------------------------------------------------------------------------------------------------------------------
  58                                          394,134   T-12 2/28/2003        472,347        827,936       920,569      448,222
  59        442,848  T-12 11/30/2002                                          398,658      1,074,180     1,098,294      699,636
  60                                                                          367,400        380,000       380,000       12,600
  61        385,000    12/31/2002                                             372,250        385,000       385,000       12,750
  62                                                                          347,760        347,760       347,760            -
--------------------------------------------------------------------------------------------------------------------------------
  63                                                                          348,000        360,000       360,000       12,000
  64        419,805    12/31/2002             426,626   T-12 2/28/2003        383,186        539,400       577,040      193,854
  65                                                                          378,467        399,213       507,989      129,521
  66        365,332    12/31/2002                                             348,083        390,968       359,690       11,607
  67        320,214    12/31/2002             314,230   T-12 1/31/2003        319,752        579,033       611,116      291,364
--------------------------------------------------------------------------------------------------------------------------------
  68                                                                          310,400        363,200       363,200       52,800
  69                                                                          291,740        302,000       302,000       10,260
  70        287,463  Ann. 12/31/2002                                          265,475        542,200       557,999      292,524
  71                                          264,213   T-12 2/28/2003        235,457        451,241       468,373      232,916
  72                                                                          251,559        260,576       260,576        9,017
--------------------------------------------------------------------------------------------------------------------------------
  73                                                                          233,579        248,251       240,803        7,224
  74                                                                          254,625        262,500       262,500        7,875
  75                                          250,675   T-12 3/31/2003        298,754        481,181       490,797      192,043
  76                                                                          251,355        256,680       317,919       66,564
  77        120,985  T-12 11/30/2002                                          238,667        505,278       518,301      279,634
--------------------------------------------------------------------------------------------------------------------------------
  78        235,811    12/31/2002                                             219,605        228,312       243,560       23,955
  79        224,609    12/31/2002                                             240,339        439,123       443,955      203,616
  80                                                                          175,278        182,250       192,411       17,133
  81                                          218,582   T-12 4/30/2003        196,123        218,582       202,188        6,066
  82        172,676    12/31/2002             172,750   T-12 4/30/2003        147,878        247,836       250,355      102,477
--------------------------------------------------------------------------------------------------------------------------------
  83        229,116  T-12 06/30/2002                                          229,379        322,080       353,814      124,435
  83A
  83B
  84                                                                          198,332        207,047       234,158       35,826
  85        238,270    12/31/2002                                             175,375        314,464       318,212      142,837
--------------------------------------------------------------------------------------------------------------------------------
  86        223,044  T-12 11/30/2002                                          178,133        294,935       302,785      124,652
  87                                           68,156   Ann. 2/28/2003        198,001        408,614       421,851      223,850
  88        276,828    12/31/2002                                             200,477        425,316       434,620      234,143
  89        168,107    12/31/2002                                             178,683        367,728       378,994      200,311
  89A
--------------------------------------------------------------------------------------------------------------------------------
  89B
  90        249,257    12/31/2002                                             194,897        274,118       366,777      171,880
  91        148,562    12/31/2002                                             148,207        327,142       329,856      181,649
  91A
  91B
--------------------------------------------------------------------------------------------------------------------------------
  92                                                                          137,303        141,361       177,204       39,901
--------------------------------------------------------------------------------------------------------------------------------

         UNDERWRITTEN   UNDERWRITTEN        UNDERWRITTEN                                                           LEASE
  ID       RESERVES        TI/LC            NET CASH FLOW                 LARGEST TENANT                 SF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
  57            17,250              -         391,658
------------------------------------------------------------------------------------------------------------------------------
  58            11,310         65,367         395,670                Texas Dept. of Transportation      10,587   01/31/2008
  59            38,000              -         360,658
  60             2,174              -         365,227                Walgreens                          14,490   02/28/2022
  61             2,268              -         369,982                Walgreens                          15,120   09/30/2020
  62                 -              -         347,760                Walgreens                          14,490   05/31/2028
------------------------------------------------------------------------------------------------------------------------------
  63             2,086              -         345,914                Walgreens                          13,905   11/30/2020
  64             8,750              -         374,436
  65             3,156         20,981         354,330                Junz Japanese Restaurant            3,719   11/30/2010
  66             1,636          5,456         340,991                Eckerd                             10,908   12/16/2018
  67            31,900              -         287,852
------------------------------------------------------------------------------------------------------------------------------
  68             2,740              -         307,660                Walgreens                          14,420   09/30/2021
  69             2,048              -         289,693                Walgreens                          13,650   09/30/2027
  70            16,750              -         248,725
  71            20,000              -         215,457
  72             1,632              -         249,927                CVS                                10,880   01/31/2020
------------------------------------------------------------------------------------------------------------------------------
  73             1,680          2,235         229,664                Eckerd                             11,200   12/31/2018
  74                 -              -         254,625                Sav-On / Albertson's               56,858   01/17/2027
  75             7,463         53,951         237,341                The Albuquerque Clinic              4,721   05/31/2005
  76             3,000         12,078         236,278                Old Navy                           20,000   10/03/2012
  77            25,000              -         213,667
------------------------------------------------------------------------------------------------------------------------------
  78             1,604              -         218,002                CVS                                10,690   01/31/2021
  79            16,783              -         223,555
  80             1,519              -         173,759                CVS                                10,125   01/31/2021
  81             1,636          5,433         189,053                Eckerd                             10,908   05/31/2019
  82             6,750              -         141,128
------------------------------------------------------------------------------------------------------------------------------
  83             6,650              -         222,729
  83A
  83B
  84             2,835         13,281         182,216                Cato                                4,680   01/31/2008
  85             7,000              -         168,375
------------------------------------------------------------------------------------------------------------------------------
  86            14,750              -         163,383
  87            20,750              -         177,251
  88            24,800              -         175,677
  89            20,750              -         157,933
  89A
------------------------------------------------------------------------------------------------------------------------------
  89B
  90             4,817         20,549         169,531                A Touch of Country                  8,126   04/30/2005
  91            14,750              -         133,457
  91A
  91B
------------------------------------------------------------------------------------------------------------------------------
  92             2,174          9,390         125,740                Dollar Tree                         5,994   04/30/2008
------------------------------------------------------------------------------------------------------------------------------

                                                     LEASE                                                      LEASE     OCCUPANCY
  ID         2ND LARGEST TENANT          SF       EXPIRATION            3RD LARGEST TENANT           SF      EXPIRATION     RATE
------------------------------------------------------------------------------------------------------------------------------------
  57                                                                                                                         91.30%
------------------------------------------------------------------------------------------------------------------------------------
  58    Renal Treatment Centers, Inc.     6,749   10/31/2005    Spectrum Consulting Group             4,124  05/31/2003      96.89%
  59                                                                                                                         91.45%
  60                                                                                                                        100.00%
  61                                                                                                                        100.00%
  62                                                                                                                        100.00%
------------------------------------------------------------------------------------------------------------------------------------
  63                                                                                                                        100.00%
  64                                                                                                                         86.86%
  65    Mattress Depot                    2,521   10/31/2008    Orthodontic Centers of America        2,276  12/31/2008      91.41%
  66                                                                                                                        100.00%
  67                                                                                                                         90.52%
------------------------------------------------------------------------------------------------------------------------------------
  68                                                                                                                        100.00%
  69                                                                                                                        100.00%
  70                                                                                                                         97.01%
  71                                                                                                                         78.75%
  72                                                                                                                        100.00%
------------------------------------------------------------------------------------------------------------------------------------
  73                                                                                                                        100.00%
  74                                                                                                                        100.00%
  75    Rhino Corp                        3,862   07/31/2003    COPD                                  3,755  09/30/2005      84.30%
  76                                                                                                                        100.00%
  77                                                                                                                         93.00%
------------------------------------------------------------------------------------------------------------------------------------
  78                                                                                                                        100.00%
  79                                                                                                                         96.30%
  80                                                                                                                        100.00%
  81                                                                                                                        100.00%
  82                                                                                                                        100.00%
------------------------------------------------------------------------------------------------------------------------------------
  83                                                                                                                         90.98%
  83A                                                                                                                        90.12%
  83B                                                                                                                        92.31%
  84    It's Fashion                      3,420   01/31/2008    Shoe Show                             3,150  01/31/2008     100.00%
  85                                                                                                                         96.43%
------------------------------------------------------------------------------------------------------------------------------------
  86                                                                                                                         98.31%
  87                                                                                                                         89.16%
  88                                                                                                                         96.25%
  89                                                                                                                         95.18%
  89A                                                                                                                        93.10%
------------------------------------------------------------------------------------------------------------------------------------
  89B                                                                                                                       100.00%
  90    First Weber Realtors              5,125   12/31/2003    iColiseum Internet Cafe               2,799  05/31/2005      90.26%
  91                                                                                                                         91.53%
  91A                                                                                                                        85.71%
  91B                                                                                                                       100.00%
------------------------------------------------------------------------------------------------------------------------------------
  92    Hibbett Sporting Goods            5,624   09/30/2006    Radio Shack                           2,791  02/28/2007     100.00%
------------------------------------------------------------------------------------------------------------------------------------

                               UPFRONT                ONGOING
           OCCUPANCY     ACTUAL REPLACEMENT      ACTUAL REPLACEMENT       UPFRONT           MONTHLY        MONTHLY TAX
  ID      AS-OF DATE          RESERVES                RESERVES             TI/LC             TI/LC            ESCROW
------------------------------------------------------------------------------------------------------------------------
  57      05/01/2003                        -                    1,438             -                     -        3,196
------------------------------------------------------------------------------------------------------------------------
  58      02/28/2003                        -                      925             -                 5,607        8,746
  59      04/26/2003                        -                    3,167             -                     -        7,297
  60      06/01/2003                        -                      182             -                     -            -
  61      06/01/2003                        -                      189             -                     -        4,727
  62      06/01/2003                        -                        -             -                     -            -
------------------------------------------------------------------------------------------------------------------------
  63      06/01/2003                        -                      173             -                     -            -
  64      02/28/2003                        -                      729             -                     -        3,284
  65      03/31/2003                        -                      263             -                 1,754        5,532
  66      06/01/2003                        -                      136             -                   455            -
  67      04/01/2003                        -                    2,659             -                     -        2,869
------------------------------------------------------------------------------------------------------------------------
  68      06/01/2003                        -                      228             -                     -            -
  69      06/01/2003                        -                      171             -                     -            -
  70      12/31/2002                        -                    1,396             -                     -        6,456
  71      02/28/2003                        -                    1,667             -                     -        2,843
  72      03/31/2003                        -                      138             -                     -            -
------------------------------------------------------------------------------------------------------------------------
  73      06/01/2003                        -                      136             -                   182            -
  74      06/01/2003                        -                        -             -                     -            -
  75      12/30/2002                        -                      625        15,000                 4,500        1,754
  76      06/01/2003                        -                      250             -                 1,007        2,436
  77      12/17/2002                        -                    2,083             -                     -        2,387
------------------------------------------------------------------------------------------------------------------------
  78      06/01/2003                        -                      134             -                     -            -
  79      04/01/2003                        -                    1,153             -                     -        5,217
  80      06/01/2003                        -                      127             -                     -            -
  81      06/01/2003                        -                      141             -                   470            -
  82      05/01/2003                        -                      563             -                     -        2,798
------------------------------------------------------------------------------------------------------------------------
  83      03/31/2003                        -                      555             -                     -        1,309
  83A     03/31/2003
  83B     03/31/2003
  84      01/31/2003                        -                      237             -                 1,107        1,234
  85      03/01/2003                        -                      584             -                     -        4,639
------------------------------------------------------------------------------------------------------------------------
  86      01/31/2003                        -                    1,230             -                     -        1,734
  87      03/20/2003                        -                    1,729             -                     -        1,870
  88      02/19/2003                        -                    2,070             -                     -        4,590
  89      02/28/2003                        -                    1,730             -                     -        2,375
  89A     02/28/2003
------------------------------------------------------------------------------------------------------------------------
  89B     02/28/2003
  90      01/20/2003                        -                      402        40,000                 1,713        4,712
  91      02/28/2003                        -                    1,230             -                     -        1,199
  91A     02/28/2003
  91B     02/28/2003
------------------------------------------------------------------------------------------------------------------------
  92      01/30/2003                        -                      182             -                   783        1,901
------------------------------------------------------------------------------------------------------------------------

                                  UPFRONT         ENVIRONMENTAL
          MONTHLY INSURANCE     ENGINEERING           REPORT           ENGINEERING       APPRAISAL
  ID            ESCROW            RESERVE              DATE            REPORT DATE     AS-OF DATE (6)
-------------------------------------------------------------------------------------------------------
  57                       566              -       01/22/2003          01/23/2003      03/25/2003
-------------------------------------------------------------------------------------------------------
  58                       811              -       07/31/2002          07/31/2002      07/24/2002
  59                     2,710          2,750       01/23/2003          01/23/2003      01/21/2003
  60                       368              -       02/26/2003          02/26/2003      03/01/2003
  61                       173              -       02/10/2003          01/30/2003      02/02/2003
  62                         -              -       03/21/2003          03/21/2003      03/10/2003
-------------------------------------------------------------------------------------------------------
  63                         -              -       03/09/2003          03/09/2003      03/22/2003
  64                       294              -       02/20/2003          02/20/2003      02/10/2003
  65                       105              -       01/16/2003          01/16/2003      01/29/2003
  66                         -              -       04/02/2003          09/23/2002      03/04/2003
  67                     1,796          1,000       02/19/2003          02/19/2003      02/24/2003
-------------------------------------------------------------------------------------------------------
  68                         -              -       05/02/2003          05/02/2003      04/25/2003
  69                       155         10,000       01/07/2003          01/07/2003      01/08/2003
  70                     1,091          1,000       02/03/2003          02/03/2003      12/30/2002
  71                     1,457              -       11/06/2002          11/06/2002      10/23/2002
  72                         -              -       01/29/2003          01/29/2003      01/04/2003
-------------------------------------------------------------------------------------------------------
  73                         -            263       05/09/2003          05/09/2003      04/28/2003
  74                         -              -       02/12/2003             NAP          01/29/2003
  75                       934         30,625       12/30/2002          11/11/2002      11/25/2002
  76                       260          1,625       03/11/2003          03/11/2003      02/24/2003
  77                     1,807          4,750       11/04/2002          11/04/2002      10/24/2002
-------------------------------------------------------------------------------------------------------
  78                         -              -       02/12/2003          02/04/2003      12/23/2002
  79                     1,765         33,813       03/12/2003          01/07/2003      01/21/2003
  80                         -          1,250       02/07/2003          02/07/2003      02/03/2003
  81                       127            250       03/18/2003          03/18/2003      03/12/2003
  82                     2,444            950       04/11/2003          04/11/2003      04/10/2003
-------------------------------------------------------------------------------------------------------
  83                       473         35,938       09/23/2002          09/23/2002      09/13/2002
  83A                                               09/23/2002          09/23/2002      09/13/2002
  83B                                               09/23/2002          09/23/2002      09/13/2002
  84                       329          1,500       12/09/2002          12/09/2002      12/13/2002
  85                       657              -       01/21/2003          01/21/2003      01/27/2003
-------------------------------------------------------------------------------------------------------
  86                     1,580              -       12/12/2002          12/12/2002      12/17/2002
  87                     3,173         20,875       11/04/2002          11/04/2002      10/24/2002
  88                     1,355         24,063       03/17/2003          03/17/2003      03/14/2003
  89                     1,394         10,938       04/08/2003          04/08/2003      01/28/2003
  89A                                               04/08/2003          04/08/2003      01/28/2003
-------------------------------------------------------------------------------------------------------
  89B                                               04/08/2003          04/08/2003      01/28/2003
  90                       442          8,350       01/28/2003          02/06/2003      01/29/2003
  91                     1,300          5,600       03/19/2003          03/19/2003      03/06/2003
  91A                                               03/19/2003          03/19/2003      03/06/2003
  91B                                               03/19/2003          03/19/2003      03/06/2003
-------------------------------------------------------------------------------------------------------
  92                       283              -       12/11/2002          12/11/2002      12/19/2002
-------------------------------------------------------------------------------------------------------

   ID     SPONSOR
--------------------------------------------------------------------------------------------------------
   57     Barry L. Haase, Philip S. Moreau
--------------------------------------------------------------------------------------------------------
   58     John M. Lewis, Daniel D. Dower, Michael J. Powers, III, Susan B. Schweikert
   59     John E. Autry, Leasing Lifestyles, Inc., Monarch Properties, Inc., Westmark Management Company
   60     Todd W. Lillibridge
   61     Wayne M. Kao
   62     Aziz Ali Dhanani
--------------------------------------------------------------------------------------------------------
   63     Harris Rittoff, Marshall Okmin
   64     Sam Misuraca, Mario Rea
   65     David J. Faestel
   66     Henry Herskowitz
   67     Robert F. Barton
--------------------------------------------------------------------------------------------------------
   68     Craig M. Ripley
   69     William N. Hunter
   70     Benchmark Group, Inc.
   71     Robert G. Lewis, Jr., Jerry L. Stephens
   72     Mark A. Thomas, Anthony J. Ferlito
--------------------------------------------------------------------------------------------------------
   73     Bernard Leviton
   74     William W. Bock, Jr.
   75     Richard Hanna, Peter Naumberg
   76     Joseph Robert Prestifilippo
   77     Robert G. Lewis, Jr., Jerry L. Stephens
--------------------------------------------------------------------------------------------------------
   78     Neal Brad Thomason, Gregory V. Hurley
   79     Louis A. Tallarini
   80     William A. Wilson, Wilson Asset Management, L.P.
   81     Gerald R. Comstock
   82     William R. Prevatel, William E. Prevatel, Eileen M. Prevatel
--------------------------------------------------------------------------------------------------------
   83     Kirk L. Saunders, Phillip R. Amos, American Value Communities #2, L.L.C.
   83A
   83B
   84     Kevin M. Brewton, Larry H. Patterson, George S. Currin
   85     Daniel Hibma, Roger J. Lucas, Paul A. Land
--------------------------------------------------------------------------------------------------------
   86     Charles T. Spinks
   87     Robert G. Lewis, Jr., Jerry L. Stephens
   88     Jerome B. Makowsky, Neil E. Ringel
   89     Benjamin G. Newman, Jr., Ronald D. Riches, Martin S. Greene, Eugene D. Fink
   89A
--------------------------------------------------------------------------------------------------------
   89B
   90     Thomas J. Redmond
   91     Keith W. Whitehouse, James S. Coder
   91A
   91B
--------------------------------------------------------------------------------------------------------
   92     Larry H. Patterson, George S. Currin
--------------------------------------------------------------------------------------------------------

COMM 2003-LNB1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
            LOANS

                                                                                    % OF                            % OF APPLICABLE
                                                                                INITIAL POOL      LOAN GROUP          LOAN GROUP
  ID                                PROPERTY NAME                                 BALANCE         ONE OR TWO            BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   6    Empirian Luxury Towers                                                     4.50%               2                20.84%
   9    The Reserve at Sugarloaf                                                   3.12%               2                14.45%
  18    Nittany Pointe                                                             1.50%               1                 1.92%
  21    Pembrook Place Apartments                                                  1.03%               2                 4.79%
  22    Regal Townhomes                                                            0.99%               2                 4.59%
  29    Waters Inlet Apartments                                                    0.85%               2                 3.93%
  31    Willow Dayton Apartments - Phase II                                        0.83%               2                 3.83%
  33    University Village Apartments                                              0.75%               2                 3.47%
  37    Hamilton Station IV                                                        0.67%               2                 3.10%
  38    Willow Dayton Apartments - Phase I (4)                                     0.65%               2                 3.01%
  41    Country Lakes Townhome Apartments                                          0.59%               2                 2.71%
  43    Eagle Creek Apartments                                                     0.54%               2                 2.50%
  44    HighPointe Apartments                                                      0.53%               2                 2.46%
  47    Reedville Commons                                                          0.51%               2                 2.38%
  48    Shadowood West Apartments                                                  0.51%               2                 2.35%
  51    Venture In Resort                                                          0.50%               2                 2.32%
  52    Hidden Lakes Apartments                                                    0.50%               2                 2.32%
  53    Sunshine Village MHP                                                       0.49%               2                 2.27%
  54    Falcon Lair Apartments                                                     0.47%               2                 2.19%
  57    Mesa Verde Resort                                                          0.43%               2                 2.01%
  59    Park Lane Terrace Apartments                                               0.42%               2                 1.96%
  64    Crystal Lake MHC                                                           0.40%               1                 0.51%
  67    Sandpainter Apartments                                                     0.37%               2                 1.71%
  70    Courtyard Apartments                                                       0.30%               2                 1.38%
  71    Shadowood Apartments                                                       0.28%               2                 1.31%
  77    Brookwood                                                                  0.25%               2                 1.17%
  79    Village Apartments                                                         0.25%               2                 1.14%
  82    Mid-Bay Club Apartments                                                    0.19%               1                 0.25%
  83    Aztec & Oakhill MHP Portfolio (2)                                          0.19%               2                 0.90%
  83A   AZTEC MOBILE HOME PARK                                                     0.12%               2                 0.55%
  83B   OAKHILL MOBILE HOME PARK                                                   0.08%               2                 0.35%
  85    Parkcrest Apartments II                                                    0.19%               2                 0.88%
  86    Sadler Apartments                                                          0.19%               2                 0.87%
  87    Grayshire Apartments                                                       0.18%               2                 0.84%
  88    Southern Manor, Southern Place East & Southern Place West Apartments       0.18%               2                 0.82%
  89    Camelot & Bienville Apartments Portfolio (2)                               0.17%               2                 0.79%
  89A   CAMELOT APARTMENTS                                                         0.12%               2                 0.55%
  89B   BIENVILLE APARTMENTS                                                       0.05%               2                 0.24%
  91    Castlebury Court & Monticello Apartments Portfolio (2)                     0.15%               2                 0.71%
  91A   MONTICELLO APARTMENTS                                                      0.09%               2                 0.42%
  91B   CASTLEBURY COURT                                                           0.06%               2                 0.29%

                              MORTGAGE            CUT-OFF           GENERAL                          DETAILED
              # OF              LOAN               DATE             PROPERTY                         PROPERTY
  ID       PROPERTIES        SELLER (1)           BALANCE           TYPE                             TYPE
---------------------------------------------------------------------------------------------------------------------------------
   6            1               GACC                 38,063,492     Multifamily                      Conventional
   9            1               GACC                 26,400,000     Multifamily                      Conventional
  18            1               GACC                 12,725,076     Multifamily                      Student Housing
  21            1              LaSalle                8,742,053     Multifamily                      Conventional
  22            1               GACC                  8,392,381     Multifamily                      Conventional
  29            1              LaSalle                7,186,078     Multifamily                      Conventional
  31            1              LaSalle                6,993,489     Multifamily                      Conventional
  33            1              LaSalle                6,344,240     Multifamily                      Student Housing
  37            1              LaSalle                5,667,120     Multifamily                      Conventional
  38            1              LaSalle                5,494,730     Multifamily                      Conventional
  41            1              LaSalle                4,950,410     Multifamily                      Conventional
  43            1              LaSalle                4,565,237     Multifamily                      Conventional
  44            1              LaSalle                4,500,000     Multifamily                      Conventional
  47            1              LaSalle                4,341,119     Multifamily                      Conventional
  48            1              LaSalle                4,301,640     Multifamily                      Conventional
  51            1              LaSalle                4,245,473     Manufactured Housing             Manufactured Housing
  52            1              LaSalle                4,231,938     Multifamily                      Conventional
  53            1              LaSalle                4,151,507     Manufactured Housing             Manufactured Housing
  54            1              LaSalle                3,992,266     Multifamily                      Conventional
  57            1              LaSalle                3,676,034     Manufactured Housing             Manufactured Housing
  59            1              LaSalle                3,589,228     Multifamily                      Conventional
  64            1              LaSalle                3,357,029     Manufactured Housing             Manufactured Housing
  67            1              LaSalle                3,117,248     Multifamily                      Conventional
  70            1              LaSalle                2,512,460     Multifamily                      Conventional
  71            1              LaSalle                2,389,800     Multifamily                      Conventional
  77            1              LaSalle                2,130,905     Multifamily                      Conventional
  79            1              LaSalle                2,077,187     Multifamily                      Conventional
  82            1               GACC                  1,648,587     Multifamily                      Conventional
  83            2              LaSalle                1,639,111     Manufactured Housing             Manufactured Housing
  83A                          LASALLE                  998,256     MANUFACTURED HOUSING             MANUFACTURED HOUSING
  83B                          LASALLE                  640,855     MANUFACTURED HOUSING             MANUFACTURED HOUSING
  85            1              LaSalle                1,600,000     Multifamily                      Conventional
  86            1              LaSalle                1,593,574     Multifamily                      Conventional
  87            1              LaSalle                1,540,559     Multifamily                      Conventional
  88            3              LaSalle                1,500,000     Multifamily                      Conventional
  89            2              LaSalle                1,448,102     Multifamily                      Conventional
  89A                          LASALLE                1,011,927     MULTIFAMILY                      CONVENTIONAL
  89B                          LASALLE                  436,175     MULTIFAMILY                      CONVENTIONAL
  91            2              LaSalle                1,298,836     Multifamily                      Conventional
  91A                          LASALLE                  770,496     MULTIFAMILY                      CONVENTIONAL
  91B                          LASALLE                  528,340     MULTIFAMILY                      CONVENTIONAL

  ID    ADDRESS                                                     CITY                        COUNTY          STATE       ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
   6    633 West Rittenhouse Street                                 Philadelphia         Philadelphia             PA         19144
   9    2605 Meadow Church Road                                     Duluth               Gwinnett                 GA         30097
  18    200 Campus View Drive                                       Altoona              Blair                    PA         16601
  21    2775 Stowmarket Avenue                                      Rockford             Winnebago                IL         61109
  22    2251 Pleasant View Drive                                    Marion               Linn                     IA         52302
  29    6100 Arlington Expressway                                   Jacksonville         Duval                    FL         32211
  31    1720 North Halsted, 1818 North Halsted, 1717 North Dayton   Chicago              Cook                     IL         60614
  33    1203 West Main Street                                       Central              Pickens                  SC         29630
  37    2700 Double Churches Road                                   Columbus             Muscogee                 GA         31909
  38    Various (3)                                                 Chicago              Cook                     IL         60614
  41    2910 White Knight Boulevard                                 Indianapolis         Marion                   IN         46229
  43    4280 South Lee Street                                       Buford               Gwinnett                 GA         30518
  44    700 Vista Court #1                                          Allegan              Allegan                  MI         49010
  47    18505 Southwest Stubblefield Way                            Beaverton            Washington               OR         97006
  48    4344 West Highland Drive                                    Macon                Bibb                     GA         31210
  51    270 North Clark Road                                        Show Low             Navajo                   AZ         85901
  52    180 Hidden Lakes Court                                      Macon                Bibb                     GA         31204
  53    2765 10th Avenue North                                      Lake Worth           Palm Beach               FL         33461
  54    625 31st Avenue North                                       Columbus             Lowndes                  MS         39705
  57    3479 South 4th Avenue                                       Yuma                 Yuma                     AZ         85365
  59    6808 - 6864 Larmanda                                        Dallas               Dallas                   TX         75231
  64    1330 Hanover Road                                           Troy Township        Delaware                 OH         43015
  67    2225 West Indian School Road                                Phoenix              Maricopa                 AZ         85015
  70    300 Crockett Street                                         Austin               Travis                   TX         78704
  71    200 Engracia Drive                                          Warner Robins        Houston                  GA         31088
  77    3141 Brookwood Drive                                        Macon                Bibb                     GA         31204
  79    82 Jerome Road                                              Uncasville           New London               CT         06382
  82    11950 North Bayshore Drive                                  North Miami          Miami-Dade               FL         33181
  83    Various                                                     Kyle                 Hays                     TX         78640
  83A   291 ROLAND LANE                                             KYLE                 HAYS                     TX         78640
  83B   501 ROLAND LANE                                             KYLE                 HAYS                     TX         78640
  85    1961 Parkcrest Drive                                        Wyoming              Kent                     MI         49509
  86    1564 Beach Boulevard                                        Biloxi               Harrison                 MS         39530
  87    1968 Clinton Road                                           Macon                Bibb                     GA         31211
  88    3275-3279 Southern, 3467-3469 Southern, 3285-3295 Southern  Memphis              Shelby                   TN         38111
  89    Various                                                     Natchez              Adams                    MS         39120
  89A   156 JEFFERSON DAVIS BOULEVARD                               NATCHEZ              ADAMS                    MS         39120
  89B   500 NORTH COMMERCE STREET                                   NATCHEZ              ADAMS                    MS         39120
  91    Various                                                     Tulsa                Tulsa                    OK         74105
  91A   2639 EAST 51ST STREET                                       TULSA                TULSA                    OK         74105
  91B   2735 EAST 51ST STREET                                       TULSA                TULSA                    OK         74105

                     NET           LOAN PER NET
                RENTABLE          RENTABLE AREA     OCCUPANCY          OCCUPANCY     ELEVATOR(S)             UTILITIES
  ID          UNITS/PADS             UNITS/PADS        RATE           AS-OF DATE       (YES/NO)           PAID BY TENANT
----------------------------------------------------------------------------------------------------------------------------------
   6                 570                 66,778             96.67%    04/14/2003         Yes      None
   9                 333                 79,279             90.39%    04/10/2003          No      Electric, Gas, Water, Sewer
  18                 156                 81,571             95.67%    03/03/2003          No      Electric, Gas, Water
  21                 136                 64,280             91.91%    02/28/2003          No      Electric, Gas
  22                 168                 49,955             98.81%    04/01/2003          No      Electric, Gas, Water
  29                 205                 35,054             92.20%    12/31/2002          No      Electric, Water, Sewer
  31                  87                 80,385             91.95%    03/13/2003         Yes      Electric, Gas, Water, Sewer
  33                  72                 88,114             92.94%    02/28/2003          No      Electric
  37                 102                 55,560             98.04%    04/28/2003          No      Electric
  38                  56                 98,120             89.29%    01/31/2003          No      Electric, Gas, Water, Sewer
  41                 184                 26,904             88.04%    02/28/2003          No      Electric
  43                 114                 40,046             97.37%    04/15/2003          No      Electric, Gas, Water, Sewer
  44                 120                 37,500             95.83%    05/01/2003          No      Electric
  47                  88                 49,331             93.18%    12/23/2002          No      Electric
  48                 152                 28,300             94.08%    12/17/2002          No      Electric
  51                 389                 10,914            100.00%    04/15/2003          No      Electric
  52                 144                 29,388             91.67%    05/06/2003          No      Electric
  53                 170                 24,421             94.12%    02/28/2003          No      Electric, Water
  54                 152                 26,265             93.42%    03/17/2003          No      Electric, Gas
  57                 345                 10,655             91.30%    05/01/2003          No      Electric
  59                 152                 23,613             91.45%    04/26/2003          No      None
  64                 175                 19,183             86.86%    02/28/2003          No      Electric, Water
  67                 116                 26,873             90.52%    04/01/2003          No      Electric
  70                  67                 37,499             97.01%    12/31/2002          No      Electric
  71                  80                 29,873             78.75%    02/28/2003          No      Electric
  77                 100                 21,309             93.00%    12/17/2002          No      Electric, Gas
  79                  54                 38,466             96.30%    04/01/2003          No      Electric
  82                  27                 61,059            100.00%    05/01/2003         Yes      Electric, Gas
  83                 133                 12,324             90.98%    03/31/2003          No      Electric, Gas, Water, Sewer
  83A                 81                 12,324             90.12%    03/31/2003          NO      ELECTRIC, GAS, WATER, SEWER
  83B                 52                 12,324             92.31%    03/31/2003          NO      ELECTRIC, GAS, WATER, SEWER
  85                  28                 57,143             96.43%    03/01/2003          No      Electric
  86                  59                 27,010             98.31%    01/31/2003          No      Electric
  87                  83                 18,561             89.16%    03/20/2003          No      Electric
  88                  80                 18,750             96.25%    02/19/2003          No      Electric, Water, Sewer
  89                  83                 17,447             95.18%    02/28/2003          No      Electric
  89A                 58                 17,447             93.10%    02/28/2003          NO      ELECTRIC
  89B                 25                 17,447            100.00%    02/28/2003          NO      ELECTRIC
  91                  59                 22,014             91.53%    02/28/2003          No      None
  91A                 35                 22,014             85.71%    02/28/2003          NO      NONE
  91B                 24                 22,014            100.00%    02/28/2003          NO      NONE

                    STUDIOS / PADS                           1 BEDROOM                               2 BEDROOM
        -------------------------------------     -----------------------------------     ----------------------------------
           #      AVG RENT PER       MAX            #      AVG RENT PER      MAX            #     AVG RENT PER      MAX
  ID     UNITS       MO. ($)         RENT ($)     UNITS      MO. ($)         RENT ($)     UNITS      MO. ($)      RENT ($)
----------------------------------------------------------------------------------------------------------------------------
   6      49           530           700           287         654           800           230         836         1,095
   9                                               110         853           900           173        1,090        1,355
  18
  21                                                18         753           760            72         816          865
  22                                                                                       156         660          775
  29      24           450           470            76         571           640           105         647          675
  31                                                33        1,148         1,250           54        1,371        1,675
  33
  37                                                26         645           645            68         808          820
  38                                                37        1,162         1,250           18        1,581        1,710
  41                                                                                        92         616          625
  43                                                                                       114         563          625
  44                                                24         602           699            96         691          789
  47                                                26         648           680            62         744          780
  48                                                48         450           460            80         560          560
  51
  52                                                52         468           500            72         566          600
  53
  54                                                48         490           510           104         590          610
  57
  59                                                51         521           530            83         670          680
  64
  67      24           380           380            64         460           460            28         589          610
  70                                                36         642           659            16         798          834
  71                                                16         535           535            64         635          635
  77                                                60         425           425            40         525          525
  79                                                16         665           695            38         774          835
  82                                                19         818           850            8          950          950
  83
  83A
  83B
  85                                                                                        14         899          899
  86       3           350           350            35         410           525            19         542          595
  87                                                2          395           395            73         502          535
  88       1           409           409                                                    79         504          559
  89                                                38         351           400            45         435          560
  89A                                               29         355           400            29         472          560
  89B                                               9          336           350            16         369          400
  91                                                24         539           560            29         640          650
  91A                                               18         539           560            17         640          650
  91B                                               6          539           550            12         640          640

                    3 BEDROOM                                 4 BEDROOM
        -----------------------------------     -------------------------------------
           #     AVG RENT PER      MAX              #      AVG RENT PER      MAX
  ID     UNITS      MO. ($)        RENT ($)       UNITS       MO. ($)      RENT ($)
-------------------------------------------------------------------------------------
   6                                                4          1,518        1,690
   9      38         1,422        1,510            12          1,956        1,975
  18                                               156         1,596        1,596
  21      46          982         1,090
  22      12          850          850
  29
  31
  33      24          929         1,035            48          1,123        1,512
  37       8          985          985
  38       1         1,880        1,880
  41      92          655          725
  43
  44
  47
  48      24          625          625
  51
  52      20          660          660
  53
  54
  57
  59      18          837          900
  64
  67
  70      15          983          999
  71
  77
  79
  82
  83
  83A
  83B
  85      14         1,095        1,095
  86       2          650          650
  87       8          585          595
  88
  89
  89A
  89B
  91       6          650          700
  91A
  91B      6          650          700

FOOTNOTES FOR THE ANNEX A-1

1 GACC - German American Capital Corporation, LaSalle - LaSalle Bank National Association

2 For the purposes of mortgage loan calculations in the prospectus supplement, Hampton Inn & Holiday Inn, Fredericksburg Shopping Center and Commerce Square Center loans have an Original Term to Maturity of 120 months, Shaw's Merrimack loan has an Original Term to Maturity of 247 months and 75 Rockefeller Plaza loan has an Original Term to Maturity of 133 months, which is calculated using the 8/1/2003 First Payment Date and their respective Maturity Dates. For the purposes of this Annex A, the Original Term to Maturity, First Payment Date, Remaining Interest Only Period, and Prepayment Provisions for these loans were adjusted to include an additional 1 month interest-only payment to reflect the interest payment the Trust will receive on 7/1/2003.

3 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. For the Westfield Shoppingtown Portfolio loan, a complete amortization schedule for the Westfield Shoppingtown Portfolio loan is on Annex A-3.

4 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

5 For purposes of calculating Cut-off Date LTV Ratio and LTV Ratio at Maturity, the loan amounts used for the Westfield Shoppingtown Portfolio and Chandler Fashion Center loans are the aggregate principal balance of
     (a) such mortgage loans and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loans. For purposes of calculating DSCR, the Annual Debt Service used for the Westfield Shoppingtown Portfolio and Chandler Fashion Center loans are the product of (a) the Monthly Debt Service payments as of the Cut-off Date of (i) such mortgage loans and (ii) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loans, multiplied by (b) 12.

6 For those loans indicating an Appraisal As-of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

7 Net Rentable Area SF/Units includes square footage for ground lease tenants.

8 The Monthly Debt Service for the 75 Rockefeller Plaza Mortgage Loan is the average of the first 12 interest-only payments.

9 Not closed as of the Cut-off Date. The Cut-off Date for such loan will be its Note Date.

10   One loan secured by multiple properties.

11 In regards to the IAC JFK Building B loan, the Ground Lessors signed the Mortgage and have the right to purchase the property.

12 The Willow Dayton Apartments - Phase I loan consists of multiple buildings with the following addresses: 1732 N. Halsted Street, 1800 North Halsted Street, 1802 North Halsted Street, 1816 North Halsted Street, 1732 North Dayton Street, 1801 North Dayton Street, 818 West Willow Street, 820 West Willow Street.

13 Net Rentable Area SF/Units for the Willow Dayton Apartments - Phase I excludes seven small commercial units.

14 The 2nd Largest Tenant SF for the Buschwood III loan will change to 14,058 as of 10/01/2003.

15 The Mid-Bay Club Apartments loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were adjusted to net the $100,000 holdback from the Cut-off Date Balance.

16 In regards to the Shaw's Merrimack loan, the loan provides for a step up in the Monthly Debt Service payments to $93,032.62 in March 2009, $100,004.98 in March 2014 and $107,486.27 in March 2019. In regards to the Walgreens - Lake Harbour loan, the loan provides for a step down in the Monthly Debt Service payments to $21,940.52 in September 2006, $21,592.79 in September 2011 and $21,245.06 in September 2016.

FOOTNOTES FOR THE ANNEX A-2

1 GACC - German American Capital Corporation, LaSalle - LaSalle Bank National Association

2    One loan secured by multiple properties.

3 The Willow Dayton Apartments - Phase I loan consists of multiple buildings with the following addresses: 1732 N. Halsted Street, 1800 North Halsted Street, 1802 North Halsted Street, 1816 North Halsted Street, 1732 North Dayton Street, 1801 North Dayton Street, 818 West Willow Street, 820 West Willow Street.

4 Net Rentable Area SF/Units for the Willow Dayton Apartments - Phase I excludes seven small commercial units.

                                    ANNEX A-3

                          AMORTIZATION SCHEDULE OF THE
                 WESTFIELD SHOPPINGTOWN PORTFOLIO MORTGAGE LOAN

      PERIOD                      DATE                           BALANCE                      PRINCIPAL

------------------  -------------------------------- ------------------------------ ----------------------------
         0                       10/1/02                   $ 60,000,000.00
         1                       11/1/02                     59,950,922.00                  $ 49,078.00
         2                       12/1/02                     59,891,513.22                    59,408.77
         3                        1/1/03                     59,841,870.04                    49,643.19
         4                        2/1/03                     59,791,968.22                    49,901.82
         5                        3/1/03                     59,711,661.31                    80,306.91
         6                        4/1/03                     59,661,081.14                    50,580.17
         7                        5/1/03                     59,600,211.09                    60,870.05
         8                        6/1/03                     59,549,050.30                    51,160.79
         9                        7/1/03                     59,487,615.42                    61,434.87
        10                        8/1/03                     59,435,868.04                    51,747.38
        11                        9/1/03                     59,383,851.06                    52,016.97
        12                       10/1/03                     59,321,583.31                    62,267.75
        13                       11/1/03                     59,268,970.94                    52,612.37
        14                       12/1/03                     59,206,124.00                    62,846.94
        15                        1/1/04                     59,152,910.13                    53,213.88
        16                        2/1/04                     59,099,419.02                    53,491.11
        17                        3/1/04                     59,025,785.27                    73,633.75
        18                        4/1/04                     58,971,631.88                    54,153.39
        19                        5/1/04                     58,907,285.85                    64,346.03
        20                        6/1/04                     58,852,515.11                    54,770.74
        21                        7/1/04                     58,787,568.54                    64,946.57
        22                        8/1/04                     58,732,174.10                    55,394.43
        23                        9/1/04                     58,676,491.08                    55,683.02
        24                       10/1/04                     58,610,657.05                    65,834.03
        25                       11/1/04                     58,554,340.96                    56,316.09
        26                       12/1/04                     58,487,891.09                    66,449.87
        27                        1/1/05                     58,430,935.42                    56,955.67
        28                        2/1/05                     58,373,683.02                    57,252.39
        29                        3/1/05                     58,286,702.30                    86,980.73
        30                        4/1/05                     58,228,698.49                    58,003.81
        31                        5/1/05                     58,160,606.84                    68,091.65
        32                        6/1/05                     58,101,946.11                    58,660.73
        33                        7/1/05                     58,033,215.42                    68,730.69
        34                        8/1/05                     57,973,891.01                    59,324.40
        35                        9/1/05                     57,914,257.54                    59,633.47
        36                       10/1/05                     57,844,580.59                    69,676.95
        37                       11/1/05                     57,784,273.45                    60,307.14
        38                       12/1/05                     57,713,941.16                    70,332.29
        39                        1/1/06                     57,652,953.42                    60,987.73
        40                        2/1/06                     57,591,647.96                    61,305.46
        41                        3/1/06                     57,500,987.32                    90,660.64
        42                        4/1/06                     57,438,890.15                    62,097.17
        43                        5/1/06                     57,366,816.56                    72,073.60

      PERIOD                      DATE                           BALANCE                      PRINCIPAL

------------------  -------------------------------- ------------------------------ ----------------------------
        44                        6/1/06                     57,304,020.40                    62,796.16
        45                        7/1/06                     57,231,266.83                    72,753.57
        46                        8/1/06                     57,167,764.50                    63,502.33
        47                        9/1/06                     57,103,931.33                    63,833.16
        48                       10/1/06                     57,030,168.98                    73,762.35
        49                       11/1/06                     56,965,618.99                    64,550.00
        50                       12/1/06                     56,891,159.31                    74,459.67
        51                        1/1/07                     56,825,885.11                    65,274.20
        52                        2/1/07                     56,760,270.85                    65,614.26
        53                        3/1/07                     56,665,698.12                    94,572.73
        54                        4/1/07                     56,599,249.33                    66,448.79
        55                        5/1/07                     56,522,942.54                    76,306.79
        56                        6/1/07                     56,455,750.04                    67,192.51
        57                        7/1/07                     56,378,719.77                    77,030.26
        58                        8/1/07                     56,310,775.91                    67,943.87
        59                        9/1/07                     56,242,478.07                    68,297.84
        60                       10/1/07                     56,164,372.56                    78,105.51
        61                       11/1/07                     56,095,312.00                    69,060.56
        62                       12/1/07                     56,016,464.53                    78,847.47
        63                        1/1/08                     55,946,633.42                    69,831.12
        64                        2/1/08                     55,876,438.50                    70,194.92
        65                        3/1/08                     55,787,097.19                    89,341.31
        66                        4/1/08                     55,716,071.14                    71,026.06
        67                        5/1/08                     55,635,311.66                    80,759.48
        68                        6/1/08                     55,563,494.84                    71,816.82
        69                        7/1/08                     55,481,966.12                    81,528.72
        70                        8/1/08                     55,409,350.42                    72,615.70
        71                        9/1/08                     55,336,356.41                    72,994.01
        72                       10/1/08                     55,253,682.53                    82,673.87
        73                       11/1/08                     55,179,877.53                    73,805.00
        74                       12/1/08                     55,096,414.75                    83,462.79
        75                        1/1/09                     55,021,790.43                    74,624.32
        76                        2/1/09                     54,946,777.33                    75,013.09
        77                        3/1/09                     54,843,671.11                   103,106.22
        78                        4/1/09                     54,767,730.07                    75,941.04
        79                        5/1/09                     54,682,189.37                    85,540.70
        80                        6/1/09                     54,605,407.05                    76,782.32
        81                        7/1/09                     54,519,047.97                    86,359.08
        82                        8/1/09                     54,441,415.73                    77,632.24
        83                        9/1/09                     54,363,379.05                    78,036.68
        84                       10/1/09                     54,275,799.75                    87,579.30
        85                       11/1/09                     54,196,900.25                    78,899.50
        86                       12/1/09                     54,108,481.62                    88,418.63
        87                        1/1/10                     54,028,710.44                    79,771.18
        88                        2/1/10                     53,948,523.68                    80,186.76
        89                        3/1/10                     53,840,720.12                   107,803.56
        90                        4/1/10                     53,759,553.98                    81,166.14
        91                        5/1/10                     53,668,930.39                    90,623.59
        92                        6/1/10                     53,586,869.27                    82,061.12
        93                        7/1/10                     53,495,375.07                    91,494.20

      PERIOD                      DATE                           BALANCE                      PRINCIPAL
------------------  -------------------------------- ------------------------------ ----------------------------
        94                        8/1/10                     53,412,409.78                    82,965.29
        95                        9/1/10                     53,329,012.26                    83,397.52
        96                       10/1/10                     53,236,218.03                    92,794.23
        97                       11/1/10                     53,151,902.60                    84,315.43
        98                       12/1/10                     53,058,215.44                    93,687.16
        99                        1/1/11                     52,972,972.66                    85,242.77
        100                       2/1/11                     52,887,285.80                    85,686.86
        101                       3/1/11                     52,774,488.53                   112,797.28
        102                       4/1/11                     52,687,767.61                    86,720.91
        103                       5/1/11                     52,591,740.44                    96,027.17
        104                       6/1/11                     52,504,067.46                    87,672.98
        105                       7/1/11                     52,407,114.13                    96,953.33
        106                       8/1/11                     52,318,479.30                    88,634.83
        107                       9/1/11                     52,229,382.71                    89,096.59
        108                      10/1/11                     52,131,044.51                    98,338.20
        109                      11/1/11                     52,040,971.43                    90,073.08
        110                      12/1/11                     51,941,683.33                    99,288.11
        111                       1/1/12                     51,850,623.73                    91,059.59
        112                       2/1/12                     51,759,089.74                    91,533.99
        113                       3/1/12                     51,649,682.08                   109,407.66
        114                       4/1/12                     51,557,101.24                    92,580.84
        115                       5/1/12                     51,455,373.62                   101,727.62
        116                       6/1/12                     51,361,780.49                    93,593.13
        117                       7/1/12                     51,259,068.13                   102,712.36
        118                       8/1/12                     51,164,452.30                    94,615.83
        119                       9/1/12                     51,069,343.55                    95,108.75
        120                      10/1/12                     50,965,156.82                   104,186.73

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                                 CMBS NEW ISSUE

                      STRUCTURAL AND COLLATERAL TERM SHEET

                      ------------------------------------

                                  $580,872,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                  $846,037,514
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                                 COMM 2003-LNB1
                      ------------------------------------
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                       GERMAN AMERICAN CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS
                      ------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   CLASS     APPROX. SIZE    INITIAL PASS-       RATINGS       SUBORDINATION                 PRINCIPAL      ASSUMED FINAL
                (FACE)       THROUGH RATE    (S&P / MOODY'S)      LEVELS       WAL (YRS.)   WINDOW (MO.)   DISTRIBUTION DATE
----------------------------------------------------------------------------------------------------------------------------
    A-1      $162,434,000          %             AAA/Aaa          18.125%         5.70       7/03-10/12        10/10/2012
    A-2      $347,583,000          %             AAA/Aaa          18.125%         9.71       10/12-6/13         6/10/2013
     B        $28,553,000          %             AA/Aa2           14.750%         9.96        6/13-6/13         6/10/2013
     C        $12,691,000          %             AA-/Aa3          13.250%         9.96        6/13-6/13         6/10/2013
     D        $19,036,000          %              A/A2            11.000%        10.01        6/13-7/13         7/10/2013
     E        $10,575,000          %              A-/A3            9.750%        10.10       7/13-10/13        10/10/2013

DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED
Sole Book Running and Co-Lead Manager                            Co-Lead Manager

BANC OF AMERICA SECURITIES LLC      JPMORGAN                 MERRILL LYNCH & CO.
Co-Manager                         Co-Manager                         Co-Manager


                                  ------------
                                  JUNE 9, 2003


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
TRANSACTION FEATURES

> SELLERS:

                                                                     NO. OF               CUT-OFF DATE                 %
                  SELLERS                                             LOANS                  BALANCE                OF POOL
                  ---------------------------------------------------------------------------------------------------------
                  German American Capital Corporation                  30                  $572,995,298               67.73%
                  LaSalle Bank National Association                    62                   273,042,215               32.27
                  =========================================================================================================
                  TOTAL:                                               92                  $846,037,514              100.00%
                  ---------------------------------------------------------------------------------------------------------

> LOAN POOL:

                  o  Average Cut-off Date Balance: $9,196,060
                  o  Largest Mortgage Loan by Cut-off Date Balance:
                     $65,000,000 (SHADOW RATED A- / A3 BY S&P / MOODY'S)
                  o  Five largest and ten largest loans by Cut-off Date Balance:
                     31.10% and 48.03% of pool, respectively

> CREDIT STATISTICS:

                  o  Weighted average underwritten DSCR of 1.64x
                  o Weighted average cut-off date LTV ratio of 69.00%; weighted average balloon LTV ratio of 58.88%

> PROPERTY TYPES:

[THE FOLLOWING DATA IS PRESENTED AS A PIE GRAPH IN THE PRINTED DOCUMENT]

                       RETAIL              41.75%
                       MULTIFAMILY(1)      23.69%
                       OFFICE              21.46%
                       INDUSTRIAL           5.70%
                       LAND                 3.44%
                       MIXED USE(2)         1.75%
                       HOTEL                1.57%
                       SENIOR HOUSING       0.65%

(1)  Consists of Multifamily (21.67%) and Manufactured Housing (2.02%).

(2)  Consists of Office and Retail components.

> CALL PROTECTION: (AS APPLICABLE)

                  o 100.00% of the pool has a lockout period ranging from 24 to 42 payments from origination, then defeasance.

> BOND INFORMATION:

                  o Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                                                                                   ASSUMED FINAL       INITIAL
CLASS       INITIAL CERTIFICATE  SUBORDINATION       RATINGS         AVERAGE        PRINCIPAL      DISTRIBUTION     PASS-THROUGH
                BALANCE(1)          LEVELS        (S&P/MOODY'S)  LIFE (YRS.)(2)  WINDOW (MO.)(2)      DATE(2)     RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
A-1(4)         $162,434,000        18.125%(5)        AAA/Aaa           5.70        7/03-10/12   October 10, 2012              %
A-2(4)         $347,583,000        18.125%(5)        AAA/Aaa           9.71        10/12-6/13      June 10, 2013              %
B              $ 28,553,000        14.750%           AA/Aa2            9.96         6/13-6/13      June 10, 2013              %
C              $ 12,691,000        13.250%           AA-/Aa3           9.96         6/13-6/13      June 10, 2013              %
D              $ 19,036,000        11.000%            A/A2            10.01         6/13-7/13      July 10, 2013              %
E              $ 10,575,000         9.750%            A-/A3           10.10        7/13-10/13   October 10, 2013              %
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
PRIVATE CERTIFICATES(6)

                                                                                                   ASSUMED FINAL       INITIAL
CLASS       INITIAL CERTIFICATE  SUBORDINATION       RATINGS         AVERAGE        PRINCIPAL      DISTRIBUTION     PASS-THROUGH
                BALANCE(1)          LEVELS        (S&P/MOODY'S)  LIFE (YRS.)(2)  WINDOW (MO.)(2)      DATE(2)     RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
X-1(7)         $846,037,513            NA            AAA/Aaa            NA             NA      February 10, 2024              %
X-2(7)         $817,601,000            NA            AAA/Aaa            NA             NA          June 10, 2010              %
A-1A(4)        $182,676,000            18.125%(5)    AAA/Aaa             8.70       7/03-6/13      June 10, 2013              %
F              $ 10,576,000             8.500%      BBB+/Baa1           10.93      10/13-8/14    August 10, 2014              %
G              $  8,460,000             7.500%      BBB/Baa2            11.13       8/14-8/14    August 10, 2014              %
H              $ 12,691,000             6.000%      BBB-/Baa3           11.13       8/14-8/14    August 10, 2014              %
J              $ 16,921,000             4.000%       BB+/Ba1            11.13       8/14-8/14    August 10, 2014              %
K              $  4,230,000             3.500%       BB/Ba2             11.13       8/14-8/14    August 10, 2014              %
L              $  5,287,000             2.875%       BB-/Ba3            11.13       8/14-8/14    August 10, 2014              %
M              $  4,231,000             2.375%        B+/B1             11.13       8/14-8/14    August 10, 2014              %
N              $  4,230,000             1.875%        B/B2              11.13       8/14-8/14    August 10, 2014              %
O              $  3,172,000             1.500%        B-/B3             11.54       8/14-1/16   January 10, 2016              %
P              $ 12,691,513             0.000%        NR/NR             16.58       1/16-2/24  February 10, 2024              %
-----------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  Subject to a permitted variance of plus or minus 5%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1, A-2 and A-1A Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or
     (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a Net WAC Cap.

(4) For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 60 mortgage loans, representing approximately 78.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 32 mortgage loans, representing approximately 21.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 92.16% of all the mortgage loans secured by multifamily properties and approximately 80.33% of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-2 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2 and Class A-1A certificates, pro rata.

(5) Represents the approximate credit support for the Class A-1, Class A-2, and Class A-1A Certificates in the aggregate.

(6)  Certificates to be offered  privately  pursuant to Rule 144A and Regulation
     S.

(7) Each of the properties referred to herein as Westfield Shoppingtown Portfolio and Chandler Fashion Center also secure a subordinate note that is held outside of the trust. The Class X Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans see "Description of the Mortgage Pool--Description of the Ten Largest Mortgage Loans--The Westfield Shoppingtown Portfolio Loan" and "--The Chandler Fashion Center Loan" in the Prospectus Supplement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

------------------------------------------------------------------------------------------------------------------------------------
I. ISSUE CHARACTERISTICS
           ISSUE TYPE:   Public:  Classes  A-1,  A-2,  B,  C,  D  and  E  (the  "Offered Certificates").
                         Private (Rule 144A,  Regulation S): Classes X-1, X-2, A-1A, F, G, H, J, K, L, M, N, O and P.

   SECURITIES OFFERED:   $580,872,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through
                         Certificates, consisting of six fixed-rate principal and interest classes (Classes A-1, A-2, B, C, D and
                         E).

        MORTGAGE POOL:   The Mortgage Pool consists of 92 Mortgage Loans with an aggregate balance as of the Cut-Off Date of
                         $846,037,514. The Mortgage Loans are secured by 99 properties located throughout 31 states. The
                         Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2"). Loan
                         Group 1 consists of (i) all of the Mortgage Loans that are not secured by Mortgaged Properties that are multifamily properties and/or manufactured housing properties, (ii) 2 Mortgage Loans that are secured by
                         Mortgaged Properties that are multifamily properties and (iii) 1 Mortgage Loan that is secured by a
                         Mortgaged Property that is a manufactured housing property. Loan Group 1 consists of 60 Mortgage Loans, with an aggregate Cut-Off Date balance of $663,361,297. Loan Group 2 consists of 28 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and 4 Mortgage Loans that are secured by Mortgaged Properties that are manufactured housing properties. Loan Group 2 consists of 32 Mortgage
                         Loans, with an aggregate Cut-Off Date balance of $182,676,217.

              SELLERS:   German American Capital Corporation (GACC); and LaSalle Bank National Association (LaSalle)

           BOOKRUNNER:   Deutsche Bank Securities Inc.

     CO-LEAD MANAGERS:   Deutsche Bank Securities Inc. and ABN AMRO Incorporated.

          CO-MANAGERS:   Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated.

      MASTER SERVICER:   GMAC Commercial Mortgage Corporation, with respect to all of the mortgage loans other than the Westfield
                         Shoppingtown Portfolio Loan and GEMSA Loan Services, L.P., a Delaware limited partnership, with respect to the Westfield Shoppingtown Portfolio Loan.

     SPECIAL SERVICER:   Lennar Partners, Inc., with respect to all of the mortgage loans other than the Westfield Shoppingtown
                         Portfolio Loan and the Chandler Fashion Center Loan, KeyCorp Real Estate Capital Markets, Inc., with respect to the Westfield Shoppingtown Portfolio Loan and GMAC Commercial Mortgage Corporation, with respect to the Chandler Fashion Center Loan.

              TRUSTEE:   Wells Fargo Bank Minnesota, N.A.

   BOND ADMINISTRATOR:   LaSalle Bank National Association.

         CUT-OFF DATE:   June 1, 2003 (except in the case of the mortgage loans known as 75 Rockefeller Plaza, Shaw's Merrimack,
                         Hampton Inn & Holiday Inn, Fredericksburg Shopping Center and Commerce Square Center, the respective loan closing date in June 2003).

EXPECTED CLOSING DATE:   On or about June   , 2003.

   DISTRIBUTION DATES:   The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in July, 2003.

MINIMUM DENOMINATIONS:   $10,000 with respect to the Class A-1 and A-2 Certificates and $25,000 with respect to the Class B,
                         Class C, Class D and Class E Certificates and in multiples of $1 thereafter.

     SETTLEMENT TERMS:   DTC, Euroclear and Clearstream, same day funds, with accrued interest.

   ERISA/SMMEA STATUS:   Classes A-1, A-2, B, C, D and E are expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

      RATING AGENCIES:   The Offered Certificates will be rated by Standard & Poor's and Moody's.

         RISK FACTORS:   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                         THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS"
                         SECTION OF THE PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
II. STRUCTURE CHARACTERISTICS

The Class A, B, C, D, E, F, G and H Certificates are multi-class, sequential-pay REMIC pass-through certificates, which pay monthly distributions. Among the Class A Certificates, Class A-1, A-2 generally receive distributions from Loan Group 1 until Class A-1A has been reduced to zero. Class A-1A generally receives distributions from Loan Group 2 until Class A-2 has been reduced to zero. The Class J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a Net WAC Cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

    [THE FOLLOWING DATA IS PRESENTED AS A BAR GRAPH IN THE PRINTED DOCUMENT]

                   CLASS A-1(1)                      $162.4MM
                   CLASS A-2(2)                      $347.6MM
                   CLASS A-1A(1)(2)                  $182.7MM
                   CLASS B                            $28.6MM
                   CLASS C                            $12.7MM
                   CLASS D                            $19.0MM
                   CLASS E                            $10.6MM
                   CLASS F(1)                         $10.6MM
                   CLASS G(1)                          $8.5MM
                   CLASS H(1)                         $12.7MM
                   CLASS J(1)                         $16.9MM
                   CLASS K(1)                          $4.2MM
                   CLASS L(1)                          $5.3MM
                   CLASS M-P(1)                       $24.3MM



(1)  Offered privately pursuant to Rule 144A and Regulation S.

(2) For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 60 mortgage loans, representing approximately 78.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 32 mortgage loans, representing approximately 21.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 92.16% of all the mortgage loans secured by multifamily properties and approximately 80.33% of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-2 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2 and Class A-1A certificates, pro rata.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
III. FULL COLLATERAL CHARACTERISTICS


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 1,147,709 - 2,000,000            13          19,751,692            2.33
 2,000,001 - 4,000,000            26          77,386,731            9.15
 4,000,001 - 6,000,000            18          84,793,773           10.02
 6,000,001 - 8,000,000            12          83,975,588            9.93
 8,000,001 - 10,000,000            4          34,942,529            4.13
 10,000,001 - 15,000,000           5          65,448,456            7.74
 15,000,001 - 20,000,000           3          52,222,400            6.17
 20,000,001 - 30,000,000           5         126,322,352           14.93
 30,000,001 - 40,000,000           2          77,063,492            9.11
 40,000,001 - 60,000,000           3         159,130,500           18.81
 60,000,001 - 65,000,000           1          65,000,000            7.68
--------------------------------------------------------------------------------
 TOTAL:                           92         846,037,514          100.00
--------------------------------------------------------------------------------
 Min: 1,147,709             Max: 65,000,000           Average: 9,196,060
--------------------------------------------------------------------------------


MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 4.665 - 4.999                     3          72,921,507            8.62
 5.000 - 5.249                     3          82,608,662            9.76
 5.250 - 5.499                     9         156,014,459           18.44
 5.500 - 5.749                    27         228,071,724           26.96
 5.750 - 5.999                    19         119,043,034           14.07
 6.000 - 6.249                    23         142,956,476           16.90
 6.250 - 6.499                     2          20,650,000            2.44
 6.500 - 6.749                     3           9,014,254            1.07
 6.750 - 6.999                     2           8,664,592            1.02
 7.000 - 7.250                     1           6,092,806            0.72
--------------------------------------------------------------------------------
 TOTAL:                           92         846,037,514          100.00
--------------------------------------------------------------------------------
 Min: 4.665                 Max: 7.250                    Wtd Avg: 5.810
--------------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 41.0 - 45.0                       1          54,181,450            6.40
 45.1 - 50.0                       2         124,549,050           14.72
 50.1 - 60.0                       3          21,146,503            2.50
 60.1 - 65.0                       5          23,373,463            2.76
 65.1 - 70.0                       6          25,998,019            3.07
 70.1 - 75.0                      33         169,584,848           20.04
 75.1 - 80.0                      35         370,223,408           43.76
 80.1 - 80.6                       1           4,151,507            0.49
--------------------------------------------------------------------------------
 TOTAL:                           86         793,208,249           93.76
--------------------------------------------------------------------------------
 Min: 41.0                  Max: 80.6                      Wtd Avg: 69.0
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan (0.19% of the pool balance).

(b)  Excludes 4 CTL loans and 2 Land loans from the calculations.


STATE
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                              PROPERTIES      BALANCE ($)          POOL
--------------------------------------------------------------------------------
 New York                          5         154,224,547           18.23
 California                        8         139,924,421           16.54
   SOUTHERN CALIFORNIA             6          87,266,426           10.31
   NORTHERN CALIFORNIA             2          52,657,995            6.22
 Arizona                           4          65,220,205            7.71
 Pennsylvania                      4          61,388,568            7.26
 Georgia                          12          60,528,611            7.15
 Florida                           6          56,283,118            6.65
 Michigan                          5          52,897,312            6.25
 Texas                            12          35,652,192            4.21
 Illinois                          5          31,117,425            3.68
 Maryland                          2          30,092,419            3.56
 West Virginia                     2          22,305,207            2.64
 Other States (a)                 34         136,403,491           16.12
--------------------------------------------------------------------------------
 TOTAL:                           99         846,037,514          100.00
--------------------------------------------------------------------------------

(a)  Includes 20 states.


ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 60 - 60                           7          54,197,915            6.41
 61 - 84                           3          12,614,567            1.49
 85 - 120                         73         660,259,500           78.04
 121 - 200                         5          95,267,120           11.26
 201 - 248                         4          23,698,411            2.80
--------------------------------------------------------------------------------
 TOTAL:                           92         846,037,514          100.00
--------------------------------------------------------------------------------
 Min: 60                    Max: 248                        Wtd Avg: 120
--------------------------------------------------------------------------------


LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 33.7 - 40.0                       2         113,730,500           13.44
 40.1 - 50.0                       6          88,901,005           10.51
 50.1 - 55.0                       3           8,783,841            1.04
 55.1 - 60.0                      23         104,193,047           12.32
 60.1 - 65.0                      26         142,670,328           16.86
 65.1 - 70.0                      21         288,039,639           34.05
 70.1 - 74.0                       5          46,889,889            5.54
--------------------------------------------------------------------------------
 TOTAL:                           86         793,208,249           93.76
--------------------------------------------------------------------------------
 Min: 33.7                 Max: 74.0                       Wtd Avg: 58.9
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan (0.19% of the pool balance).

(b)  Excludes 4 CTL loans and 2 Land loans from the calculations.


REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 55 - 60                           7          54,197,915            6.41
 61 - 84                           3          12,614,567            1.49
 85 - 120                         73         660,259,500           78.04
 121 - 200                         5          95,267,120           11.26
 201 - 248                         4          23,698,411            2.80
--------------------------------------------------------------------------------
 TOTAL:                           92         846,037,514          100.00
--------------------------------------------------------------------------------
 Min: 55                    Max: 248                        Wtd Avg: 118
--------------------------------------------------------------------------------



DEBT SERVICE COVERAGE RATIOS (x)(a)(b)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 1.22+ - 1.25                      2          34,792,381            4.11
 1.25+ - 1.30                      8          67,469,155            7.97
 1.30+ - 1.35                     13          86,313,901           10.20
 1.35+ - 1.40                      5          70,319,956            8.31
 1.40+ - 1.45                     19         160,776,048           19.00
 1.45+ - 1.50                     18          67,883,728            8.02
 1.50+ - 1.55                      8          56,193,913            6.64
 1.55+ - 1.60                      4          37,168,048            4.39
 1.60+ - 1.70                      3          12,171,507            1.44
 1.70+ - 1.80                      1          13,250,000            1.57
 1.80+ - 2.40                      3          73,139,111            8.64
 2.40+ - 2.93                      2         113,730,500           13.44
--------------------------------------------------------------------------------
 TOTAL:                           86         793,208,249           93.76
--------------------------------------------------------------------------------
 Min: 1.23                 Max: 2.93                       Wtd Avg: 1.64
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan (0.19% of the pool balance).

(b)  Excludes 4 CTL loans and 2 Land loans from the calculations.



PROPERTY TYPE
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                              PROPERTIES      BALANCE ($)          POOL
--------------------------------------------------------------------------------
 Retail                           34         353,191,571           41.75
   ANCHORED                       29         328,096,657           38.78
   UNANCHORED                      1           1,396,503            0.17
   CTL                             4          23,698,411            2.80
 Multifamily                      38         200,406,908           23.69
   MULTIFAMILY                    32         183,337,755           21.67
   MANUFACTURED HOUSING            6          17,069,154            2.02
 Office                           15         181,574,459           21.46
 Industrial                        5          48,201,385            5.70
 Land                              2          29,130,854            3.44
 Mixed Use                         2          14,815,706            1.75
 Hotel                             2          13,250,000            1.57
 Senior Housing                    1           5,466,631            0.65
--------------------------------------------------------------------------------
 TOTAL:                           99         846,037,514          100.00
--------------------------------------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (a)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE          % OF
                                LOANS         BALANCE ($)          POOL
--------------------------------------------------------------------------------
 Replacement                      86         680,659,210           80.45
 Taxes                            72         658,898,597           77.88
 Insurance                        74         612,740,115           72.42
 TI/LC (b)                        36         400,539,610           74.90
--------------------------------------------------------------------------------

(a)  Includes upfront or on-going reserves.

(b) Based only on portion of pool secured by retail, office and industrial properties.


ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING OF THE LOANS BASED ON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE CUT-OFF DATE. STATE AND PROPERTY TYPE TABLES REFLECT ALLOCATED LOAN AMOUNTS IN THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE PROPERTIES. SUM OF COLUMNS MAY NOT MATCH "TOTAL" DUE TO ROUNDING.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
IV. LOAN GROUP 1 CHARACTERISTICS



CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 1,147,709 - 2,000,000             6           9,131,510            1.38
 2,000,001 - 4,000,000            18          53,901,603            8.13
 4,000,001 - 6,000,000             8          38,344,599            5.78
 6,000,001 - 8,000,000             9          63,451,780            9.57
 8,000,001 - 10,000,000            2          17,808,096            2.68
 10,000,001 - 15,000,000           5          65,448,456            9.87
 15,000,001 - 20,000,000           3          52,222,400            7.87
 20,000,001 - 30,000,000           4          99,922,352           15.06
 30,000,001 - 40,000,000           1          39,000,000            5.88
 40,000,001 - 60,000,000           3         159,130,500           23.99
 60,000,001 - 65,000,000           1          65,000,000            9.80
--------------------------------------------------------------------------------
 TOTAL:                           60         663,361,297          100.00
--------------------------------------------------------------------------------
 Min: 1,147,709          Max: 65,000,000             Average: 11,056,022
--------------------------------------------------------------------------------



MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 4.665 - 5.249                     3         143,043,426           21.56
 5.250 - 5.499                     6          86,056,237           12.97
 5.500 - 5.749                    10         154,867,260           23.35
 5.750 - 5.999                    14         101,699,340           15.33
 6.000 - 6.249                    19         133,273,381           20.09
 6.250 - 6.499                     2          20,650,000            3.11
 6.500 - 6.749                     3           9,014,254            1.36
 6.750 - 6.999                     2           8,664,592            1.31
 7.000 - 7.250                     1           6,092,806            0.92
--------------------------------------------------------------------------------
 TOTAL:                           60         663,361,297          100.00
--------------------------------------------------------------------------------
 Min: 4.665               Max: 7.250                      Wtd Avg: 5.653
--------------------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 41.0 - 45.0                       1          54,181,450            8.17
 45.1 - 50.0                       2         124,549,050           18.78
 50.1 - 60.0                       3          21,146,503            3.19
 60.1 - 65.0                       4          21,734,352            3.28
 65.1 - 70.0                       3          11,120,000            1.68
 70.1 - 75.0                      25         145,558,806           21.94
 75.1 - 79.9                      16         232,241,870           35.01
--------------------------------------------------------------------------------
 TOTAL:                           54         610,532,032           92.04
--------------------------------------------------------------------------------
 Min: 41.0                 Max: 79.9                       Wtd Avg: 66.5
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan (0.25% of the Loan Group balance).

(b)  Excludes 4 CTL loans and 2 Land loans from the calculations.



STATE
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 New York                          5         154,224,547           23.25
 California                        8         139,924,421           21.09
   SOUTHERN CALIFORNIA             6          87,266,426           13.16
   NORTHERN CALIFORNIA             2          52,657,995            7.94
 Arizona                           1          54,181,450            8.17
 Michigan                          3          46,797,312            7.05
 Florida                           4          44,945,532            6.78
 Other States (a)                 43         223,288,035           33.66
--------------------------------------------------------------------------------
 TOTAL:                           64         663,361,297          100.00
--------------------------------------------------------------------------------

(a)  Includes 20 states.



ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 60 - 60                           4          41,711,172            6.29
 61 - 84                           1           2,145,000            0.32
 85 - 120                         47         506,206,714           76.31
 121 - 200                         4          89,600,000           13.51
 201 - 248                         4          23,698,411            3.57
--------------------------------------------------------------------------------
 TOTAL:                           60         663,361,297          100.00
--------------------------------------------------------------------------------
 Min: 60                    Max: 248                        Wtd Avg: 122
--------------------------------------------------------------------------------



LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 33.7 - 40.0                       2         113,730,500           17.14
 40.1 - 50.0                       6          88,901,005           13.40
 50.1 - 55.0                       1           1,650,000            0.25
 55.1 - 60.0                      15          75,362,447           11.36
 60.1 - 65.0                      19         118,538,560           17.87
 65.1 - 70.0                      10         208,493,282           31.43
 70.1 - 71.6                       1           3,856,237            0.58
--------------------------------------------------------------------------------
 TOTAL:                           54         610,532,032           92.04
--------------------------------------------------------------------------------
 Min: 33.7                 Max: 71.6                       Wtd Avg: 56.9
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan (0.25% of the Loan Group balance).

(b)  Excludes 4 CTL loans and 2 Land loans from the calculations.



PROPERTY TYPE
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                              PROPERTIES      BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 Retail                           34         353,191,571           53.24
   ANCHORED                       29         328,096,657           49.46
   UNANCHORED                      1           1,396,503            0.21
   CTL                             4          23,698,411            3.57
 Multifamily                       3          17,730,691            2.67
   MULTIFAMILY                     2          14,373,663            2.17
   MANUFACTURED HOUSING            1           3,357,029            0.51
 Office                           15         181,574,459           27.37
 Industrial                        5          48,201,385            7.27
 Land                              2          29,130,854            4.39
 Mixed Use                         2          14,815,706            2.23
 Hotel                             2          13,250,000            2.00
 Senior Housing                    1           5,466,631            0.82
--------------------------------------------------------------------------------
 TOTAL:                           64         663,361,297          100.00
--------------------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 55 - 60                           4          41,711,172            6.29
 61 - 84                           1           2,145,000            0.32
 85 - 120                         47         506,206,714           76.31
 121 - 200                         4          89,600,000           13.51
 201 - 248                         4          23,698,411            3.57
--------------------------------------------------------------------------------
 TOTAL:                           60         663,361,297          100.00
--------------------------------------------------------------------------------
 Min: 55                    Max: 248                        Wtd Avg: 118
--------------------------------------------------------------------------------



DEBT SERVICE COVERAGE RATIOS (X)(a)(b)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 1.27+ - 1.30                      6          60,128,945            9.06
 1.30+ - 1.35                     10          75,935,959           11.45
 1.35+ - 1.40                      3          23,514,411            3.54
 1.40+ - 1.45                     10         123,351,649           18.59
 1.45+ - 1.50                     11          41,643,895            6.28
 1.50+ - 1.55                      4          46,058,624            6.94
 1.55+ - 1.60                      4          37,168,048            5.60
 1.60+ - 1.70                      1           4,250,000            0.64
 1.70+ - 1.80                      1          13,250,000            2.00
 1.80+ - 2.40                      2          71,500,000           10.78
 2.40+ - 2.93                      2         113,730,500           17.14
--------------------------------------------------------------------------------
 TOTAL:                           54         610,532,032           92.04
--------------------------------------------------------------------------------
 Min: 1.27                 Max: 2.93                       Wtd Avg: 1.72
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan (0.25% of the Loan Group balance).

(b)  Excludes 4 CTL loans and 2 Land loans from the calculations.


ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING OF THE LOANS BASED ON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE CUT-OFF DATE. STATE AND PROPERTY TYPE TABLES REFLECT ALLOCATED LOAN AMOUNTS IN THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE PROPERTIES. SUM OF COLUMNS MAY NOT MATCH "TOTAL" DUE TO ROUNDING.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
V. LOAN GROUP 2 CHARACTERISTICS



CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 1,298,836 - 2,000,000             7          10,620,182            5.81
 2,000,001 - 4,000,000             8          23,485,128           12.86
 4,000,001 - 6,000,000            10          46,449,174           25.43
 6,000,001 - 8,000,000             3          20,523,807           11.24
 8,000,001 - 10,000,000            2          17,134,434            9.38
 20,000,001 - 30,000,000           1          26,400,000           14.45
 30,000,001 - 38,063,492           1          38,063,492           20.84
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 1,298,836          Max: 38,063,492              Average: 5,708,632
--------------------------------------------------------------------------------



MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 4.940 - 4.999                     2           7,921,507            4.34
 5.000 - 5.249                     1           4,565,237            2.50
 5.250 - 5.499                     3          69,958,222           38.30
 5.500 - 5.749                    17          73,204,463           40.07
 5.750 - 5.999                     5          17,343,694            9.49
 6.000 - 6.100                     4           9,683,095            5.30
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 4.940               Max: 6.100                      Wtd Avg: 5.541
--------------------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 63.0 - 65.0                       1           1,639,111            0.90
 65.1 - 70.0                       3          14,878,019            8.14
 70.1 - 75.0                       8          24,026,042           13.15
 75.1 - 80.0                      19         137,981,538           75.53
 80.1 - 80.6                       1           4,151,507            2.27
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 63.0                 Max: 80.6                       Wtd Avg: 77.2
--------------------------------------------------------------------------------



STATE
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                              PROPERTIES      BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 Georgia                           8          51,227,200           28.04
 Pennsylvania                      1          38,063,492           20.84
 Illinois                          3          21,230,272           11.62
 Florida                           2          11,337,586            6.21
 Arizona                           3          11,038,755            6.04
 Iowa                              1           8,392,381            4.59
 Texas                             4           7,740,799            4.24
 Other States (a)                 13          33,645,733           18.42
--------------------------------------------------------------------------------
 TOTAL:                           35         182,676,217          100.00
--------------------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 60 - 60                           3          12,486,744            6.84
 61 - 84                           2          10,469,567            5.73
 85 - 120                         26         154,052,786           84.33
 121 - 126                         1           5,667,120            3.10
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 60                    Max: 126                        Wtd Avg: 114
--------------------------------------------------------------------------------



LOAN-TO-VALUE RATIO AT MATURITY (%)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 54.0 - 55.0                       2           7,133,841            3.91
 55.1 - 60.0                       8          28,830,600           15.78
 60.1 - 65.0                       7          24,131,768           13.21
 65.1 - 70.0                      11          79,546,357           43.54
 70.1 - 74.0                       4          43,033,651           23.56
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 54.0                 Max: 74.0                       Wtd Avg: 65.6
--------------------------------------------------------------------------------



PROPERTY TYPE
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                              PROPERTIES      BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 Multifamily                      30         168,964,092           92.49
 Manufactured Housing              5          13,712,125            7.51
--------------------------------------------------------------------------------
 TOTAL:                           35         182,676,217          100.00
--------------------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 59 - 60                           3          12,486,744            6.84
 61 - 84                           2          10,469,567            5.73
 85 - 120                         26         154,052,786           84.33
 121 - 124                         1           5,667,120            3.10
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 59                    Max: 124                        Wtd Avg: 113
--------------------------------------------------------------------------------



DEBT SERVICE COVERAGE RATIOS (x)
--------------------------------------------------------------------------------
                                NO. OF        AGGREGATE            % OF
                               MORTGAGE      CUT-OFF DATE          LOAN
                                LOANS         BALANCE ($)          GROUP
--------------------------------------------------------------------------------
 1.23+ - 1.25                      2          34,792,381           19.05
 1.25+ - 1.30                      2           7,340,210            4.02
 1.30+ - 1.35                      3          10,377,942            5.68
 1.35+ - 1.40                      2          46,805,545           25.62
 1.40+ - 1.45                      9          37,424,399           20.49
 1.45+ - 1.50                      7          26,239,834           14.36
 1.50+ - 1.60                      4          10,135,289            5.55
 1.60+ - 1.80                      2           7,921,507            4.34
 1.80+ - 1.86                      1           1,639,111            0.90
--------------------------------------------------------------------------------
 TOTAL:                           32         182,676,217          100.00
--------------------------------------------------------------------------------
 Min: 1.23                 Max: 1.86                       Wtd Avg: 1.39
--------------------------------------------------------------------------------

 (a) Includes 8 states







ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING OF THE LOANS BASED ON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE CUT-OFF DATE. STATE AND PROPERTY TYPE TABLES REFLECT ALLOCATED LOAN AMOUNTS IN THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE PROPERTIES. SUM OF COLUMNS MAY NOT MATCH "TOTAL" DUE TO ROUNDING.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
VI. LARGE LOAN DESCRIPTIONS


                                TEN LARGEST LOANS

                                                                                                        % OF
                                                           PROPERTY       CUT-OFF DATE                APPLICABLE
NO.  PROPERTY NAME                  CITY          STATE      TYPE            BALANCE     % OF POOL   LOAN GROUP (2)   UNITS/SF
------------------------------------------------------------------------------------------------------------------------------
1.   75 Rockefeller Plaza           New York       NY      Office         $ 65,000,000      7.68%        9.80%         578,241
------------------------------------------------------------------------------------------------------------------------------
2.   Westfield Shoppingtown         Various        CA      Retail           59,549,050      7.04%        8.98%       1,346,894
     Portfolio
------------------------------------------------------------------------------------------------------------------------------
3.   Chandler Fashion Center        Chandler       AZ      Retail           54,181,450      6.40%        8.17%         630,570
------------------------------------------------------------------------------------------------------------------------------
4.   Gateway Center BJ's            Brooklyn       NY      Retail           45,400,000      5.37%        6.84%         152,500
------------------------------------------------------------------------------------------------------------------------------
5.   Palladium at Birmingham        Birmingham     MI      Retail           39,000,000      4.61%        5.88%         149,873
------------------------------------------------------------------------------------------------------------------------------
6.   Empirian Luxury Towers         Philadelphia   PA      Multifamily      38,063,492      4.50%       20.84%             570
------------------------------------------------------------------------------------------------------------------------------
7.   Redland Center                 Rockville      MD      Office           27,975,125      3.31%        4.22%         133,895
------------------------------------------------------------------------------------------------------------------------------
8.   1669 Collins Avenue, Miami     Miami Beach    FL      Land             26,885,252      3.18%        4.05%         163,350
     Beach Land
------------------------------------------------------------------------------------------------------------------------------
9.   The Reserve at Sugarloaf       Duluth         GA      Multifamily      26,400,000      3.12%       14.45%             333
------------------------------------------------------------------------------------------------------------------------------
10.  Sierra Vista Mall              Clovis         CA      Retail           23,861,975      2.82%        3.60%         588,643
==============================================================================================================================
     TOTAL/WEIGHTED AVERAGES                                              $406,316,344     48.03%



                           LOAN PER                         CUT-OFF          BALLOON
NO.                        UNIT/SF         DSCR(1)       DATE LTV (1)        LTV (1)
------------------------------------------------------------------------------------
1.                          112.41          2.02x            50.00%           50.00%
------------------------------------------------------------------------------------
2.                           44.21          2.40x            45.79%           39.10%
------------------------------------------------------------------------------------
3.                           85.92          2.93x            40.95%           33.73%
------------------------------------------------------------------------------------
4.                          297.70          1.43x            79.93%           66.64%
------------------------------------------------------------------------------------
5.                          260.22          1.31x            79.92%           67.04%
------------------------------------------------------------------------------------
6.                       66,778.06          1.37x            79.80%           66.60%
------------------------------------------------------------------------------------
7.                          208.93          1.27x            78.80%           66.38%
------------------------------------------------------------------------------------
8.                          164.59          1.06x            88.15%           74.40%
------------------------------------------------------------------------------------
9.                       79,279.28          1.23x            79.40%           71.03%
------------------------------------------------------------------------------------
10.                          40.54          1.56x            73.42%           68.25%
====================================================================================
     TOTAL/WEIGHTED AVERAGES                1.86x            63.34%           55.19%



(1) For purposes of calculating Cut-Off Date LTV Ratio, Balloon LTV Ratio and DSCR, the loan amount used for the Westfield Shoppingtown Portfolio Mortgage Loan and the Chandler Fashion Center Mortgage Loan is the principal balance of the Mortgage Loan included in the trust and their respective companion loans that are pari passu to the subject Mortgage Loans.

(2) Loan Nos. 1-5, 7-8 and 10 are in Loan Group 1 and Loan Nos. 6 and 9 are in Loan Group 2.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              75 ROCKEFELLER PLAZA

                              BALANCE: $65,000,000
                              DSCR:    2.02x
                              LTV:     50.0%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              75 ROCKEFELLER PLAZA

                              BALANCE: $65,000,000
                              DSCR:    2.02x
                              LTV:     50.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                        LOAN SELLER:  GACC

                       LOAN PURPOSE:  Refinance

                SHADOW RATING (S/M):  A-/A3

               ORIGINAL TMA BALANCE:  $65,000,000

                CUT-OFF TMA BALANCE:  $65,000,000

                   % BY INITIAL UPB:  7.68%

                      INTEREST RATE:  4.6650%

                       PAYMENT DATE:  1st of each month

                 FIRST PAYMENT DATE:  July 1, 2003

                      MATURITY DATE:  August 1, 2014

                       AMORTIZATION:  None

                    CALL PROTECTION:  Lockout for 24 months from
                                      securitization date, then defeasance is
                                      permitted. On and after May 1, 2014,
                                      prepayment can be made without
                                      penalty.

                            SPONSOR:  75 Plaza Holdings LLC

                           BORROWER:  75 Plaza LLC

               ADDITIONAL FINANCING:  None

                            LOCKBOX:  Hard

                   INITIAL RESERVES:  None

                   MONTHLY RESERVES:  TI/LC: $62,500

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                LOAN BALANCE/SQ.FT.:  $112.41

             BALLOON BALANCE/SQ.FT.:  $112.41

                                LTV:  50.0%

                        BALLOON LTV:  50.0%

                               DSCR:  2.02x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

           SINGLE ASSET/PORTFOLIO:  Single Asset

                    PROPERTY TYPE:  Office

                       COLLATERAL:  Fee simple and leasehold interest in
                                    an thirty-three story office building.

                         LOCATION:  New York, NY

             YEAR BUILT/RENOVATED:  1947/2003

                       TOTAL AREA:  578,241 sq. ft.(1)

              PROPERTY MANAGEMENT:  An affiliate of the Tenant.

       OCCUPANCY (AS OF 06/01/03):  100.0%

                     UNDERWRITTEN
                    NET CASH FLOW:  $6,228,077

                  APPRAISED VALUE:  $130,000,000

                  APPRAISAL DATES:  June 1, 2003


1. Re-measured sq. ft. assuming AOL Time Warner vacates; 560,298 sq. ft. currently.


--------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANT
--------------------------------------------------------------------------------------------------------------------------------
 TENANT                    % NRSF          RENT PSF       LEASE EXPIRATION        RATINGS (S/M/F)        % BELOW MARKET RENTS(1)
--------------------------------------------------------------------------------------------------------------------------------
 AOL Time Warner           100.0%           $10.77           07/31/2014           BBB+/Baa1/BBB+                 79.0%
--------------------------------------------------------------------------------------------------------------------------------

1.   Per a CB Richard Ellis 1Q2003 market report providing a $51.21 rental rate.


THE 75 ROCKEFELLER PLAZA LOAN

THE LOAN. The 75 Rockefeller Plaza Loan is secured by a first mortgage on 75 Rockefeller Plaza located in New York, New York, closing the view along Rockefeller Plaza to the north.

THE BORROWER. The borrower will be a single-purpose, bankruptcy-remote entity sponsored by 75 Plaza Holdings LLC, an entity backed by a high net worth family with extensive holdings in retailing, real estate, corporate services and publishing.

THE PROPERTY. 75 Rockefeller Plaza was built in 1947 for the Esso Oil Company. Although built several years after the "original" Rockefeller Center was completed (1940), the exterior follows the standard pattern of vertical limestone of the other Rockefeller Center buildings south of 51st Street. The 33-story building, which closes the view along Rockefeller Plaza to the north with 10-story wings on the east and west sides. At the time of its completion, the building was the tallest completely air-conditioned building in New York City, and the first such building in Rockefeller Center. The high-ceiling entrance lobby has marble decor and glass walls facing Rockefeller Plaza.

The property is located in Midtown Manhattan at the northern end of Rockefeller Center on 51st Street between 5th and 6th Avenues. The surrounding neighborhood (the Rockefeller Center sub-market) is one of Manhattan's most popular and prestigious office locations. Many of New York's finest office towers, restaurants, hotels and other attractions are located within blocks of the property.


     This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              75 ROCKEFELLER PLAZA

                              BALANCE: $65,000,000
                              DSCR:    2.02x
                              LTV:     50.0%
--------------------------------------------------------------------------------


Per the Cushman & Wakefield appraisal dated June 1, 2003, the replacement cost of the property is $174.1 million which equates to a Loan-to-Replacement Cost of 37.34%.

SIGNIFICANT TENANTS. The entire building is under a NNN lease to AOL Time Warner (rated Baa1, BBB+ and BBB+ by Moody's, S&P and Fitch, respectively). AOL Time Warner is a Fortune 500 company with approximately $41 billion in annual revenues and over $115 billion in assets as of December 31, 2002. There is a TI/LC reserve that will build during the loan term to mitigate any rollover risk associated with the fact that the lease is co-terminus with the loan. As of the cut-off date, the NNN lease rate is $6,228,077 per annum ($10.77psf - 79.0% below current market rents) until July 31, 2007 at which time the rate increases to $7,216,011 per annum ($12.48psf - 75.6% below current market rents) for the remainder of the loan term.

Approximately 86,120 sq. ft. of the building is being subleased to Chase Manhattan Bank (rated Aa3, AA- and A+ by Moody's, S&P and Fitch, respectively), Au Bon Pain, 75 Rockefeller Cafe and other small ground-level retail tenants.

From discussions with the tenant, the space occupied by AOL TimeWarner's corporate offices (approximately 250,000 sq.ft.) will relocate in 2004 to their new building under construction in Columbus Circle. The remaining space occupied by Warner Brothers and Electra Records (subsidiaries of AOL TimeWarner) will remain in their space. AOL TimeWarner will be subleasing its space that is vacated by the corporate offices. AOL TimeWarner makes a significant profit from subleasing its space at market rental rates, none of which is paid to the borrower.

THE MARKET. The Midtown Manhattan office market is currently the largest market in Manhattan and contains over 262 million square feet of space in more than 800 properties, with Class A space accounting for over 65% of the total inventory. The Midtown North office sub-market remains the strongest in Manhattan, in terms of low vacancy and increasing market rents. Per a recent CB Richard Ellis 1Q03 market report, the overall Midtown North vacancy rate was 8.9% (versus overall Manhattan rate of 10.7%). As of the first quarter of 2003, the Midtown-North sub-market contained 173,924,523 square feet of office space and the average direct primary asking rental rate was $48.60. The subject property is located in the Rockefeller Center sub-market which at 5.9%, has the lowest vacancy rates in Manhattan. As of the first quarter of 2003, the Rockefeller Center sub-market contained 24,091,645 square feet of office space and the average direct primary asking rental rate was $51.21.

PROPERTY MANAGEMENT. The property is managed by an affiliate of the Tenant (AOL Time Warner).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              75 ROCKEFELLER PLAZA

                              BALANCE: $65,000,000
                              DSCR:    2.02x
                              LTV:     50.0%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO

                              BALANCE: $59,549,050
                              DSCR(1): 2.40x
                              LTV(1):  45.8%
--------------------------------------------------------------------------------

WESTFIELD SHOPPINGTOWN GALLERIA AT ROSEVILLE
[GRAPHICS OMITTED]

WESTFIELD SHOPPINGTOWN MAINPLACE
[GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO

                              BALANCE: $59,549,050
                              DSCR(1): 2.40x
                              LTV(1):  45.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                       LOAN SELLER:  GACC

                      LOAN PURPOSE:  Refinance

               SHADOW RATING (S/M):  AAA/Aa2

              ORIGINAL TMA BALANCE:  $60,000,000

               CUT-OFF TMA BALANCE:  $59,549,0501

                  % BY INITIAL UPB:  7.04%

                     INTEREST RATE:  6.0500%

                      PAYMENT DATE:  1st of each month

                FIRST PAYMENT DATE:  November 1, 2002

                     MATURITY DATE:  October 1, 2012

                      AMORTIZATION:  360 Months

                   CALL PROTECTION:  Lockout for 24 months from the
                                     securitization date of the A-1 note
                                     (12/03/02), then defeasance is permitted.
                                     On and after April 1, 2012, prepayment
                                     can be made without penalty.

                           SPONSOR:  Westfield America, Inc.

                          BORROWER:  Roseville Shoppingtown LLC and MainPlace
                                     Shoppingtown LLC

                   PARI PASSU DEBT:  $113,770,648, shadow rated AAA/AAA (S/F), held outside of trust

                  SUBORDINATE DEBT:  $38,079,430, shadow rated BBB/BBB (S/F), held outside of trust. A $10.3MM
                                     subordinated second mortgage in the form of a letter of credit.

                           LOCKBOX:  Hard

                  INITIAL RESERVES:  Tax:         $1,729,442
                                     Insurance:   $193,293(2)

                  MONTHLY RESERVES:  Tax:         $288,240
                                     Insurance:   $48,323(2)
                                     TI/LC:       $5,913(2)
                                     Replacement: $15,178(2)


1. The subject $59,549,050 represents the A-2 note in a $211,399,129 loan. An A-1 note (with a current loan amount of $96,270,965; in the GECCMC 2002-3 transaction) and an A-3 note (with a current loan amount of $17,499,683) are pari passu with the A-2 note; a B note (with a current loan amount of $38,079,430) is subordinate to the A-1, A-2 and A-3 notes. The A-1, A-3 and B notes are not included in the trust. All LTV and DSCR numbers are based on the combined A-1, A-2 and A-3 notes.

2. Westfield America, Inc. has posted a corporate guaranty in lieu of cash reserves. In the event that the First Mortgage DSCR drops below 1.20x, the Borrower will be required to post all cash reserves that would have been required from the First Payment Date and monthly reserves on an ongoing basis.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                      TRUST
                                      MORTGAGE       FIRST
                                      ASSET(1)       MORTGAGE
--------------------------------------------------------------------------------
                LOAN BALANCE/SQ.FT.:  $128.68        $156.95

             BALLOON BALANCE/SQ.FT.:  $109.88        $134.33

                                LTV:  45.8%          55.9%

                        BALLOON LTV:  39.1%          47.8%

                               DSCR:  2.40x          1.99x

                      SHADOW RATING:  AAA/Aa2 (S/M)  BBB/BBB (S/F)



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Portfolio

             PROPERTY TYPE:  Anchored Retail:  Super-Regional Malls

                COLLATERAL:  Fee simple interest in two super-regional malls.

                  LOCATION:  1) Shoppingtown Galleria at Roseville
                                Roseville, CA
                                (Sacramento MSA)

                             2) Shoppingtown MainPlace
                                Santa Ana, CA
                                (Orange County MSA)

      YEAR BUILT/RENOVATED:  1) 2000/NAP
                             2) 1987/1992

COLLATERAL AREA/TOTAL AREA:      1) 462,666 sq.ft./1,034,710 sq.ft.
                                 2) 884,228 sq.ft./1,109,228 sq.ft.
                             Total) 1,346,894 sq.ft./2,143,938 sq.ft.

       PROPERTY MANAGEMENT:  Westfield Corporation, Inc., an affiliate of the
                             Borrower

           COLLATERAL/MALL
 OCCUPANCY (AS OF VARIOUS):  94.7%/96.7%

              UNDERWRITTEN
             NET CASH FLOW:  $30,697,568

           APPRAISED VALUE:  1) $183,500,000
                             2) $195,000,000 Total) $378,500,000

           APPRAISAL DATES:  1) August 12, 2002
                             2) August 7, 2002




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO

                              BALANCE: $59,549,050
                              DSCR(1): 2.40x
                              LTV(1):  45.8%
--------------------------------------------------------------------------------

THE WESTFIELD SHOPPINGTOWN PORTFOLIO

THE LOAN. The Westfield Shoppingtown Portfolio Loan is a $211.4 million first mortgage loan, secured by the borrowers' fee simple interest in 462,666 sq.ft. and 884,228 sq.ft. of inline space in two Class A super-regional malls located in Roseville, CA and Santa Ana, CA, respectively. The first mortgage loan is evidenced by four notes. One of the notes is the $59.5MM Trust Mortgage Asset, shadow rated AAA/Aa2 by S&P/Moody's. Outside of the trust, there is $113.8MM of debt (shadow rated AAA/AAA by S&P/Fitch) which is pari passu to the Trust Mortgage Asset, and $38.1MM of debt (shadow rated BBB/BBB by S&P/Fitch) which is subordinate to the Trust Mortgage Asset.

THE BORROWERS. The borrowers, Roseville Shoppingtown LLC and MainPlace Shoppingtown LLC, are bankruptcy-remote, single-purpose entities sponsored by Westfield America, Inc. The sponsor has approximately $137 million of cash equity in the transaction (based on the May 2002 purchase price of $350MM from Rodamco). Westfield Holdings is a developer, architect, builder, property manager and funds manager for a $32 billion global portfolio of shopping center assets that comprises almost 93 million sq.ft. of space and includes approximately 17,100 retail businesses in 112 shopping centers in four countries. Westfield Group's U.S. operations include the Westfield America Trust portfolio of 62 shopping centers encompassing approximately 63.5 million sq.ft. of retail space in 14 states, with approximately 8,600 stores. Westfield America Trust, as of 12/31/02, had assets totaling approximately $11.4 billion and a market capitalization of approximately $4.7 billion. Westfield America, Inc. is a repeat sponsor of a Deutsche Bank borrower.

PROPERTY MANAGEMENT. The property manager is Westfield Corporation, Inc., an affiliate of the Borrower.

CITY OF ROSEVILLE LETTER OF CREDIT. A $10.3MM letter of credit was provided by an affiliate of GACC to cover future payments to the City of Roseville for certain development fees owed to the City. The letter of credit is secured by a subordinated second mortgage on the Shoppingtown Galleria at Roseville which is coterminous with the First Mortgage. The second mortgage is fully subordinate to the First Mortgage and is subject to an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

THE SHOPPINGTOWN GALLERIA AT ROSEVILLE

THE PROPERTY. The Shoppingtown Galleria at Roseville is a 1,034,710 sq.ft. two-level Class A super-regional mall located in the Sacramento, CA market. 462,666 sq.ft. of inline space serves as collateral for the loan. The property was completed in 2000. The mall is anchored by four department stores:
Nordstrom, Macy's, JC Penney and Sears, each of which own their own stores and are not part of the loan collateral. The property features more than 4,900 surface parking spaces, which equates to approximately 4.8 spaces per 1,000 sq.ft. of GLA. The property has good access and exposure from Interstate 80 and other major arterials.


SIGNIFICANT TENANTS.

--------------------------------------------------------------------------------------------------------------------------------
                                                          ANCHOR TENANTS
--------------------------------------------------------------------------------------------------------------------------------

                                              AREA
 TENANTS                  RATING (S/M/F)    (SQ.FT.)    % OF TOTAL     OWNERSHIP INTEREST     2002 SALES PSF    2002 TOTAL SALES
--------------------------------------------------------------------------------------------------------------------------------
 Macy's(1)                BBB+/Baa1/BBB+     180,000       17.4%          Anchor Owned             $249            $44,820,000
--------------------------------------------------------------------------------------------------------------------------------
 Nordstrom                   A-/Baa1/-       144,000       13.9%          Anchor Owned             $243            $35,055,000
--------------------------------------------------------------------------------------------------------------------------------
 JC Penney                  BB+/Ba3/BB       125,445       12.1%          Anchor Owned             $176            $22,021,000
--------------------------------------------------------------------------------------------------------------------------------
 Sears                    BBB+/Baa1/BBB+     122,599       11.8%          Anchor Owned             $235            $28,859,000
--------------------------------------------------------------------------------------------------------------------------------

1.  Ratings of parent, Federated Department Stores.


--------------------------------------------------------------------------------------------------------------------------------
                                 2002 SALES PSF                           OCC. COST PSF                          AS % OF SALES
--------------------------------------------------------------------------------------------------------------------------------
 Inline Tenants                       $378                                   $47.32                                 12.52%
--------------------------------------------------------------------------------------------------------------------------------

The inline collateral is 94.4% occupied by more than 120 tenants including many national retailers. The three largest inline tenants are Crate & Barrel, Copeland's Sports, and Borders Books & Music. Average inline sales are $378psf.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO

                              BALANCE: $59,549,050
                              DSCR(1): 2.40x
                              LTV(1):  45.8%
--------------------------------------------------------------------------------

THE MARKET. The Shoppingtown Galleria at Roseville property is located within the Sacramento, CA MSA. The center is located in Placer County less than one mile from the junction of Interstate 80 and State Highway 65 amid the rapidly growing northeastern corridor of the greater Sacramento area. With a primary trade area population of 565,747, the Shoppingtown Galleria at Roseville's market area has an average household income of $71,411, projected to grow to more than $85,594 by 2006. In 2001, the retail market within the City of Roseville experienced growth (up 8.4% from 2000) as well as stable rents ($35.26psf). According to CB Richard Ellis, the 3Q2002 Roseville sub-market's retail vacancy rate was 1.7% and the total GLA was 4.2 million square feet.

THE SHOPPINGTOWN MAINPLACE

THE PROPERTY. The Shoppingtown MainPlace is a 1,109,228 sq.ft. two-level Class A super-regional mall located in the Orange County, CA MSA. 448,728 sq.ft. of inline space and 435,500 of anchor space under a ground lease serves as collateral for the loan. The majority of the property was constructed in 1987 and expanded in 1992. The mall is anchored by Macy's, Nordstom, and two Robinson's-May stores (Men's and Women's), all of which are under long-term ground leases except for Macy's, which owns their own store. The property features more than 5,000 surface parking spaces, which equates to approximately
4.5 spaces per 1,000 sq.ft. of GLA. The property is strategically located near Interstate 5, and Highways 22, 55 and 57 which provide good access from all directions to the property.

SIGNIFICANT TENANTS.

--------------------------------------------------------------------------------------------------------------------------------
                                                        ANCHOR TENANTS
--------------------------------------------------------------------------------------------------------------------------------

                                              AREA
 TENANTS                  RATING (S/M/F)    (SQ.FT.)    % OF TOTAL     OWNERSHIP INTEREST     2002 SALES PSF    2002 TOTAL SALES
--------------------------------------------------------------------------------------------------------------------------------
 Macy's(1)                BBB+/Baa1/BBB+     225,000       20.3%          Anchor Owned             $154            $34,540,000
--------------------------------------------------------------------------------------------------------------------------------
 Nordstrom                   A-/Baa1/-       150,500       13.6%          Ground Lease             $326            $49,086,000
--------------------------------------------------------------------------------------------------------------------------------
 Robinson's-May Women's(2)   A/A2/BBB+       142,500       12.8%          Ground Lease             $1673           $47,582,0003
--------------------------------------------------------------------------------------------------------------------------------
 Robinson's-May Men's(2)     A/A2/BBB+       142,500       12.8%          Ground Lease             $1673           $47,582,0003
--------------------------------------------------------------------------------------------------------------------------------


1.   Ratings of parent, Federated Department Stores.
2.   Ratings of parent, May Department Stores Company.
3.   The sales numbers were provided on a combined basis for both stores.


--------------------------------------------------------------------------------------------------------------------------------
                                 2002 SALES PSF                           OCC. COST PSF                          AS % OF SALES
--------------------------------------------------------------------------------------------------------------------------------
 Inline Tenants                       $357                                   $48.07                                 13.46%
--------------------------------------------------------------------------------------------------------------------------------

The collateral space is 94.9% occupied by more than 150 tenants including many national retailers. The three largest inline tenants are MainPlace Theaters, Crate & Barrel, and Barnes & Noble. Average inline sales are $357psf.

THE MARKET. The Shoppingtown MainPlace property is located within the Orange County, CA MSA. The center is situated at the intersection of Interstate 5 and Highway 22 in affluent Orange County where it draws on the high density trade area population as well as consumers from the north and northwest where significant growth is occurring. The malls' primary trade area has a population of 2.8 million people, with average household incomes of $85,823 projected to grow to $99,251 by 2006. Santa Ana, the second largest city in Orange County and the ninth largest city in California by population, is comprised of an area of
27.4 miles. Orange County has 42 miles of coastline, nine beaches and three harbors. Overall, Orange County has 10 public and 7 private colleges/universities. Major airports include John Wayne Airport and Fullerton Muncipal. In 2001, the retail market within the City of Santa Ana experienced growth (up 3.1% from 2000) as well as stable rents ($38.33psf). According to CB Richard Ellis, the 3Q2002 Central Orange County sub-market's retail vacancy rate was 5.9% and the total GLA was 23.3 million sq.ft.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO

                              BALANCE: $59,549,050
                              DSCR(1): 2.40x
                              LTV(1):  45.8%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO

                              BALANCE: $59,549,050
                              DSCR(1): 2.40x
                              LTV(1):  45.8%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CHANDLER FASHION CENTER

                              BALANCE: $54,181,450
                              DSCR(1): 2.93x
                              LTV(1):  41.0%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CHANDLER FASHION CENTER

                              BALANCE: $54,181,450
                              DSCR(1): 2.93x
                              LTV(1):  41.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                    LOAN SELLER:  GACC

                   LOAN PURPOSE:  Refinance

            SHADOW RATING (S/M):  AAA/Aa2

           ORIGINAL TMA BALANCE:  $54,635,000(1)

            CUT-OFF TMA BALANCE:  $54,181,450

               % BY INITIAL UPB:  6.40%

                  INTEREST RATE:  5.1400%

                   PAYMENT DATE:  1st of each month

             FIRST PAYMENT DATE:  December 1, 2002

                  MATURITY DATE:  November 1, 2012

                   AMORTIZATION:  360 Months

                CALL PROTECTION:  Lockout for 24 months from the securitization date of the A-1 note (05/01/03), then
                                  defeasance is permitted. On and after May 1, 2012, prepayment can be made without penalty.

                        SPONSOR:  The Macerich Company

                       BORROWER:  TWC Chandler LLC

               PARI PASSU DEBT:   $56,392,938 shadow rated AAA/Aa2 (S/M), held
                                  outside of trust.

              SUBORDINATE DEBT:   $71,987,139 B-Note, held outside of trust.

                        LOCKBOX:  Hard

               INITIAL RESERVES:  Tax:   $490,906
                                  TI/LC: $2,200,000 LOC

               MONTHLY RESERVES:  Tax:   $163,635



1. The subject $54,635,000 represents the A-2 note in a $184,000,000 loan. An A-1 note (with an original loan amount of $56,865,000; in GMAC 2003-C1 transaction) is pari passu with the A-2 note; a B note (with an original loan amount of $72,500,000) is subordinate to the A-1 note and the A-2 note. The A-1 note and the B note are not included in the trust. All LTV and DSCR numbers are based on the combined A-1 note and A-2 note.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                  TRUST
                                  MORTGAGE       FIRST
                                  ASSET(1)       MORTGAGE
--------------------------------------------------------------------------------
            LOAN BALANCE/SQ.FT.:  $175.36        $289.52

         BALLOON BALANCE/SQ.FT.:  $144.44        $240.65

                            LTV:  41.0%          67.6%

                    BALLOON LTV:  33.7%          56.2%

                           DSCR:  2.93x          1.71x

           SHADOW RATINGS (S/M):  AAA/Aa2



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

           SINGLE ASSET/PORTFOLIO:  Single Asset

                    PROPERTY TYPE:  Anchored Retail

                       COLLATERAL:  Fee simple interest in a super-regional
                                    mall.

                         LOCATION:  Chandler, AZ

             YEAR BUILT/RENOVATED:  2001/NAP

       COLLATERAL AREA/TOTAL AREA:  630,570 sq. ft./1,307,230 sq. ft.

              PROPERTY MANAGEMENT:  Macerich Westcor Management LLC, an
                                    affiliate of the Borrower.

        COLLATERAL/MALL OCCUPANCY
                 (AS OF 12/31/02):  98.5%/99.3%

                     UNDERWRITTEN

                    NET CASH FLOW:  $21,358,512

                  APPRAISED VALUE:  $270,000,000

                   APPRAISAL DATE:  October 1, 2002


--------------------------------------------------------------------------------------------------------------------------------
                                                           ANCHOR TENANTS
--------------------------------------------------------------------------------------------------------------------------------

                                                               AREA
 TENANTS                      RATING (S/M/F)                  (SQ.FT.)               % OF TOTAL               OWNERSHIP INTEREST
--------------------------------------------------------------------------------------------------------------------------------
 Dillard's                        BB+/Ba3/-                   200,208                   15.3%                     Anchor Owned
--------------------------------------------------------------------------------------------------------------------------------
 Robinson's-May(1)                A/A2/BBB+                   191,500                   14.6%                     Anchor Owned
--------------------------------------------------------------------------------------------------------------------------------
 Nordstrom                        A-/Baa1/-                   143,920                   11.0%                     Anchor Owned
--------------------------------------------------------------------------------------------------------------------------------
 Sears                         BBB+/Baa1/BBB+                 141,032                   10.8%                     Anchor Owned
--------------------------------------------------------------------------------------------------------------------------------


1.   Ratings of parent, Federated Department Stores.

                                 2002 SALES PSF                           OCC. COST PSF                          AS % OF SALES
--------------------------------------------------------------------------------------------------------------------------------
 Inline Tenants                       $389                                   $34.76                                  8.94%
--------------------------------------------------------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CHANDLER FASHION CENTER

                              BALANCE: $54,181,450
                              DSCR(1): 2.93x
                              LTV(1):  41.0%
--------------------------------------------------------------------------------

THE CHANDLER FASHION CENTER LOAN

THE LOAN. The Chandler Fashion Center Loan is secured by a first mortgage on Chandler Fashion Center, a 1,307,230 sq.ft. (collateral 630,570 square feet) two-level enclosed regional mall located in Chandler, Arizona, approximately 19 miles southeast of the Phoenix CBD. The first mortgage loan is evidenced by three notes. One of the notes is the $54,635,000 Trust Mortgage Asset, shadow rated AAA/Aa2 by S&P/Moody's, respectively. Outside of the trust, there is $56,865,000 of debt (shadow rated AAA/Aa2 by S&P/Moody's) which is pari passu to the Trust Mortgage Asset, and $72,500,000 of debt in the form of a B Note which is subordinate to the Trust Mortgage Asset.

THE   BORROWER.   The  borrower  is  TWC   Chandler  LLC  a   bankruptcy-remote,
single-purpose entity sponsored by The Macerich Company (NYSE: MAC). The sponsor, The Macerich Company, acquired the subject property in conjunction with its acquisition of Westcor Realty Limited Partnership in July 2002. Macerich purchased Westcor for approximately $1.475 billion. The Macerich Company, a fully integrated self-managed and self-administered real estate investment trust, focuses on the acquisition, leasing, management and redevelopment of regional malls and community centers throughout the United States. Macerich owns interests in 56 malls and 20 community centers in 21 states, aggregating 58 million square feet of GLA. Macerich is one of the largest owners/operators of regional malls in the United States and the largest in the Western United States. For the past 29 years, Macerich has carved out a niche in the regional mall industry by acquiring dominant regional malls and subsequently transforming those properties through redevelopment, leasing, management and marketing into even more dominant malls. Macerich malls are operated as an integral part of the communities they serve, functioning as the Town Center within each market. As of December 31, 2002, Macerich had assets totaling $3.7B, mortgages and notes payable totaling $2.3B, and cash and cash equivalents totaling $53.6M. The portfolio-wide occupancy was 98.5%, up from 92.4% at December 31, 2001. The Macerich Company is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Chandler Fashion Center is a 1,307,230 sq.ft. super-regional mall, which is the focal point of a 320-acre urban village that also contains two large power centers (Chandler Festival and Chandler Gateway) totaling over 800,000 sq.ft. The mall was constructed in 2001 by Kitchell Contractors, Inc. and opened for business in October 2001. The mall is located in Chandler, Arizona, 19 miles southeast of downtown Phoenix. The mall sits on 101.2 acres (46.75 acres of which are part of the collateral) and includes 6,155 parking spaces, which equates to approximately 4.75 spaces per 1,000 sq.ft. of GLA. The mall is the dominant retail center in the trade area, with in line sales of $389psf (YE 12/31/02). The mall is anchored by four department stores:
Dillard's, Robinson's-May, Nordstrom and Sears, each of which own their own stores and are not part of the loan collateral.

SIGNIFICANT TENANTS. The loan collateral is 98.5% (mall including anchors is 99.3%) occupied by approximately 200 tenants. The Mall is anchored by Dillard's, Robinson-May, Nordstrom and Sears. The three largest collateral tenants are:
Harkins Theatres, Barnes & Noble and The Gap.

Harkins Theatres occupies 85,625 sq. ft. (13.6% of total area) under a lease with a rent of $14.00psf expiring October 2016. Founded in 1933 in Tempe, Arizona, Harkins Theatres is the largest family run theatre company in the U.S. Harkins has over 200 screens in 22 different theatres primarily located throughout the Southwest. Since opening in October of 2001, the subject theatre has averaged $527,000 in sales per screen.

Barnes & Noble (NYSE: BKS; rated BB and Ba2 by S&P and Moody's, respectively) occupies 28,441 sq. ft. (4.5% of total area) under a lease with a rent of $16.16psf expiring October 2011. As one of the nations largest bookstores, Barnes & Noble Inc. operates approximately 900 stores in 49 states. Barnes & Noble, Inc. is primarily engaged in the business of retailing of books and magazines, however, they also operate videogame and entertainment-software stores. For the 12-months ending 01/31/03, Barnes & Noble Inc. had net sales of $5.269 billion and had total assets of approximately $3.0 billion.

The Gap (NYSE: GAP; rated BB+ and Ba3 by S&P and Moody's, respectively) occupies 20,000 sq. ft. (3.2% of total area) under a lease with a rent of $30.00psf expiring January 2007. The Gap, Inc. is a global specialty retailer, which operates stores selling casual apparel, personal care and other accessories for men, women and children. The Company operates stores in the United States, Canada, the United Kingdom, France, Germany and Japan. Company brands include
Gap, Banana Republic and Old Navy. Gap Inc. operates more than 4,250 stores worldwide. For the 12-months ending 01/31/03, The Gap had net sales of $14.455 billion and had total assets of $9.9 billion.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CHANDLER FASHION CENTER

                              BALANCE: $54,181,450
                              DSCR(1): 2.93x
                              LTV(1):  41.0%
--------------------------------------------------------------------------------

THE MARKET. The Chandler Fashion Center property is located within the Phoenix, AZ MSA, in the town of Chandler. Including the subject, there are seven regional malls in metro Phoenix providing a total supply of 8.5 million sq. ft. Occupancies at these malls are strong, with an overall average occupancy of 98% and an average inline occupancy of 95%. This is 16% above the national average. The property, which opened in October 2001, represents the newest shopping center in the market. Prior to that, Arizona Mills was the most recently constructed regional mall, which opened in 1997 in the southern sector of metro Phoenix. There are three regional malls in the Mesa/Chandler submarket that are direct competitors of the subject: Superstition Springs Center (18.8 miles northeast of subject), Fiesta Mall, and Arizona Mills. Superstition Springs is a 1,300,000 sq.ft. center also owned by Macerich, built in 1990, and is anchored by Dillard's, JC Penney, Mervyn's, Robinson's-May, and Sears. Fiesta Mall (8.3 miles north of subject) is a 1,036,878 sq.ft. center is owned by L&B group, built in 1979, and anchored by Macy's, Dillard's, Robinson's-May, and Sears. Arizona Mills (9.6 miles northwest of subject) consists of manufacturer outlets, including anchors OFF 5th Saks Fifth Avenue Outlet and Last Call From Neiman Marcus.

PROPERTY MANAGEMENT. The property manager is Macerich Westcor Management LLC, an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $71,987,139 B-Note, held outside of trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CHANDLER FASHION CENTER

                              BALANCE: $54,181,450
                              DSCR(1): 2.93x
                              LTV(1):  41.0%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               GATEWAY CENTER BJ'S

                              BALANCE: $45,400,000
                              DSCR:    1.43x
                              LTV:     79.9%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               GATEWAY CENTER BJ'S

                              BALANCE: $45,400,000
                              DSCR:    1.43x
                              LTV:     79.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                       LOAN SELLER:  GACC

                      LOAN PURPOSE:  Refinance

        ORIGINAL PRINCIPAL BALANCE:  $45,400,000

         CUT-OFF PRINCIPAL BALANCE:  $45,400,000

                  % BY INITIAL UPB:  5.37%

                     INTEREST RATE:  5.4300%

                      PAYMENT DATE:  1st of each month

                FIRST PAYMENT DATE:  July 1, 2003

                     MATURITY DATE:  June 1, 2013

                      AMORTIZATION:  360 Months

                   CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after March 1, 2013, prepayment can be made without penalty.

                           SPONSOR: The Related Companies, L.P. and Blackacre Capital Management LLC.

                          BORROWER:  Gateway Center Properties I, L.L.C.

              ADDITIONAL FINANCING:  None

                           LOCKBOX:  Hard

                  INITIAL RESERVES:  Tax:         $4,947
                                     Insurance:   $14,928

                  MONTHLY RESERVES:  Tax:         $707
                                     Insurance:   $2,439
                                     Replacement: $200



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                  LOAN BALANCE/SQ.FT.:  $297.70

               BALLOON BALANCE/SQ.FT.:  $248.19

                                  LTV:  79.9%

                          BALLOON LTV:  66.6%

                                 DSCR:  1.43x



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

        SINGLE ASSET/PORTFOLIO:  Single Asset

                 PROPERTY TYPE:  Anchored Retail

                    COLLATERAL:  Fee simple interest in a anchored retail
                                 center.

                      LOCATION:  Brooklyn, NY

          YEAR BUILT/RENOVATED:  2002/NAP

                    TOTAL AREA:  152,500 sq. ft.

           PROPERTY MANAGEMENT:  Related Retail Management Corp., an affiliate of the Borrower.

    OCCUPANCY (AS OF 04/25/03):  100.0%

                  UNDERWRITTEN
                 NET CASH FLOW:  $4,376,263

               APPRAISED VALUE:  $56,800,000

                APPRAISAL DATE:  1/27/03


------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------

 TENANT                           % NRSF               RENT PSF              LEASE EXPIRATION               RATINGS (S/M/F)
------------------------------------------------------------------------------------------------------------------------------
 BJ's Wholesale Club               84.6%                $31.75                   09/30/27                      BBB-/-/-2
------------------------------------------------------------------------------------------------------------------------------
 Red Lobster1                      5.3%                 $24.70                   10/31/17                   BBB+/Baa1/BBB+
------------------------------------------------------------------------------------------------------------------------------
 Olive Garden1                     5.3%                 $24.81                   10/31/17                  BBB+/ Baa1 / BBB+
------------------------------------------------------------------------------------------------------------------------------

1.   Red Lobster and Olive Garden are owned by Darden Restaurants, Inc.
2.   Shadow rating.


THE GATEWAY CENTER BJ'S LOAN

THE LOAN. The Gateway Center BJ's Loan is secured by a first mortgage on Gateway Center BJ's, a 152,500 sq.ft. power/community center located in Brooklyn, New York, approximately 12 miles east of Manhattan and five miles west of JFK Airport.

THE BORROWER. The Borrower, Gateway Center Properties I, L.L.C., is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The loan sponsors are The Related Companies, L.P. and Blackacre Capital Management LLC. Founded in 1972, The Related Companies, L.P. is one of the nation's largest diversified real estate organizations specializing in financial services and property development and management. The company oversees approximately $11 billion in real estate comprised of over 1,100 properties located in 47 states. As of September 2002, The Related Companies, L.P. had a net worth of $188 million and liquid assets of $61 million. The Related Companies, L.P. is a repeat sponsor of a Deutsche Bank borrower. Blackacre Capital Management LLC is a private real estate



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               GATEWAY CENTER BJ'S

                              BALANCE: $45,400,000
                              DSCR:    1.43x
                              LTV:     79.9%
--------------------------------------------------------------------------------


investment management firm formed in 1994. Blackacre is affiliated with Cerberus Partners LP. Blackacre Capital Management LLC is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Gateway Center BJ's is a 152,500 square foot portion of Gateway Center, a 100% occupied power/community center located just off the Belt Parkway in Brooklyn, New York. The entire Gateway Center consists of a 47.99-acre parcel of land improved with 638,992sf of "big box" stores, in-line space, and restaurant pad sites. The property is located approximately 12 miles east of Manhattan and five miles west of JFK Airport. Gateway Center is highly visible from the Belt Parkway (a major 6-lane expressway with an average daily traffic count of 150,000 cars), and is easily accessed via the new Borrower-built Belt Parkway interchange (Exit 15). The entire Gateway site is improved with thirteen one-story buildings (ten big box stores and three restaurant pad buildings), all built between 2000 and 2002. Gateway Center has on-site surface parking for 2,797 cars, a ratio of 4.38 spaces per 1,000sf of NRA.

SIGNIFICANT TENANTS. The loan collateral is 100.0% occupied by 4 tenants. The three largest tenants are: BJ's Wholesale Club, Red Lobster and Olive Garden. Approximately 95.2% of the center's Total Area is leased to investment grade tenants with long-term leases. The Gateway Center BJ's is shadow-anchored by other tenants of the Gateway Center including Target, Home Depot, Marshall's, Babies `R Us, Staples, and Bed, Bath & Beyond.

BJ's Wholesale Club (NYSE: BJ) occupies 128,995 sq. ft. (84.6% of total area) under a lease with a rent of $31.75psf expiring in September 2027. BJ's Wholesale Club is a warehouse club operator in the eastern United States, with over 140 stores as of 4/7/2003 in 16 states. The company has over 6.9 million members. For the fiscal year ending February 2003, BJ's reported total revenue of $5.86 billion, and a net operating income of $145.8 million. As of 2/1/03, the company had total assets of $1.48 billion, and shareholder's equity of $740.8 million.

Red Lobster occupies 8,096 sq. ft. (5.3% of total area) under a lease with a rent of $24.70psf expiring in October 2017. Olive Garden occupies 8,062 sq. ft. (5.3% of total area) under a lease with a rent of $24.81psf expiring in October 2017. Darden Restaurants, Inc. (NYSE: DRI; rated BBB+, Baa1 and BBB+ by S&P, Moody's and Fitch, respectively) operates both Olive Garden restaurants (lease expires in 2017) and Red Lobster restaurants (lease expires in 2017). For the fiscal year ending May 26, 2002, DRI reported total revenue of $4.37 billion and net operating income of $237.8 million. As of 5/26/02, the company had total current assets of $449.5 million and shareholders' equity of $1.13 billion.

THE MARKET. The property is located within Brooklyn's Community District 5 which includes the neighborhoods of East New York, Starrett City, Spring Creek, New Lots and Highland Park. Gateway Center is located in the Spring Creek neighborhood, a densely populated residential neighborhood. Population within a three-mile radius of the subject (its primary trade area) is estimated at 521,554, and, within a five-mile radius (the secondary trade area), the population is estimated at 1.67 million as of 2002.

The appraiser indicated that the retail market in Brooklyn is strong with vacancy rates averaging 5.0%. The appraiser surveyed ten shopping centers in New York City and found that occupancy rates ranged from 97% to 100%. Rents at the subject property range from $24.70psf to $31.75psf and average $30.96psf. The appraiser found that retail rents in Brooklyn range from $27.00psf to $49.00psf, and estimates a fair market rent for the subject space at $35.00psf.

PROPERTY MANAGEMENT. Related Retail Management Corp., an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt is permitted subject to the following requirements: (i) 30 days prior written notice; (ii) security may only consist of a pledge of the non-managing members interests in the Borrower; (iii) the combined DSCR of the aggregate debt may not be less than 1.15x; (iv) the LTV on the aggregate debt may not exceed 85%; (v) mezzanine lender must be approved by trustee and must execute a subordination and standstill agreement acceptable to trustee; (vi) mezzanine debt cannot be crossed with any other loan or property; (vii) terms, conditions, and structure of mezzanine debt must be approved by trustee in its reasonable discretion; and
(viii) rating agency confirmation that the additional indebtedness will not cause a downgrade to any of the bonds.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               GATEWAY CENTER BJ'S

                              BALANCE: $45,400,000
                              DSCR:    1.43x
                              LTV:     79.9%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             PALLADIUM AT BIRMINGHAM

                              BALANCE: $39,000,000
                              DSCR:    1.31x
                              LTV:     79.9%
--------------------------------------------------------------------------------

                          PALLADIUM THEATER AND RETAIL
                               [GRAPHIC OMITTED]

                                 WILLITS RETAIL
                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             PALLADIUM AT BIRMINGHAM

                              BALANCE: $39,000,000
                              DSCR:    1.31x
                              LTV:     79.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                        LOAN SELLER:  GACC

                       LOAN PURPOSE:  Refinance

         ORIGINAL PRINCIPAL BALANCE:  $39,000,000

          CUT-OFF PRINCIPAL BALANCE:  $39,000,000

                   % BY INITIAL UPB:  4.61%

                      INTEREST RATE:  5.6300%

                       PAYMENT DATE:  1st of each month

                 FIRST PAYMENT DATE:  July 1, 2003

                      MATURITY DATE:  June 1, 2013

                       AMORTIZATION:  360 Months

                    CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after March 1, 2013, prepayment can be made without penalty.

                            SPONSOR:  The Related Companies, L.P.

                           BORROWER:  Crowley-Willits Retail, L.L.C.

               ADDITIONAL FINANCING:  None

                            LOCKBOX:  Hard

                   INITIAL RESERVES:  Tax:         $615,077
                                      Insurance:   $59,716
                                      TI/LC:       $1,341,723(1)

                   MONTHLY RESERVES:  Tax:         $68,791
                                      Insurance:   $7,580
                                      TI/LC:       $4,900
                                      Replacement: $1,500


1. For TI/LC expenditures related to Illusions by Sheri Spa and the three remaining vacant suites.




--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                 LOAN BALANCE/SQ.FT.:  $260.22

              BALLOON BALANCE/SQ.FT.:  $218.29

                                 LTV:  79.9%

                         BALLOON LTV:  67.0%

                                DSCR:  1.31x



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

             SINGLE ASSET/PORTFOLIO:  Single Asset

                      PROPERTY TYPE:  Anchored Retail

                         COLLATERAL:  Fee simple interest in an anchored retail
                                      center

                           LOCATION:  Birmingham, MI

               YEAR BUILT/RENOVATED:  2003/NAP

                         TOTAL AREA:  149,873 sq. ft.

                PROPERTY MANAGEMENT:  Brenmar Management Company, Inc. and The
                                      Habitat Company

         OCCUPANCY (AS OF 05/06/03):  82.2%

                       UNDERWRITTEN
                      NET CASH FLOW:  $3,539,392

                    APPRAISED VALUE:  $48,800,000

                     APPRAISAL DATE:  January 1, 2004



---------------------------------------------------------------------------------------------------------------------------
                                                           MAJOR TENANTS
---------------------------------------------------------------------------------------------------------------------------
 TENANT                                        % NRSF                       RENT PSF                    LEASE EXPIRATION
---------------------------------------------------------------------------------------------------------------------------
 Palladium Theater                              49.0%                        $24.49                         11/30/21
---------------------------------------------------------------------------------------------------------------------------
 Tower Records1                                 11.7%                        $30.00                         04/30/17
---------------------------------------------------------------------------------------------------------------------------
 City Cellar/Blue Martini                       9.9%                         $33.00                         02/28/13
---------------------------------------------------------------------------------------------------------------------------
 Buca di Beppo                                  6.3%                         $33.98                         10/31/13
---------------------------------------------------------------------------------------------------------------------------

1.   Tower Records' lease is signed by MTS, Inc., a privately-held company.

THE PALLADIUM AT BIRMINGHAM LOAN

THE LOAN. The Palladium at Birmingham Loan is secured by a first mortgage on Palladium at Birmingham, a 149,873 sq. ft. entertainment/retail center located in downtown Birmingham, Michigan, approximately 15 miles northwest of downtown Detroit.

THE BORROWER. The Borrower, Crowley-Willits Retail, L.L.C., is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The loan sponsor is The Related Companies, L.P. Founded in 1972, The Related Companies L.P. is one of the nation's largest diversified real estate organizations specializing in financial services and property development and management. Founded in 1972,




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             PALLADIUM AT BIRMINGHAM

                              BALANCE: $39,000,000
                              DSCR:    1.31x
                              LTV:     79.9%
--------------------------------------------------------------------------------


the company currently oversees approximately $11 billion in real estate comprised of over 1,100 properties located in 47 states. As of September 2002, The Related Companies L.P. had a net worth of $188 million and liquid assets of $61 million. The Related Companies L.P. is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Palladium at Birmingham loan is secured by a 149,873 sq. ft. entertainment/retail center located in downtown Birmingham, Michigan. Palladium at Birmingham, consists of two entertainment/retail buildings, Palladium Theater and Retail and Willits Retail. The buildings are located approximately one block apart in downtown Birmingham, Oakland County, Michigan, an affluent residential community located approximately 15 miles northwest of downtown Detroit.

Related Urban Development, an affiliate of the sponsor, is a national developer of mixed-use and entertainment-enhanced retail projects. Related Urban Development's latest project is The Palladium at AOL Time Warner Center, the retail and restaurant component of the 2.8 million sq. ft. development at Columbus Circle in Manhattan.

Palladium Theater and Retail consists of a newly constructed four-story building (one below-grade level and three above-grade levels) totaling 124,477 sq. ft. of net rentable area. Willits Retail consists of three first floor retail condominium units totaling 25,396 sq. ft. located in a five-story newly constructed residential building. Construction started in 2001 with the last unit to be completed in 2003. The upper floors of the building contain 55 luxury condominium units (80% sold as of year-end 2002 at an average price of $962,000/unit) that are not part of the loan collateral. Willits Retail is currently 72.9% leased to Mitchell's Fishmarket and Sherri Day Spa. Mitchell's has opened for business and Sherri Day Spa is scheduled to take occupancy by mid-2003. Palladium Theater and Retail is currently 92.7% leased.

SIGNIFICANT TENANTS. Palladium Theater and Retail is 92.7% leased to four tenants. Willits Retail is currently 72.9% leased to two tenants. The two largest tenants are Palladium Theater and Tower Records.

Palladium Theater occupies 73,500 sq. ft. (49.0% of total area) under a ground lease with a rent of $24.49psf expiring in November 2021. The theater is leased to Uptown Theatres, L.L.C. on a 20-year lease expiring in 2021. For 2002, the first year of operation, the Palladium Theater had strong sales of $658,235 per screen. The Uptown Palladium 12 features the latest in state-of-the-art projection and sound equipment, exclusive high back seats with custom Tempur-Pedic cushions, a Premiere Entertainment auditorium - a Detroit area first, wall to wall curved screens, stadium seating, as well as a giant, two-story mural in the cinema lobby.

Uptown Theaters, LLC is an entity controlled by Michael Ilitch whom in 2002, Forbes Magazine ranked as the 381st wealthiest individual in the United States (net worth of $575 million). Mr. Ilitch founded the Little Caesar Pizza chain, owns the Fox Theater in Detroit (which hosts Broadway plays, musical events, etc.), and owns the Detroit Red Wings hockey team and the Detroit Tigers baseball team. Uptown Theaters, LLC has provided the Borrower with a $6.0 million Letter of Credit (equivalent to 40 months of rent) to guarantee the lease through the first 17 years. At closing, the Borrower will assign the Letter of Credit to Lender as additional collateral.

Tower Records occupies 17,500 sq. ft. (11.7% of total area) under a lease with a rent of $30.00psf expiring in April 2017. Tower Records' lease is signed by MTS, Inc., a privately-held company and one of the largest music retailers in the world. The company currently operates 119 stores worldwide, including 16 international stores in four countries.

THE MARKET. Birmingham is an upscale community located in Oakland County, approximately 15 miles northwest of Detroit. It has a pedestrian-friendly downtown area with shops, restaurants, hotels, movie theaters, condominiums, homes, art galleries, antique shops, and numerous other businesses. There are 22 parks, 20 outdoor tennis courts, nine baseball diamonds, two golf courses, an ice arena, a soccer field and a lake within the Birmingham city limits.

The City of Birmingham encompasses 4.5 square miles with a 2000 population of 20,204 people and 9,383 households. The downtown area is filled with shops, art galleries, restaurants, services and a variety of cultural events scheduled throughout the year. The city is the hub for the affluent suburban communities of Oakland County which include Bloomfield Hills, Bloomfield Township, Franklin/Bingham Farms, and West Bloomfield. The Birmingham-Bloomfield area encompasses 40 square miles in the heart of Oakland County, the second wealthiest county in the U.S. in terms of per capita income. The 2001 population estimate for the total trade area was 539,500, with 96,200 people located in the primary trade area. As of 2001, the average household income within a three- and five-mile radius was $132,080 and $119,016, respectively, which is significantly higher than the Detroit metropolitan area average of $53,774.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             PALLADIUM AT BIRMINGHAM

                              BALANCE: $39,000,000
                              DSCR:    1.31x
                              LTV:     79.9%
--------------------------------------------------------------------------------


The subject area is well served by a variety of transportation systems. Rail and air access to the area is convenient, with Amtrak passenger trains stopping in Birmingham three times daily. Detroit Metropolitan International Airport is a 40-minute drive from Birmingham, and within Oakland County, the nearby Oakland-Pontiac Airport serves as a hub for corporate flights and cargo shipments. The city has good transportation linkages on N. Old Woodward Avenue, the major north-south thoroughfare stretching from downtown Detroit to Pontiac, Michigan.

With the exception of the largest tenant, Palladium Theater, which pays rent of $24.49psf, all tenants at Palladium at Birmingham pay rents ranging from $28.00psf to $40.00psf. According to the appraiser, movie theater rents range from approximately $15psf to $25psf. Leases at the property represent a mix of NNN, net, gross and modified gross leases. The property's rents on an adjusted NNN basis range from $24.49psf to $40.00psf. The nine comparable properties (all located in downtown Birmingham) have NNN rents ranging from $24.00psf to $38.00psf.

PROPERTY MANAGEMENT. The Palladium Retail property is managed by Brenmar Management Company, Inc. It is anticipated that the Willits Retail property will be managed by The Habitat Company. The Willits Retail property is currently managed by the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             PALLADIUM AT BIRMINGHAM

                              BALANCE: $39,000,000
                              DSCR:    1.31x
                              LTV:     79.9%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMPIRIAN LUXURY TOWERS

                              BALANCE: $38,063,492
                              DSCR:    1.37x
                              LTV:     79.8%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMPIRIAN LUXURY TOWERS

                              BALANCE: $38,063,492
                              DSCR:    1.37x
                              LTV:     79.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                      LOAN SELLER:  GACC

                     LOAN PURPOSE:  Refinance

       ORIGINAL PRINCIPAL BALANCE:  $38,100,000

        CUT-OFF PRINCIPAL BALANCE:  $38,063,492
                 % BY INITIAL UPB:  4.50%

                    INTEREST RATE:  5.4300%

                     PAYMENT DATE:  1st of each month

               FIRST PAYMENT DATE:  June 1, 2003

                    MATURITY DATE:  May 1, 2013

                     AMORTIZATION:  360 Months

                  CALL PROTECTION:  Lockout for 24 months from securitiza-tion date, then defeasance is permitted. On and after February 1, 2013, prepay-ment can be made without penalty.

                          SPONSOR:  Ezra S. Beyman

                         BORROWER:  Park Drive Group, LP

             ADDITIONAL FINANCING:  None

                          LOCKBOX:  Soft at Closing, Springing Hard

                 INITIAL RESERVES:  Tax:         $127,420
                                    Insurance:   $53,667
                                    Engineering: $3,750

                 MONTHLY RESERVES:  Tax:         $31,855
                                    Insurance:   $7,667
                                    Replacement: $11,875




--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                  LOAN BALANCE/UNIT:  $66,778

               BALLOON BALANCE/UNIT:  $55,731

                                LTV:  79.8%

                        BALLOON LTV:  66.6%

                               DSCR:  1.37x



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

             SINGLE ASSET/PORTFOLIO:  Single Asset

                      PROPERTY TYPE:  Multifamily

                         COLLATERAL:  Fee simple interest in a multifamily
                                      property situated on a 14.8-acre site.

                           LOCATION:  Philadelphia, PA

               YEAR BUILT/RENOVATED:  1950/1998

                        TOTAL UNITS:  570

                PROPERTY MANAGEMENT:  Royal Management Company

               OCCUPANCY (04/14/03):  96.7%

                       UNDERWRITTEN
                      NET CASH FLOW:  $3,519,227

                    APPRAISED VALUE:  $47,700,000

                     APPRAISAL DATE:  February 12, 2003




-------------------------------------------------------------------------------------------------------------------------------
                                                     PROPERTY DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------------

 UNIT TYPE                     NUMBER OF UNITS                AVERAGE SQUARE FEET/UNIT              AVERAGE RENT (PER MONTH)
-------------------------------------------------------------------------------------------------------------------------------
 Studio                              49                                  289                                  $530
-------------------------------------------------------------------------------------------------------------------------------
 One Bedroom                         287                                 638                                  $654
-------------------------------------------------------------------------------------------------------------------------------
 Two Bedroom                         230                                 950                                  $836
-------------------------------------------------------------------------------------------------------------------------------
 Four Bedroom                         4                                 1,966                                $1,518
-------------------------------------------------------------------------------------------------------------------------------


THE EMPIRIAN LUXURY TOWERS LOAN

THE LOAN. The Empirian Luxury Towers Loan is secured by a first mortgage on the Empirian Luxury Towers, a 570-unit, multifamily property situated on a 14.8-acre site and located in Philadelphia, Pennsylvania.

THE BORROWER. The borrower, Park Drive Group, LP is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsor of the borrower is Ezra S. Beyman, a New York-based real estate investor with over 20 years of real estate experience. Mr. Beyman is President and owner of Empire Equity Group, a mortgage brokerage group formed in 1984 that is involved in the acquisition, renovation and management of commercial real estate properties. Empire's real estate portfolio includes 1,350 apartment units. As of June 30, 2002, Mr. Beyman had a net worth of $103.3 million including liquidity of $5.17 million. Ezra Beyman is a repeat sponsor of various Deutsche Bank loans.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMPIRIAN LUXURY TOWERS

                              BALANCE: $38,063,492
                              DSCR:    1.37x
                              LTV:     79.8%
--------------------------------------------------------------------------------

THE PROPERTY. Empirian Luxury Towers is a high rise, multifamily apartment complex comprised of two interconnected 12-story apartment buildings containing 570 units situated on a 14.8-acre site approximately 8 miles northwest of the Philadelphia CBD. There are 49 studio units (289 sq. ft. in size), 287 one-bedroom/one-bath units (239 are 633 sq. ft. in size; 48 are 663 sq. ft. in size), and 230 two-bedroom/one-bath units (182 are 983 sq. ft. in size; 48 are 826 sq. ft. in size). There are also 4 four-bedroom/two-bath units that are each 1,966 sq. ft. in size. Total net rentable area is 437,955 sq. ft. including 14,265 sq. ft. of commercial lobby space (a deli, a dry cleaner, a hair salon and a dentist). The buildings are constructed of concrete with brick exterior walls and flat asphalt roofs. The buildings were built in 1950, and were most recently renovated in 1998 by the Borrower. Renovations included new elevators, landscaping upgrades, lobby renovation, life safety equipment repairs, roof repairs, common area renovations and unit renovations including new appliances, carpeting and kitchen cabinets. The cost of the renovation was approximately $3,108,356 ($5,453/unit). Amenities at the subject include a swimming pool with patio, lighted tennis courts at the rear of the complex, a gated entrance, a laundry facility and indoor garage parking. Parking is provided for a total 623 vehicles (1.09 spaces per unit) with 207 covered spaces and 416 outdoor spaces.

THE MARKET. The property is located in the Germantown section of Philadelphia, approximately 8 miles northwest of the CBD. The Germantown neighborhood is located at the southern section of Northwest Philadelphia which also includes other neighborhoods identified as Mt. Airy, Chestnut Hill and Oak Lane. Germantown had a population of 80,592 and a median household income of $44,746 as of 2002. Germantown is over 90% developed and consists primarily of residential development, including single family homes and apartment complexes. In addition, Germantown contains a large number of institutions of higher education including two universities, three colleges and several medical campuses. Commercial development in the area is located along the primary arterials.

The property is located on a primary arterial that provides direct access to US 1 (approximately one-half mile south of the property) as well as I-76 (via US
1). US 1 is a major commercial corridor containing a mix of office, retail, hotel and apartment buildings. A public bus route runs directly in front of the property and a public rail transportation station is located just to the rear of the property. In addition, the property is located on a hill, directly overlooking Fairmount Park, the largest public park in Philadelphia, containing tennis courts, a jogging trail and a football field.

The Empirian Luxury Towers are part of the metropolitan Philadelphia apartment market, which had an inventory of approximately 193,752 units and a 2.8% vacancy rate as of 3rd quarter 2002. The appraiser identified six apartment communities containing 2,763 units that compete directly with the subject that have an average occupancy of 95.5%. Currently, there are no new apartment complexes proposed or under construction in the subject neighborhood that would compete with the subject property. Market rent for studio units ranges from $550 - $691; the average rent for the subject's studio units is $530. Market rent for 1-bedroom units ranges from $660 - $1,280; the average rent for the subject's 1-bedroom units is $654. Market rent for 2-bedroom units ranges from $870 - $1,635; the average rent for the subject's 2-bedroom units is $836. Market rent for 4-bedroom units is $2,520; the average rent for the subject's 4-bedroom units is $1,518.

PROPERTY MANAGEMENT. Royal Management Company, an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMPIRIAN LUXURY TOWERS

                              BALANCE: $38,063,492
                              DSCR:    1.37x
                              LTV:     79.8%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 REDLAND CENTER

                              BALANCE: $27,975,125
                              DSCR:    1.27x
                              LTV:     78.8%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 REDLAND CENTER

                              BALANCE: $27,975,125
                              DSCR:    1.27x
                              LTV:     78.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                       LOAN SELLER:  GACC

                      LOAN PURPOSE:  Refinance

              ORIGINAL TMA BALANCE:  $28,000,000

               CUT-OFF TMA BALANCE:  $27,975,125

                  % BY INITIAL UPB:  3.31%

                     INTEREST RATE:  5.7320%

                      PAYMENT DATE:  1st of each month

                FIRST PAYMENT DATE:  June 1, 2003

                     MATURITY DATE:  May 1, 2013

                      AMORTIZATION:  360 Months

                   CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after February 1, 2013, prepayment can be made without penalty.

                           SPONSOR:  Stephen A. Goldberg

                          BORROWER:  Redland Tech Center, L.L.C.

              ADDITIONAL FINANCING:  None

                           LOCKBOX:  Hard

                  INITIAL RESERVES:  Tax:         $106,962
                                     Insurance:   $5,131

                  MONTHLY RESERVES:  Tax:         $11,885
                                     Insurance:   $2,566
                                     Replacement: $2,232




--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                   LOAN BALANCE/SQ.FT.:  $208.93

                BALLOON BALANCE/SQ.FT.:  $175.99

                                   LTV:  78.8%

                           BALLOON LTV:  66.4%

                                  DSCR:  1.27x




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

            SINGLE ASSET/PORTFOLIO:  Single Asset

                     PROPERTY TYPE:  Office

                        COLLATERAL:  Fee simple interest in a six-story,
                                     Class A office building.

                          LOCATION:  Rockville, MD

              YEAR BUILT/RENOVATED:  2003/NA

                        TOTAL AREA:  133,895 sq. ft.

               PROPERTY MANAGEMENT:  Cassidy & Pinkard, Inc.

        OCCUPANCY (AS OF 06/01/03):  100.0%

                      UNDERWRITTEN
                     NET CASH FLOW:  $2,484,824

                   APPRAISED VALUE:  $35,500,000

                   APPRAISAL DATES:  March 3, 2003




-----------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANTS
-----------------------------------------------------------------------------------------------------------------------------

 TENANT                                                % NRSF         RENT PSF        LEASE EXPIRATION       RATINGS (S/M/F)
-----------------------------------------------------------------------------------------------------------------------------
 GSA (Department of Health and Human Services)         100.0%          $28.68             03/22/13            AAA/Aaa/AAA1
-----------------------------------------------------------------------------------------------------------------------------

1.   Implied Rating.

THE REDLAND CENTER LOAN

THE LOAN. The Redland Center loan is secured by a first mortgage on Redland Center, a newly constructed 6-story, 133,895 sq. ft. Class A office condominium located in Rockville, Maryland, approximately 20 miles northwest of Washington, DC. The borrower is required to make deposits of $800,000 into the TI/LC reserve at least 30 days prior to the first day of the eighth, ninth and tenth loan years (aggregate of $2.4 million or $17.93psf), or post a letter of credit in the required amounts. If Borrower fails to either deposit these funds or to post the Letter of Credit, a full cash flow sweep is triggered for the remainder of the loan term, or until the amount in the reserve equals $2.4 million, whichever occurs first. The cash flow sweep may also be discontinued if: (a) the GSA has renewed its lease for a minimum term of 5 years at a rental rate comparable to the rent due under the current GSA lease, or (b) a replacement tenant of comparable creditworthiness leases the GSA space at a similar rental rate and for a minimum term of 5 years. There will also be a cash flow sweep if, at the end of the first loan year, parking income is less than $180,000 based on trailing 3-month parking income annualized.

THE BORROWER. The Borrower, Redland Tech Center, L.L.C. is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsor of the loan is Stephen A. Goldberg. In 1963, Mr. Goldberg founded The Stephen A. Goldberg Company, a privately held, real estate investment and management company that controls over 75 partnerships and corporations employing 400




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 REDLAND CENTER

                              BALANCE: $27,975,125
                              DSCR:    1.27x
                              LTV:     78.8%
--------------------------------------------------------------------------------

individuals, and that in 2000, generated combined revenue in excess of $50 million. The company has completed approximately $1.5 billion worth of real estate and financing transactions and is presently managing over $300 million worth of development projects. The company's extensive real estate experience includes the financing and/or development of over 2.0 million sq. ft. of Class A office space in the District of Columbia. As of 12/31/02, Stephen Goldberg reported a net worth of $135.5 million including liquidity of $5.3 million.

THE PROPERTY. The subject property is a new, 6-story, Class A office condominium building containing 133,895 sq. ft. of net rentable area which is Phase I of three phases. Situated on a 12.1-acre site, the subject is located within Redland Technology Park, a 27.5-acre, three-building office condominium complex being developed by the sponsor. The remaining two buildings are proposed, and will contain an aggregate of approximately 350,000 sq. ft. of Class `A' office.

Completed in the first quarter of 2003, the property is a modern office building. The lobby has a high quality finish that includes wood-clad walls and polished granite flooring. Paved areas provide parking for approximately 455 vehicles (3.4 spaces per 1,000 sq. ft. of net rentable area). There are also plans for a 1,095-car garage to be built within Redland Technology Park. The garage will be shared by the three buildings under the condominium ownership structure.

The property provides access to major local and regional highways and is located one mile east of the Shady Grove Road/I-270 interchange. I-270 (the Dwight Eisenhower Freeway) is a primary north/south traffic artery in Montgomery County, which starts at the Capital Beltway and extends northwestward to Frederick, Maryland. Redland Boulevard provides east/west access to the subject neighborhood and connects with Frederick Road (Route 355) approximately one mile east of the subject.

SIGNIFICANT TENANTS. The Redland Center is 100% leased to the federal government's General Services Administration (`GSA') for a term of 10 years (lease expires 3/22/13). The occupant of the building is the Department of Health and Human Services. The lease is not subject to annual appropriations and there are no early termination provisions.

The subject is the headquarters for the Agency for Healthcare Research and Quality. The space is 100% utilized as office. The AHRQ was created in December 1989 as the Agency for Health Care Policy and Research (AHCPR), a Public Health Service agency in the Department of Health and Human Services (HHS). Reporting to the HHS Secretary, the Agency was reauthorized on December 6, 1999, as the Agency for Healthcare Research and Quality. Sister agencies include the National Institutes of Health, the Centers for Disease Control and Prevention, the Food and Drug Administration, the Health Care Financing Administration, and the Health Resources and Services Administration. The mission of AHRQ is to support research designed to improve the outcomes and quality of health care, reduce its costs, address patient safety and medical errors, and broaden access to effective services. The research sponsored, conducted, and disseminated by the Agency for Healthcare Research and Quality (AHRQ) provides information that helps people make better decisions about health care. The AHRQ has a staff of over 400 personnel which will be located at the subject.

THE MARKET. The property is located in Montgomery County's North Rockville office sub-market, which includes 64 buildings containing 6.4 million sq. ft. of competitive, multi-tenant office space. As of year-end 2002, this sub-market had a direct vacancy rate of 13.24%. To determine market rental rates for Class A space in this market, the appraiser identified seven comparable office properties located within the Rockville and North Rockville area. Rental rates at these properties ranged from $27.00psf to $35.50psf. The subject property's GSA tenant pays rent that is at the lower end of general market rents. As of year-end 2002, the overall average lease rate in North Rockville is $28.03psf, the fourth highest average rental rate of 18 suburban Maryland sub-markets.

PROPERTY MANAGEMENT. Redland Center will be managed by Cassidy & Pinkard, Inc., a third-party management company. Cassidy & Pinkard serves the Mid-Atlantic Region, primarily Washington, D.C., and currently manages over 4.1 million square feet of office space in the Washington, D.C. metropolitan area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 REDLAND CENTER

                              BALANCE: $27,975,125
                              DSCR:    1.27x
                              LTV:     78.8%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                      1669 COLLINS AVENUE, MIAMI BEACH LAND

                              BALANCE: $26,885,252
                              DSCR:    1.06x
                              LTV:     88.1%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                      1669 COLLINS AVENUE, MIAMI BEACH LAND

                              BALANCE: $26,885,252
                              DSCR:    1.06x
                              LTV:     88.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                        LOAN SELLER:  GACC

                       LOAN PURPOSE:  Refinance

                SHADOW RATING (M/S):  Aa1/BBB

         ORIGINAL PRINCIPAL BALANCE:  $27,000,000

          CUT-OFF PRINCIPAL BALANCE:  $26,885,252

                   % BY INITIAL UPB:  3.18%

                      INTEREST RATE:  5.7000%

                       PAYMENT DATE:  1st of each month

                 FIRST PAYMENT DATE:  March 1, 2003

                      MATURITY DATE:  February 1, 2013

                       AMORTIZATION:  360 Months

                    CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after November 1, 2012, prepayment can be made without penalty.

                            SPONSOR:  Alfredo Lowenstein

                           BORROWER:  Di Lido Beach Hotel Corporation

               ADDITIONAL FINANCING:  None

                            LOCKBOX:  Hard

                   INITIAL RESERVES:  None

                   MONTHLY RESERVES:  None




--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                   LOAN BALANCE/SQ.FT.:  $164.59

                BALLOON BALANCE/SQ.FT.:  $138.91

             LTV (LAND + IMPROVEMENTS):  11.5%

                            LTV (LAND):  88.1%

            BLTV (LAND + IMPROVEMENTS):  9.7%

                           BLTV (LAND):  74.4%

                                  DSCR:  1.06x



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

              SINGLE ASSET/PORTFOLIO:  Single Asset

                       PROPERTY TYPE:  Land

                          COLLATERAL:  Leased fee interest in land improved
                                       with the Ritz Carlton Miami Beach Hotel, as encumbered by the long-term lease. The hotel is under construction and not part of the collateral.

                            LOCATION:  Miami Beach, FL

                YEAR BUILT/RENOVATED:  NAP

                          TOTAL AREA:  163,350 sq. ft.

                 PROPERTY MANAGEMENT:  NAP

          OCCUPANCY (AS OF 06/01/03):  100.0%

                        UNDERWRITTEN
                       NET CASH FLOW:  $2,000,000

                     APPRAISED VALUE
               (LAND + IMPROVEMENTS):  $233,200,000

                              (LAND):  $30,500,000

                      APPRAISAL DATE
               (LAND + IMPROVEMENTS):  December 1, 2003

                              (LAND):  November 25, 2002




THE 1669 COLLINS AVENUE, MIAMI BEACH LAND LOAN

THE LOAN. The 1669 Collins Avenue, Miami Beach Land loan is secured by the leased fee interest in the land beneath the Ritz-Carlton Hotel, an 11-story, beachfront, 376-room, full-service, luxury hotel located in Miami Beach, Florida. Improvements on the land are under construction and not part of the collateral.

THE BORROWER. The Borrower, Di Lido Beach Hotel Corporation is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The Borrower is 100% owned by Lionstone Group, Inc, which, in turn, is 100% owned by Lionstone Group (Barbados) Ltd. Alfredo Lowenstein, the loan sponsor, owns 100% of the Lionstone Group (Barbados). Lionstone Group, Inc. currently owns and manages over 2,500 hotel rooms. Alfredo Lowenstein has been investing, developing and operating various types of real estate since 1971 including hotels, restaurant, and shopping centers. As of 01/01/2002, Mr. Lowenstein's stated net worth was $115 million.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                      1669 COLLINS AVENUE, MIAMI BEACH LAND

                              BALANCE: $26,885,252
                              DSCR:    1.06x
                              LTV:     88.1%
--------------------------------------------------------------------------------


THE PROPERTY. The subject collateral is approximately a 3.75-acre parcel of land (163,350 sq.ft.) located at the corner of Collins Avenue and Lincoln Road in Miami Beach, Florida. The site is improved with the original Di Lido Hotel, which is currently being redeveloped into a 376-room Ritz Carlton Hotel. The redevelopment of the Ritz-Carlton Hotel entails a gut renovation of the existing facility (preserving much of the exterior walls of the old hotel) and the addition of three stories. The redevelopment is approximately 70% complete and is scheduled to open in the Fall of 2003.

The site is located within the Historic Art Deco District and represents one of the premier beachfront locations in Miami Beach. The property has excellent frontage and visibility along both Collins Avenue (227 feet of frontage) and Lincoln Road (400 feet of frontage), and has 280 feet of frontage along the Atlantic Ocean. The neighborhood surrounding the property is characterized by a mix of mid- to high-rise hotels, residential towers, retail stores, restaurants, and low-rise residential buildings along Collins Avenue. The property's neighborhood is bordered on the east by the Atlantic Ocean, on the south by the Government Cut inlet to Biscayne Bay, the Intracoastal Waterway to the west, and 25th Street to the north. More specifically, the property is located at the northeastern corner of the intersection of Lincoln Road and Collins Avenue. Surrounding uses or improvements include a high-rise condominium building and the Loews Miami Beach Hotel to the south across Lincoln Road, retail stores and restaurants to the west across Collins Avenue (also known as Route A1A), several hotels to the north along Collins Avenue (including the Sagamore, the National, and the Delano), and the Atlantic Ocean to the east. The site further benefits from its close proximity to Ocean Drive and to Washington Avenue, two major destinations for shopping, restaurants and nightclubs.

In addition to the three floors being added to the existing 8-story structure, the Ritz Carlton redevelopment will also include two new 3-story `lanai' guestroom buildings at poolside. Upon completion, the hotel will feature 376 guestrooms, a 150-seat cafe/restaurant, a 90-seat restaurant, a lobby bar/lounge, a poolside bar and grill, 19,200 square feet of meeting space, a 13,000 square foot health/fitness facility, a heated outdoor swimming pool, and 17 poolside cabanas. There will also be a two-level, 258-car parking garage incorporated within the hotel structure. In addition, a public parking garage is located just south of the property on Collins Avenue.

The improvements (exclusive of the land) are valued at $202.7 million upon stabilization, and the market value of the leased fee interest in the land is currently estimated at $30.5 million. The ground lease calls for base rent of $2 million annually with annual CPI adjustments.

THE MARKET. The subject is located in the historic Art Deco District of Miami Beach. The property is set directly on Miami Beach overlooking the Atlantic Ocean. Conveniently located 20 minutes from Miami International Airport and 10 minutes from the Port of Miami. The subject site is located approximately one mile north of Ocean Drive, Miami Beach's main tourist attraction that contains South Beach nightlife and Art Deco walking tours. Located one block west of the subject site is Washington Avenue, home to trendy clothing stores, restaurants, and nightclubs that are frequented by tourists and locals.

The area, further known as `South Beach', is popular with locals as well as tourists. Lincoln Road, a 10-block pedestrian shopping, dining and entertainment area is immediately to the west of the property. The improvements will be a luxury, full-service hotel. Indicative of the demand for full-service hotels is the Loews Miami Beach Hotel. Through October 2002, Loew's had an occupancy rate of 72%, an ADR of $219, and revenue per available room (`RevPar') of $148.

As a result of the weakening economy and the terrorist attacks on September 11, 2001, occupancy for the subject's competitive set decreased by 13.4% from 2000 to 2001, according to HVS International. This downturn occurred during the normally strong meeting and group winter season. Despite this decline, overall occupancy has rebounded 14.2% from 2001 to 2002 and 17.7% during the first two months of 2003 as compared to the first two months of 2002.

PROPERTY MANAGEMENT. NAP

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                      1669 COLLINS AVENUE, MIAMI BEACH LAND

                              BALANCE: $26,885,252
                              DSCR:    1.06x
                              LTV:     88.1%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            THE RESERVE AT SUGARLOAF

                              BALANCE: $26,400,000
                              DSCR:    1.23x
                              LTV:     79.4%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            THE RESERVE AT SUGARLOAF

                              BALANCE: $26,400,000
                              DSCR:    1.23x
                              LTV:     79.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                      LOAN SELLER:  GACC

                     LOAN PURPOSE:  Refinance

       ORIGINAL PRINCIPAL BALANCE:  $26,400,000

        CUT-OFF PRINCIPAL BALANCE:  $26,400,000

                 % BY INITIAL UPB:  3.12%

                    INTEREST RATE:  5.4900%

                     PAYMENT DATE:  1st of each month

               FIRST PAYMENT DATE:  July 1, 2003

                    MATURITY DATE:  June 1, 2013

                     AMORTIZATION:  360 Months

                  CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after March 1, 2013, prepayment can be made without penalty.

                          SPONSOR:  Milton Fine

                         BORROWER:  SRF-FFC Sugarloaf LLC

             ADDITIONAL FINANCING:  None

                          LOCKBOX:  None

                 INITIAL RESERVES:  Tax:         $242,281
                                    Insurance:   $33,111

                 MONTHLY RESERVES:  Tax:         $26,920
                                    Insurance:   $4,139
                                    Replacement: $5,550(1)



1. The Borrower is required to make on-going monthly deposits in the amount of $5,550 for the first three years of the loan term and $6,938 for the remainder of the loan term, thereafter.


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                       LOAN BALANCE/UNIT:  $79,279

                    BALLOON BALANCE/UNIT:  $70,920

                                     LTV:  79.4%

                             BALLOON LTV:  71.0%

                                    DSCR:  1.23x



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

                SINGLE ASSET/PORTFOLIO:  Single Asset

                         PROPERTY TYPE:  Multifamily

                            COLLATERAL:  Fee simple interest in a Class A,
                                         luxury, gated, garden-style
                                         apartment complex.

                              LOCATION:  Duluth, GA

                  YEAR BUILT/RENOVATED:  2001/NAP

                           TOTAL UNITS:  333

                   PROPERTY MANAGEMENT:  Atlantic Realty Partners, Inc., an
                                         affiliate of the Borrower.

                  OCCUPANCY (04/10/03):  90.4%

                          UNDERWRITTEN
                         NET CASH FLOW:  $2,205,976

                       APPRAISED VALUE:  $33,250,000

                        APPRAISAL DATE:  May 7, 2003



-------------------------------------------------------------------------------------------------------------------------------
                                                       PROPERTY DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------------

 UNIT TYPE                     NUMBER OF UNITS                AVERAGE SQUARE FEET/UNIT               AVERAGE RENT (PER MONTH)
-------------------------------------------------------------------------------------------------------------------------------
 One Bedroom                         110                                 813                                   $853
-------------------------------------------------------------------------------------------------------------------------------
 Two Bedroom                         173                                1,320                                 $1,090
-------------------------------------------------------------------------------------------------------------------------------
 Three Bedroom                       38                                 1,603                                 $1,422
-------------------------------------------------------------------------------------------------------------------------------
 Four Bedroom                        12                                 2,295                                 $1,956
-------------------------------------------------------------------------------------------------------------------------------


THE RESERVE AT SUGARLOAF

THE LOAN. The Reserve at Sugarloaf is secured by a first mortgage on The Reserve at Sugarloaf, a 333-unit, Class A, multifamily community located in Duluth, Georgia.

THE BORROWER. The Borrower, SRF-FFC Sugarloaf LLC is a single-purpose entity. The loan sponsor is Milton Fine, former Chairman and co-founder of Interstate Hotels Corporation ("IHC"). Formed in 1960, IHC developed, acquired and operated over 230 hotels throughout the US, including numerous Marriott Hotels. IHC was once the largest hotel management company in the US until its acquisition by Wyndham International in 1998 for $2.1 billion. Currently, Milton Fine is Chairman of FFC Capital, which invests in all types of




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            THE RESERVE AT SUGARLOAF

                              BALANCE: $26,400,000
                              DSCR:    1.23x
                              LTV:     79.4%
--------------------------------------------------------------------------------

commercial and multifamily real estate. Mr. Fine is on the Board of Directors of Wyndham International and is a Trustee of the Carnegie Institute, the Pittsburgh Symphony and the New Museum of Contemporary Art in New York. As of 12/31/02, Mr. Fine had a net worth exceeding $124 million and liquid assets of approximately $59 million.

THE PROPERTY. The property is located approximately 28 miles northeast of Atlanta's CBD off of I-85. The property consists of 23 three-story buildings totaling 333-units situated on a 26-acre site located adjacent to the Sugarloaf Country Club. Unit mix consists of 110 one-bedroom, one-bath units, 28 two-bedroom, one-bath units, 145 two-bedroom, two-bath units, 38 three-bedroom, two-bath units, and 12 four-bedroom, 21/2-bath, 3-story townhouse units. Average unit size is 1,220 sq. ft. Unit amenities include designer kitchen appliances, built-in microwave, breakfast bar, washer/dryer connections, nine-foot ceilings, crown molding, wood burning fireplace, oversize garden bathtubs, freestanding showers, designer color packages, intrusion alarms and high speed computer and cable wiring. All units are equipped with a sprinkler system. Community amenities include resort-style swimming pool with grill cabana, 24-hour business center with computers, copier and fax machine, clubhouse, 24-hour fitness center with a children's playroom, professional putting green, lighted tennis courts, numerous picnic areas, a playground, gated access, an amphitheatre, coin operated laundry rooms and a car wash facility. All units are individually metered, and tenants pay all utilities. Parking is provided for 667 vehicles (2 spaces per unit).

THE MARKET. The subject is located in the Duluth submarket of Gwinnett County. As of year-end 2002, Class A properties in the Duluth submarket had a 91.2% occupancy rate and an effective rent of $717. The submarket outperformed the Atlanta apartment market which had an 88.8% overall occupancy rate. It also outperformed the Gwinnett County Class A apartment market, which had a 2002 average occupancy of 89.8% and effective rent of $665. Average rental rates at the subject property are $853 for 1-bedrooms units, $1,090 for 2-bedroom units, $1,422 for 3-bedroom units and $1,956 for 4-bedroom units, which is consistent with the market.

The subject is located within the thirteen county Atlanta MSA, one of the fastest growing major metropolitan areas in the country over the past 30 years. Between 1980 and 1999 the Atlanta MSA experienced a population growth rate nearly three times that of the United States. Gwinnett County is one of the fastest growing areas in Georgia. The population in Gwinnett County grew 67% from 1990 to 2000. Claritas, Inc. forecasts an additional 26.5% in growth in the period 2000 to 2007. 81% of the households in the area have incomes in excess of $50,000. Between 1998 and 2003, Gwinnett County realized employment growth at an average annual compound rate of 5.37%, 118% higher than the Atlanta MSA's average annual growth rate of 2.46% for the same time period. Per capita income in Gwinnett County grew at an average annual growth rate of 1.86% between 1998 and 2003, compared to 1.46% for the Atlanta MSA. Population within a 3-mile radius of the subject grew 179% between 1990 and 2002, from 14,394 to 40,223. In 2003, average household income within Gwinnett County was $90,548.

The I-85 Corridor, which leads into downtown Atlanta and extends northeast towards the Carolinas, has recently become a major area of commercial and retail development. In addition, three major shopping centers including the 1.2 million square foot Discover Mills, (a regional mall and entertainment complex less than one mile from the subject) were completed in 2001. The subject is located directly across from the Sugarloaf Country Club, home to the BellSouth Classic TPC Golf Tournament, with its 27-hole, Greg Norman designed golf course, and adjacent to Gwinnett County Civic and Cultural Center.

PROPERTY  MANAGEMENT.  Atlantic  Realty  Partners,  Inc.,  an  affiliate  of the
Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            THE RESERVE AT SUGARLOAF

                              BALANCE: $26,400,000
                              DSCR:    1.23x
                              LTV:     79.4%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               SIERRA VISTA MALL

                              BALANCE: $23,861,975
                              DSCR:    1.56x
                              LTV:     73.4%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               SIERRA VISTA MALL

                              BALANCE: $23,861,975
                              DSCR:    1.56x
                              LTV:     73.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                         LOAN SELLER:  GACC

                        LOAN PURPOSE:  Acquisition

          ORIGINAL PRINCIPAL BALANCE:  $24,000,000

           CUT-OFF PRINCIPAL BALANCE:  $23,861,975

                    % BY INITIAL UPB:  2.82%

                       INTEREST RATE:  5.1500%

                        PAYMENT DATE:  1st of each month

                  FIRST PAYMENT DATE:  February 1, 2003

                       MATURITY DATE:  January 1, 2008

                        AMORTIZATION:  360 Months

                     CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On
                                       and after October 1, 2007, prepayment can be made without penalty.

                             SPONSOR:  James H. Huelskamp

                            BORROWER:  SV Landvalue 27, LLC, SV 5 Souls, LLC,
                                       SV Cuyama Valley, LLC

                ADDITIONAL FINANCING:  None

                             LOCKBOX:  Hard

                    INITIAL RESERVES:  Tax:         $397,600
                                       Insurance:   $35,965
                                       TI/LC:       $172,412

                    MONTHLY RESERVES:  Tax:         $79,520
                                       Insurance:   $11,988
                                       TI/LC:       $14,368
                                       Replacement: $4,652



--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                    LOAN BALANCE/SQ.FT.:  $40.54

                 BALLOON BALANCE/SQ.FT.:  $37.68

                                    LTV:  73.4%

                            BALLOON LTV:  68.3%

                                   DSCR:  1.56x



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

              SINGLE ASSET/PORTFOLIO:  Single Asset

                       PROPERTY TYPE:  Anchored Retail

                          COLLATERAL:  Fee simple and leasehold interest
                                       in an enclosed, anchored retail center.

                            LOCATION:  Clovis, CA

                YEAR BUILT/RENOVATED:  1989/1999

                          TOTAL AREA:  588,643 sq. ft.

                 PROPERTY MANAGEMENT:  Land Value Management, LLC

          OCCUPANCY (AS OF 04/30/03):  98.2%

                        UNDERWRITTEN
                       NET CASH FLOW:  $2,453,175

                     APPRAISED VALUE:  $32,500,000

                      APPRAISAL DATE:  August 7, 2002



---------------------------------------------------------------------------------------------------------------------------------
                                                            ANCHOR TENANTS
---------------------------------------------------------------------------------------------------------------------------------

                                        AREA
 TENANTS          RATING (S/M/F)      (SQ.FT.)      % OF TOTAL      OWNERSHIP INTEREST      2002 SALES PSF     2002 TOTAL SALES
---------------------------------------------------------------------------------------------------------------------------------
 Sears            BBB+/Baa1/BBB+       116,641         19.8%            Collateral               $193             $22,546,411

 Target               A+/A2/A          109,648         18.6%           Ground Lease              $301             $33,000,000

 Gottschalks           -/-/-           99,539          16.9%           Ground Lease              $220             $21,900,000

 Mervyn's(1)          A+/A2/A          75,088          12.8%           Ground Lease              $260             $19,500,000
---------------------------------------------------------------------------------------------------------------------------------

1. Ratings of parent company, Target Corporation.


---------------------------------------------------------------------------------------------------------------------------------
                                       2002 SALES PSF                       OCC. COST PSF                        AS % OF SALES
---------------------------------------------------------------------------------------------------------------------------------
 Inline Tenants                            $214.88                              $8.89                                4.13%
---------------------------------------------------------------------------------------------------------------------------------


THE SIERRA VISTA LOAN

THE LOAN. The Sierra Vista Loan is secured by a first mortgage on Sierra Vista Mall, a 588,643 sq.ft., one-story regional mall located in Clovis, California. THE BORROWER. The Borrowers, SV LandValue 27, LLC (62.502%), SV 5 Souls, LLC (31.525%) and SV Cuyama Valley, LLC (5.973%), each single-member Delaware limited liability companies are single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained. The sole member of SV LandValue 27, LLC is LandValue 27, LLC, an entity controlled by James Huelskamp. Mr.
Huelskamp is a real estate investor and operator based in Fresno, CA. He founded, owns, and operates LandValue Management, LLC, a full-service real estate management company. During 2001, Mr. Huelskamp (through affiliated companies) purchased a 245,000 sq.ft.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               SIERRA VISTA MALL

                              BALANCE: $23,861,975
                              DSCR:    1.56x
                              LTV:     73.4%
--------------------------------------------------------------------------------

shopping center, also located in the Fresno, California area, together with two developable parcels, in a transaction valued in excess of $30 million. Prior to 2001, Mr. Huelskamp was employed by DivcoWest Group as a Vice President and Asset Manager. At DivcoWest, Mr. Huelskamp oversaw the operation and performance of the company's retail and office portfolios, and was responsible for internal and external management. As of 10/01/02, Mr. Huelskamp had a stated net worth of $5.82 million.As of 10/01/02, Mr. Huelskamp had a stated net worth of $5.82 million. James Huelskamp is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Sierra Vista Mall is a 588,643 sq. ft., one-story enclosed regional shopping mall (plus pad sites) located within the City of Clovis, Fresno County, California. The Mall was constructed in 1989 (steel frame and concrete panel construction) and renovated and expanded in 1999 with the addition of the Sears store. The mall has four (4) anchor tenants: Sears (116,641 sq. ft.; 20% of NRA, collateral), a freestanding Target store (109,648 sq. ft.; 19% of NRA, ground lease), Gottschalks (99,539 sq. ft.; 17% of NRA, ground lease) and Mervyn's (75,088 sq. ft. 13% of NRA, ground lease).

The 73.06-acre site provides parking for 3,513 vehicles (6 spaces per 1,000 sq. ft. of NRA) and is bounded by Shaw Avenue to the north, Gettysburg Avenue to the south, Clovis Avenue to the west and Sierra Vista Parkway to the east. Shaw Avenue is the major east/west arterial in the area; it provides quick access to the area's primary freeways (U.S. 99, Highway 161 and the 41 Freeway). North Clovis Avenue is the area's primary north/south arterial. SIGNIFICANT TENANTS. The loan collateral is 98.2% occupied by approximately 80 tenants. The three largest collateral tenants are: Sears, Target and Gottschalks. Approximately 53.8% of the center's Total Area is leased to investment grade tenants with long-term leases.

Sears (NYSE: S; rated BBB+, Baa1 and BBB+ by S&P, Moody's and Fitch, respectively) occupies 116,641 sq. ft. (19.8% of total area) under a lease with a rent of $4.83psf expiring in October 2014. Sears' lease of land and improvements at Sierra Vista Mall expires in 2014, however, there are six 5-year renewal options. Sales at the subject were reported to be $185psf in 2001, up 10% from 2000, the first year of operation. Sears pays percentage rent only. Rent paid in 2002 was the equivalent of $4.83psf. The overall occupancy cost for Sears was approximately 2.5% in 2001. Target Corp. (NYSE: TGT; rated A+, Aa2 and A by S&P, Moody's and Fitch, respectively) occupies 109,648 sq. ft. (18.6% of total area) under a ground lease with a rent of $2.61psf expiring in December 2008. Target Corp. is headquartered in Minneapolis and is a general merchandise retailer that operates over 1,107 stores throughout the U.S. Target owns its own store at Sierra Vista Mall. Its sub-ground lease with the Borrower expires in 2008, however, there are (6) 4-year renewal options. Sales for 2001 were reported to be $308psf, and Target's occupancy cost is a very low 0.77%. Target recently (8/02) exercised its right to build a garden center at the subject in August 2002. It also plans a $5 million renovation beginning in the first half of 2003.

Gottschalks (NYSE: GOT) occupies 99,539 sq. ft. (16.9% of total area) under a ground lease with a rent of $6.43psf expiring in November 2018. Headquartered in nearby Fresno, CA, Gottschalks is a regional department and specialty store chain that operates over 73 stores in California, Washington, Alaska, Idaho, Oregon, and Nevada. Gottschalks owns it own store at Sierra Vista Mall. Its sub-ground lease with the Borrower expires in 2018. Sales at the subject were approximately $218psf in 2001, and Gottschalks occupancy cost was approximately 3.2%.

THE MARKET. According to market data provided by Marcus & Millchap Realtors, the Fresno/Clovis metropolitan area contains approximately 16 million square feet of retail space. Fresno has a retail vacancy rate of approximately 8% (approximately 1% to 3% for anchor tenants and 10% for in-line and pad tenants). Market rents for in-line space range from $14.00psf to $44.00psf, depending on tenant size and location. The appraiser estimates market rent of $32.00psf for tenants less than 1,000sf in size. Market rent for suites between 1,000sf and 3,000sf in size is estimated at $21.00psf. Market rent for suites between 3,000 sq. ft. and 5,000 sq. ft. is estimated at $15.00psf. Market rent for suites greater than 5,000 sq. ft. is estimated at $10.00psf. The appraiser estimates market rent of $17.40psf for pad site tenants. The in-line tenants at the property generally pay rents equivalent to the market rental rates. Anchor spaces including theatre rents are estimated to have a market rate rent of $5.75psf. The property's anchor tenants pay, on average, below-market rents of approximately $4.00psf.

The City of Clovis is part of the larger Fresno MSA and is a major retailing hub in the region. The subject primarily draws customers from within a 5-mile radius of the center. The secondary trade area extends to a 10-mile radius. As of 2002, the population in these trade areas was estimated at 226,750 and 565,380, respectively, representing increases in population (since 1990) of 22.8% and 21.0% respectively. The estimated 2002 average household income was $53,094 within a 5-mile radius of the subject and $53,397 within a 10-mile radius.

PROPERTY MANAGEMENT. LandValue Management, LLC, an affiliate of the primary sponsor of the loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt is permitted subject to the following requirements: (i) security may only consist of a pledge of a members interest in the Borrower; (ii) the combined DSCR of the aggregate debt may not be less than 1.15x, prior to completion of Theater/Anchor site, 1.25x after completion; (iii) the LTV on the aggregate debt may not exceed 90%, prior to completion of Theater/Anchor site, 75% after completion; (iv) mezzanine lender must be approved by lender and must execute a subordination and standstill agreement acceptable to lender; (v) mezzanine debt cannot be crossed with any other loan or property; (vi) terms, conditions, and structure of mezzanine debt must be approved by lender in its reasonable discretion; and
(vii) rating agency confirmation that the additional indebtedness will not cause a downgrade to any of the bonds.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               SIERRA VISTA MALL

                              BALANCE: $23,861,975
                              DSCR:    1.56x
                              LTV:     73.4%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $580,872,000 (APPROXIMATE)
                                 COMM 2003-LNB1

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                     ANNEX C

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered COMM 2003-LNB1 Commercial Mortgage Pass-Through Certificates, Series 2003-LNB1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (I.E., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     TRADING BETWEEN CLEARSTREAM OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or substitute form.

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8BEN are effective for three calendar years and Form W-8ECI is effective for one calendar year.

     The term "U.S. person"means (1) a citizen or resident of the United States,
(2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the Trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) Multifamily Properties (as defined herein) units and mobile home parks; and (ii) commercial properties consisting of office buildings, Retail Properties (as defined herein), hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in (or the mortgage loans underlying the MBS in) any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements or interest rate cap or floor agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates."

(COVER CONTINUED ON NEXT PAGE)

--------------------------------------------------------------------------------

     PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DEUTSCHE BANK AG OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 8 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

--------------------------------------------------------------------------------

                    The date of this Prospectus is June 9, 2003

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund and/or the assets thereof or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences."

     An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of such material can also be obtained electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at One International Place, Room 520, Boston, Massachusetts 02110, Attention: Secretary, or by telephone at (617) 951-7690.

                                TABLE OF CONTENTS



PROSPECTUS SUPPLEMENT .....................................................  iii
AVAILABLE INFORMATION .....................................................  iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................   iv
SUMMARY OF PROSPECTUS .....................................................    1
RISK FACTORS ..............................................................    8
   Limited Liquidity of Offered Certificates ..............................    8
   Limited Assets .........................................................    8
   Credit Support Limitations .............................................    9
   Effect of Prepayments on Average Life of Certificates ..................    9
   Effect of Prepayments on Yield of Certificates .........................   10
   Limited Nature of Ratings ..............................................   11
   Certain Factors Affecting Delinquency,
     Foreclosure and Loss of the
     Mortgage Loans .......................................................   11
   Some Certificates may not be Appropriate
     for Erisa Plans ......................................................   15
   Certain Federal Tax Considerations Regarding
     Residual Certificates ................................................   16
   Certain Federal Tax Considerations
     Regarding Original Issue Discount ....................................   16
   Bankruptcy Proceedings Entail Certain Risks ............................   16
   Book-Entry System for Certain Classes may
     Decrease Liquidity and Delay Payment .................................   17
   Inclusion of Delinquent and Nonperforming
     Mortgage Loans in a Mortgage Asset
     Pool .................................................................   17
   Termination ............................................................   17
   Risks Associated With Multifamily
     Properties ...........................................................   18
   Risks Associated With Retail Properties ................................   18

DESCRIPTION OF THE TRUST FUNDS ............................................   19
   General ................................................................   19
   Mortgage Loans .........................................................   19
   MBS ....................................................................   23
   Certificate Accounts ...................................................   24
   Credit Support .........................................................   25
   Cash Flow Agreements ...................................................   25
YIELD AND MATURITY CONSIDERATIONS .........................................   25
   General ................................................................   25
   Pass-Through Rate ......................................................   25
   Payment Delays .........................................................   25
   Certain Shortfalls in Collections of Interest ..........................   26
   Yield and Prepayment Considerations ....................................   26
   Weighted Average Life and Maturity .....................................   27
   Other Factors Affecting Yield, Weighted
     Average Life and Maturity ............................................   28
THE DEPOSITOR .............................................................   30
DEUTSCHE BANK AG ..........................................................   30
DESCRIPTION OF THE CERTIFICATES ...........................................   31
   General ................................................................   31
   Distributions ..........................................................   31
   Distributions of Interest on the
     Certificates .........................................................   32
   Distributions of Principal of the
     Certificates .........................................................   33
   Distributions on the Certificates in Respect
     of Prepayment Premiums or in Respect of
     Equity Participations ................................................   33
   Allocation of Losses and Shortfalls ....................................   34
   Advances in Respect of Delinquencies ...................................   34
   Reports to Certificateholders ..........................................   35
   Voting Rights ..........................................................   36
   Termination ............................................................   36
   Book-Entry Registration and Definitive
     Certificates .........................................................   37
DESCRIPTION OF THE POOLING
   AGREEMENTS .............................................................   38
   General ................................................................   38
   Assignment of Mortgage Loans; Repurchases ..............................   39
   Representations and Warranties;
     Repurchases ..........................................................   40
   Collection and Other Servicing Procedures ..............................   41
   Sub-Servicers ..........................................................   43
   Certificate Account ....................................................   43
   Modifications, Waivers and Amendments of Mortgage Loans ................   45
   Realization Upon Defaulted Mortgage Loans ..............................   46
   Hazard Insurance Policies ..............................................   47
   Due-on-Sale and Due-on-Encumbrance
     Provisions ...........................................................   48
   Servicing Compensation and Payment of
     Expenses .............................................................   48
   Evidence as to Compliance ..............................................   49
   Certain Matters Regarding the Master
     Servicer, the Special Servicer, the REMIC
     Administrator and the Depositor ......................................   49
   Events of Default ......................................................   50
   Rights Upon Event of Default ...........................................   51
   Amendment ..............................................................   52
   List of Certificateholders .............................................   52
   The Trustee ............................................................   53

   Duties of the Trustee .................................................    53
   Certain Matters Regarding the Trustee .................................    53
   Resignation and Removal of the Trustee ................................    53
DESCRIPTION OF CREDIT SUPPORT ............................................    54
   General ...............................................................    54
   Subordinate Certificates ..............................................    54
   Insurance or Guarantees with Respect to
     Mortgage Loans ......................................................    54
   Letter of Credit ......................................................    54
   Certificate Insurance and Surety Bonds ................................    55
   Reserve Funds .........................................................    55
   Credit Support with Respect to MBS ....................................    55
   Interest Rate Exchange, Cap and Floor
     Agreements ..........................................................    56
CERTAIN LEGAL ASPECTS OF
   MORTGAGE LOANS ........................................................    56
   General ...............................................................    56
   Types of Mortgage Instruments .........................................    56
   Leases and Rents ......................................................    57
   Personalty ............................................................    57
   Foreclosure ...........................................................    57
   Bankruptcy Laws .......................................................    60
   Environmental Considerations ..........................................    63
   Due-on-Sale and Due-on-Encumbrance
     Provisions ..........................................................    65
   Junior Liens; Rights of Holders of
     Senior Liens ........................................................    65
   Subordinate Financing .................................................    65
   Default Interest and Limitations on
     Prepayments .........................................................    66
   Applicability of Usury Laws ...........................................    66
   Certain Laws and Regulations ..........................................    66
   Americans with Disabilities Act .......................................    67
   Soldiers' and Sailors' Civil Relief Act
     of 1940 .............................................................    67
   Forfeitures in Drug and RICO Proceedings ..............................    67
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ..........................................................    68
FEDERAL INCOME TAX CONSEQUENCES FOR
   REMIC CERTIFICATES ....................................................    68
   Status of REMIC Certificates ..........................................    68
   Qualification as a REMIC ..............................................    69
   Taxation of Regular Certificates ......................................    71
   Taxation of Residual Certificates .....................................    77
   Taxes That May Be Imposed on the
     REMIC Pool ..........................................................    84
   Liquidation of the REMIC Pool .........................................    84
   Administrative Matters ................................................    85
   Limitations on Deduction of Certain
     Expenses ............................................................    85
   Taxation of Certain Foreign Investors .................................    85
   Backup Withholding ....................................................    86
   Reporting Requirements ................................................    87
FEDERAL INCOME TAX CONSEQUENCES FOR
   CERTIFICATES AS TO WHICH NO REMIC
   ELECTION IS MADE ......................................................    87
   Standard Certificates .................................................    87
   Stripped Certificates .................................................    90
   Reporting Requirements and Backup Withholding..........................    93
   Taxation of Certain Foreign Investors..................................    93
STATE AND OTHER TAX CONSEQUENCES .........................................    93
CERTAIN ERISA CONSIDERATIONS .............................................    94
   General ...............................................................    94
   Plan Asset Regulations ................................................    94
   Prohibited Transaction Exemptions .....................................    95
   Tax Exempt Investors ..................................................    98
LEGAL INVESTMENT .........................................................    98
USE OF PROCEEDS ..........................................................    99
METHOD OF DISTRIBUTION ...................................................   100
LEGAL MATTERS ............................................................   101
FINANCIAL INFORMATION ....................................................   101
RATING ...................................................................   101
INDEX OF PRINCIPAL TERMS .................................................   102

                              SUMMARY OF PROSPECTUS

The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED ...............  Mortgage pass-through certificates, issuable in series.

DEPOSITOR ........................  Deutsche Mortgage & Asset Receiving
                                    Corporation, a Delaware corporation. See
                                    "The Depositor."

TRUSTEE ..........................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                    Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee."

MASTER SERVICER ..................  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master
                                    Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

SPECIAL SERVICER .................  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special
                                    Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling
                                    Agreements--Collection and Other Servicing
                                    Procedures."

MBS ADMINISTRATOR ................  If a Trust Fund includes MBS, then the entity responsible for administering such
                                    MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager."

REMIC ADMINISTRATOR ..............  The person (the "REMIC Administrator")
                                    responsible for the various tax-related
                                    administration duties for a series of
                                    Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. See "Description of the Pooling
                                    Agreements--Certain Matters Regarding the
                                    Master Servicer, the Special Servicer, the
                                    REMIC Administrator and the Depositor."

THE MORTGAGE ASSETS ..............  The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage
                                    Assets with respect to each series of
                                    Certificates will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties (each, a "Multifamily Property") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                                    As and to the extent described in the
                                    related Prospectus Supplement, a Mortgage
                                    Loan (i) may provide for no accrual of
                                    interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans."

                                    If any Mortgage Loan, or group of related
                                    Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements."

                                    If and to the extent specified in the
                                    related Prospectus Supplement, the Mortgage
                                    Assets with respect to a series of
                                    Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively,
                                    "MBS"), that evidence an
                                    interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS."

THE CERTIFICATES .................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                    As described in the related Prospectus
                                    Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                    (i) are senior (collectively, "Senior
                                    Certificates") or subordinate (collectively,
                                    "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distribu- tions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                    If so specified in the related Prospectus
                                    Supplement, a series of Certificates may include one or more "Controlled Amortization Classes," which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates."

                                    Each class of Certificates, other than
                                    certain classes of Stripped Interest
                                    Certificates and certain classes of Residual
                                    Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                    If so specified in the related Prospectus
                                    Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets."

DISTRIBUTIONS OF INTEREST
ON THE CERTIFICATES ..............  Interest on each class of Offered
                                    Certificates (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                    Certificateholders as provided in the
                                    related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates," "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" and "Description of the
                                    Certificates--Distributions of Interest on the Certificates."

DISTRIBUTIONS OF PRINCIPAL
OF THE CERTIFICATES ..............  Each class of Certificates of each series
                                    (other than certain classes of Stripped
                                    Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates."

CREDIT SUPPORT AND
CASH FLOW AGREEMENTS .............  If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations,"
                                    "Description of the Trust Funds--Credit
                                    Support" and "--Cash Flow Agreements" and
                                    "Description of Credit Support."

ADVANCES .........................  If and to the extent provided in the related
                                    Prospectus Supplement, if a Trust Fund
                                    includes Mortgage Loans, the Master
                                    Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates--Advances in Respect of Delinquencies." If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION .............  If so specified in the related Prospectus
                                    Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

REGISTRATION OF BOOK-ENTRY
CERTIFICATES .....................  If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates of such series will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry Certificates will be initially represented by one or more global Certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry Certificates will be entitled to receive definitive Certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates--Book-Entry Registration and
                                    Definitive Certificates."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES .....................  The Certificates of each series will constitute or evidence ownership of either
                                    (i) "regular interests" ("Regular
                                    Certificates") and "residual interests"
                                    ("Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS .............  Fiduciaries of employee benefit plans and certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT .................  The Offered Certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their legal advisors to determine the suitability and consequences of the purchase, ownership, and sale of the Offered Certificates. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ...........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


LIMITED LIQUIDITY OF OFFERED CERTIFICATES

     GENERAL. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

     LACK OF A SECONDARY MARKET. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     LIMITED NATURE OF ONGOING INFORMATION. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     SENSITIVITY TO FLUCTUATIONS IN PREVAILING INTEREST RATES. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


CREDIT SUPPORT LIMITATIONS

     LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

     DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Subordinate Certificates. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     LIMITATIONS REGARDING THE AMOUNT OF CREDIT SUPPORT. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable withrespect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations."


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating."


CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     GENERAL. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans."

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans." Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more Cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the Cooperative. Further, a Mortgage Loan secured by Cooperative shares is subordinate to the mortgage, if any, on the Cooperative apartment building.

     The economic performance of Mortgage Loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels), construction of competing hotels or resorts, continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives, deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel, and changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Master Servicer or Special Servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     LIMITED RECOURSE NATURE OF THE MORTGAGE LOANS. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation."

     LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance.

Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available Mortgage Rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     LENDER DIFFICULTY IN COLLECTING RENTS UPON THE DEFAULT AND/OR BANKRUPTCY OF BORROWER. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

     LIMITATIONS ON ENFORCEABILITY OF DUE-ON-SALE AND DEBT-ACCELERATION CLAUSES. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     RISK OF LIABILITY ARISING FROM ENVIRONMENTAL CONDITIONS. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the Mortgaged Property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of Mortgaged Properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     LACK OF INSURANCE COVERAGE FOR CERTAIN SPECIAL HAZARD LOSSES. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies."

     RISKS OF GEOGRAPHIC CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "Certain ERISA Considerations."


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of Certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates." Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of Certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Taxation of Regular Certificates."


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the Mortgaged Property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the Mortgaged Property is less than the principal balance of the Mortgage Loan it secures, the court may prevent a lender from foreclosing on the Mortgaged Property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the Mortgaged Property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may grant a debtor a reasonable time to cure a payment default on a Mortgage Loan, reduce monthly payments due under a Mortgage Loan, change the Mortgage Rate, or otherwise alter the Mortgage Loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the Mortgaged Property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of Book-Entry Certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations the liquidity of Book-Entry Certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates, your ability to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the Certificates, may be limited due to lack of a physical security representing the Certificates, your access to information regarding the Certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time, and you may experience some delay in receiving distributions of interest and principal on your Certificates because distributions will be made by the Trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General."


TERMINATION

     If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets by a specified percentage, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets, together with interest thereon, sold and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination."


RISKS ASSOCIATED WITH MULTIFAMILY PROPERTIES

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or in increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.


RISKS ASSOCIATED WITH RETAIL PROPERTIES

     The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Retail Properties that are not "anchored" have traditionally been perceived to be more risky than "anchored" Retail Properties. See "Mortgage Loans -- Mortgage Loans Secured by Retail Properties" herein. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through Internet websites, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     GENERAL. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (each, a "Mortgaged Property") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. However, neither restaurants nor health care-related facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdic- tions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

     MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTIES. Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosures of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statues for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES. Significant factors determining the value of Retail Properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a Retail Property is "anchored" or "unanchored" is also an important distinction. Retail Properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel Properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.


MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or
(iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) either (i) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, may be derived from the Depositor's (or an affiliate's) unsold allotments from the Depositor (or an affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,
(vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements," and (x) the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the Prospectus Supplement for a series of Certificates, a Trust Fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The Prospectus Supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

     The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account."


CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged

Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or
(ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     NEGATIVE AMORTIZATION. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.


                                  THE DEPOSITOR

     The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The Depositor is not an affiliate of Deutsche Bank AG. The principal executive offices of the Depositor are located at One International Place, Room 520, Boston,

Massachusetts 02110. Its telephone number is (617) 951-7690. The Depositor's capitalization is nominal. All of the shares of capital stock of the Depositor are held by The Deutsche Mortgage & Asset Receiving Trust, a Massachusetts charitable lead trust (the "DMARC Trust") formed by J H Management Corporation and J H Holdings Corporation, both of which are Massachusetts corporations. J H Holdings Corporation is the trustee of the DMARC Trust, which holds no assets other than the stock of the Depositor. All of the stock of J H Holdings Corporation and of J H Management Corporation is held by the 1960 Trust, an independent charitable organization qualified under Section 501(c)(3) of the Code, and operated for the benefit of a Massachusetts charitable institution.

     None of the Depositor, J H Management Corporation, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the Certificates of any series.


                                DEUTSCHE BANK AG

     It is anticipated that the assets conveyed to the Trust Fund by the Depositor will have been acquired by the Depositor from Deutsche Bank AG or an affiliate thereof. Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the "Deutsche Bank Group") consisting of commercial banks, investment banking and fund management companies, mortgage banks and property finance companies, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group employs over 74,000 staff members at more than 2,400 branches and offices around the world.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or

Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, if they are participants in DTC.


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through

Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual

Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support."


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a

"clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.


                      DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the


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

related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not


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

address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial


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

statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to


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

advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.


SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."


CERTIFICATE ACCOUNT

     GENERAL. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other investment grade obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Such Permitted Investments include federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements, certain United States dollar-denominated commercial paper, units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each Rating Agency. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     DEPOSITS. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts received on or in respect of the Mortgage Loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause
(iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special

Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and
(iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion


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thereof) to fail to qualify as a REMIC under the Code at any time that any
Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special


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

Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it;
(ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and


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

proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.


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

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or


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

any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required,


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

to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,
(iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or
(B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or any other change, provided that such action will not adversely affect


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

in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


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

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.


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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations."


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.


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LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each


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such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the Trust Fund or investors in the Certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related Prospectus Supplement.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds--Mortgage Loans." If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt


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typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws."


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in


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payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the


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acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the


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redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     LEASEHOLD CONSIDERATIONS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     COOPERATIVE SHARES. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to


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the shares. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those


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remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.


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     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,


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manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


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     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     ENVIRONMENTAL SITE ASSESSMENTS. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the


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regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the related Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.


SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA,


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alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is


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based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective


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treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Mortgage Loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is


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reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware,


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however, that the Conference Committee Report to the Tax Reform Act of 1986 (the
"1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

GENERAL

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire


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term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included


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in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is


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determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


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DEFERRED INTEREST

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds


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such Regular Certificate as a "capital asset" within the meaning of Code Section
1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate


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

were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TREATMENT OF LOSSES

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


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

TAXATION OF RESIDUAL CERTIFICATES

TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.


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

BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     DEFERRED INTEREST. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner


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similar to the Deferred Interest that accrues with respect to Regular
Certificates as described above under "Taxation of Regular
Certificates--Deferred Interest."

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined


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below under "Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.


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

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity) and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax


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liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in clauses
(i)-(iii) above as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest;

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b)  (i)   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.


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

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

     The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


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

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


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ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006-2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax,


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provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS issued final regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. For example, these regulations will require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who


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effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

GENERAL

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any),


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prepayment fees, assumption fees, and late payment charges received by the
Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006-2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

TAX STATUS

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are


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applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an


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arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.


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

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section


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856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such
Mortgage Loans qualify for such treatment.

TAXATION OF STRIPPED CERTIFICATES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain theshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


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

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate will increase to 30% after 2010) backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard


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Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.


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PLAN ASSET REGULATIONS

     Certain transactions involving the Trust Fund, including a Plan's investment in Offered Certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related Trust Fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA, Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the Trust Fund, including the Mortgage Asset Loans and the other assets held in the Trust Fund, may also be deemed to be Plan Assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset


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Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.


PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche Bank AG, New York Branch ("DBNY")and to a predecessor to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies"). Third, the Trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Residual Certificates or any Certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account"

(as such term is defined in PTCE 95-60); (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

     The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such Certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a Certificate (other than an ERISA Restricted Certificate, Residual Certificate or any Certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption or one of the Class Exemptions would be satisfied and (b) the Certificate constitutes a "certificate" for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the Certificates described herein.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income."


                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of


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

Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervi- sion (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1,

1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     All or part of any class of Offered Certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such Offered Certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this Prospectus and a prospectus supplement.

     As to any series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP.


                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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

                            INDEX OF PRINCIPAL TERMS

1986 Act .................................................................    75
1998 Policy Statement ....................................................   104
Accrual Certificates .....................................................     4
Accrued Certificate Interest .............................................    34
Act ......................................................................    67
ADA ......................................................................    70
ARM Loans ................................................................    23
Available Distribution Amount ............................................    33
Bankruptcy Code ..........................................................    64
Book-Entry Certificates ..................................................    33
Call Risk ................................................................    10
Cash Flow Agreement ......................................................     6
CERCLA ...................................................................    67
Certificate Account ......................................................    26
Certificate Balance ......................................................     4
Certificate Owner ........................................................    39
Certificates .............................................................     i
Code .....................................................................  7,72
Commercial Properties ....................................................  1,20
Commission ...............................................................   iii
Companion Class ..........................................................    35
Condemnation Proceeds ....................................................    46
Controlled Amortization Class ............................................    35
Controlled Amortization Classes ..........................................     3
Cooperatives .............................................................    20
CPR ......................................................................    29
Credit Support ...........................................................     5
Cut-off Date .............................................................  5,35
DBNY .....................................................................   101
DBSI .....................................................................   101
Debt Service Coverage Ratio ..............................................    21
Definitive Certificates ..................................................    33
Depositor ................................................................     i
Determination Date ....................................................... 27,33
Deutsche Bank Group ......................................................    32
Disqualified Organization ................................................    86
Distribution Date ........................................................     4
Distribution Date Statement ..............................................    36
DMARC Trustv .............................................................    32
DOL ......................................................................    99
DTC ...................................................................... iv,38
DTC Participants .........................................................    39
Due Dates ................................................................    22
Due Period ...............................................................    27
Equity Participation .....................................................    23
ERISA ....................................................................  7,99
ERISA Plans ..............................................................    99
Excess Funds .............................................................    31
Exchange Act .............................................................    iv
Exemption ................................................................   101
Exemption Rating Agencies ................................................   101
Extension Risk ...........................................................    10
FAMC .....................................................................    25
FHLMC ....................................................................    25
Financial Intermediary ...................................................    39
FNMA .....................................................................    25
Garn Act .................................................................    68
GNMA .....................................................................    25
Grantor Trust Certificates ...............................................     7
Insurance Proceeds .......................................................    46
IRS ......................................................................    48
Letter of Credit Bank ....................................................    58
Liquidation Proceeds .....................................................    46
Loan-to-Value Ratio ......................................................    22
Lock-out Date ............................................................    23
Lock-out Period ..........................................................    23
Manager ..................................................................     1
Master Servicer ..........................................................     1
MBS ......................................................................i,2,20
MBS Administrator ........................................................     1
MBS Agreement ............................................................    25
MBS Issuer ...............................................................    25
MBS Servicer .............................................................    25
MBS Trustee ..............................................................    25
Mortgage Asset Pool ......................................................     i
Mortgage Asset Seller ....................................................    20
Mortgage Assets ..........................................................  i,20
Mortgage Loans ...........................................................i,1,20
Mortgage Notes ...........................................................    20
Mortgage Rate ............................................................     2
Mortgaged Property .......................................................    20
Mortgages ................................................................    20
Multifamily Properties ...................................................    20
Multifamily Property .....................................................     1
Net Leases ...............................................................    22
Net Operating Income .....................................................    21
Non-U.S. Person ..........................................................    91
Nonrecoverable Advance ...................................................    36
Notional Amount ..........................................................     4
OCC ......................................................................   104
Offered Certificates .....................................................     i
OID Regulations ..........................................................    75
Original Issue Discount ..................................................    78
Originator ...............................................................    20
parties in interest ......................................................    99
Pass-Through Entity ......................................................    85
Pass-Through Rate ........................................................     4
Percentage Interest ......................................................    33

Permitted Investments ....................................................    45
Plan Asset Regulations ...................................................   100
Pooling Agreement ........................................................     3
Prepayment Assumption ....................................................    76
Prepayment Interest Shortfall ............................................    27
Prepayment Premium .......................................................    23
Prospectus Supplement ....................................................     i
Purchase Price ...........................................................    42
Random Lot Certificates ..................................................    75
Rating Agency ............................................................     7
Record Date ..............................................................    33
Regular Certificateholder ................................................    75
Regular Certificates .....................................................     7
Related Proceeds .........................................................    36
Relief Act ...............................................................    71
REMIC ....................................................................    ii
REMIC Administrator ...................................................... iii,1
REMIC Certificates .......................................................    72
REMIC Pool ...............................................................    72
REMIC Regulations ........................................................    72
REO Property .............................................................    43
Residual Certificateholders ..............................................    82
Residual Certificates ....................................................     7
Restricted Group .........................................................   101
Retail Property ..........................................................  2,20
Senior Certificates ......................................................     3
Senior Liens .............................................................    20
Service ..................................................................    74
SMMEA ....................................................................     7
SPA ......................................................................    29
Special Servicer .........................................................     1
Standard Certificateholder ...............................................    92
Standard Certificates ....................................................    92
Startup Day ..............................................................    73
Stripped Certificateholder ...............................................    97
Stripped Certificates ....................................................    93
Stripped Interest Certificates ...........................................     3
Stripped Principal Certificates ..........................................     3
Sub-Servicer .............................................................    45
Sub-Servicing Agreement ..................................................    45
Subordinate Certificates .................................................     3
Tax Exempt Investor ......................................................   103
Tax Favored Plans ........................................................    99
Title V ..................................................................    70
Treasury .................................................................    72
Trust Assets .............................................................   iii
Trust Fund ...............................................................     i
Trustee ..................................................................     1
U.S. Person ..............................................................    87
UBTI .....................................................................   103
UCC ......................................................................    60
Underwriter ..............................................................   101
Value ....................................................................    22
Voting Rights ............................................................    38
Warranting Party .........................................................    42

This diskette relates to the Prospectus Supplement in regard to the COMM 2003-LNB1, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire Prospectus Supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the Prospectus
Supplement. Any information contained on this diskette will be more fully described elsewhere in the Prospectus Supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the Prospectus Supplement.

"ANNEX A COMM 2003-LNB1.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Appendix A, as well as certain Mortgage Loan and Mortgaged Property information shown in Appendix A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------------
* Microsoft is a registered trademark of Microsoft Corporation.

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     NO  DEALER,   SALESPERSON  OR  OTHER  PERSON  IS  AUTHORIZED  TO  GIVE  ANY
INFORMATION  OR TO REPRESENT  ANYTHING  NOT  CONTAINED  IN THIS  PROSPECTUS  AND
PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                       ---------------------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Executive Summary ....................................................    S-4
Summary of the Prospectus Supplement .................................    S-7
Risk Factors .........................................................   S-24
Description of the Mortgage Pool .....................................   S-51
Description of the Offered Certificates ..............................  S-110
Yield and Maturity Considerations ....................................  S-129
The Pooling and Servicing Agreement ..................................  S-137
Use of Proceeds ......................................................  S-173
Certain Federal Income Tax Consequences ..............................  S-173
ERISA Considerations .................................................  S-175
Legal Investment .....................................................  S-177
Method of Distribution ...............................................  S-177
Legal Matters ........................................................  S-178
Ratings ..............................................................  S-178
Index of Principal Terms .............................................  S-180

     Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





================================================================================



================================================================================



                                  $580,872,000
                                  (APPROXIMATE)




                            DEUTSCHE BANK SECURITIES
                              ABN AMRO INCORPORATED
                         BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN
                               MERRILL LYNCH & CO.




                                 COMM 2003-LNB1




                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES



                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------




                                  JUNE __, 2003




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